As filed with the Securities and Exchange Commission on July 7, 1998
                                                      Registration No. 333-45233



                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549



                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                                     FORM S-11
                              REGISTRATION STATEMENT
                                       Under
                            The Securities Act of 1933





                           INLAND REAL ESTATE CORPORATION
         (Exact name of registrant as specified in governing instruments)


                                2901 Butterfield Road
                              Oak Brook, Illinois  60523
                      (Address of principal executive offices)




                                 Robert H. Baum, Esq.
                           Inland Real Estate Corporation
                                2901 Butterfield Road
                             Oak Brook, Illinois  60523
                       (Name and address of agent for service)





                                    With a copy to:
                               Michael J. Choate, Esq.
                               Shefsky & Froelich Ltd.
                              444 North Michigan Avenue
                                     Suite 2500
                              Chicago, Illinois  60611





                            Inland Real Estate Corporation
                                  Sticker Supplement


Supplement No. 8 to the Company's Prospectus supersedes each of the previous supplements filed by the Company, discloses information regarding recently completed acquisitions by the Company and updates certain information in sections of the Prospectus headed "Investment Objectives and Policies", "Real Property Investments", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Plan of Distribution." In addition, this Supplement No. 8 also supplements the financial statements included in the Prospectus. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                                 Plan of Distribution

The Company commenced the Offering on April 7, 1998. As of June 30, 1998, the Company had accepted subscriptions for 5,751,948 shares ($59,763,913 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee). Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer-manager of the Offering and is entitled to receive selling commissions and certain other fees, as referenced in the Prospectus. As of June 30, 1998, these commissions and fees totaled $6,010,785. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services, as described more fully in the Prospectus.

                                   SUPPLEMENT NO. 8
                                  DATED JULY 7, 1998
                        TO THE PROSPECTUS DATED APRIL 7, 1998
                          OF INLAND REAL ESTATE CORPORATION


This Supplement No. 8 is provided for the purpose of supplementing the Prospectus dated April 7, 1998 of Inland Real Estate Corporation (the "Company"), as previously supplemented by Supplement No. 7 dated June 25, 1998, Supplement No. 6 dated June 16, 1998, Supplement No. 5 dated May 26, 1998, Supplement No. 4 dated May 5, 1998, Supplement No. 3 dated April 27, 1998, Supplement No. 2 dated April 21, 1998 and Supplement No. 1 dated April 9, 1998. This Supplement No. 8 supersedes each of these supplements and discloses information regarding recently completed acquisitions by the Company and updates certain information in sections of the Prospectus headed "Investment Objectives and Policies," "Real Property Investments," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Plan of Distribution," and "Experts." This Supplement No. 8 also supplements the financial statements included in the Prospectus. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                       INVESTMENT OBJECTIVES AND POLICIES

The Company's Board approved an increase in Distributions from $.87 per Share per annum, paid monthly, to $.88 per Share per annum, paid monthly, for Distributions declared and payable beginning after June 1, 1998.

                            REAL PROPERTY INVESTMENTS

Bergen Plaza, Oakdale, Minnesota

On April 16, 1998, the Company acquired the entire fee simple interest in a Community Center located at 7101 10th Street North in Oakdale, Minnesota known as "Bergen Plaza" from Bergen Investments L.L.C., an unaffiliated third party, for approximately $17,247,680 less a credit of $225,000 for anticipated roof and parking lot repairs (approximately $63.74 per square foot). The purchase price was funded using cash and cash equivalents. The Company believes that the purchase price was fair and reasonable based on, among other things, an appraisal received by the Company and presented to the Company's board of directors.

Bergen Plaza, built in 1978 and expanded in 1988 through 1990, is a multi-tenant retail center complex consisting of five buildings aggregating 270,283 leasable square feet. As of June 30, 1998, Bergen Plaza was 98% leased (100% leased if the master lease, which lasts for 24 months, is considered). In evaluating Bergen Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the center are comparable to market rates. The Company believes that the center is located within a vibrant economic area and that the grocery anchor tenant, Rainbow Foods, enhances its first acquisition in the Minnesota market. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company anticipates spending approximately $225,000 for roof and parking lot repairs to Bergen Plaza over the next few years. The Company received a credit at closing of approximately $225,000 toward these costs.

The table below sets forth certain information with respect to the occupancy rate at Bergen Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per leasable square foot:





                                 Occupancy Rate
                                      as of                 Effective
                                  December 31,             Annual Rent
        Year Ending               of Each Year       Per Leasable Square Ft
       December 31,                   (%)                      ($)
       ------------               ------------          -----------------

           1997                      98                        6.47
           1996                      93                        6.46
           1995                      97                        6.09
           1994                      96                        6.20
           1993                      94                        6.30



Two tenants lease more than 10% of the total gross leasable area of the property: Rainbow Foods, a grocery store, and Kmart, a discount department store. The leases with these tenants require each of them to pay base annual rent on a monthly basis as follows:


                                       2


                                           Base Rent
                                          Per Square
                    Approx.                 Foot Per
                      GLA      % of Total    Annum     Lease Term
  Lessee            Leased       GLA          ($)       Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

Rainbow Foods       64,189       24          6.20       Currently    07/31/09
  Option 1                                   6.20       08/01/09     07/31/24

Kmart               87,680       32          3.14       Currently    10/31/04


For federal income tax purposes, the Company's depreciable basis in Bergen Plaza is approximately $13,000,000. Depreciation expense, for tax purposes, is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes paid in 1997 for the 1997 tax year (the most recent tax year for which information is available) were $751,354. The real estate taxes were calculated by multiplying the taxable market value by a tax rate of 5.892%.

On June 30, 1998, a total of 265,084 square feet was leased to thirty-eight tenants at Bergen Plaza. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Community
Center:



                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------

Rainbow Foods       64,189      07/09    1/15 yr.      397,968          6.20
Kmart               87,680      10/04        -         275,315          3.14
Burger King          3,100      06/09        -          73,067         23.57
Big Top Liquors      7,200      10/99        -          58,968          8.19
Hunan Garden
  Restaurant         4,050      09/99     1/5 yr.       36,450          9.00
Carpet Mart          4,800      11/02        -          24,000          5.00
True Value Hardware  3,777      01/07    1/10 yr.       12,000          3.18
Petco               19,513      04/06    1/10 yr.      107,321          5.50
Classroom
  Connections        4,200      07/99        -          37,800          9.00



                                       3




                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------

Grand Tan            2,437      01/99        -          24,370         10.00
Bubbles Ultra
  Cleaning           1,600      09/00        -          17,600         11.00
Pack 'N Mail         1,600      09/99        -          12,960          8.10
Outlaw's R.C. World  1,600      07/01        -          17,600         11.00
One Hour
  Martinizing        1,600      07/99        -          20,000         12.50
Streg Hair Design    1,600      12/99        -          19,200         12.00
P.J. Sportsbar       3,002      08/01        -          31,521         10.50
Bon Jons Flowers     2,000      02/00     1/5 yr.       18,000          9.00
Pioneer Credit
  Union              5,881      01/06    1/10 yr.       41,994          7.14
Rack 'em Up
  Billiards          5,592      02/99        -          44,736          8.00
Jo Bridal & Tuxedo   3,118      05/02        -          32,739         10.50
First Nail             528      07/99     1/3 yr.        6,336         12.00
Fan Man              1,400      11/98        -          11,200          8.00
Ideas for Framing    1,400      09/99        -          14,420         10.30
Gourmet Coffee       1,400      09/98        -          15,400         11.00
Little Caesar's
  Pizza              1,392      12/99    1/10 yr.       13,920         10.00
Groe One-hour Photo  1,500      04/03        -          18,756         12.50
Great Clips          1,200      10/99        -          16,800         14.00
Bartlett
  Chiropratic          900      01/00        -          13,500         15.00
Western State Bank   3,200      07/03     1/9 yr.       36,800         11.50
Dr. Coyle Pet
  Clinic             1,384      06/99        -          16,608         12.00
Smokers Haven        1,045      03/00     1/3 yr.       16,719         16.00
Cousins Submarine
  Sandwich           2,052      04/02     1/7 yr.       20,520         10.00
Cost Cutters         1,200      09/02        -          18,000         15.00




                                       4



                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------

Oakdale Optical      1,200      05/02        -          15,120         12.60
Blockbuster Video    6,615      05/02    1/10 yr.       85,983         13.00
Dr. Timm, D.D.S.     1,000      08/99        -          17,000         17.00
Miniapple
  Montessori         4,824      05/02        -          64,786         13.43
Erik's Bike Shop     4,305      05/03        -          34,440          8.00
Vacant               5,199





                                                              Average     Percent of    Percent of
                                                             Base Rent       Total      Annual Base
                          Approx.      Base        Total     Per Square    Building      GLA Rent
                            GLA       Rent of      Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases      Leases      Rent (1)     Leases        Leases       Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          3         6,000      63,400      1,780,215     10.57         2.22          3.56

   1999         14        35,183     339,568      1,722,415      9.65        13.02         19.71

   2000          4         5,545      65,820      1,392,462     11.87         2.05          4.73

   2001          2         4,602      51,521      1,336,245     11.20         1.70          3.86

   2002          7        23,809     320,650      1,296,096     13.47         8.81         24.74

   2003          2         5,805      53,190        975,446      9.16         2.15          5.45

   2004          1        87,680     275,312        922,256      3.14        32.40         29.85

   2005          -          -           -           646,941       -            -             -

   2006          2        25,394     149,312        646,941      5.88         9.38         23.08




                                       5



                                                              Average     Percent of    Percent of
                                                             Base Rent       Total      Annual Base
                          Approx.      Base        Total     Per Square    Building      GLA Rent
                            GLA       Rent of      Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases      Leases      Rent (1)     Leases        Leases       Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------
   2007          1         3,777      26,590        497,629      7.04         1.40          5.34


(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates existing at the time of releasing.







The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Bergen Plaza property, as of February 20, 1998, of $17,770,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

High Point Centre, Madison, Wisconsin

On April 24, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 7475 Mineral Point Road in Madison, Wisconsin known as "High Point Centre" from The Gialamas Company, an unaffiliated third party, for approximately $10,354,000 (approximately $119.73 per square foot). The purchase price was funded using cash and cash equivalents. The Company believes that the purchase price was fair and reasonable based on, among other things, an appraisal received by the Company and presented to the Company's board of directors.


High Point Centre, built in 1984, is a one-story, multi-tenant retail facility containing 86,204 leasable square feet. As of June 30, 1998, High Point Centre was 97% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating High Point Centre as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the center are comparable to market rates. The Company believes High Point Centre, which is adjacent to a regional mall, is strategically located in the newest and fastest growing sector of the metro Madison area. This mall area, along with High Point Centre, has long enjoyed high occupancy rates. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to High Point Centre over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid for by the tenants pursuant to the terms of the existing leases.


                                       6



The table below sets forth certain information with respect to the occupancy rate at High Point Centre expressed as a percentage of total gross leasable area and the average effective annual base rent per leasable square foot:



                                                        Effective Annual
                               Occupancy Rate as of      Rental Rate Per
                                  December 31,           Leasable Square
        Year Ending               of Each Year                 Ft
       December 31,                   (%)                      ($)
       ------------               ------------          -----------------

           1997                        99                     11.46
           1996                        97                     11.42
           1995                        97                     11.07
           1994                       100                     10.75
           1993                       100                     10.43



One tenant leases more than 10% of the total gross leasable area of the property: Pier 1 Imports, a home furnishing store. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                                           Per Square
                Approx. GLA   % of Total    Foot Per    Lease Term
Lessee            Leased         GLA         Annum      Beginning        To
                                              ($)
-----------     -----------  ------------  ----------   -----------  ----------

Pier 1 Imports    8,976           10          15.25       Current     02/28/00
                                              17.25       03/01/00    02/28/05

For federal income tax purposes, the Company's depreciable basis in High Point Centre is approximately $7,800,000. Depreciation expense, for tax purposes, is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes payable in 1998 for the tax year ended 1997 (the most recent tax year for which information is available) will be $147,561. The real estate taxes were calculated by multiplying the assessed value by a tax rate of 2.7415%.

On June 30, 1998, a total of 83,661 square feet was leased to twenty-seven tenants at High Point Centre. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center:



                                       7






                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------

Pier 1 Imports       8,976      02/05        -         136,884         15.25
Paper Heaven         3,760      06/99        -          47,000         12.50
Catura's Gallery     1,754      06/00     1/3 yr.       21,925         12.50
Hong Kong Cafe       2,862      08/04     3/5 yr.       40,068         14.00
Suiters Ltd.         2,608      03/01     3/5 yr.       28,688         11.00
TQ Diamonds          1,512      04/00        -          21,213         14.03
Easycuts             1,800      04/01        -          27,450         15.25
Pilgrim Cleaners     2,800      09/04        -          42,700         15.25
Inches A Weigh       1,668      04/01     1/5 yr.       20,850         12.50
Cottonwood Futons    2,000      06/99     2/5 yr.       27,000         13.50
Total Awards         4,650      06/01     2/5 yr.       46,500         10.00
Dimaggio Design      6,360      03/00     2/5 yr.       61,756          9.71
American Paging      3,336      01/00     2/5 yr.       53,042         15.90
Frugal Muse Books    6,100      09/04        -          73,200         12.00
Salon 2000           7,525      10/06     3/5 yr.       86,538         11.50
Rundell's Mens Wear  2,682      11/98        -          34,866         13.00
Computer Renaissance 2,308      12/99     1/5 yr.       31,158         13.50
A A Tailors            600      06/00        -           7,416         12.36



                                       8



                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------

Madison Outfitters   1,450      08/00     2/3 yr.       17,400         12.00
Cobbler Shop         1,512      09/99     2/5 yr.       20,412         13.50
Garden Market        2,350      05/02        -          26,438         11.25
Nevada Bobs          4,758      02/07     1/5 yr.       64,870         13.00
A & W Gold Foods     2,850      12/00     3/5 yr.       23,997          8.42
Angels for all
  Reasons            1,150      08/99        -          11,500         10.00
Avco Financial
  Services           1,710      10/02     1/5 yr.       22,230         13.00
California Closets   1,300      10/99        -          16,900         13.00
Exclusive Co.        3,280      06/01     1/5 yr.       43,985         13.41
Vacant               2,543










                                       9







                                                              Average     Percent of    Percent of
                                                             Base Rent       Total      Annual Base
                          Approx.      Base        Total     Per Square    Building      GLA Rent
                            GLA       Rent of      Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases      Leases      Rent (1)     Leases        Leases       Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          1        2,682       34,866      1,500,680     13.00         3.11          3.32

   1999          6       12,030      157,455      1,041,888     13.09        13.96         15.11

   2000          7       17,862      223,438        916,239     12.51        20.72         24.39

   2001          5       14,006      188,345        731,269     13.45        16.25         25.76

   2002          2        4,060       50,430        555,651     12.42         4.71          9.08

   2003          -         -            -           517,359       -            -             -

   2004          3       11,762      188,204        529,498     16.00        13.64         35.54

   2005          1        8,796      154,836        347,551     17.25        10.41         44.55

   2006          1        7,525      116,638        198,973     15.50         8.73         58.62

   2007          1        4,990       84,830         84,830     17.00         5.52        100.00


(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates existing at the time of releasing.







The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for High Point Centre, as of April 15, 1998, of $10,400,000. Appraisals are estimates of value and should not be relied on as A measure of true worth or realizable value.

Western & Howard, Chicago, Illinois

On April 29, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 2357 West Howard in Chicago, Illinois known as "Western & Howard" from Michael Tansey, an unaffiliated third party, for approximately $1,913,000 (approximately $149.64 per square foot). The purchase price was funded using cash and cash equivalents. The Company believes that the purchase price was fair and reasonable based on, among other things, an appraisal received by the Company and presented to the Company's board of directors.

                                       10




Western & Howard, built in 1985, is a one-story, multi-tenant retail facility containing 12,784 leasable square feet. As of June 30, 1998, Western & Howard was 100% leased. In evaluating Western & Howard as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, the fact that overall rental rates at the center are comparable to market rates and occupancy including the fact that all three of the entities leasing space at the center are "national tenants" and have leased space at the center since the center's opening. The remaining lease terms range from three to seven years. The Company's management believes that the center is located within a highly populated and vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to Western & Howard over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid for by the tenants pursuant to the terms of the existing leases.

The table below sets forth certain information with respect to the occupancy rate at Western & Howard expressed as a percentage of total gross leasable area and the average effective annual base rent per leasable square foot:




                                 Occupancy Rate
                                      as of                 Effective
                                  December 31,             Annual Rent
        Year Ending               of Each Year       Per Leasable Square Ft
       December 31,                   (%)                      ($)
       ------------               ------------          -----------------

           1997                       100                     16.45
           1996                       100                     16.89
           1995                       100                     17.01
           1994                       100                     17.01
           1993                       100                     17.01


Three tenants lease more than 10% of the total gross leasable area of the property: Super Gap, a clothing store, Payless Shoes, a discount shoe store, and Pearle Vision, an eyeglass center. The leases with these tenants require each of them to pay base annual rent on a monthly basis as follows:



                                       11








                                           Base Rent
                                          Per Square
                    Approx.                 Foot Per
                      GLA      % of Total    Annum     Lease Term
  Lessee            Leased       GLA          ($)       Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------
Super Gap            7,944       62         17.00       Currently    01/31/01
  Option 1                                  20.40       02/01/01     01/31/06

Payless Shoes        2,840       22         11.00       Currently    10/31/01

Pearle Vision        2,000       16         21.99       Currently    05/31/00
                                            26.40       06/01/00     05/31/05


For federal income tax purposes, the Company's depreciable basis in Western &
Howard   is approximately  $1,200,000.    Depreciation  expense,  for tax
purposes, is computed  using  the  straight-line  method.   Buildings and
improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes paid in 1997 for the tax year ended 1996 (the most recent tax year for which information is available) were $59,595. The real estate taxes were calculated by multiplying the assessed value by an equalizer of 2.1517% and a tax rate of 4.7265%.

On June 30, 1998, a total of 12,784 square feet was leased to three tenants at Western & Howard. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center:




                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------

Super Gap            7,944      01/01     1/5 yr.      135,048         17.00
Payless Shoes        2,840      10/01        -          31,240         11.00
Pearle Vision        2,000      05/05        -          43,980         21.99




                                       12




                                                              Average     Percent of    Percent of
                                                             Base Rent       Total      Annual Base
                          Approx.      Base        Total     Per Square    Building      GLA Rent
                            GLA       Rent of      Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases      Leases      Rent (1)     Leases        Leases       Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          -          -           -         210,268         -           -             -

   1999          -          -           -         210,268         -           -             -

   2000          -          -           -         210,268         -           -             -

   2001          2        10,784     166,288      219,088       15.42       84.4          75.9

   2002          -          -           -          52,800         -           -             -

   2003          -          -           -          52,800         -           -             -

   2004          -          -           -          52,800         -           -             -

   2005          1         2,000      52,800       52,800       26.40       15.6         100.0



(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates existing at the time of releasing.







The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Western & Howard property, as of April 3, 1998, of $1,965,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Wauconda Shopping Center, Wauconda, Illinois

On May 5, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 620 West Liberty in Wauconda, Illinois known as "Wauconda Shopping Center" from Michael Scott, an unaffiliated third party, for approximately $2,525,000 (approximately $81.04 per square foot). The purchase price was funded using cash and cash equivalents. The Company believes that the purchase price was fair and reasonable based on, among other things, an appraisal received by the Company and presented to the Company's board of directors.


Wauconda Shopping Center, built in 1988, is a one-story, multi-tenant retail facility containing 31,157 leasable square feet. As of June 30, 1998, Wauconda
Shopping Center was 100% leased.   In evaluating Wauconda Shopping Center as a
potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the center are comparable to market rates. The Company believes that the center is located within a vibrant economic area. The center's anchor tenant, Sears Hardware, is a national tenant. The Company did not consider any other factors materially relevant to the decision to acquire the property.



                                       13



The Company does not anticipate making any significant repairs and improvements to Wauconda Shopping Center over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid for by the tenants pursuant to the terms of the existing leases.

The table below sets forth certain information with respect to the occupancy rate at Wauconda Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per leasable square foot:





                                 Occupancy Rate
                                      as of                 Effective
                                  December 31,             Annual Rent
        Year Ending               of Each Year       Per Leasable Square Ft
       December 31,                   (%)                      ($)
       ------------               ------------          -----------------

           1997                       100                      8.12
           1996                       100                      7.72
           1995                       100                      6.27
           1994                        92                      7.08
           1993                       100                      7.23





Two tenants lease more than 10% of the total gross leasable area at the property: Sears Hardware, a paint and hardware store, and Spasso, Ltd., a restaurant. The leases with these tenants require each of them to pay base annual rent on a monthly basis as follows:






                                       14




                                           Base Rent
                                          Per Square
                    Approx.                 Foot Per
                      GLA      % of Total    Annum     Lease Term
  Lessee            Leased       GLA          ($)       Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------
Sears Hardware      21,600        69        6.75        Currently    09/30/01
                                            7.25        10/01/01     09/30/06
  Option 1                                  7.25        10/01/06     09/30/11

Spasso, Ltd.         4,667        15       14.28        Currently    12/31/00




For federal income tax  purposes,  the  Company's depreciable basis in Wauconda
Shopping Center is approximately $2,000,000.   Depreciation expense, for tax
purposes, is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.
Real estate taxes payable in 1998 for the tax year ended 1997 (the most recent tax year for which information is available) will be $40,120. The real estate taxes were calculated by multiplying the assessed value by a tax rate of 7.313%.

On June 30, 1998, a total of 31,157 square feet was leased to four tenants at Wauconda Shopping Center. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center:




                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------

Sears Hardware      21,600      09/06     1/5 yr.      145,800          6.75
Mr. E's Bagels       2,445      09/00     1/5 yr.       20,342          8.32
E & E Systems        2,445      12/98        -          21,149          8.65
Spasso, Ltd.         4,667      12/00        -          67,674         14.50




                                       15





                                                              Average     Percent of    Percent of
                                                             Base Rent       Total      Annual Base
                          Approx.      Base        Total     Per Square    Building      GLA Rent
                            GLA       Rent of      Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases      Leases      Rent (1)     Leases        Leases       Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          1         2,445       21,149     253,937        8.65         7.85          8.32

   1999          -          -            -        234,450         -            -             -

   2000          2         7,112       88,650     234,450       12.46        22.82         37.81

   2001          -          -            -        145,800         -            -             -

   2002          -          -            -        156,600         -            -             -

   2003          -          -            -        156,600         -            -             -

   2004          -          -            -        156,600         -            -             -

   2005          -          -            -        156,600         -            -             -

   2006          1        21,600      156,600     156,600         7.25       69.33        100.00



(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates existing at the time of releasing.







The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Wauconda Shopping Center, as of March 1, 1998, of $2,600,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Berwyn Plaza, Berwyn, Illinois

On May 15, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 6901 West Ogden Avenue in Berwyn, Illinois known as "Berwyn Plaza" from Berwyn Plaza Partnership, an unaffiliated third party, for approximately $1,837,000 (approximately $100.89 per square foot). The
purchase price was funded using cash and cash equivalents.   The Company
believes that the purchase price was fair and reasonable based on, among other things, an appraisal received by the Company and presented to the Company's board of directors.


Berwyn Plaza, built in 1983, is a one-story, multi-tenant retail facility containing 18,138 leasable square feet. As of June 30, 1998, Berwyn Plaza was 100% leased. In evaluating Berwyn Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the center are comparable to market rates. The Company believes that the center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the property.



                                       16



The Company does not anticipate making any significant repairs and improvements to Berwyn Plaza over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid for by the tenants pursuant to the terms of existing leases.

The table below sets forth certain information with respect to the occupancy rate at Berwyn Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square leasable foot:





                                 Occupancy Rate
                                      as of                 Effective
                                  December 31,             Annual Rent
        Year Ending               of Each Year       Per Leasable Square Ft
       December 31,                   (%)                      ($)
       ------------               ------------          -----------------

           1997                       100                     10.23
           1996                       100                      9.90
           1995                       100                     10.01
           1994                       100                     10.45
           1993                       100                     10.48


Two tenants lease more than 10% of the total gross leasable area of the
property: Walgreens, a drug store, and Radio Shack, an electronics store.   The
leases with these tenants require that each of them pay base annual rent on a monthly basis as follows:






                                       17




                                           Base Rent
                                          Per Square
                    Approx.                 Foot Per
                      GLA      % of Total    Annum     Lease Term
  Lessee            Leased       GLA          ($)       Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

Walgreens           13,506        74         8.51       Currently    07/31/23

Radio Shack          2,000        11        11.70       Currently    02/28/99
  Option 1                                              03/01/99     02/28/04



For federal income tax purposes, the Company's depreciable basis in Berwyn Plaza is approximately $1,400,000. Depreciation expense, for tax purposes, is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes paid in 1997 for the tax year ended 1996 (the most recent tax year for which information is available) were $106,167. The real estate taxes were calculated by multiplying the assessed value by an equalizer of 2.1517% and a tax rate of 5.667%.

On June 30, 1998, a total of 18,138 square feet was leased to five tenants at Berwyn Plaza. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center:





                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------
Walgreens           13,506      07/23        -        $114,936        $ 8.51
Radio Shack          2,000      02/99     1/5 yr.       23,400         11.70
Baskin Robbins       1,000      10/99        -          14,400         14.40
Currency Exchange      736      09/98        -          13,800         18.75
Mr. Beef               896      05/00        -          18,897         21.09





                                       18





                                                              Average     Percent of    Percent of
                                                             Base Rent       Total      Annual Base
                          Approx.      Base        Total     Per Square    Building      GLA Rent
                            GLA       Rent of      Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases      Leases      Rent (1)     Leases        Leases       Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          1          736       13,800        185,433      18.75        4.06          7.44

   1999          2        3,000       37,800        172,233      12.60       16.54         21.95

   2000          1          896       20,097        135,033      22.43        4.94         14.88

   2001-
     2007        -         -            -           114,936        -           -             -



(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates existing at the time of releasing.







The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Berwyn Plaza, as of December 10, 1997, of $1,900,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Woodland Heights Shopping Center, Streamwood, Illinois

On June 5, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 225 Irving Park Road in Streamwood, Illinois known as "Woodland Heights Shopping Center" from Woodland Heights Associates, an unaffiliated third party, for approximately $9,600,000 (approximately $79.44 per square foot). The purchase price was funded using cash and cash equivalents. The Company believes that the purchase price was fair and reasonable based on, among other things, an appraisal received by the Company and presented to the Company's board of directors.


Woodland Heights Shopping Center, built in 1956 and expanded in 1985 and renovated in 1997, is a one-story, multi-tenant retail facility containing 120,436 leasable square feet. As of June 30, 1998, Woodland Heights Shopping Center was 86% leased (100% leased if the master lease, which lasts for one year, is considered). The Company believes the space currently being master leased will be leased to new tenants prior to the termination of the master
lease.   In evaluating Woodland Heights Shopping Center as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the center are comparable to market rates. As part of an overall renovation project in 1997, the Jewel/Osco store was expanded to 60,626 square feet, a new facade and new signage was created for the other tenants, new roofing was installed throughout the center, the parking lot was resurfaced and new parking lot lighting was installed. The Company believes that the center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the property.


                                       19



The Company does not anticipate making any significant repairs and improvements to Woodland Heights Shopping Center over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid for by the tenants pursuant to the terms of existing leases.

The table below sets forth certain information with respect to the occupancy rate at Woodland Heights Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per leasable square foot:





                                 Occupancy Rate
                                      as of                 Effective
                                  December 31,             Annual Rent
        Year Ending               of Each Year       Per Leasable Square Ft
       December 31,                   (%)                      ($)
       ------------               ------------          -----------------

           1997                        86                      6.09
           1996                        87                      6.06
           1995                        86                      6.07
           1994                        95                      7.65
           1993                       100                      7.47


Two tenants lease more than 10% of the total gross leasable area of the property: Jewel Food Store, a grocery store, and the U.S. Postal Service. The leases with these tenants require each of them to pay base annual rent on a monthly basis as follows:




                                       20



                                           Base Rent
                                          Per Square
                    Approx.                 Foot Per
                      GLA      % of Total    Annum     Lease Term
  Lessee            Leased       GLA          ($)       Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------
Jewel Food Store    60,626        50        5.00        Currently    11/30/12
  Option 1                                  5.00        12/01/12     11/30/47

U.S. Postal
  Service           17,750        15        8.00        Currently    11/30 99
                                            9.00        12/01/99     11/30/04

For federal income tax purposes, the Company's depreciable basis in Woodland Heights Shopping Center is approximately $7,000,000. Depreciation expense, for tax purposes, is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes paid in 1997 for the tax year ended 1996 (the most recent tax year for which information is available) were $451,843. The real estate taxes were calculated by multiplying the assessed value by an equalizer of 2.1517% and a tax rate of 10.584%.

On June 30, 1998, a total of 103,586 square feet was leased to twelve tenants at Woodland Heights Shopping Center. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center:




                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------
U.S. Postal
  Service           17,750      11/04        -         142,000          8.00
Home to Home         1,600      10/98     1/3 yr.       21,618         13.23
                                          1/2 yr.
                                          1/3 yr.

Hollywood Video      8,000      09/07     2/5 yr.      114,000         14.25
Lifestyles           2,000      09/00     1/2 yr.       24,000         12.00
Jewel Food Store    60,626      11/12    1/35 yr.      303,130          5.00
New Horizon's
  Hair Design        2,000      12/03     1/5 yr.       28,000         14.00
Streamwood Currency
  Exchange           1,050      11/00        -          17,724         16.88



                                       21




                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------
Danny's Pizza        1,010      09/06        -          11,110         11.00
Bo Mei Restaurant    2,100      03/03        -          26,250         12.50
Woodland Cleaners    1,050      12/98     1/5 yr.       15,750         15.00
Subway               1,600      01/01     2/5 yr.       20,000         12.50
Video Galaxy         4,800      11/98        -          67,200         14.00
Vacant              16,850



                                                              Average     Percent of    Percent of
                                                             Base Rent       Total      Annual Base
                          Approx.      Base        Total     Per Square    Building      GLA Rent
                            GLA       Rent of      Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases      Leases      Rent (1)     Leases        Leases       Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          3         7,450     104,118      789,018       13.98         6.19         13.20

   1999          -          -           -         687,224         -            -             -

   2000          2         3,050      42,260      706,310       13.86         2.53          5.98

   2001          1         1,600      21,600      665,860       13.50         1.33          3.24

   2002          -          -           -         645,310         -            -             -

   2003          2         4,100      55,300      660,000       13.49         3.40          8.38

   2004          1        17,750     159,750      604,700        9.00        14.74         26.42

   2005          -          -           -         445,960         -            -             -

   2006          1         1,010      15,150      445,960       15.00          .84          3.40

   2007          1         8,000     127,680      430,810       15.96         6.64         29.64


(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates existing at the time of releasing.








The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Woodland Heights Shopping Center property, as of May 28, 1998, of $9,650,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


                                       22


Walgreens Property, Woodstock, Illinois

On June 23, 1998, the Company acquired the entire fee simple interest in a single-user retail property located at 331 N. Irving Avenue in Woodstock, Illinois known as "the Walgreens property" from Woodstock Walgreen Venture, an unaffiliated third party, for approximately $1,162,000 (approximately $73.82 per square foot). The purchase price was funded using cash and cash equivalents. The Company believes that the purchase price was fair and reasonable based on, among other things, an appraisal received by the Company and presented to the Company's board of directors.

The Walgreens property, built in 1973, is a one-story, single-user retail facility containing 15,856 leasable square feet. As of June 30, 1998, the Walgreens property was 100% leased. In evaluating the Walgreens property as a potential acquisition, the Company considered a variety of factors including location, demographics, price per square foot, occupancy and the fact that overall rental rates at the center are comparable to market rates. The Company believes that the center is located within a vibrant economic area. This property has been recently renovated to include a drive-up facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

The Company does not anticipate making any significant repairs and improvements to the Walgreens property over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid for by the tenant pursuant to the terms of the existing lease.

The table below sets forth certain information with respect to the occupancy rate at the Walgreens property expressed as a percentage of total gross leasable area and the average effective annual base rent per leasable square foot:






                                 Occupancy Rate
                                      as of                 Effective
                                  December 31,             Annual Rent
        Year Ending               of Each Year       Per Leasable Square Ft
       December 31,                   (%)                      ($)
       ------------               ------------          -----------------
           1997                       100                      6.99
           1996                       100                      6.99
           1995                       100                      6.99
           1994                       100                      6.99
           1993                       100                      6.99


                                       23




One tenant leases the total gross leasable area of the property: Walgreens, a drug store. The lease with this tenant requires it to pay base annual rent on a monthly basis as follows:





                                           Base Rent
                                          Per Square
                    Approx.                 Foot Per
                      GLA      % of Total    Annum     Lease Term
  Lessee            Leased       GLA          ($)       Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------
Walgreens           15,856       100        6.99        Current      03/31/30



For federal income tax purposes, the Company's depreciable basis in the Walgreens property is approximately $760,000. Depreciation expense, for tax purposes, is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes for this property are paid by the tenant and are not available from the seller.

On June 30, 1998, a total of 15,856 square feet was leased to one tenant at the Walgreens property. The following tables set forth certain information with respect to the amount of and expiration of the leases at this single-user retail property:





                    Approx.                           Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option        ($)             ($)
  ------          ----------    -----     ------     -----------    -----------
Walgreens           15,856      03/30        -         110,800          6.99



                                                              Average     Percent of    Percent of
                                                             Base Rent       Total      Annual Base
                          Approx.      Base        Total     Per Square    Building      GLA Rent
                            GLA       Rent of      Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases      Leases      Rent (1)     Leases        Leases       Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998-
     2007        -          -           -         110,800         -           -             -


(1) No assumptions were made regarding the releasing of expired lease. It is the opinion of the Company's management that the space will be released at market rates existing at the time of releasing.








The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Walgreens property, as of May 26,1998, of $1,200,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.



                                       24



Schaumburg Plaza Shopping Center, Schaumburg, Illinois

    On June 30, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Barrington Road and Weathersfield Road in Schaumburg, Illinois known as "Schaumburg Plaza" from George Hanus, an unaffiliated third party for approximately $6,987,300 (approximately $113.64 per square foot). As part of the acquistion of Schaumburg Plaza, the Company assumed the existing debt of $3,924,183. This debt requires monthly payments of interest only at a rate of 9.25% per annum through September 2004, and then requires monthly payments of principal and interest at a rate of 9.25% per annum, based on a 30 year amortization schedule through December 2009. The balance of the purchase price was funded using cash and cash equivalents. The Company believes the purchase price was fair and reasonable based on, among other things, an appraisal received by the Company and presented to the Company's board of directors.

    Schaumburg Plaza,  built  in  1994,  is  a  one-story,  multi-tenant retail
facility aggregating  61,485  leasable  square  feet.    As  of  June 30, 1998,
Schaumburg Plaza was 93% leased. (100%  leased if the master lease, which lasts
for one year, is considered).    In  evaluating Schaumburg Plaza as a potential
acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the center are comparable to market rates. The center is newly built with several strong anchor tenants: Sears, Trak Auto and Ulta III. The Company believes that the center is located at a prime location within a
vibrant economic  area.    The  Company  did  not  consider  any  other factors
materially relevant to the decision to acquire the property.

    The  Company  does  not  anticipate  making  any  significant  repairs  and
improvements to Schaumburg  Plaza  over  the  next  few  years.   A substantial
portion of any monies spent on repairs and improvements would be for paid by the tenants, pursuant to the terms of the existing leases.

    The table below sets forth certain information with respect to the occupancy rate at Schaumburg Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per leasable square foot:


                                     Occupancy Rate                Effective
                                          as of                  Annual Rental
                                      December 31,               Per Leasable
            Year Ending               of Each Year                 Square Ft
           December 31,                    (%)                        ($)
           ------------               ------------               -------------

               1997                       100                        12.14
               1996                       100                        11.92
               1995                       100                        11.92
               1994                        95                          *
               1993                         *                          *

* Construction was completed on Schaumburg Plaza in the fourth quarter of 1994.


                                       25




    Three tenants lease more than 10% of the total gross leasable area of the property: Sears, a hardware store, Trak Auto, an auto parts store and Ulta III, a cosmetic store. The leases with these tenants require each of them to pay base annual rent on a monthly basis as follows:


                                           Base Rent
                                          Per Square
                                            Foot Per
                    Approx.    % of Total    Annum      Lease Term
  Lessee          GLA Leased      GLA         ($)       Beginning      To
-----------       ----------- ----------- ------------ ------------ ---------
Sears               20,076       32.54        12.00     Currently   09/30/04
   Option 1                                   13.00     10/01/04    09/30/09
                                              14.00     10/01/09    09/30/14

Trak Auto           20,000       32.53         8.50     Currently   12/31/99
   Option 1                                    9.00     01/01/00    12/31/04
                                               9.50     01/01/05    12/31/10
                                              10.00     01/31/10    12/31/14

Ulta III             8,500       13.82        11.00     Currently   01/31/00
   Option 1                                   12.00     02/01/00    01/31/05

    For federal income tax purposes, the Company's depreciable basis in Schaumburg Plaza is approximately $5,200,000. Depreciation expense, for tax purposes, is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes paid in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $414,144. The real estate taxes were calculated by multiplying the assessed value by an equalizer of 2.1517% and a tax rate of 9.094%.

    On June 30, 1998, a total of 61,485 square feet was leased to eight tenants at Schaumburg Plaza. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center:

                   Approx.                            Current    Rent per Square
                     GLA       Lease     Renewal   Annual Rent        Foot
  Lessee           Leased      Ends      Option         ($)            ($)
  ------         ----------    -----     ------     -----------    -----------
Sears              20,076      10/04     1/10 yr.     240,912         12.00
Trak Auto          20,000      06/04     1/10 yr.     170,000          8.50
Ulta III            8,500      01/00      1/5 yr.      93,500         11.00
Fuddruckers         5,520      06/09     1/15 yr.     131,000         23.73
Nationwide          1,500      10/00        -          21,000         14.00
Acceptance
Hair Cuttery        1,450      12/99      1/5 yr.      23,180         15.99
Vacant              4,439


                                       26




                                                               Average     Percent of    Percent of
                                                              Base Rent       Total      Annual Base
                          Approx.      Base         Total     Per Square    Building      GLA Rent
                            GLA       Rent of       Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base       Expiring    by Expiring   by Expiring
 Ending       Leases      Leases      Leases       Rent (1)     Leases       Leases        Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)           (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          -           -           -         672,348        -            -            -

   1999          1          1,450      23,186      672,348      15.99         2.36         3.45

   2000          2         10,000     107,500      676,384      10.75        16.26        15.89

   2001          -           -           -         568,884        -            -            -

   2002          -           -           -         568,884        -            -            -

   2003          -           -           -         568,884        -            -            -

   2004          2         40,076     420,672      568,884      10.50        65.18        73.95

   2005          -           -           -         167,697        -            -            -

   2006          -           -           -         167,697        -            -            -

   2007          -           -           -         167,697        -            -            -


(1) No assumptions were made regarding the  releasing  of  expired  leases.  It is the opinion of the
Company's management that the  space  will  be  released  at  market  rates  existing  at the time of releasing.




    The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate
Appraisers which reported a fair market value for the Schaumburg Plaza property, as of October 11, 1997, of $7,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.



                                       27



Winnetka Commons Shopping Center, New Hope, Minnesota

    On July 1, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 3520-3566 Winnetka Avenue North in New Hope, Minnesota known as "Winnetka Commons" from WCSC Associates Limited Partnership, an unaffiliated third party, for approximately $4,435,000 (approximately $104.65 per square foot). The purchase price was funded using cash and cash equivalents. The Company believes that the purchase price was fair and reasonable based on, among other things, an appraisal received by the Company and presented to the Company's board of directors.

    Winnetka Commons, built in 1990, is a one-story, multi-tenant retail facility aggregating 42,415 leasable square feet. As of July 1, 1998, Winnetka Commons was 100% leased. In evaluating Winnetka Commons as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the center are comparable to market rates. The Company believes that the center is located within a steady growth economic area and is well maintained. The Company did not consider any other factors materially relevant to the decision to acquire the property.

    The  Company  does  not  anticipate  making  any  significant  repairs  and
improvements to Winnetka  Commons  over  the  next  few  years.   A substantial
portion of any monies spent on repairs and improvements would be paid for by the tenants pursuant to the terms of the existing leases.

    The table below sets forth certain information with respect to the occupancy rate at Winnetka Commons expressed as a percentage of total gross leasable area and the average effective annual base rent per leasable square foot:


                                     Occupancy Rate                Effective
                                          as of                  Annual Rental
                                      December 31,               Per Leasable
            Year Ending               of Each Year                 Square Ft
           December 31,                    (%)                        ($)
           ------------               ------------               -------------

               1997                        100                       10.50
               1996                         96                       10.44
               1995                         90                        9.89
               1994                         94                        8.69
               1993                         94                        8.91




                                       28


    Two tenants lease more than 10% of the total gross leasable area of the property: Walgreen's, a national drug store and Big Wheel/Rossi, a foreign car parts store. The leases with these tenants require each of them to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                                           Per Square
                                            Foot Per
                    Approx.    % of Total    Annum      Lease Term
  Lessee          GLA Leased      GLA         ($)       Beginning      To
-----------       ----------- ----------- ------------ ------------ ---------
Walgreens Drug      11,890       28.03        10.60     Currently   05/31/10
                                              11.60     06/01/10    05/31/20
                                              12.60     06/01/20    05/31/30


Big Wheel/Rossi      6,227       14.68         6.50     Currently   03/31/02
  Option 1                                     7.50     05/01/02    03/31/07

    For federal income tax purposes, the Company's depreciable basis in Winnetka Commons is approximately $2,800,000. Depreciation expense, for tax purposes, is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes payable in 1998 for the tax year 1998 (the most recent tax year for which information is generally available) are $175,660. The real estate taxes were calculated by multiplying the taxable market value by a tax rate of 5.6911%.

    On July 1, 1998,  a  total  of  42,415  square  feet  was leased to sixteen
tenants  at  Winnetka  Commons.     The  following  tables  set  forth  certain
information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center:
                   Approx.                            Current    Rent per Square
                     GLA       Lease     Renewal    Annual Rent       Foot
  Lessee           Leased      Ends      Option         ($)            ($)
  ------         ----------    -----     ------     -----------    -----------
Tires Plus          4,200      09/00     2/5 yr.       56,700         13.50
Back in Shape       1,542      09/01        -          16,962         11.00
McGlynn's Bakery    1,702      11/99     1/5 yr.       14,467          8.50
Hot Comics          1,400      05/01        -          10,500          7.50
Big Wheel/Rossi     6,227      03/02     1/5 yr.       40,476          6.50
A.J. Floral         1,200      09/02        -          13,200         11.00
Jade Cafe'          1,812      03/05        -          19,932         11.00
Winnetka Liquors    2,388      02/07        -          20,298          8.50
Travel Masters        900      10/01        -           7,650          8.50
Tobacco Outlet        900      06/00     1/3 yr.       11,250         12.50
New Hope For Hair     900      11/00        -          13,950         15.50
H & R Block           900      4/02         -          11,250         12.50
Frankie's Pizza     1,670      05/04        -          20,875         12.50
Brueggers Bagels    2,764      08/05        -          41,626         15.06
Dunn Bros. Coffee   2,020      01/06        -          28,280         14.00
Walgreens Drug     11,890      11/30        -         126,034         10.60



                                       29



                                                                Average    Percent of     Percent of
                                                               Base Rent     Total       Annual Base
                          Approx.       Base        Total      Per Square   Building      GLA Rent
                           GLA        Rent of       Annual     Foot Under  Represented   Represented
  Year       Number of  of Expiring   Expiring      Base       Expiring    by Expiring   by Expiring
 Ending       Leases      Leases       Leases      Rent (1)     Leases       Leases        Leases
December 31, Expiring    (Sq. Ft.)      ($)          ($)         ($)           (%)           (%)
--------     ---------  ----------- -----------  -----------  ----------  ------------- ------------

   1998          -          -           -          645,356        -             -            -

   1999          1         1,702      15,318       461,058        9.00         4.01         3.32

   2000          3         6,000      82,350       456,717       13.73        14.15        18.03

   2001          4         5,512      67,461       386,925       12.24        13.00        17.44

   2002          3         8,327      66,576       323,395        8.00        19.63        20.59

   2003          -          -           -          260,033         -            -            -

   2004          -          -           -          263,936         -            -            -

   2005          2         4,576      76,100       266,324       16.63        10.79        28.57

   2006          1         2,020      34,340       191,418       17.00         4.76        17.94

   2007          1         2,388      32,238       158,272       13.50         5.63        20.37


(1) No assumptions were made regarding the  releasing  of  expired  leases.  It is the opinion of the
Company's management that the  space  will  be  released  at  market  rates  existing  at the time of releasing.




    The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate
Appraisers which reported a fair market value for the Winnetka Commons property, as of June 15, 1998, of $4,700,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.



                                       30


Eastgate Shopping Center, Lombard, Illinois

    On July 7, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 837 South Westmore in Lombard, Illinois known as "Eastgate Shopping Center" from Shidler Group, an unaffiliated third party, for approximately $7,731,000 less a credit for $931,000 for anticipated roof and parking lot repairs (approximately $58.33 per square foot). The purchase price was funded using cash and cash equivalents. The Company believes that the purchase price was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

    Eastgate Shopping Center, built in 1959 and renovated in 1987, consists of three one-story, multi-tenant retail facilities and a single tenant outlot aggregating 132,208 leasable square feet. As of July 7, 1998, Eastgate Shopping Center was 89% leased (100% leased if the master lease, which lasts for two years, is considered). In evaluating Eastgate Shopping Center as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the center are comparable to market rates. Eastgate Shopping Center is an older, well established neighborhood center with strong, long-term local tenants. The Company believes that the center was purchased well below replacement cost. The Company did not consider any other factors materially relevant to the decision to acquire the property.

    The Company anticipates spending approximately $931,000 for roof and parking lot repairs to Eastgate Shopping Center over the next few years. The Company received a credit at closing of approximately $931,000 toward these costs.

    The table below sets forth certain information with respect to the occupancy rate at Eastgate Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per leasable square foot.


                                     Occupancy Rate                Effective
                                          as of                  Annual Rental
                                      December 31,               Per Leasable
            Year Ending               of Each Year                 Square Ft
           December 31,                    (%)                        ($)
           ------------               ------------               -------------

               1997                        87                         9.77
               1996                        85                         9.61
               1995                        85                         9.91
               1994                        84                         9.73
               1993                        83                         9.77



                                       31



    Two tenants lease more than 10% of the total gross leasable area of the property: the Illinois Department of Employment and Ace Hardware. The leases with these tenants require each of them to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                                           Per Square
                                            Foot Per
                    Approx.    % of Total    Annum      Lease Term
  Lessee          GLA Leased      GLA         ($)       Beginning      To
-----------       ----------- ----------- ------------ ------------ ---------
IL Department of
  Employment        24,800       18.76       5.87       Currently   11/30/99
                                             6.12       12/01/99    11/30/01
                                             6.37       12/01/01    11/30/02

Ace Hardware        17,000       12.86       5.85       Currently   05/31/03
  Option 1                                   6.89       06/01/03    05/31/10

    For federal income tax purposes, the Company's depreciable basis in Eastgate Shopping Center is approximately $5,800,000. Depreciation expense, for tax purposes, is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years. Real estate taxes paid in 1997 for the tax year ended 1996 (the most recent tax year for which information is generally available) were $119,000. The real estate taxes were calculated by multiplying the assessed value by a tax rate of 6.6902%.

    On July 7, 1998, a total of 119,495 square feet was leased to forty-two tenants at Eastgate Shopping Center. The following tables set forth certain information with respect to the amount of and expiration of the lease at this Neighborhood Retail Center.

                   Approx.                            Current    Rent per Square
                     GLA       Lease     Renewal    Annual Rent       Foot
  Lessee           Leased      Ends      Option         ($)            ($)
  ------         ----------    -----     ------     -----------    -----------
CellOne Antenna         1      06/00     4/5 yr.        3,600           -
John Cole & Assoc.    200      12/98        -           2,400         12.00
James Stephen         400      04/99        -           4,500         11.25
Farmers, Inc.         400      05/99        -           4,500         11.25
Early Times Chimney
  Sweeps            1,049      05/01        -          11,015         10.50
Professional
  Investigations      400      07/98        -           4,320         10.80
American Family
  Insurance           400      06/99        -           4,500         11.25
Service Master        400      04/99        -           4,200         10.50
West-Tech Printing  4,000      02/01        -          28,640          7.16
Dr. Blankenship     1,200      03/01        -          13,800         11.50
Evershine Janitorial
  Service             300      09/99        -           3,300         11.00
Eastgate Dental
  Association       2,500      10/99        -          28,275         11.31
Eastgate Video      3,200      03/02     1/5 yr.       33,376         10.43
Second Time Around  3,600      09/00        -          32,256          8.96



                                       32



                   Approx.                            Current    Rent per Square
                     GLA       Lease     Renewal    Annual Rent       Foot
  Lessee           Leased      Ends      Option         ($)            ($)
  ------         ----------    -----     ------     -----------    -----------
Eastgate Laundry    2,200      05/99        -          22,000         10.00
Creative
  Confections       1,900      06/00        -          15,200          8.00
DuPage College      4,000      06/01        -          35,960          8.99
Call Communications 2,206      05/00        -          12,552          5.69
Kumon Math Center     400      12/98        -           4,500         11.25
DuPage Schools
  Credit Union      2,325      04/01     1/3 yr.       19,763          8.50
Frank's Barber Shop   900      11/05     1/5 yr.        8,514          9.46
Color Inn #3        1,800      02/99        -          12,600          7.00
Pizza Hut           1,600      09/98        -          20,016         12.51
21 Century Hair
  Fashion           1,800      04/00        -          13,500          7.50
IL Dept. of
  Employment       24,800      12/02        -         145,576          5.87
LaSalle Craigan
  Bank              3,200      12/98        -          38,400         12.00
Little Ones Reruns  3,306      04/99        -          26,448          8.00
Schroeder's Ace
  Hardware         17,000      05/03     1/7 yr.       99,450          5.85
Tratorria Aurora    1,600      09/02    1/10 yr.       20,064         12.54
Fashion Exchange    2,000      06/00        -          17,000          8.50
Eastgate Cleaners   2,200      12/06        -          19,778          8.99
Hair by Mark        1,600      09/02        -          20,864         13.04
Early Times Chimney
  Sweeps            2,294      05/01        -          13,764          6.00
Uniform Store       2,800      03/01        -          18,200          6.50
White Hen Pantry    2,500      02/11     4/5 yr.       16,550          6.62
State of IL Vehicle 4,368      04/99     1/5 yr.       24,810          5.68
Artworx Studio        464      12/00     1/3 yr.        4,872         10.50
Mr. Wonton          1,800      10/01     1/5 yr.       13,500          7.50
Secretary of State-
  Drivers           7,632      05/00        -          47,624          6.24
Dreams Delight Cafe 1,360      05/01        -          16,320         12.00
Midwest Insurance
  Group             2,640      05/03        -          29,040         11.00
Midwest Chimney
  Supply              750      05/01        -           8,438         11.25
Vacant             12,713



                                       33



                                                               Average     Percent of    Percent  of
                                                              Base Rent      Total      Annual Base
                          Approx.      Base         Total     Per Square    Building      GLA Rent
                           GLA        Rent of       Annual    Foot Under   Represented   Represented
  Year       Number of  of Expiring  Expiring       Base       Expiring    by Expiring   by Expiring
 Ending       Leases      Leases      Leases       Rent (1)     Leases       Leases        Leases
December 31, Expiring    (Sq. Ft.)      ($)           ($)         ($)         (%)            (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          5          5,800      69,636      909,615       12.01        4.39          7.66

   1999         10         16,074     135,833      865,445        8.45       12.16         14.07

   2000          8         19,603     147,970      740,058        7.55       14.83         19.99

   2001         10         21,578     193,898      597,224        8.99       16.32         32.47

   2002          4         31,200     235,880      412,147        7.56       23.60         57.23

   2003          2         19,640     128,490      176,883        6.54       14.86         72.64

   2004          -           -           -          48,393         -           -             -

   2005          1            900       8,514       49,185        9.46         .68         17.31

   2006          1          2,200      22,396       40,671       10.18        1.66         55.07

   2007          -           -           -          20,200         -           -             -


(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of the Company's management that the space will  be  released at market rates existing at the time of releasing.




    The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Eastgate Shopping Center property, as of April 30, 1998, of $6,950,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.



                                       34



Potential Property Acquisitions

The Company is considering the following potential property acquistions which is subject to further negotiation and execution of definitive agreements and recipt by the Company of acceptable appraisals and environmental reports. There can be no assurance that the Company will complete the transaction described herein.


Park Center Plaza, Tinley Park, Illinois

The Company anticipates purchasing the entire fee simple interest in a Community Center located at 16024 S. Harlem Avenue in Tinley Park, Illinois known as "Park Center Plaza" from an unaffiliated third party for approximately $15,500,000. Park Center Plaza was constructed in 1988 and consists of a one-story, multi-tenant retail facility containing 193,179 leasable square feet. Its major tenant is Cub Foods Store.




New Construction Projects

Staples Office Supply Store, Freeport, Illinois.


On April 22, 1998, the Company entered into a construction loan agreement under which it agreed to loan an unaffiliated third party $2,507,038. As collateral for the loan, the property owner, a trust, executed a mortgage in favor of the Company and assigned the related leases. The beneficiary of the trust guaranteed the loan and assigned their beneficial ownership interest in the trust to the Company.
Disbursements are to be made periodically as work progresses in connection with construction of a 24,049 square foot Staples Office Supply Store to be built at Route 26 and North Powell Road in Freeport, Illinois. On April 23, 1998, the Company made the first loan advance (approximately $870,000) toward the construction loan to Chicago Title and Trust Company. It will be disbursed to various contractors upon submission of signed lien waivers to Chicago Title and Trust Company. The Company will earn interest on the outstanding loan balance at the rate of 9.5% per annum, paid monthly in advance.

Joint Venture Transactions

Inland Joliet Commons L.L.C., Joliet, Illinois.

The Company anticipates entering into a joint venture arrangement under which it would contribute approximately $50,000 in cash to acquire a 1% equity interest in an Illinois limited liability company ("L.L.C.") which will own Joliet Commons Shopping Center located at U.S. 30 and Willow Road, Joliet, Illinois. An unaffiliated third party would contribute the center, valued at approximately $19,800,000, and subject to an indebtedness of approximately $14,700,000, to the L.L.C. in return for a 99% interest in the L.L.C. The unaffiliated third party would have an option to convert its interest in the L.L.C. into shares of stock of the Company after one year from the eventual closing date.

There can be no assurance that the Company will complete this joint venture transaction because it is subject to further negotiation and the execution of definitive agreements.

                                       35



           MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION
                             AND RESULTS OF OPERATIONS



Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Supplement No. 8 constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which the Company may acquire properties; risks associated with borrowings secured by the Company's properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than the Company; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between the Company and its affiliates including the Advisor.




Liquidity and Capital Resources

As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, offered on a best efforts basis, at $10.00 per Share, thereby
completing the Company's initial Offering.   On July 24, 1996, the Company
commenced an offering of an additional 10,000,000 Shares, the Second Offering, at $10.00 per Share, on a best efforts basis. As of July 10, 1997, the Company had received subscriptions for a total of 10,000,000 Shares, thereby completing the Company's Second Offering. On July 14, 1997, the Company commenced an offering of an additional 20,000,000 Shares, the Third Offering, at $10.00 per Share, on a best efforts basis. As of March 19, 1998, the Company had received subscriptions for a total of 20,000,000 Shares, thereby completing the Third Offering. In addition, as of March 31, 1998, the Company has distributed 1,070,778 Shares through the Company's Distribution Reinvestment Program. As of March 31, 1998, the Company has repurchased 53,100 Shares through the Company's Share Repurchase Program. As a result, as of March 31, 1998, Gross Offering Proceeds total $357,939,054 net of Shares repurchased through the Share Repurchase Program.

The Company's capital needs and resources are expected to undergo changes as a result of the completion of the Company's first follow-on public offering of Shares, the commencement of the second follow-on Offerings and the acquisition of properties. Operating cash flow is expected to increase as these additional
properties are added to the portfolio.   Distributions to Stockholders are
determined by the Company's Board of Directors and are dependent upon a number of factors, including the amount of funds available for distribution, the Company's financial condition, capital expenditures, and the annual distribution required to maintain REIT status under the Code.

Cash and cash equivalents consists of cash and short-term investments. Cash and cash equivalents at March 31, 1998 and December 31, 1997 were $77,208,219 and $51,145,587 respectively. The increase in cash and cash equivalents since December 31, 1997 is due to the additional sales proceeds raised and additional loan proceeds from financing secured by the Company's properties. Partially offsetting the increase in cash and cash equivalents was the purchase of additional properties since December 31, 1997 and the payment of Offering Costs relating to the Second and Third Offerings. The Company intends to use cash and cash equivalents to purchase additional properties, to pay distributions and to pay Offering Costs.

                                       36


As of March 31, 1998, the Company had acquired fifty-nine properties. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly distribution on
weighted average shares.   Commencing with the fourth quarter of 1996, the
Company increased the monthly distributions from $.80 to $.83 per annum on weighted average shares. Beginning March 1, 1997, the Company increased the monthly distribution paid to $.85 per annum on weighted average shares. Beginning August 1, 1997, the Company increased the monthly distribution paid to $.87 per annum on weighted average shares. Distributions declared for the three months ended March 31, 1998 were $6,263,131, a portion of which represents a return of capital for federal income tax purposes. The return of capital portion of the distributions cannot be determined at this time and will be calculated at year end.

Management of the Company monitors the various qualification tests the Company must meet to maintain its status as a real estate investment trust. Large ownership of the Company's stock is tested upon purchase to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential real estate purchases or temporary investment of uninvested capital, management of both entities determines that the income from the new asset will qualify for REIT purposes. For the three months ended March 31, 1998, the Company qualified as a REIT.

Cash Flows From Operating Activities

Net cash provided by operating activities increased from $1,575,693 for the three months ended March 31, 1997 to $8,191,805 for the three months ended March 31, 1998. This increase is due primarily to the purchase of additional properties. As of March 31, 1998, the Company had acquired fifty-nine properties, as compared to twenty-four properties as of March 31, 1997.

Cash Flows From Investing Activities

Cash flows used in investing activities were utilized primarily for the purchase of and additions to properties.

Cash Flows From Financing Activities


                                       37



For the three months ended March 31, 1998, the Company generated $130,446,863 of cash flows from financing activities as compared to $27,550,217 of cash flows generated from financing activities for the three months ended March 31, 1997. This increase is due primarily to the increase in proceeds raised from the Offering of $108,707,257 for the three months ended March 31, 1998, as compared to $27,207,053 of Offering proceeds raised for the three months ended March 31, 1997. This increase is also due to $38,702,000 in financing placed on fifteen of the Company's properties for the three months ended March 31, 1998, as compared to $12,840,000 in financing placed on three of the Company's properties for the three months ended March 31, 1997. This increase is partially offset by an increase in the cash used for the payment of Offering costs for the three months ended March 31, 1998 and 1997. The increase is also partially offset by an increase in the amount of distributions paid for the three months ended March 31, 1998 of $5,592,993 as compared to the distributions paid for the three months ended March 31, 1997 of $1,740,481.


In February 1998, the Company committed to additional financing secured by Woodfield Shopping Center property for $9,600,000 from an unaffiliated lender. Loan fees total approximately $85,500 in connection with this mortgage. The mortgage loan has a term of seven years and, prior to maturity date, requires payment of interest only, at 6.65%. Funding of the loan is expected to occur during the second quarter 1998.

The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. As of March 31, 1998, organizational and offering costs did not exceed this limitation.

Results of Operations

As of March 31, 1998, subscriptions for a total of 35,933,050 Shares were received from the public resulting in $357,939,054 in Gross Offering Proceeds, which includes the Advisor's capital contribution of $200,000 and Shares purchased through the DRP. At March 31, 1998, the Company owned forty-three Neighborhood Retail Centers, seven Community Centers and nine Single-user retail properties.

Funds from operations ("FFO") means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property and
amortization and other non-cash items.   FFO and funds available for
distribution are calculated as follows:


                                       38



                                          March 31, 1998         March 31, 1997
                                         ----------------       ----------------
Net Income...........................       $4,037,415               884,700
--------------------------------------------------------------------------------
Depreciation.........................        2,200,954               741,920
                                            -----------           -----------

Funds from operations(1).............        6,238,369             1,626,620

Normal amortizing principal
payments of debt.....................          (16,980)              (18,659)

Deferred rent receivable(2)..........         (289,037)              (99,411)

Acquistion cost expenses(3)..........           44,036                 9,090

Rental income received under
Master lease agreements (4)..........          542,940                71,599
                                            -----------           -----------
Funds available for distribution.....       $6,519,328             1,589,239
                                            ===========           ===========



(1) FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(2) Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective month rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

(3) Acquisition costs expenses include costs and expenses relating to the acquisition of properties. These costs are estimated to be up to .5% of the Gross Offering Proceeds and are paid from the Proceeds of the Offering.

(4) As part of several purchases, the Company will receive rent under master lease agreements on some of the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.


Total income for the three months ended March 31, 1998 and 1997 was $13,268,496
and $4,857,771, respectively.   This increase was due to the purchase of
additional properties. As of March 31, 1998, the Company had acquired fifty-nine properties, as compared to twenty-four properties as of March 31, 1997. The purchase of additional properties also resulted in increases in property operating expenses to Affiliates and non-affiliates and depreciation expense.

The decrease in mortgage interest to Affiliates for the three months ended March 31, 1998, as compared to the three months ended March 31, 1997, is due to the payoff of the acquisition financing totaling $8,000,000. The Company continues to have a mortgage collateralized by the Walgreens, Decatur property payable to an Affiliate.


                                       39



The increase in mortgage interest to non-affiliates for the three months ended March 31, 1998, as compared to the three months ended March 31, 1997, is due to financing placed on previously acquired centers as well as mortgages assumed as part of the purchases of Aurora Commons, Rivertree Court, Fashion Square and Shoppes at Mill Creek. The mortgages payable totaled $154,129,456 as of March 31, 1998 as compared to $106,589,710 as of ended March 31, 1997.

Interest income is the result of cash and cash equivalents being invested in short-term investments until a property is purchased.


The increases in professional services to Affiliates and non-affiliates and general and administrative expenses to Affiliates and non-affiliates for the three months ended March 31, 1998, as compared to the three months ended March 31, 1997, is due to the management of an increased number of real estate assets and an increased number of investors.

The increase in acquisition cost expenses to Affiliates and non-affiliates is due to the increased number of properties considered for acquisition by the Company and not purchased.

The following table lists the approximate physical occupancy levels for the Company's investment properties as of the end of each quarter during 1998 and 1997. N/A indicates the property was not owned by the Company at the end of the quarter.


                                           1997                        1998
                              -----------------------------     ----------------
                               at      at      at      at        at
Properties                    03/31   06/31   09/31   12/31     03/31
----------                    -----   -----   -----   -----     -----

Walgreens                     100%    100%    100%    100%      100%
 Decatur, Illinois

Eagle Crest                    97%     97%     97%     97%       95%
 Naperville, Illinois

Montgomery-Goodyear            77%     77%     77%     77%       77%
 Montgomer, Illinois

Hartford/Naperville Plaza     100%    100%     94%    100%      100%
 Naperville, Illinois

Nantucket Square               94%     94%     96%     96%       96%
 Schaumburg, Illinois



                                       40



                                           1997                        1998
                              -----------------------------     ----------------
                               at      at      at      at        at
Properties                    03/31   06/31   09/31   12/31     03/31
----------                    -----   -----   -----   -----     -----

Antioch Plaza                  59%     59%     68%     68%       68%
 Antioch, Illinois

Mundelein Plaza               100%     96%     97%    100%       95%
 Mundelein, Illinois

Regency Point                 100%    100%     97%     97%       97%
 Lockport, Illinois

Prospect Heights               83%     83%     83%     83%       83%
 Prospect Heights, Illinois

Montgomery-Sears               85%     85%     85%     95%       95%*
 Montgomery, Illinois

Zany Brainy                   100%    100%    100%    100%      100%
 Wheaton, Illinois

Salem Square                   97%     97%     97%     97%       97%
 Countryside, Illinois

Hawthorn Village               97%     98%     99%     99%      100%
 Vernon Hills, Illinois

Six Corners                    94%     94%     94%     90%       93%
 Chicago, Illinois

Spring Hill Fashion            96%     96%     96%    100%       98%
Center
 West Dundee, Illinois

Crestwood Plaza               100%    100%    100%    100%      100%
 Crestwood, Illinois

Park St. Claire               100%    100%    100%    100%      100%
 Schaumburg, Illinois

Lansing Square                 90%     90%     90%     90%       90%
 Lansing, Illinois

Summit of Park Ridge           82%     81%     84%     83%       83%
 Park Ridge, Illinois


                                       41



                                           1997                        1998
                              -----------------------------     ----------------
                               at      at      at      at        at
Properties                    03/31   06/31   09/31   12/31     03/31
----------                    -----   -----   -----   -----     -----

Grand and Hunt Club           100%    100%    100%    100%      100%
 Gurnee, Illinois

Quarry Outlot                 100%    100%    100%    100%      100%
 Hodgkins, Illinois

Maple Park Place               99%     97%     98%     98%       98%
 Bolingbrook, Illinois

Aurora Commons                 99%    100%    100%     98%       98%*
 Aurora, Illinois

Lincoln Park Place            100%    100%    100%     60%       60%*
 Chicago, Illinois

Ameritech                      N/A    100%    100%    100%      100%
 Joliet, Illinois

Dominicks-Schaumburg           N/A    100%    100%    100%      100%
 Schaumburg, Illinois

Dominicks-Highland Park        N/A    100%    100%    100%      100%
 Highland Park, Illinois

Niles Shopping Center          N/A    100%     87%     60%       60%*
 Niles, Illinois

Mallard Crossing               N/A     95%     95%     95%       95%*
 Elk Grove Village,
 Illinois

Cobblers Crossing              N/A     91%     89%     89%       89%
 Elgin, Illinois

Calumet Square                 N/A    100%    100%    100%      100%
 Calumet City, Illinois

Sequoia Shopping Center        N/A     96%     97%     93%       93%*
 Milwaukee, Wisconsin

Riversquare Shopping Ctr.      N/A    100%    100%     95%       95%
 Naperville, Illinois

                                       42





                                           1997                        1998
                              -----------------------------     ----------------
                               at      at      at      at        at
Properties                    03/31   06/31   09/31   12/31     03/31
----------                    -----   -----   -----   -----     -----

Rivertree Court                N/A     N/A     97%     99%       99%*
 Vernon Hills, Illinois

Shorecrest Plaza               N/A     N/A     96%     96%       96%*
 Racine, Wisconsin

Dominicks-Glendale             N/A     N/A    100%    100%      100%
Heights
 Glendale Heights,
 Illinois

Party City Store               N/A     N/A     N/A    100%      100%
 Oak Brook Terrace, IL

Eagle Country Market           N/A     N/A     N/A    100%      100%
 Roselle, Illinois

Dominicks-Countryside          N/A     N/A     N/A    100%      100%
 Countryside, Illinois

Terramere Plaza                N/A     N/A     N/A     80%       80%
 Arlington Heights,
 Illinois

Wilson Plaza                   N/A     N/A     N/A    100%      100%
 Batavia, Illinois

Iroquois Center                N/A     N/A     N/A     81%       81%
 Naperville, Illinois

Fashion Square                 N/A     N/A     N/A     88%       80%
 Skokie, Illinois

Naper West                     N/A     N/A     N/A     86%       88%*
 Naperville, Illinois

Dominicks-West Chicago         N/A     N/A     N/A     N/A      100%
 West Chicago, Illinois

Shops at Coopers Grove         N/A     N/A     N/A     N/A       96%*
 Country Club Hills, IL

                                       43



                                           1997                        1998
                              -----------------------------     ----------------
                               at      at      at      at        at
Properties                    03/31   06/31   09/31   12/31     03/31
----------                    -----   -----   -----   -----     -----

Maple Plaza                    N/A     N/A     N/A     N/A      100%
 Downers Grove, Illinois

Orland Park Retail             N/A     N/A     N/A     N/A       84%*
 Orland Park, Illinois

Wisner/Milwaukee Plaza         N/A     N/A     N/A     N/A      100%
 Chicago, Illinois

Homewood Plaza                 N/A     N/A     N/A     N/A      100%
 Homewood, Illinois

Elmhurst City Center           N/A     N/A     N/A     N/A       99%*
 Elmhurst, Illinois

Shoppes of Mill Creek          N/A     N/A     N/A     N/A       97%*
 Palos Park, Illinois

Oak Forest Commons             N/A     N/A     N/A     N/A       99%*
 Oak Forest, Illinois

Prairie Square                 N/A     N/A     N/A     N/A       94%*
 Sun Prairie, Wisconsin

Downers Grove Plaza            N/A     N/A     N/A     N/A       84%*
 Downers Grove, Illinois

St. James Crossing             N/A     N/A     N/A     N/A       88%*
 Westmont, Illinois

Woodfield Plaza                N/A     N/A     N/A     N/A       97%*
 Schaumburg, Illinois

Lake Park Plaza                N/A     N/A     N/A     N/A       95%*
 Michigan City, Indiana

Chestnut Court                 N/A     N/A     N/A     N/A       85%*
 Darien, Illinois

                                       44




* As part of the purchase of these properties, the Company receives rent under master lease agreements on the vacant space, which results in 100% economic occupancy at March 13, 1998 for each of these centers, except Niles Shopping Center where the master lease agreement results in 73% economic occupancy.

The master lease agreements are for periods ranging from one to two years from the purchase date or until the spaces are leased.







Subsequent Events

In January 1998, the Company paid a distribution of $2,447,251 to the Stockholders.

On April 16, 1998, the Company purchased the Bergen Plaza Shopping Center from an unaffiliated third party for approximately $17,248,000. The property is located in Oakdale, Minnesota and contains approximately 270,610 square feet of leasable space. Its major tenants are Rainbow Foods and Kmart.

On April 24, 1998, the Company purchased the High Point Centre Shopping Center from an unaffiliated third party for approximately $10,354,000. The property is located in Madison, Wisconsin and contains approximately 86,204 square feet of leasable space. Its major tenant is Pier 1 Imports.

On April 29, 1998, the Company purchased the Western Howard Plaza Shopping Center from an unaffiliated third party for approximately $1,913,000. The property is located in Chicago, Illinois and contains approximately 12,784
square feet of leasable space.   Its major tenants are The Gap, Pearle Vision
and Payless Shoes.


On May 5, 1998, the Company purchased the Wauconda Shopping Center from an unaffiliated third party for approximately $2,525,000. The property is located in Wauconda, Illinois and contains approximately 31,357 square feet of leasable space. Its major tenants are Sears Paint and Hardware and Spasso, Ltd.

On April 22, 1998, the Company entered into a construction loan agreement with an unaffiliated third party, the borrower, for an entire loan amount of $2,507,038. Disbursements are to be made periodically as work progresses in connection with the construction of a Staples Office Supply store to be built in Freeport, Illinois. The construction loan matures on October 15, 1998 and, prior to maturity, requires the borrower to make payments of interest only, on amounts
disbursed at a rate of 9.5%.   The Company made an initial advance of $864,134
on April 23, 1998.


                                       45


On April 7, 1998, the Company commenced an offering of an additional 25,000,000 Shares at $11.00 per Share, on a best efforts basis, (the "Fourth Offering"). As of June 22, 1998, the Company had accepted subscriptions for 5,141,661 shares.

On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.


                              PLAN OF DISTRIBUTION

The Company commenced the Offering on April 7, 1998, and as of June 30, 1998 had accepted subscriptions for 5,751,948 shares (59,763,913 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance
Fees).

Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer manager of the Offering and is entitled to receive selling commissions and certain other fees, as referenced in the Prospectus. As of June 30, 1998, these commissions and fees totaled $6,010,785. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services. The Company incurred Property Management Fees of approximately $1,120,000 for the year ended December 31, 1997 and $229,307 for the year ended December 31, 1996. The Advisor may also receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For the year ended December 31, 1997, the Company had incurred Advisor Asset Management Fees of $843,000.

                                     EXPERTS


The historical summary of gross income and direct operating expenses of High Point Centre for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodland Heights Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Eastgate Shopping Center for the year ended December 31, 1997, and the historical summary of gross income and direct operating expenses of Winnetka Commons for the year ended December 31, 1997, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                       46



                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
Inland Real Estate Corporation

     Balance Sheets at March 31, 1998 and
     December 31, 1997 (unaudited).........................................  F-1

     Statements of Operations for three months ended March 31, 1998 and 1997 (unaudited) .................................................  F-3

     Statements of Stockholders' Equity at March 31, 1998 and
     December 31, 1997 (unaudited).........................................  F-4

     Statements of Cash Flows for the three months ended March 31, 1998 and
     1997 (unaudited) .....................................................  F-5

     Notes to Financial Statements March 31, 1998 (unaudited) .............  F-7

     Pro Forma Balance Sheet at March 31, 1998 (unaudited) ...............  F-21

     Notes to Pro Forma Balance Sheet at March 31, 1998 (unaudited) ......  F-23

     Pro Forma Statement of Operations for the three months ended
     March 31, 1998 (unaudited) ..........................................  F-27

     Notes to Pro Forma Statement of Operations for the three months ended March 31, 1998 (unaudited) ....................................  F-29

     Pro Forma Statement of Operations for the year ended
     December 31, 1997 (unaudited) .......................................  F-34

     Notes to Pro Forma Statement of Operations for the year
     ended December 31, 1997 (unaudited) .................................  F-36

High Point Centre

     Independent Auditors' Report ........................................  F-55

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1997 of High Point Centre ...........  F-56

     Notes to the Historical Summary of Gross Income and Direct Operating

                                      F-i


     Expenses for the year ended December 31, 1997 of High Point Centre ..  F-57

Woodland Heights Shopping Center

     Independent Auditors' Report ........................................  F-59

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1997 of Woodland Heights Shopping Center
     .....................................................................  F-60

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Woodland Heights
     Shopping Center .....................................................  F-61

Eastgate Shopping Center

     Independent Auditors' Report ........................................  F-63

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1997 of Eastgate Shopping Center ....  F-64

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Eastgate Shopping
     Center ..............................................................  F-65

Winnetka Commons

     Independent Auditors' Report ........................................  F-67

     Historical Summary of Gross Income and Direct Operating Expenses
     for the year ended December 31, 1997 of Winnetka Commons ............  F-68

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Winnetka Commons ... F-69


                                      F-ii






                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets

                     March 31, 1998 and December 31, 1997
                                  (unaudited)


                                    Assets
                                    ------

                                                       1998          1997
Investment properties (Notes 1, 4 and 5):              ----          ----
  Land............................................ $113,382,037    75,801,319
  Building and improvements.......................  286,373,103   200,509,519
                                                   ------------- -------------
                                                    399,755,140   276,310,838
  Less accumulated depreciation...................    7,866,437     5,665,483
                                                   ------------- -------------
  Net investment properties.......................  391,888,703   270,645,355
                                                   ------------- -------------
Cash and cash equivalents including amounts
  held by property manager (Note 1)...............   77,208,219    51,145,587
Restricted cash (Note 1)..........................    3,181,123     2,073,799
Accounts and rents receivable (Notes 1 and 5).....    8,052,881     4,926,643
Deposits and other assets........................     1,033,920     3,924,431
Deferred organization costs (net of accumulated
  amortization of $12,358 and $10,985 at March 31,
  1998 and December 31, 1997, respectively)
  (Note 1)........................................       15,104        16,477
Loan fees (net of accumulated amortization
  of $172,400 and $131,266 at March 31, 1998 and
  December 31, 1997, respectively) (Note 1).......    1,298,633       857,839
                                                   ------------- -------------

    Total assets.................................. $482,678,583   333,590,131
                                                   ============= =============











                See accompanying notes to financial statements.

1                       INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                     March 31, 1998 and December 31, 1997
                                  (unaudited)



                     Liabilities and Stockholders' Equity
                     ------------------------------------

                                                        1998          1997
Liabilities:                                            ----          ----
  Accounts payable................................ $    258,305        47,550
  Accrued offering costs to Affiliates............      794,033       544,288
  Accrued offering costs to non-affiliates........       86,331        36,574
  Accrued interest payable to Affiliates..........        4,627         4,641
  Accrued interest payable to non-affiliates......      865,699       560,821
  Accrued real estate taxes.......................    9,209,918     7,031,732
  Distributions payable (Note 7)..................    2,447,251     1,777,113
  Security deposits...............................    1,035,016       754,359
  Mortgages payable (Note 6)......................  154,129,456   106,589,710
  Unearned income.................................      966,508       495,535
  Other liabilities...............................    1,506,433       493,116
  Due to Affiliates (Note 2)......................      501,319       337,825
                                                   ------------- -------------
    Total liabilities.............................  171,804,896   118,673,264
                                                   ------------- -------------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 106,000,000 Shares
    authorized; 35,933,050 and 35,879,950, issued
    and outstanding at March 31, 1998 and 25,026,140
    and 24,973,340 issued and outstanding at
    December 31, 1997, respectively...............      358,800       249,733
  Additional paid-in capital (net of offering
    costs of $38,866,440 and $28,341,719 at March
    31, 1998 and December 31, 1997, respectively,
    of which $34,001,630 and $24,172,634 was paid
    to Affiliates, respectively)..................  318,713,814   220,640,345
  Accumulated distributions in excess
    of net income.................................   (8,198,927)   (5,973,211)
                                                   ------------- -------------
    Total stockholders' equity....................  310,873,687   214,916,867
                                                   ------------- -------------
Total liabilities and stockholders' equity........ $482,678,583   333,590,131
                                                   ============= =============





                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Operations

              For the three months ended March 31, 1998 and 1997
                                  (unaudited)

                                                       1998          1997
                                                       ----          ----
Income:
  Rental income (Notes 1 and 5)................... $ 9,424,416     3,603,584
  Additional rental income........................   3,020,925     1,061,507
  Interest income.................................     776,364       156,436
  Other income....................................      46,791        36,244
                                                   ------------  ------------
                                                    13,268,496     4,857,771
                                                   ------------  ------------
Expenses:
  Professional services to Affiliates.............      18,000         9,500
  Professional services to non-affiliates.........      98,198        30,410
  General and administrative expenses
    to Affiliates.................................      70,761        16,936
  General and administrative expenses
    to non-affiliates.............................      31,056        28,312
  Advisor asset management fee....................     432,183       233,337
  Property operating expenses to Affiliates.......     494,528       172,537
  Property operating expenses to non-affiliates...   3,466,494     1,686,924
  Mortgage interest to Affiliates.................      13,888        44,454
  Mortgage interest to non-affiliates.............   2,318,476       961,287
  Depreciation....................................   2,200,954       741,920
  Amortization....................................      42,507        38,364
  Acquisition cost expenses to Affiliates.........      30,000         2,289
  Acquisition cost expenses to non-affiliates.....      14,036         6,801
                                                   ------------  ------------
                                                     9,231,081     3,973,071
                                                   ------------  ------------
    Net income.................................... $ 4,037,415       884,700
                                                   ============  ============

Net income per weighted average common stock shares
  outstanding, basic and diluted (29,073,250 and
  9,384,792 for the three months ended March 31,
  1998 and 1997, respectively..................... $       .14           .09
                                                   ============  ============










                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

                     March 31, 1998 and December 31, 1997
                                  (unaudited)


                                                      Accumulated
                                          Additional  Distributions
                               Common       Paid-in   in excess of
                                Stock      Capital     net income    Total
                             ----------- ------------ ------------ -----------

Balance January 1, 1997..... $   81,000   70,512,073   (1,492,835)  69,100,238

Net income..................       -            -       8,647,221    8,647,221

Distributions declared
  ($.86 for the year ended
  December 31, 1997 per
  weighted average common
  stock shares outstanding).       -            -     (13,127,597) (13,127,597)

Proceeds from Offering (net
  of Offering costs of
  $17,841,611)..............    168,935  150,548,904         -     150,717,839

Repurchase of Shares........       (465)    (420,369)        -        (420,834)
                             ----------- ------------ ------------ ------------
Balance December 31, 1997...    249,470  220,640,608   (5,973,211) 214,916,867


Net income..................       -            -       4,037,415    4,037,415

Distributions declared
  ($.22 for the three months
  ended March 31, 1998 per
  weighted average common
  stock shares outstanding).       -            -      (6,263,131)  (6,263,131)

Proceeds from Offering (net
  of Offering costs of
  $10,524,721...............    108,975   98,076,276         -      98,185,251

Repurchases of Shares.......         (3)      (2,712)        -          (2,715)
                             ----------- ------------ ------------ ------------
Balance March 31, 1998...... $  358,442  318,714,172   (8,198,927) 310,873,687
                             =========== ============ ============ ============





                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows

              For the three months ended March 31, 1998 and 1997
                                  (unaudited)

                                                      1998           1997
Cash flows from operating activities:                 ----           ----
  Net income.................................... $   4,037,415       884,700
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation................................     2,200,954       741,920
    Amortization................................        42,507        38,364
    Rental income under master lease agreements.       542,940        71,599
    Straight line rental income.................      (289,037)      (99,411)
    Changes in assets and liabilities:
      Accounts and rents receivable.............    (2,837,201)     (652,705)
      Other assets..............................      (128,019)     (218,111)
      Accrued interest payable..................       304,864       (52,421)
      Accrued real estate taxes.................     2,178,186       363,177
      Accounts payable..........................       210,755       155,624
      Unearned income...........................       470,973       310,980
      Other liabilities.........................     1,013,317       (32,820)
      Due to Affiliates.........................       163,494        (8,400)
      Security deposits.........................       280,657        73,197
                                                 --------------  ------------
Net cash provided by operating activities.......     8,191,805     1,575,693
                                                 --------------  ------------
Cash flows from investing activities:
  Restricted cash...............................    (1,107,324)     (995,290)
  Additions to investment properties............       (49,282)      (52,042)
  Purchase of investment properties.............  (114,437,960)  (11,429,015)
  Deposits on investment properties.............     3,018,530    (2,494,140)
                                                 --------------  ------------
Net cash used in investing activities...........  (112,576,036)  (14,970,487)
                                                 --------------  ------------
Cash flows from financing activities:
  Proceeds from offering........................   108,707,257    27,207,053
  Payments of offering costs....................   (10,225,219)   (2,502,720)
  Loan proceeds.................................    38,702,000    12,840,000
  Loan fees.....................................      (481,928)     (193,584)
  Distributions paid............................    (5,592,993)   (1,740,481)
  Repayment of notes from Affiliates............          -       (8,000,000)
  Principal payments of debt....................      (662,254)      (60,051)
                                                 --------------  ------------
Net cash provided by financing activities.......   130,446,863    27,550,217
                                                 --------------  ------------
Net increase in cash and cash equivalents.......    26,062,632    14,155,423

Cash and cash equivalents at beginning of period    51,145,587     8,491,735
                                                 --------------  ------------
Cash and cash equivalents at end of period...... $  77,208,219    22,647,158
                                                 ==============  ============


                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows
                                  (continued)

              For the three months ended March 31, 1998 and 1997
                                  (unaudited)


Supplemental schedule of noncash investing and financing activities:


                                                       1998           1997
                                                       ----           ----
Purchase of investment properties................ $(123,937,960)  (28,992,900)
  Assumption of mortgage debt....................     9,500,000     9,563,885
  Note payable to Affiliate......................          -        8,000,000
                                                  -------------- -------------
                                                  $(114,437,960)  (11,429,015)
                                                  ============== =============

Distributions payable............................ $   2,447,251       749,856
                                                  ============== =============

Cash paid for interest........................... $   2,027,500     1,058,162
                                                  ============== =============




























                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements

                                March 31, 1998
                                  (unaudited)

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Readers of this Quarterly Report should refer to the Company's audited financial statements for the fiscal year ended December 31, 1997, which are included in the Company's 1997 Annual Report, as certain footnote disclosures which would substantially duplicate those contained in such audited financial statements have been omitted from this Report. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included.

(1) Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994. The Company may acquire existing Neighborhood Retail Centers and Community Centers located primarily within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. The Company is also permitted to construct or develop properties, or render services in connection with such development or construction, subject to the Company's compliance with the rules governing real estate investment trusts under the Code, as amended. Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company.

On October 14, 1994, the Company commenced an initial public offering, on a best efforts basis, ("Initial Offering") of 5,000,000 shares of common stock ("Shares"). As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the Initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 Shares at $10.00 per Share, on a best efforts basis, (the "Second Offering"). As of July 10, 1997, the Company had received subscriptions for a total of 10,000,000 Shares, thereby completing the Second Offering. On July 14, 1997, the Company commenced an offering of an additional 20,000,000 Shares at $10.00 per Share, on a best efforts basis, (the "Third Offering"). As of March 19, 1998, the Company had received subscriptions for a total of 20,000,000 Shares, thereby completing the Third Offering. In addition, as of March 31, 1998, the Company has distributed 1,070,778 Shares through the Company's Distribution
Reinvestment Program ("DRP"). As of March 31, 1998, the Company has repurchased a total of 53,100 Shares through the Share Repurchase Program. As a result, as of March 31, 1998, Gross Offering Proceeds total $357,939,054 net of Shares repurchased through the Share Repurchase Program.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value.

Restricted cash at March 31, 1998 includes $823,474 held in escrow for the principal payments on the Aurora Commons mortgage payable and $146,465 held in escrow by the mortgagee for the payment of real estate taxes at Aurora Commons and Shoppes at Mill Creek Shopping Center. Restricted cash at March 31, 1998 also includes amounts held as vacancy escrows on Cobblers Crossing, Mallard
Crossing, Shorecrest Shopping Center, Sequoia Shopping Center, Shoppes at Coopers Grove, Orland Park Retail, Prairie Square, Lake Park Plaza, Chestnut Court and St. James Crossing. The monthly amounts drawn for rent under the master lease escrows decrease the basis of the respective properties. Restricted cash at March 31, 1998 also includes $556,025 held in escrow for the second phase of construction at Oak Forest Commons and $95,985 held in escrow for possible vacancies upon completion of the second phase at Oak Forest Commons. Restricted cash at March 31, 1998 also includes $325,000 for tenant improvement costs at Fashion Square.

Statement of Financial Accounting Standards No. 121 requires the Company to record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of properties. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. As of March 31, 1998, the Company does not believe any such impairments of its properties exists.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years for the building and building improvements and 15 years for the site improvements.

Loan fees are amortized on a straight line basis over the life of the related loans.

Deferred organization costs are amortized over a 60-month period.

Offering costs are offset against the Stockholders' equity accounts. Offering costs consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rates associated with the mortgages payable and notes payable to Affiliates approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable and notes payable to Affiliates approximate their fair value.

Certain reclassifications were made to the 1997 financial statements to conform with the 1998 presentation.


(2) Transactions with Affiliates

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to each of the Offerings. Such expenses include postage, data processing and marketing and are reimbursed at cost. The collective costs to Affiliates incurred relating to the Offerings were $873,048 and $1,047,694 as of March 31, 1998 and December 31, 1997, respectively, of which all was paid as of March 31, 1998 and $24,374 was unpaid as of December 31, 1997. In addition, an Affiliate of the Advisor serves as dealer manager of each of the Offerings and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with each of the Offerings. Such amounts incurred were $33,128,582 and $23,124,939 as of March 31, 1998 and December 31, 1997, respectively, of which $794,033 and $519,914 was unpaid as of March 31, 1998 and December 31, 1997, respectively. Approximately $28,314,000 and $19,581,000 of these commissions had been passed through from the Affiliate to unaffiliated soliciting broker/dealers as of March 31, 1998 and December 31, 1997, respectively.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


As of March 31, 1998, the Company had incurred $38,893,902 of organization and offering costs to Affiliates and non-affiliates. Pursuant to the terms of the offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. Through the completion of the third Offering, organizational and offering expenses did not exceed the 5.5% or 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offerings, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates, general and administrative expenses to Affiliates and acquisition costs expensed.

The Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. For the three months ended March 31, 1998, the Company has incurred $432,183 of such fees, all of which remains unpaid at March 31, 1998.

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $494,528 and $172,537 for the three months ended March 31, 1998 and 1997, respectively, all of which has been paid.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


(3) Stock Option and Dealer Warrant Plan

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of the date they become a Director and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. As of March 31, 1998, options for 1,000 Shares have been exercised for $9.05 per Share.

In addition to  sales  commissions,  Soliciting  Dealers  will also receive one
Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the offerings, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $13.20 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending on the Exercise Period. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. As of March 31, 1998, none of these warrants were exercised.

                                                INLAND REAL ESTATE CORPORATION
                                                   (a Maryland corporation)

                                                 Notes to Financial Statements
                                                          (continued)



(4) Investment Properties                 Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330     1,130,723        -           78,330     1,130,723     1,209,053

  Zany Brainy
    Wheaton, IL.............  07/96      838,000     1,626,033         664       838,000     1,626,697     2,464,697

  Ameritech
    Joliet, IL..............  05/97      170,000       883,293       2,544       170,000       885,837     1,055,837

  Dominicks-Schaumburg
    Schaumburg, IL..........  05/97    2,294,437     8,388,263       2,679     2,294,437     8,390,942    10,685,379

  Dominicks-Highland Park
    Highland Park, IL.......  06/97    3,200,000     9,593,565       2,200     3,200,000     9,595,765    12,795,765

  Dominicks-Glendale Heights
    Glendale Heights, IL....  09/97    1,265,000     6,934,230       9,194     1,265,000     6,943,424     8,208,424

  Party City
    Oakbrook Terrace, IL....  11/97      750,000     1,230,030        -          750,000     1,230,030     1,980,030

  Eagle Country Market
    Roselle, IL.............  11/97      966,667     1,935,350       1,150       966,667     1,936,500     2,903,167

  Dominicks-West Chicago
    West Chicago, IL........  01/98    1,980,130     4,320,285         648     1,980,130     4,320,933     6,301,063

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618     2,938,352     115,828     1,878,618     3,054,180     4,932,798

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000       834,659     (11,158)      315,000       823,501     1,138,501

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000     3,427,961      13,002       990,000     3,440,963     4,430,963

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000     2,349,918     (69,881)    1,908,000     2,280,037     4,188,037

  Antioch Plaza
    Antioch, IL.............  12/95      268,000     1,360,445    (120,629)      268,000     1,239,816     1,507,816
                                     ------------ ------------- ------------ ------------- ------------- -------------
    Subtotal                         $16,902,182    46,953,107     (53,760)   16,902,182    46,899,348    63,801,530





                                     F-12


                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)

(4) Investment Properties (Continued)     Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------

  Subtotal                           $16,902,182    46,953,107     (53,760)   16,902,182    46,899,348    63,801,530

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,695,000     3,965,560     (53,429)    1,695,000     3,912,131     5,607,131

  Regency Point
    Lockport, IL............  04/96    1,000,000     4,720,800     (19,377)    1,000,000     4,701,423     5,701,423

  Prospect Heights
    Prospect Heights, IL....  06/96      494,300     1,683,755      (9,724)      494,300     1,674,031     2,168,331

  Montgomery-Sears
    Montgomery, IL..........  06/96      768,000     2,714,173    (122,122)      768,000     2,592,052     3,360,052

  Salem Square
    Countryside, IL.........  08/96    1,735,000     4,449,217     (16,960)    1,735,000     4,432,257     6,167,257

  Hawthorn Village
    Vernon Hills, IL........  08/96    2,619,500     5,887,640      46,891     2,619,500     5,934,531     8,554,031

  Six Corners
    Chicago, IL.............  10/96    1,440,000     4,538,152       3,638     1,440,000     4,541,790     5,981,790

  Spring Hill Fashion Corner
    West Dundee, IL.........  11/96    1,794,000     7,415,396       3,955     1,794,000     7,419,351     9,213,351

  Crestwood Plaza
    Crestwood, IL...........  12/96      325,577     1,483,183       4,750       325,577     1,487,933     1,813,510

  Quarry Outlot
    Hodgkins, IL............  12/96      522,000     1,278,431       8,872       522,000     1,287,303     1,809,303

  Grand and Hunt Club
    Gurnee, IL..............  12/96      969,840     2,622,575     (52,811)      969,840     2,569,764     3,539,604

  Summit of Park Ridge
    Park Ridge, IL..........  12/96      672,000     2,497,950       5,886       672,000     2,503,836     3,175,836

  Park St. Claire
    Schaumburg, IL..........  12/96      319,578       986,920     226,674       319,578     1,213,594     1,533,172

  Aurora Commons
    Aurora, IL..............  01/97    3,220,000     8,318,661       3,901     3,220,000     8,322,562    11,542,562
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Subtotal                         $34,476,977    99,515,520     (23,615)   34,476,977    99,491,905   133,968,882




                                     F-13


                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)

(4) Investment Properties (Continued)     Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------

  Subtotal                           $34,476,977    99,515,520     (23,615)   34,476,977    99,491,905   133,968,882

  Lincoln Park Place
    Chicago, IL.............  01/97      819,000     1,299,902     (36,530)      819,000     1,263,372     2,082,372

  Niles Shopping Center
    Niles, IL...............  04/97      850,000     2,408,467     (31,837)      850,000     2,376,630     3,226,630

  Mallard Crossing
    Elk Grove Village, IL...  05/97    1,778,667     6,331,943     (37,901)    1,778,667     6,294,042     8,072,709

  Cobblers Crossing
    Elgin, IL...............  05/97    3,200,000     7,763,940     (97,688)    3,200,000     7,666,252    10,866,252

  Calumet Square
    Calumet City, IL........  06/97      527,000     1,537,316       6,664       527,000     1,543,980     2,070,980

  Sequoia Shopping Center
    Milwaukee, WI...........  06/97    1,216,914     1,802,336     (11,780)    1,216,914     1,790,556     3,007,470

  Riversquare Shopping Center
    Naperville, IL..........  06/97    2,853,226     3,124,732     103,872     2,853,226     3,228,604     6,081,830

  Shorecrest Plaza
    Racine, WI..............  07/97    1,150,000     4,749,758     (17,469)    1,150,000     4,732,289     5,882,289

  Dominicks-Countryside
    Countryside, IL.........  12/97    1,375,000       925,106        -        1,375,000       925,106     2,300,106

  Terramere Plaza
    Arlington Heights, IL...  12/97    1,435,000     2,966,411      14,903     1,435,000     2,981,314     4,416,314

  Wilson Plaza
    Batavia, IL.............  12/97      310,000       984,720      10,550       310,000       995,270     1,305,270

  Iroquois Center
    Naperville, IL..........  12/97    3,668,347     8,258,584      11,500     3,668,347     8,270,084    11,938,431

  Fashion Square
    Skokie, IL..............  12/97    2,393,534     6,822,071      23,045     2,393,534     6,845,116     9,238,650
                                     ------------ ------------- ------------ ------------- ------------- ------------
  Subtotal                           $56,053,665   148,490,806     (86,286)   56,053,665   148,404,520   204,458,185




                                     F-14


                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)

(4) Investment Properties (Continued)     Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------

  Subtotal                           $56,053,665   148,490,806     (86,286)   56,053,665   148,404,520   204,458,185

  Shops at Coopers Grove
    Country Club Hills, IL..  01/98    1,400,897     4,398,797         879     1,400,897     4,399,676     5,800,573

  Maple Plaza
    Downers Grove, IL.......  01/98    1,364,202     1,803,779       9,120     1,364,202     1,812,899     3,177,101

  Orland Park Retail
    Orland Park, IL.........  02/98      460,867       789,133      (8,459)      460,867       780,674     1,241,541

  Wisner/Milwaukee Plaza
    Chicago, IL.............  02/98      528,576     1,361,490      13,115       528,576     1,374,605     1,903,181

  Homewood Plaza
    Homewood, IL............  02/98      534,599     1,380,841      11,138       534,599     1,391,979     1,926,578

  Elmhurst City Center
    Elmhurst, IL............  02/98    2,050,217     2,724,783    (250,927)    2,050,217     2,473,856     4,524,073

  Shoppes of Mill Creek
    Palos Park, IL..........  03/98    3,305,949     7,989,051         421     3,305,949     7,989,472    11,295,421

  Prairie Square
    Sun Prairie, WI.........  03/98      739,575     2,361,425      10,994       739,575     2,372,419     3,111,994

  Oak Forest Commons
    Oak Forest, IL..........  03/98    2,795,519     9,013,698       5,762     2,795,519     9,019,460    11,814,979

  Downers Grove Market
    Downers Grove, IL.......  03/98    6,224,467    11,456,000      (2,268)    6,224,467    11,453,732    17,678,199

  St. James Crossing
    Westmont, IL............  03/98    2,610,600     4,866,890        -        2,610,600     4,866,890     7,477,490

Community Centers
-----------------
  Lansing Square
    Lansing, IL.............  12/96    4,075,000    12,179,383      18,087     4,075,000    12,197,470    16,272,470

  Maple Park Place
    Bolingbrook, IL.........  01/97    3,665,909    11,669,428      10,603     3,665,909    11,680,031    15,345,940
                                     ------------ ------------- ------------ ------------- ------------- ------------
    Subtotal                         $85,810,042   220,485,504    (267,821)   85,810,042   220,217,683   306,027,725


                                     F-15


                                             INLAND REAL ESTATE CORPORATION
                                                (a Maryland corporation)

                                              Notes to Financial Statements
                                                       (continued)

(4) Investment Properties (Continued)     Initial Cost (A)                     Gross amount at which carried
                                     --------------------------                        at end of period
                                                                    Net      -----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                              Acq        Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- -------------

  Subtotal                           $85,810,042   220,485,504    (267,821)   85,810,042   220,217,683   306,027,725

  Rivertree Court
    Vernon Hills, IL........  07/97    8,651,875    22,861,547       6,233     8,651,875    22,867,780    31,519,655

  Naper West
    Naperville, IL..........  12/97    5,335,000     9,584,779     (55,611)    5,335,000     9,529,168    14,864,168

  Woodfield Plaza
    Schaumburg, IL..........  01/98    4,612,277    14,589,498      25,563     4,612,277    14,615,061    19,227,338

  Lake Park Plaza
    Michigan City, IN.......  02/98    3,252,861     9,023,805    (189,292)    3,252,861     8,834,513    12,087,374

  Chestnut Court
    Darien, IL..............  03/98    5,719,982    10,424,898    (116,000)    5,719,982    10,308,898    16,028,880
                                     ------------ ------------- ------------ ------------- ------------- ------------
  Total                              $113,382,037  286,970,031    (596,928)  113,382,037   286,373,103   399,755,140
                                     ============ ============  ===========  ============  ============  ============


                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)


(4) Investment Properties (continued)

(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally Accepted Accounting Principles ("GAAP") require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The cumulative amount of such payments was $1,523,995 and $981,055 as of March 31, 1998 and December 31, 1997, respectively. (Note 5)


(5) Operating Leases


As part of the purchases of several of the properties, the Company will receive rent under master lease agreements on spaces currently vacant for periods ranging from one to two years or until the spaces are leased and tenants begin paying rent. GAAP requires the Company to reduce the purchase price of the properties as these payments are received, rather than record the payments as rental income.

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $289,037 and $99,411 for the three months ended March 31, 1998 and 1997, of rental income for the period of occupancy for which stepped rent increases apply and $1,075,653 and $786,616 in related accounts receivable as of March 31, 1998 and December 31, 1997, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1998
                                  (unaudited)

(6) Mortgages Payable

Mortgages payable consist of the following at March 31, 1998 and December 31, 1997:

                        Current                             Balance at
Property as             Interest   Maturity  Monthly    Mar. 31,    Dec. 31,
Collateral                Rate       Date   Payment(a)    1998        1997
-------------          ---------- --------- ---------- ----------- -----------
Mortgage payable to Affiliate:
  Walgreens               7.655%   05/2004  $  5,689   $   724,307     727,472

Mortgages payable to non-affiliates:
  Regency Point           7.425%   08/2000     (b)       4,359,647   4,373,461
  Eagle Crest             7.850%   10/2003    15,668     2,350,000   2,350,000
  Nantucket Square        7.850%   10/2003    14,668     2,200,000   2,200,000
  Antioch Plaza           7.850%   10/2003     5,834       875,000     875,000
  Mundelein Plaza         7.850%   10/2003    18,735     2,810,000   2,810,000
  Montgomery-Goodyear     7.850%   10/2003     4,200       630,000     630,000
  Montgomery-Sears        7.850%   08/2003    10,967     1,645,000   1,645,000
  Hartford/Naperville     7.850%   08/2003    15,401     2,310,000   2,310,000
  Zany Brainy             7.590%   01/2004     8,026     1,245,000   1,245,000
  Prospect Heights
    Plaza                 7.590%   01/2004     7,059     1,095,000   1,095,000
  Hawthorn Village
    Commons               7.590%   01/2004    27,590     4,280,000   4,280,000
  Six Corners Plaza       7.590%   01/2004    19,984     3,100,000   3,100,000
  Salem Square
    Shopping Center       7.590%   01/2004    20,177     3,130,000   3,130,000
  Lansing Square          7.800%   01/2004    53,991     8,150,000   8,150,000
  Spring Hill Fashion
    Mall                  7.800%   01/2004    31,070     4,690,000   4,690,000
  Aurora Commons (c)      9.000%   10/2001    70,556     9,347,327   9,392,602
  Maple Park Place        7.650%   06/2004    49,704     7,650,000   7,650,000
  Dominicks-Schaumburg    7.49%    06/2004    34,005     5,345,500   5,345,500
  Summit Park Ridge       7.49%    06/2004    10,178     1,600,000   1,600,000
  Lincoln Park Place      7.49%    06/2004     6,679     1,050,000   1,050,000
  Crestwood Plaza         7.650%   06/2004     5,876       904,380     904,380
  Park St. Claire         7.650%   06/2004     4,954       762,500     762,500
  Quarry                  7.650%   06/2004     5,848       900,000     900,000
  Grand/Hunt Club         7.49%    06/2004    11,425     1,796,000   1,796,000
  Rivertree Court (d)    10.030%   11/1998   131,226    15,700,000  15,700,000
  Niles Shopping Center   7.23%    01/2005     9,932     1,617,500   1,617,500
  Ameritech               7.23%    01/2005     3,208       522,375     522,375
  Calumet Square          7.23%    01/2005     6,343     1,032,920   1,032,920

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                        Current                            Balance at
Property as             Interest   Maturity  Monthly   Mar. 31,     Dec. 31,
Collateral                Rate       Date   Payment(a)    1998        1997
-------------          ---------- --------- --------- -----------  -----------

  Sequoia Shopping
    Center                7.23%    01/2005     9,242     1,505,000   1,505,000
  Dominick's Highland
    Park                  7.21%    12/2004    38,453     6,400,000   6,400,000
  Fashion Square (e)      4.10%    12/2014    27,642     6,200,000   6,800,000
  Mallard Crossing        7.28%    03/2005    25,041     4,050,000        -
  Prairie Square          7.00%    03/2005     9,042     1,550,000        -
  Orland Park Retail      7.00%    03/2005     3,646       625,000        -
  Maple Plaza             7.00%    03/2005     9,231     1,582,500        -
  Iroquois Center         7.00%    03/2005    34,708     5,950,000        -
  Dominicks-Countryside   6.99%    03/2003     6,699     1,150,000        -
  Wilson Plaza            7.00%    03/2005     3,792       650,000        -
  Eagle Country Market    7.00%    03/2005     8,458     1,450,000        -
  Terramere Plaza         7.00%    03/2005    12,848     2,202,500        -
  Shops at Coopers
    Grove                 7.00%    03/2005    16,917     2,900,000        -
  Party City              7.00%    03/2005     5,760       987,500        -
  Cobbler Crossing        7.00%    02/2005    31,946     5,476,500        -
  Dominicks-Glendale
    Heights               7.00%    01/2005    23,917     4,100,000        -
  Riversquare Shopping
    Center                7.15%    01/2005    18,173     3,050,000        -
  Shorecrest Plaza        7.10%    03/2003    17,620     2,978,000        -
  Shoppes of Mill
    Creek                 8.00%    09/1999    63,333     9,500,000        -
                                                      ------------ -----------
Mortgages Payable.................................... $154,129,456 106,589,710
                                                      ============ ===========


(a) All payments are interest only, with the exception of the loans secured by the Walgreens, Regency Point and Aurora Commons properties.

(b) Payments on this mortgage are based on a floating interest rate of 180 basis points over the 30-day LIBOR rate, which adjusts monthly, amortizing over 25 years.

(c) The Company received a credit for interest expense on the debt at closing, which is included in restricted cash along with an amount set aside by the Company for principal payments on the debt. Interest income earned on the restricted cash amounts, when netted with interest expense on the debt, results in an adjusted interest rate on the debt of approximately 8.2%.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

(d) The Company received a credit for interest expense on the debt at closing.

(e) As part of the purchase of this property, the Company assumed the existing mortgage-backed Economic Development Revenue Bonds, Series 1994 offered by the Village of Skokie, Illinois. The interest rate floats and is reset weekly by a re-marketing agent. The current rate is 4.10%. The bonds are further secured by an Irrevocable Letter of Credit, issued by LaSalle Bank at a fee of 1.25% of the bond outstanding. In addition, there is a .125% re-marketing fee paid annually.


(7) Subsequent Events

In January 1998, the Company paid a distribution of $2,447,251 to the Stockholders.

On April 16, 1998, the Company purchased the Bergen Plaza Shopping Center from an unaffiliated third party for approximately $17,248,000. The property is located in Oakdale, Minnesota and contains approximately 270,610 square feet of leasable space. Its anchor tenants include Rainbow Foods and Kmart.

On April 24, 1998, the Company purchased the High Point Centre Shopping Center from an unaffiliated third party for approximately $10,354,000. The property is located in Madison, Wisconsin and contains approximately 86,204 square feet of leasable space. Its anchor tenant is Pier 1 Imports.

On April 29, 1998, the Company purchased the Western Howard Plaza Shopping Center from an unaffiliated third party for approximately $1,913,000. The property is located in Chicago, Illinois and contains approximately 12,784 square feet of leasable space. Its tenants are The Gap, Pearle Vision and Payless Shoes.

On May 5, 1998, the Company purchased the Wauconda Shopping Center from an unaffiliated third party for approximately $2,525,000. The property is located in Wauconda, Illinois and contains approximately 31,357 square feet of leasable space. Its anchor tenant is Sears Paint and Hardware.

On April 22, 1998, the Company entered into a construction loan agreement with an unaffiliated third party, the borrower, for an entire loan amount of $2,507,038. Disbursements are to be made periodically as work progresses in connection with the construction of a Staples Office Supply store to be built in Freeport, Illinois. The construction loan matures on October 15, 1998 and, prior to maturity, requires the borrower to make payments of interest only, on amounts disbursed at a rate of 9.5%. The Company made an initial advance of $864,134 on April 22, 1998. The Company has agreed to purchase this property upon completion, contingent upon certain criteria stated in the contract.

On April 7, 1998, the Company commenced an offering of an additional 27,000,000 Shares at $11.00 per Share, on a best efforts basis, (the "Fourth Offering"). As of May 13, 1998, the Company had accepted subscriptions for 2,393,152 shares.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                March 31, 1998
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to give effect to the acquisitions of the properties indicated in Note B of the Notes to the Pro Forma Balance Sheet as though these transactions occurred March 31, 1998. No pro forma adjustments were made for the Staples Office Supply Store which is currently under construction. This unaudited Pro Forma Balance Sheet should be read in conjunction with the March 31, 1998 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                                March 31, 1998
                                  (unaudited)


                                                             March 31,
                                 March 31,                     1998
                                   1998        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- ------------- --------------
Assets
------
Net investment in
  properties.................. $391,888,703    79,291,980   471,180,683
Cash and cash equivalents.....   77,208,219          -       77,208,219
Restricted cash...............    3,181,123          -        3,181,123
Accounts and rents
  receivable..................    8,052,881     1,721,048     9,773,929
Other assets..................    2,347,657          -        2,347,657
                               ------------- ------------- -------------
Total assets.................. $482,678,583    81,013,028   563,691,611
                               ============= ============= =============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses.................... $  2,008,995          -        2,008,995
Accrued real estate taxes.....    9,209,918     2,093,563    11,303,481
Distributions payable (C).....    2,447,251          -        2,447,251
Security deposits.............    1,035,016        78,430     1,113,446
Mortgages payable.............  154,129,456     3,924,183   158,053,639
Unearned income...............      966,508          -          966,508
Other liabilities.............    1,506,433          -        1,506,433
Due to Affiliates.............      501,319          -          501,319
                               ------------- ------------- -------------
Total liabilities.............  171,804,896     6,096,176   177,901,072
                               ------------- ------------- -------------
Common Stock (D)..............      358,800        87,112       445,912
Additional paid in capital
  (net of Offering costs) (D).  318,713,814    74,829,740   393,543,554
Accumulated distributions in
  excess of net income........   (8,198,927)         -       (8,198,927)
                               ------------- ------------- -------------
Total Stockholders' equity....  310,873,687    74,916,852   385,790,539
                               ------------- ------------- -------------
Total liabilities and
  Stockholders' equity........ $482,678,583    81,013,028   563,691,611
                               ============= ============= =============







              See accompanying notes to pro forma balance sheet.

                                           Inland Real Estate Corporation
                                          Notes to Pro Forma Balance Sheet
                                                     (continued)
                                                   March 31, 1998
                                                     (unaudited)

(A) The March 31, 1998 Historical column represents the  historical  balance  sheet as presented in the March 31, 1998
    10-Q as filed with the SEC.

(B) The following pro forma adjustment  relates  to  the  acquisition  of  the  subject properties as though they were acquired on March 31, 1998.  The terms are described in the notes that follow.

                                                 Pro Forma Adjustments
                        -----------------------------------------------------------------------------
                          Bergen      High Point   Western &                   Berwyn      Woodland
                           Plaza        Center      Howard       Wauconda      Plaza        Heights
Assets                  ------------ ------------ ------------ ------------ -----------  ------------
------
Net investment in
  properties........... $17,247,680   10,354,000    1,913,000    2,525,000    1,837,000    9,600,000
Accounts and rents
  receivable...........     110,015      109,240       44,600       52,163      143,425      485,000
                        ------------ ------------ ------------ ------------ ------------ ------------
Total assets........... $17,357,695   10,463,240    1,957,600    2,577,163    1,980,425   10,085,000
                        ============ ============ ============ ============ ============ ============
Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................     113,418      112,619       44,600       52,163      143,425      564,803
Security deposits......        -          15,117         -            -            -          11,658
Mortgage payable.......        -            -            -            -            -            -
                        ------------ ------------ ------------ ------------ ------------ ------------
Total liabilities......     113,418      127,736       44,600       52,163      143,425      576,371
                        ------------ ------------ ------------ ------------ ------------ ------------
Common Stock...........      20,051       12,018        2,224        2,936        2,136       11,057
Additional paid in capital
  (net of Offering
  Costs)...............  17,224,226   10,323,486    1,910,776    2,522,064    1,834,864    9,497,572
                        ------------ ------------ ------------ ------------ ------------ ------------
Total Stockholders'
  equity...............  17,244,277   10,335,504    1,913,000    2,525,000    1,837,000    9,508,629
                        ------------ ------------ ------------ ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $17,357,695   10,463,240    1,957,600    2,577,163    1,980,425   10,085,000
                        ============ ============ ============ ============ ============ ============

                                                        F-23









                                           Inland Real Estate Corporation
                                          Notes to Pro Forma Balance Sheet
                                                     (continued)
                                                   March 31, 1998
                                                     (unaudited)

                                                 Pro Forma Adjustments
                        ----------------------------------------------------------------
                                                                                            Total
                         Walgreens    Schaumburg    Winnetka                    Park      Pro Forma
                         Woodstock       Plaza       Commons     Eastgate      Center    Adjustments
                        ------------ ------------ ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $ 1,162,000    6,987,300    4,435,000    7,731,000   15,500,000   79,291,980
Accounts and rents
  receivable...........        -         232,255       11,000      132,000      401,350    1,721,048
                        ------------ ------------ ------------ ------------ ------------ ------------
Total assets........... $ 1,162,000    7,219,555    4,446,000    7,863,000   15,901,350   81,013,028
                        ============ ============ ============ ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................        -         232,255       11,000      148,750      670,530    2,093,563
Security deposits......        -          37,051       14,694         -            -          78,430
Mortgage payable.......        -       3,924,183         -            -            -       3,924,183
                        ------------ ------------ ------------ ------------ ------------ ------------
Total liabilities......        -       4,193,489       25,694      148,750      670,530    6,096,176
                        ------------ ------------ ------------ ------------ ------------ ------------
Common Stock...........       1,351        3,519        5,140        8,970       17,710       87,112
Additional paid in capital
  (net of Offering
  Costs)...............   1,160,649    3,022,547    4,415,166    7,705,280   15,213,110   74,829,740
                        ------------ ------------ ------------ ------------ ------------ ------------
Total Stockholders'
  equity...............   1,162,000    3,026,066    4,420,306    7,714,250   15,230,820   74,916,852
                        ------------ ------------ ------------ ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $ 1,162,000    7,219,555    4,446,000    7,863,000   15,901,350   81,013,028
                        ============ ============ ============ ============ ============ ============

                                                        F-24














                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                                March 31, 1998
                                  (unaudited)

    Acquisitions of Property:

    On April 16, 1998, the Company acquired Bergen Plaza from an unaffiliated third party for the purchase price of $17,247,680 on an all cash basis, funded from cash and cash equivalents.

    On  April  24,  1998,  the  Company  acquired  High  Point  Centre  from an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $10,354,000 on an all cash basis, funded from cash and cash equivalents.

    On April 29, 1998, the Company acquired Western & Howard from an unaffiliated third party for the purchase price of approximately $1,913,000 on an all cash basis, funded from cash and cash equivalents.

    On May 5, 1998, the Company acquired Wauconda from an unaffiliated third party for the purchase price of approximately $2,525,000 on an all cash basis, funded from cash and cash equivalents.

    On May 15, 1998, the Company acquired Berwyn Plaza from an unaffiliated third party for the purchase price of approximately $1,837,000 on an all cash basis, funded from cash and cash equivalents.

    On June 5, 1998, the Company acquired Woodland Heights from an unaffiliated third party for the purchase price of approximately $9,600,000 on an all cash basis, funded from cash and cash equivalents.

    On June 23, 1998, the Company acquired Walgreens Woodstock from an unaffiliated third party for the purchase price of approximately $1,162,000 on an all cash basis, funded from cash and cash equivalents.

    On June 30, 1998, the Company acquired Schaumburg Plaza from an unaffiliated third party for the purchase price of approximately $6,987,000. The Company assumed the existing debt of $3,924,183. The debt requires monthly interest only payments at a rate of 9.25% per annum through September 2004 and then requires principal and interest payments through December 2009 at a rate of 9.25% based on a 30 year amortization schedule. The balance of the purchase price was funded from cash and cash equivalents.

    On July 1, 1998, the Company acquired Winnetka Commons from an unaffiliated third party for the purchase price of approximately $4,435,000 on an all cash basis, funded from cash and cash equivalents.

    On July 7, 1998, the Company acquired Eastgate from an unaffiliated third party for the purchase price of approximately $7,731,000 on an all cash basis, funded from cash and cash equivalents.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                                March 31, 1998
                                  (unaudited)


    Probable Acquisitions of Property:

    The Company anticipates the acquisition of Park Center from an unaffiliated third party for the purchase price of approximately $15,500,000 on an all cash basis, to be funded from cash and cash equivalents.

    The Company anticipates the acquisition of a Staples Office Supply Store to
    be constructed in 1998.   The  total price will be approximately $2,694,000
    and will be funded from cash and cash equivalents.


(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $87,112,000, net of additional Offering costs of $12,195,148 are reflected as received as of March 31, 1998, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1998
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the properties indicated in Note B of the Notes to the Pro Forma Statement of Operations as though they occurred on the earlier of January 1, 1997 or the date operations commenced. Pro forma adjustments for Oak Forest Commons and Downers Grove Market are as of March 5, 1998 and March 25, 1998, respectively, as these are the dates that operations commenced. Construction is not complete on the Staples Office Supply Store and therefore, no pro forma adjustment has been made. This unaudited Pro Forma Statement of Operations should be read in conjunction with the March 31, 1998 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1998
                                 (unaudited)


                                  Pro Forma
                                 Adjustments
                                 -----------
                     March 31,
                       1998          1998        March 31,
                    Historical   Acquisitions      1998
                       (A)            (B)       Pro Forma
                   ------------  ------------  -----------

Rental income..... $ 9,424,416     3,037,581    12,461,997
Additional rental
  income..........   3,020,925     1,256,270     4,277,195
Interest
  income(C).......     776,364          -          776,364
Other income......      46,791          -           46,791
                   ------------  ------------  ------------
  Total income....  13,268,496     4,293,850    17,562,347
                   ------------  ------------  ------------
Professional services
  and general and
  administrative
  fees............     218,015          -          218,015
Advisor asset
  management fee.(F)   432,183       316,565       748,748
Property operating
  expenses........   3,961,022     1,699,534     5,660,556
Interest expense..   2,332,364       217,413     2,549,777
Depreciation (D)..   2,200,954       791,708     2,992,662
Amortization......      42,507          -           42,507
Acquisition costs
  expensed........      44,036          -           44,036
                   ------------  ------------  ------------
Total expenses....   9,231,081     3,025,219    12,256,300
                   ------------  ------------  ------------
  Net income...... $ 4,037,415     1,268,631     5,306,047
                   ============  ============  ============

Weighted average
  common stock
  outstanding (E).  29,073,250                  37,784,450
                   ============                ============

Net income per weighted
  average common stock
  outstanding, basic and
  diluted (E)..... $       .14                         .14
                   ============                ============


            See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1998
                                  (unaudited)


(A) The  1998  Historical  column   represents   the  historical  statement  of
    operations of the Company for the three months ended March 31, 1998 (unaudited), as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the three months ended March 31, 1998 are as though the 1998 acquisitions of the following properties occurred the earlier of January 1, 1998 or the date operations commenced. All properties were purchased on an all cash basis except for Mill Creek. Pro forma adjustments for interest expense on these properties were based on the following terms.

    Mill Creek Shopping Center

    As part of the acquisition of Mill Creek Shopping Center, the Company assumed the existing mortgage loan, maturing September 10, 1999, with the balance funded with cash and cash equivalents. The loan requires interest only monthly payments at a rate of 8% per annum.

    Schaumburg Plaza

    As part of the acquisition of Schaumburg Plaza, the Company assumed the existing debt of $3,924,183. The debt requires monthly interest only payments at a rate of 9.25% per annum through September 2004 and then requires principal and interest payments through December 2009 at a rate of 9.25% per annum based on a 30 year amortization schedule.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                   For the three months ended March 31, 1998
                                  (unaudited)

(B) Total pro forma adjustments for 1998 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.


                                  West
                     Coopers     Chicago      Maple     Lake Park     Orland
                      Grove     Dominick's    Plaza       Plaza        Park
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $   12,649      36,150      30,776     130,540      11,631
Additional rental
  income..........      9,364        -         11,154      49,688       5,600
                   ----------- ----------- ----------- ----------- -----------
Total income......     22,013      36,150      41,930     180,228      17,231
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..      1,271       3,625       2,638      13,452       2,083
Property operating
  expenses........     10,754       1,085      13,041      60,970       7,200
Interest expense..       -           -           -           -           -
Depreciation......      3,213       9,062       6,950      33,000       5,208
                   ----------- ----------- ----------- ----------- -----------
Total expenses....     15,238      13,772      22,629     107,422      14,492
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $    6,775      22,378      19,301      72,806       2,739
                   =========== =========== =========== =========== ===========


                     Homewood     Wisner       Mill     Prairie     Elmhurst
                       Plaza      Plaza       Creek     Square     City Center
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $   29,096      29,958     180,896      78,950      84,667
Additional rental
  income..........     22,945      12,915     123,799      29,500      15,971
                   ----------- ----------- ----------- ----------- -----------
Total income......     52,041      42,873     304,695     108,450     100,637
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..      2,812       2,738      18,933       7,750       3,979
Property operating
  expenses........     25,287      14,844     142,668      34,380      23,473
Interest expense..       -           -        126,667        -           -
Depreciation......      6,970       6,880      45,417      21,950       9,948
                   ----------- ----------- ----------- ----------- -----------
Total expenses....     35,069      24,462     333,685      64,080      37,400
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $   16,972      18,411     (28,990)     44,370      63,238
                   =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                         For the three March 31, 1998
                                  (unaudited)



                    St. James   Chestnut      Bergen     Berwyn      Western &
                     Crossing     Court       Plaza       Plaza       Howard
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  189,704     319,057     420,391      40,561      52,572
Additional rental
  income..........     54,985      82,340     163,669      33,524      18,711
                   ----------- ----------- ----------- ----------- -----------
Total income......    244,689     401,397     584,060      74,085      71,283
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..     18,693      40,360      43,119       4,593       4,783
Property operating
  expenses........     65,996     134,035     195,014      38,255      21,538
Interest expense..       -           -           -           -           -
Depreciation......     46,750     100,900     107,800      11,481      11,956
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    131,439     275,295     345,933      54,329      38,277
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $  113,250     126,102     238,127      19,756      33,006
                   =========== =========== =========== =========== ===========


                               High Point    Woodland   Walgreens   Schaumburg
                    Wauconda      Center      Heights   Woodstock     Plaza
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $   57,676     261,872     188,885      27,700     183,665
Additional rental
  income..........     15,431      61,585     178,362        -         78,979
                   ----------- ----------- ----------- ----------- -----------
Total income......     73,107     323,457     367,247      27,700     262,462
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..      6,313      25,885      24,000       2,905      17,468
Property operating
  expenses........     18,721      63,490     223,924        -        128,000
Interest expense..       -           -           -           -         90,746
Depreciation......     15,781      77,109      58,333       6,333      43,333
                   ----------- ----------- ----------- ----------- -----------
Total expenses....     40,815     166,484     306,257       9,238     279,547
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $   32,292     156,973      60,990      18,462     (17,085)
                   =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                         For the three March 31, 1998
                                  (unaudited)


                                                        Total 1998
                     Winnetka                  Park    Acquisitions
                     Commons     Eastgate     Center     Pro Forma
                   ----------- ----------- ----------- ------------
Rental income..... $  116,041     216,332     337,812    3,037,581
Additional rental
  income..........     76,980      68,318     142,632    1,256,270
                   ----------- ----------- ----------- ------------
Total income......    193,021     284,650     480,444    4,293,850
                   ----------- ----------- ----------- ------------
Advisor asset
  management fee..     11,087      19,328      38,750      316,565
Property operating
  expenses........     85,665      92,245     298,949    1,699,534
Interest expense..       -           -           -         217,413
Depreciation......     23,333      43,125      96,875      791,708
                   ----------- ----------- ----------- ------------
Total expenses....    120,085     154,698     434,574    3,025,219
                   ----------- ----------- ----------- ------------
Net income (loss). $   72,936     129,952      45,870    1,268,631
                   =========== =========== =========== ============

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                   For the three months ended March 31, 1998
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the three months ended March 31, 1998 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(F) Advisor Asset Management Fees are calculated as 1% per annum of the Average Invested Assets (as defined).

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the properties indicated in Note B and Note C of the Notes to the Pro Forma Statement of Operations as though they occurred the earlier of January 1, 1997 or the date operations commenced. No pro forma adjustments have been made for Orland Park, Oak Forest Commons and Downers Grove Market as these centers were completed in 1997 and 1998 and no significant operations existed for the year ended December 31, 1997. Construction has not begun on Staples Office Supply Store and therefore, there were no operations for the year ended December 31, 1997. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1997 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                 (unaudited)


                                    Pro Forma Adjustments
                                 ---------------------------

                       1997          1997           1998
                    Historical   Acquisitions  Acquisitions      1997
                       (A)            (B)           (C)       Pro Forma
                   ------------  ------------  ------------  ------------

Rental income..... $21,112,365     9,903,951    16,841,468    47,857,784
Additional rental
  income..........   6,592,983     3,622,583     7,233,740    17,449,306
Interest
  income(D).......   1,615,520          -             -        1,615,520
Other income......     100,717          -             -          100,717
                   ------------  ------------  ------------  ------------
  Total income....  29,421,585    13,526,534    24,075,208    67,023,327
                   ------------  ------------  ------------  ------------
Professional services
  and general and
  administrative
  fees............     482,954          -             -          482,954
Advisor asset
  management fee.(G)   843,000     1,832,719     1,727,596     4,403,315
Property operating
  expenses........   8,863,024     4,476,786     9,392,311    22,732,121
Interest expense..   5,654,564     1,338,640     1,139,254     8,132,458
Depreciation (E)..   4,556,445     2,371,640     4,308,019    11,236,104
Amortization......     124,884          -             -          124,884
Acquisition costs
  expensed........     249,493          -             -          249,493
                   ------------  ------------  ------------  ------------
Total expenses....  20,774,364    10,019,785    16,567,180    47,361,329
                   ------------  ------------  ------------  ------------
  Net income...... $ 8,647,221     3,506,749     7,508,028    19,661,998
                   ============  ============  ============  ============

Weighted average
  common stock
  outstanding (F).  15,225,983                                33,099,083
                   ============                              ============

Net income per weighted
  average common stock
  outstanding, basic and
  diluted (F)..... $       .57                                       .59
                   ============                              ============


            See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                  (unaudited)


(A) The  1997  Historical  column   represents   the  historical  statement  of
    operations of the Company for the year ended December 31, 1997, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1997 are as though the 1997 acquisitions of the following properties occurred the earlier of January 1, 1997 or the date operations commenced (May 13, 1997 for the Glendale Heights Dominick's). All properties were purchased on an all cash basis except for Maple Park, Aurora Commons, Lincoln Park Place and Rivertree Court. Pro forma adjustments for interest expense on these properties were based on the following terms:

    Maple Park Shopping Center

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Aurora Commons Shopping Center

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Lincoln Park Place Shopping Center

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                  (unaudited)


    Rivertree Court

    As part of the acquisition of Rivertree Court, the Company assumed the existing first mortgage loan, maturing January 1, 1999, with a balance of $15,700,000. The loan requires interest only monthly payments at a rate of 10.03% per annum.

    Fashion Square

    As part of the acquisition of Fashion Square, the Company assumed the existing bond financing, in the remaining principal balance of $6,200,000. Monthly interest only payments are due on the financing through December 1, 2014 maturity date. The interest rate changes weekly and is currently 4.1%. The bond financing is secured by a Letter of Credit issued by LaSalle National Bank, who receives an annual fee of 1.25% of the outstanding principal balance.

                                            Inland Real Estate Corporation
                                      Notes to Pro Forma Statement of Operations
                                                      (continued)
                                         For the year ended December 31, 1997
                                                      (unaudited)

(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.
                                                          Niles
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers    Mallard      Calumet     Ameritech
                      Place       Commons   Park Place   Center        Mall        Mall        Square     Outlot
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Rental income..... $   39,736      82,740      14,159      98,780     341,053      356,037     130,663       36,768
Additional rental
  income..........      8,168      26,594       5,714      39,507     189,843      138,412     146,565        8,091
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Total income......     47,904     109,334      19,873     138,287     530,896      494,449     277,228       44,859
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Advisor asset
  management fee..       -           -           -           -           -            -           -            -
Property operating
  expenses........     10,039      30,055       6,352      43,952     205,189      161,720     152,445        9,746
Interest expense..       -           -           -           -           -            -           -            -
Depreciation......       -           -           -           -           -            -           -            -
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Total expenses....     10,039      30,055       6,352      43,952     205,189      161,720     152,445        9,746
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Net income (loss). $   37,865      79,279      13,521      94,335     325,707      332,729     124,783       35,113
                   =========== =========== =========== =========== =========== ============ ===========  ===========

                                            Highland                                          Glendale
                    Schaumburg   Sequoia      Park        River     Rivertree   Shorecrest     Heights
                    Dominicks     Plaza     Dominicks     Square      Court        Plaza      Dominicks  Party City
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Rental income..... $  269,510     182,563     405,156     358,182   1,923,392      311,714      303,692     166,666
Additional rental
  income..........       -         67,441        -        157,773     588,600      128,728         -         33,000
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total income......    269,510     250,004     405,156     515,955   2,511,992      440,442      303,692     199,666
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Advisor asset
  management fee..       -           -           -           -           -            -            -           -
Property operating
  expenses........      5,390      78,364       8,103     166,076     732,510      154,027        7,592      39,000
Interest expense..       -           -           -           -           -            -            -           -
Depreciation......       -           -           -           -           -            -            -           -
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total expenses....      5,390      78,364       8,103     166,076     732,510      154,027        7,592      39,000
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Net income (loss). $  264,120     171,640     397,053     349,879   1,779,482      286,415      296,099     160,666
                   =========== =========== =========== =========== =========== ============ ============ ===========

                                                                       F-38




                                            Inland Real Estate Corporation
                                      Notes to Pro Forma Statement of Operations
                                                      (continued)
                                         For the year ended December 31, 1997
                                                      (unaudited)

(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.
                     Roselle                 Wilson     Terramere    Iroquois     Fashion    Naper West
                      Eagle    Countryside    Plaza       Plaza       Center       Square       Plaza
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Rental income..... $  307,980     256,000     136,100     419,563   1,376,053     808,935     1,578,508
Additional rental
  income..........     77,500        -         50,500     376,745     446,667     543,963       588,773
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total income......    385,480     256,000     186,600     793,309   1,822,720   1,352,897     2,167,281
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Advisor asset
  management fee..       -           -           -           -           -           -             -
Property operating
  expenses........    100,000      87,000      61,100     406,416     551,333     741,680       718,696
Interest expense..       -           -           -           -           -           -             -
Depreciation......       -           -           -           -           -           -             -
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total expenses....    100,000      87,000      61,100     406,416     551,333     741,680       718,696
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Net income (loss). $  285,480     169,000     125,500     389,892   1,271,387     611,217     1,448,585
                   =========== =========== =========== =========== =========== ============ ============
                                  Total
                                  1997
                    Pro Forma  Acquisitions
                   Adjustments  Pro Forma
                   ----------- -------------
Rental income..... $     -       9,903,951
Additional rental
  income..........       -       3,622,583
                   ----------- ------------
Total income......       -      13,526,534
                   ----------- ------------
Advisor asset
  management fee..  1,832,719    1,832,719
Property operating
  expenses........       -       4,476,786
Interest expense..  1,338,640    1,338,640
Depreciation......  2,371,640    2,371,640
                   ----------- ------------
Total expenses....  5,542,999   10,019,785
                   ----------- ------------
Net income (loss). $(5,542,999)  3,506,749
                   =========== ============

                                                                       F-39





                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)

(C) Total pro forma adjustments for 1998 acquisitions are as though they were acquired January 1, 1997.


                                              West
                    Woodfield    Coopers     Chicago      Maple     Lake Park
                      Plaza       Grove     Dominick's    Plaza       Plaza
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $2,235,315     577,096     628,320     369,317   1,216,080
Additional rental
  income..........    755,071     401,492        -        129,431     472,163
                   ----------- ----------- ----------- ----------- -----------
Total income......  2,990,386     978,588     628,320     498,748   1,688,243
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..    192,000      58,000      63,000      31,650     122,750
Property operating
  expenses........    873,792     488,067      18,850     133,667     543,398
Interest expense..       -           -           -           -           -
Depreciation......    483,000     146,600     157,500      83,400     293,000
                   ----------- ----------- ----------- ----------- -----------
Total expenses....  1,548,792     692,667     239,350     248,717     959,148
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $1,441,594     285,921     388,970     250,031     729,095
                   =========== =========== =========== =========== ===========


                     Homewood     Wisner     Elmhurst      Mill     Prairie
                       Plaza      Plaza    City Center    Creek     Square
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  220,375     206,312     508,377   1,085,374     315,796
Additional rental
  income..........    132,016      59,636      95,827     725,135      87,777
                   ----------- ----------- ----------- ----------- -----------
Total income......    332,391     265,948     604,204   1,810,509     403,573
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..     19,363      18,853      47,750     113,600      31,000
Property operating
  expenses........    166,951     101,312     140,836     823,792     130,448
Interest expense..       -           -           -        760,000        -
Depreciation......     46,500      45,900     119,375     272,500      87,800
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    232,814     166,065     307,961   1,969,892     249,248
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $   99,577      99,883     296,243    (159,383)    154,325
                   =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                               December 31, 1997
                                  (unaudited)



                    St. James   Chestnut      Bergen    Western &    Berwyn
                     Crossing     Court       Plaza      Howard       Plaza
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  720,615   1,197,317   1,681,564     210,288     176,345
Additional rental
  income..........    183,197     306,682     980,649      69,180     131,460
                   ----------- ----------- ----------- ----------- -----------
Total income......    903,812   1,503,999   2,662,213     279,468     307,805
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..     74,770     161,440     172,477      19,130      18,370
Property operating
  expenses........    265,225     593,967   1,105,206      88,145     147,830
Interest expense..       -           -           -           -           -
Depreciation......    187,000     403,600     431,200      47,825      45,925
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    526,995   1,159,007   1,708,883     155,100     212,125
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $  376,817     344,992     953,330     124,368      95,680
                   =========== =========== =========== =========== ===========


                               High Point    Woodland   Walgreens   Winnetka
                    Wauconda      Center      Heights   Woodstock    Commons
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  230,703   1,078,701      684,840    110,800     453,321
Additional rental
  income..........     72,913     251,518      754,544       -        343,033
                   ----------- ----------- ----------- ----------- -----------
Total income......    303,616   1,330,219    1,439,384    110,800     796,354
                   ----------- ----------- ----------- ----------- -----------
Advisor asset
  management fee..     25,250     103,540       96,000     11,620      44,350
Property operating
  expenses........     72,912     305,583      844,901      4,986     327,566
Interest expense..       -           -            -          -           -
Depreciation......     63,125     308,437      233,333     25,333      93,333
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    161,287     717,560    1,174,234     41,939     465,249
                   ----------- ----------- ----------- ----------- -----------
Net income (loss). $  142,329     612,659      265,150     68,861     331,105
                   =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                               December 31, 1997
                                  (unaudited)


                                                       Total 1998
                   Schaumburg                 Park     Acquisitions
                     Plaza       Eastgate    Center      Pro Forma
                   ----------- ----------- ----------- -----------
Rental income..... $  734,658     844,830   1,375,124  16,841,468
Additional rental
  income..........    315,191     200,749     766,076   7,233,740
                   ----------- ----------- ----------- -----------
Total income......  1,049,849   1,045,579   2,141,200  24,075,208
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..     69,873      77,310     155,500   1,727,596
Property operating
  expenses........    511,999     436,950   1,265,928   9,392,311
Interest expense..    379,254        -           -      1,139,254
Depreciation......    173,333     172,500     387,500   4,308,019
                   ----------- ----------- ----------- -----------
Total expenses....  1,134,459     686,760   1,808,928  16,567,180
                   ----------- ----------- ----------- -----------
Net income (loss). $  (84,610)    358,819     332,272   7,508,028
                   =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)


    Acquisition of Woodfield Plaza, Schaumburg, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Woodfield Plaza
                               -------------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $2,235,315        -      2,235,315
    Additional rental income..    755,071        -        755,071
                               ----------- ----------- -----------
    Total income..............  2,990,386        -      2,990,386
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        192,000     192,000
    Property operating
      expenses................    801,632      72,160     873,792
    Depreciation..............       -        483,000     483,000
                               ----------- ----------- -----------
    Total expenses............    801,632     747,160   1,548,792
                               ----------- ----------- -----------
    Net income (loss)......... $2,188,754    (747,160)  1,441,594
                               =========== =========== ===========



    Acquisition of Coopers Grove, Country Club Hills, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Coopers Grove
                               -----------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  577,096        -        577,096
    Additional rental income..    401,492        -        401,492
                               ----------- ----------- -----------
    Total income..............    978,588        -        978,588
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         58,000      58,000
    Property operating
      expenses................    428,031      60,036     488,067
    Depreciation..............       -        146,600     146,600
                               ----------- ----------- -----------
    Total expenses............    428,031     264,636     692,667
                               ----------- ----------- -----------
    Net income (loss)......... $  550,557    (264,636)    285,921
                               =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)

    Acquisition of West Chicago Dominick's, West Chicago, Illinois

    This pro forma adjustment reflects the purchase of West Chicago Dominick's as if the Company had acquired the property as of January 1, 1997, and is based on information provided by the Seller.

                                        West Chicago Dominick's
                               -------------------------------------
                                Year ended
                               December 31,  Pro Forma
                                  1997      Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  628,320         -        628,320
    Additional rental income..       -            -           -
                               -----------  ----------- -----------
    Total income..............    628,320        -         628,320
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          63,000      63,000
    Property operating
      expenses................       -          18,850      18,850
    Depreciation..............       -         157,500     157,500
                               -----------  ----------- -----------
    Total expenses............       -         239,350     239,350
                               -----------  ----------- -----------
    Net income (loss)......... $  628,320     (239,350)    388,970
                               ===========  =========== ===========



    Acquisition of Maple Plaza, Downers Grove, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Maple Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  369,317         -        369,317
    Additional rental income..    129,431         -        129,431
                               -----------  ----------- -----------
    Total income..............    498,748         -        498,748
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          31,650      31,650
    Property operating
      expenses................    133,667         -        133,667
    Depreciation..............       -          83,400      83,400
                               -----------  ----------- -----------
    Total expenses............    133,667      115,050     248,717
                               -----------  ----------- -----------
    Net income (loss)......... $  365,081     (115,050)    250,031
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)

    Acquisition of Lake Park Plaza, Michigan City, Indiana

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Lake Park Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,216,080         -      1,216,080
    Additional rental income..    472,163         -        472,163
                               -----------  ----------- -----------
    Total income..............  1,688,243         -      1,688,243
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         122,750     122,750
    Property operating
      expenses................    467,427       75,971     543,398
    Depreciation..............       -         293,000     293,000
                               -----------  ----------- -----------
    Total expenses............    467,427      491,721     959,148
                               -----------  ----------- -----------
    Net income (loss)......... $1,220,816     (491,721)    729,095
                               ===========  =========== ===========



    Acquisition of Homewood Plaza, Homewood, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X to the Pro Forma Adjustments:

                                          Homewood Plaza
                               -------------------------------------
                                Year ended
                               December 31,  Pro Forma
                                   1997     Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  200,375         -        200,375
    Additional rental income..    132,016         -        132,016
                               -----------  ----------- -----------
    Total income..............    332,391         -        332,391
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          19,363      19,363
    Property operating
      expenses................    166,951         -        166,951
    Depreciation..............       -          46,500      46,500
                               -----------  ----------- -----------
    Total expenses............    166,951       65,863     232,814
                               -----------  ----------- -----------
    Net income (loss)......... $  165,440      (65,863)     99,577
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Acquisition of Wisner Plaza, Chicago, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X to the Pro Forma Adjustments:

                                           Wisner Plaza
                               -----------------------------------
                               Year ended
                               December 31,  Pro Forma
                                 1997       Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  206,312         -        206,312
    Additional rental income..     59,636         -         59,636
                               -----------  ----------- -----------
    Total income..............    265,948         -        265,948
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          18,853      18,853
    Property operating
      expenses................    101,312         -        101,312
    Depreciation..............       -          45,900      45,900
                               -----------  ----------- -----------
    Total expenses............    101,312       64,753     166,065
                               -----------  ----------- -----------
    Net income (loss)......... $  164,636      (64,753)     99,883
                               ===========  =========== ===========



    Acquisition of Elmhurst City Center, Elmhurst, Illinois

    This pro forma adjustment reflects the purchase of Elmhurst City Center as if the Company had acquired the property as of January 1, 1997, and is based on information provided by the Seller.

                                        Elmhurst City Center
                               -------------------------------------
                                Year ended
                               December 31,  Pro Forma
                                  1997      Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  508,377         -        508,377
    Additional rental income..     95,827         -         95,827
                               -----------  ----------- -----------
    Total income..............    604,204         -        604,204
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          47,750      47,750
    Property operating
      expenses................    140,836         -        140,836
    Depreciation..............       -         119,375     119,375
                               -----------  ----------- -----------
    Total expenses............    140,836      167,125     307,961
                               -----------  ----------- -----------
    Net income (loss)......... $  463,368     (167,125)    296,243
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)


    Acquisition of Mill Creek, Palos Park, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Mill Creek
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,085,374         -      1,085,374
    Additional rental income..    725,135         -        725,135
                               -----------  ----------- -----------
    Total income..............  1,810,509         -      1,810,509
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         113,600     113,600
    Property operating
      expenses................    778,792       45,000     823,792
    Interest expense..........       -         760,000     760,000
    Depreciation..............       -         272,500     272,500
                               -----------  ----------- -----------
    Total expenses............    778,792    1,191,100   1,969,892
                               -----------  ----------- -----------
    Net income (loss)......... $1,031,537   (1,191,100)   (159,383)
                               ===========  =========== ===========



    Acquisition of Prairie Square, Sun Prairie, Wisconsin

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X to the Pro Forma Adjustments:

                                          Prairie Square
                               -----------------------------------
                               Year Ended
                               December 31,  Pro Forma
                                  1997      Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  315,796         -        315,796
    Additional rental income..     87,777         -         87,777
                               -----------  ----------- -----------
    Total income..............    403,573         -        403,573
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          31,000      31,000
    Property operating
      expenses................    130,448         -        130,448
    Depreciation..............       -          87,800      87,800
                               -----------  ----------- -----------
    Total expenses............    130,448      118,800     249,248
                               -----------  ----------- -----------
    Net income (loss)......... $  273,125     (118,800)    154,325
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)


    Acquisition of St. James Crossing, Westmont, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          St. James Crossing
                               -------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  720,615         -        720,615
    Additional rental income..    183,197         -        183,197
                               -----------  ----------- -----------
    Total income..............    903,812         -        903,812
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          74,770      74,770
    Property operating
      expenses................    257,225        8,000     265,225
    Depreciation..............       -         187,000     187,000
                               -----------  ----------- -----------
    Total expenses............    257,225      269,770     526,995
                               -----------  ----------- -----------
    Net income (loss)......... $  646,587     (269,770)    376,817
                               ===========  =========== ===========



    Acquisition of Chestnut Court, Darien, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Chestnut Court
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,197,317         -      1,197,317
    Lease termination income..    765,504     (765,504)       -
    Additional rental income..    306,682         -        306,682
                               -----------  ----------- -----------
    Total income..............  2,269,503     (765,504)  1,503,999
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         161,440     161,440
    Property operating
      expenses................    593,967         -        593,967
    Depreciation..............       -         403,600     403,600
                               -----------  ----------- -----------
    Total expenses............    593,967      565,040   1,159,007
                               -----------  ----------- -----------
    Net income (loss)......... $1,675,536   (1,330,544)    344,992
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)


    Acquisition of Bergen Plaza, Oakdale, Minnesota

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Bergen Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,681,564         -      1,681,564
    Additional rental income..    980,649         -        980,649
                               -----------  ----------- -----------
    Total income..............  2,662,213         -      2,662,213
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         172,477     172,477
    Property operating
      expenses................  1,105,206         -      1,105,206
    Depreciation..............       -         431,200     431,200
                               -----------  ----------- -----------
    Total expenses............  1,105,206      603,677   1,708,883
                               -----------  ----------- -----------
    Net income (loss)......... $1,557,007     (603,677)    953,330
                               ===========  =========== ===========




    Acquisition of Western & Howard, Chicago, Illinois

    This pro forma adjustment reflects the purchase of Western & Howard as if the Company had acquired the property as of January 1, 1997, and is based on information provided by the Seller.

                                        Western & Howard
                               -------------------------------------
                                Year ended
                               December 31,  Pro Forma
                                  1997      Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  210,288         -        210,288
    Additional rental income..     69,180         -         69,180
                               -----------  ----------- -----------
    Total income..............    279,468        -         279,468
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          19,130      19,130
    Property operating
      expenses................     88,145         -         88,145
    Depreciation..............       -          47,825      47,825
                               -----------  ----------- -----------
    Total expenses............     88,145       66,955     155,100
                               -----------  ----------- -----------
    Net income (loss)......... $  191,323      (66,955)    124,368
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Acquisition of Berwyn Plaza, Berwyn, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Berwyn Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  176,345         -        176,345
    Additional rental income..    131,460         -        131,460
                               -----------  ----------- -----------
    Total income..............    307,805         -        307,805
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          18,370      18,730
    Property operating
      expenses................    135,830       12,000     147,830
    Depreciation..............       -          45,925      45,925
                               -----------  ----------- -----------
    Total expenses............    135,830       76,295     212,125
                               -----------  ----------- -----------
    Net income (loss)......... $  171,975      (76,295)     95,680
                               ===========  =========== ===========




    Acquisition of Wauconda, Wauconda, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Wauconda
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  230,703         -        230,703
    Additional rental income..     72,913         -         72,913
                               -----------  ----------- -----------
    Total income..............    303,616         -        303,616
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          25,250      25,250
    Property operating
      expenses................     72,912         -         72,912
    Depreciation..............       -          63,125      63,125
                               -----------  ----------- -----------
    Total expenses............     72,912       88,375     161,287
                               -----------  ----------- -----------
    Net income (loss)......... $  230,704      (88,375)    142,329
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Acquisition of High Point Centre, Madison, Wisconsin

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        High Point Centre
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,078,701         -      1,078,701
    Additional rental income..    251,518         -        251,518
                               -----------  ----------- -----------
    Total income..............  1,330,219         -      1,330,219
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         103,540     103,540
    Property operating
      expenses................    258,583       47,000     305,583
    Depreciation..............       -         308,437     308,437
                               -----------  ----------- -----------
    Total expenses............    258,583      458,977     717,560
                               -----------  ----------- -----------
    Net income (loss)......... $1,071,636     (458,977)    612,659
                               ===========  =========== ===========




    Acquisition of Woodland Heights, Streamwood, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        Woodland Heights
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  684,840         -        684,840
    Additional rental income..    754,544         -        754,544
                               -----------  ----------- -----------
    Total income..............  1,439,384         -      1,439,384
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          96,000      96,000
    Property operating
      expenses................    844,901         -        844,901
    Depreciation..............       -         233,333     233,333
                               -----------  ----------- -----------
    Total expenses............    844,901      329,333   1,174,234
                               -----------  ----------- -----------
    Net income (loss)......... $  594,483     (329,333)    265,150
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Acquisition of Walgreens, Woodstock, Illinois

    This pro forma adjustment reflects the purchase of the Walgreens property as if the Company had acquired the property as of January 1, 1997, and is based on information provided by the seller.

                                            Walgreens
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  110,800         -        110,800
    Additional rental income..       -            -           -
                               -----------  ----------- -----------
    Total income..............    110,800         -        110,800
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          11,620      11,620
    Property operating
      expenses................       -           4,986       4,986
    Depreciation..............       -          25,333      25,333
                               -----------  ----------- -----------
    Total expenses............       -          41,939      41,939
                               -----------  ----------- -----------
    Net income (loss)......... $  110,800      (41,939)     68,861
                               ===========  =========== ===========




    Acquisition of Winnetka Commons, New Hope, Minnesota

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                        Winnetka Commons
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  453,321         -        453,321
    Additional rental income..    343,033         -        343,033
                               -----------  ----------- -----------
    Total income..............    796,354         -        796,354
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          44,350      44,350
    Property operating
      expenses................    327,566         -        327,566
    Depreciation..............       -          93,333      93,333
                               -----------  ----------- -----------
    Total expenses............    327,566      137,683     465,249
                               -----------  ----------- -----------
    Net income (loss)......... $  468,788     (137,683)    331,105
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)




    Acquisition of Schaumburg Plaza, Schaumburg, Illinois

    This pro forma adjustment reflects the purchase of Schaumburg Plaza as if the Company had acquired the property as of January 1, 1997, and is based on information provided by the Seller.

                                        Schaumburg Plaza
                               -------------------------------------
                                Year ended
                               December 31,  Pro Forma
                                  1997      Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  734,658         -        734,658
    Additional rental income..    315,191         -        315,191
                               -----------  ----------- -----------
    Total income..............  1,049,849         -      1,049,849
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          69,873      69,873
    Property operating
      expenses................    511,999         -        511,999
    Interest expense..........    379,254         -        379,254
    Depreciation..............       -         173,333     173,333
                               -----------  ----------- -----------
    Total expenses............    891,253      243,206   1,134,459
                               -----------  ----------- -----------
    Net income (loss)......... $  158,596     (243,206)    (84,610)
                               ===========  =========== ===========



    Acquisition of Eastgate, Lombard, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                             Eastgate
                               ------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  844,830         -        844,830
    Additional rental income..    200,749         -        200,749
                               -----------  ----------- -----------
    Total income..............  1,045,579         -      1,045,579
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          77,310      77,310
    Property operating
      expenses................    436,950         -        436,950
    Depreciation..............       -         172,500     172,500
                               -----------  ----------- -----------
    Total expenses............    436,950      249,810     686,760
                               -----------  ----------- -----------
    Net income (loss)......... $  608,629     (249,810)    358,819
                               ===========  =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Acquisition of Park Center, Tinley Park, Illinois

    This pro forma adjustment reflects the purchase of Park Center as if the Company had acquired the property as of January 1, 1997, and is based on information provided by the Seller.

                                             Park Center
                               ------------------------------------
                                Year Ended
                               December 31,  Pro Forma
                                   1997     Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,375,124         -      1,375,124
    Additional rental income..    766,076         -        766,076
                               -----------  ----------- -----------
    Total income..............  2,141,200         -      2,141,200
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         155,500     155,500
    Property operating
      expenses................  1,265,928         -      1,265,928
    Depreciation..............       -         387,500     387,500
                               -----------  ----------- -----------
    Total expenses............  1,265,928      543,000   1,808,928
                               -----------  ----------- -----------
    Net income (loss)......... $  875,272     (543,000)    322,272
                               ===========  =========== ===========



(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F) The pro forma weighted average common stock shares for the year ended December 31, 1997 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(G) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of High Point Centre for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of High Point Centre's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of High Point Centre for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 15, 1998

                               High Point Centre
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997




Gross income:
  Base rental income.............................. $1,078,701
  Operating expense and real estate
    tax recoveries................................    251,518
                                                   -----------
  Total Gross Income..............................  1,330,919
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    147,562
  Operating expenses..............................     78,273
  Management fees.................................     12,000
  Insurance.......................................      5,176
  Utilities.......................................     15,572
                                                   -----------
  Total direct operating expenses.................    258,583
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $1,071,636
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                               High Point Centre
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    High Point Centre is located in Madison, Wisconsin. It consists of approximately 86,000 square feet of gross leasable area and was 100% leased and occupied at December 31, 1997. Approximately 10% of High Point Centre is leased to one tenant representing approximately 13% of total rental income. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of High Point Centre from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of High Point Centre's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of High Point Centre to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    High Point Centre leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which High Point Centre is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $48,627 for the year ended December 31, 1997.

                               High Point Centre
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

                                Year          Amount
                                ----          ------
                                1998        $ 1,051,960
                                1999            972,278
                                2000            748,162
                                2001            653,440
                                2002            548,338
                              Thereafter      1,531,731
                                            -----------
                                            $ 5,506,909
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of High Point Centre. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    High Point Centre is managed by an affiliate of the seller pursuant to the terms of a management agreement for an annual fee of $12,000. Subsequent to the sale of High Point Centre (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Woodland Heights Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Woodland Heights Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Woodland Heights Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
May 28, 1998

                       Woodland Heights Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997




Gross income:
  Base rental income.............................. $  684,840
  Operating expense and real estate
    tax recoveries................................    609,728
  Percentage rent.................................    144,816
                                                   -----------
  Total Gross Income..............................  1,439,384
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    455,110
  Operating expenses..............................    320,239
  Management fees.................................     38,307
  Insurance.......................................     17,725
  Utilities.......................................     13,520
                                                   -----------
  Total direct operating expenses.................    844,901
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  594,483
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                       Woodland Heights Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Woodland Heights Shopping Center is located in Streamwood, Illinois. It consists of approximately 120,436 square feet of gross leasable area and was 86% leased and occupied at December 31, 1997. Approximately 50% of Woodland Heights Shopping Center is leased to one tenant representing approximately 34% of base rental income. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Woodland Heights Shopping Center from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Woodland Heights Shopping Center's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Woodland Heights Shopping Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Woodland Heights Shopping Center leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Woodland Heights Shopping Center is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed. Certain of the leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenants' sales exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $84,084 for the year ended December 31, 1997.

                       Woodland Heights Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

                                Year          Amount
                                ----          ------
                                1998        $   785,428
                                1999            713,022
                                2000            728,200
                                2001            675,880
                                2002            645,562
                              Thereafter      4,077,930
                                            -----------
                                            $ 7,626,022
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Woodland Heights Shopping Center. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Woodland Heights Shopping Center had not received its final real estate tax bill for 1997. Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Woodland Heights Shopping Center is managed by an affiliate of the seller pursuant to the terms of a management agreement for an annual fee of 5% of base and percentage rents. Subsequent to the sale of Woodland Heights Shopping Center (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Eastgate Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Eastgate Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Eastgate Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
May 28, 1998

                           Eastgate Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997




Gross income:
  Base rental income.............................. $  844,830
  Operating expense and real estate
    tax recoveries................................    184,481
  Other income....................................     16,268
                                                   -----------
  Total Gross Income..............................  1,045,579
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    119,007
  Operating expenses..............................    129,262
  Management fees.................................    125,143
  Insurance.......................................     12,574
  Utilities.......................................     50,964
                                                   -----------
  Total direct operating expenses.................    436,950
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  608,629
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                           Eastgate Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Eastgate Shopping Center is located in Lombard, Illinois. It consists of approximately 132,500 square feet of gross leasable area and was 86% leased and occupied at December 31, 1997. Approximately 20% of Eastgate Shopping Center is leased to one tenant representing approximately 25% of base rental income. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Eastgate Shopping Center from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Eastgate Shopping Center's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Eastgate Shopping Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Eastgate Shopping Center leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Eastgate Shopping Center is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $47,688 for the year ended December 31, 1997.

                           Eastgate Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

                                Year          Amount
                                ----          ------
                                1998        $   850,838
                                1999            728,528
                                2000            607,207
                                2001            434,352
                                2002            346,391
                              Thereafter        311,329
                                            -----------
                                            $ 3,278,645
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Eastgate Shopping Center. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Eastgate Shopping Center is managed by an affiliate of the seller pursuant to the terms of a management agreement for an annual fee of 5% of base rents and reimbursement of salaries for related property management personnel of approximately $69,000 for the year ended December 31, 1997. Subsequent to the sale of Eastgate Shopping Center (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Winnetka Commons Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Winnetka Commons Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Winnetka Commons Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
June 19, 1998

                       Winnetka Commons Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997




Gross income:
  Base rental income.............................. $  453,321
  Operating expense and real estate
    tax recoveries................................    321,438
  Percentage rent.................................     21,595
                                                   -----------
  Total Gross Income..............................    796,354
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    182,096
  Operating expenses..............................     85,231
  Management fees.................................     13,207
  Insurance.......................................     42,153
  Utilities.......................................      4,879
                                                   -----------
  Total direct operating expenses.................    327,566
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  468,788
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.

                       Winnetka Commons Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Winnetka Commons Shopping Center is located in New Hope, Minnesota. It consists of approximately 42,000 square feet of gross leasable area and was 100% leased and occupied at December 31, 1997. Approximately 28% of Winnetka Commons Shopping Center is leased to one tenant representing approximately 30% of base rental income. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Winnetka Commons Shopping Center from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Winnetka Commons Shopping Center's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Winnetka Commons Shopping Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Winnetka Commons Shopping Center leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Winnetka Commons Shopping Center is reimbursed for common area, real estate, and insurance costs. Certain of the leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenants' sales exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $22,544 for the year ended December 31, 1997.

                       Winnetka Commons Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

                                Year          Amount
                                ----          ------
                                1998        $   457,564
                                1999            464,388
                                2000            441,459
                                2001            368,997
                                2002            308,234
                              Thereafter      4,327,364
                                            -----------
                                            $ 6,368,006
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Winnetka Commons Shopping Center. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Winnetka Commons Shopping Center is managed pursuant to the terms of a management agreement for an annual fee of 5% of base rents. Subsequent to the sale of Winnetka Commons Shopping Center (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                                   PROSPECTUS
                         INLAND REAL ESTATE CORPORATION

             $11.00 PER SHARE MINIMUM INITIAL PURCHASE - 300 SHARES
                      (100 SHARES FOR TAX-EXEMPT ENTITIES)

         Inland Real Estate Corporation (the "Company"), a Maryland corporation, is an infinite-life real estate investment trust (a "REIT"), formed in 1994 to invest in Neighborhood Retail Centers and Community Centers located primarily within a 400-mile radius of its headquarters in Oak Brook, Illinois as well as single-user retail properties located throughout the United States. The Company owns 43 Neighborhood Retail Centers, seven Community Centers and nine single-user retail properties and intends to use the Net Proceeds of this Offering (after funding appropriate working capital reserves) primarily to acquire additional properties. See "Investment Objectives and Policies." The Company's day-to-day operations are managed by Inland Real Estate Advisory Services, Inc. (the "Advisor").

         Of the 28,058,370 shares of the Company's common stock, $.01 par value per share offered hereby (the "Shares"), a total of 25,000,000 Shares are being offered on a "best efforts" basis (the "Offering"); a total of 2,000,000 Shares are being offered for distribution to Stockholders participating in the Company's Distribution Reinvestment Program (the "DRP"); up to 433,370 Shares may be issued upon the exercise of warrants issued in connection with Prior Offerings; and up to 625,000 Shares may be issued upon the exercise of warrants granted in connection with the Offering. Capitalized terms used in this Prospectus and not defined in the text are defined in the "Glossary."

         AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 18. THESE RISKS INCLUDE THE FACT THAT:

   o There is currently no public trading market for the Shares and therefore the offering price of the Shares may not be indicative of the price that the Shares may trade if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved. An investment in the Shares is suitable only for those able to make a long-term investment; (page 18)

   o The Offering is not conditioned upon the Company raising a minimum amount of proceeds. The Company may not raise proceeds sufficient to apply to any use other than payment of organization and offering expenses associated with the Offering; (page 18)

   o Although the Company intends to purchase properties, whenever possible, on an all-cash basis, the Company assumed debt as part of the acquisition price on seven properties and utilized short-term financing acquired from an Affiliate to acquire six properties. The Company may incur additional indebtedness secured by existing properties or properties acquired in the future. Defaults on this indebtedness could cause the Company to lose its investment in such properties; (page 19)

   o Except for six properties, the Company has not specified any additional acquisitions; (page 18)

   o The Company relies on the Advisor and its Affiliates to operate the Company on a daily basis and manage its assets and pays the Advisor and its Affiliates substantial fees for rendering these services; (page 21)

   o     No person may own more than 9.8% of the Shares; (page 20)

   o Affiliates of the Advisor are engaged in similar real estate activities which may subject them to various conflicts of interest in managing the Company's operations. These conflicts include competition for the time and services of these individuals, payments which may not be on fair market terms and the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which result in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's current interests; and (page 21)

   o Stockholders have no preemptive rights, and, therefore, further issuance(s) of Shares by the Company may dilute the interests of investors purchasing in this Offering. (page 22)

================================================================================

                                                                                     Selling                  Proceeds to
                                                       Price to Public           Commissions (1)              Company (2)
                                                       ---------------           ---------------              -----------

Per Share                                             $           11.00          $           .77        $             10.23
Minimum Purchase 300 Shares                           $        3,300.00          $        231.00        $          3,069.00
Total Maximum if 27,000,000 Shares Sold(3)            $  295,900,000.00          $ 19,250,000.00        $    276,650,000.00(3)

================================================================================

     The date of this Prospectus is April 7, 1998.        (cover page continued)







(1) A total of 25,000,000 Shares are being offered on a "best efforts" basis. The Company will pay Inland Securities Corporation, an Affiliate of the Advisor (the "Dealer Manager") selling commissions equal to up to seven percent (7%) of the Gross Offering Proceeds and will, in certain instances, issue a warrant to purchase one Share during the Exercise Period at $13.20 per share for every 40 Shares sold (the "Soliciting Dealer Warrants"). The Dealer Manager may retain or reallow all or a part of this compensation, including the Soliciting Dealer Warrants, to certain Soliciting Dealers unless prohibited by either federal or state securities laws; provided that the Company will not issue warrants to purchase more than 625,000 shares. The Dealer Manager will also receive a marketing contribution and due diligence expense allowance fee equal to 2.5% of the Gross Offering Proceeds, some portion of which may be reallowed to Soliciting Dealers. Volume discounts may be given on orders of 20,000 Shares or more.

(2) Before deducting Organization and Offering Expenses, payable from proceeds of the Offering, estimated at $6,974,110 if 27,000,000 Shares (the "Maximum Offering") are sold. If the aggregate of all Organization and Offering Expenses, including selling commissions and the marketing contribution and due diligence expense allowance fee, exceeds 15% of the Gross Offering Proceeds, the Advisor agrees to pay the excess expenses.

(3) A total of 25,000,000 Shares are being offered on a "best efforts" basis and a total of 2,000,000 Shares are being offered for distribution to Stockholders participating in the Company's Distribution Reinvestment Program. Participation in the DRP is limited to those investors who purchased Shares in the Prior Offerings or who purchase Shares in this Offering. Participants may purchase Shares at a reduced price due to lower administrative costs ($10.45 per Share). In addition, assuming all 625,000 warrants are issued to the Dealer Manager, the Company will receive additional proceeds of $800.00; assuming these warrants are exercised at the warrant price of $13.20, the Company will receive additional proceeds of $8,250,000. No commission will be paid in connection with the issuance of the warrants or the Shares issuable upon exercise thereof.

         The Shares offered hereby will be sold by the Dealer Manager and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Offering will terminate on or before April 6, 2000. Subscription proceeds received from investors will be held in escrow by the Escrow Agent, pending release to the Company. Since no minimum offering amount has been specified, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THE COMPANY IS NOT A MUTUAL FUND OR AN INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND, THEREFORE, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIONS PROVIDED BY THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY
REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS PROHIBITED.

                                                            (end of cover page)

                                       ii





                                TABLE OF CONTENTS

                                                                                            PAGE
PROSPECTUS SUMMARY ....................................................................        1
ORGANIZATIONAL CHART ..................................................................       16
RISK FACTORS ..........................................................................       18
      Investment Risks ................................................................       18
      Company Risks ...................................................................       20
      Risks of Real Estate Ownership ..................................................       23
      Tax Risks .......................................................................       26
      ERISA Risks .....................................................................       28
ESTIMATED USE OF PROCEEDS OF OFFERING .................................................       30
WHO MAY INVEST ........................................................................       32
COMPENSATION TABLE ....................................................................       34
      Nonsubordinated Payments ........................................................       34
      Special Provisions Relating to Fee Payments .....................................       41
CONFLICTS OF INTEREST .................................................................       45
      Competition for the Time and Service of the Advisor and Affiliates ..............       45
      Process for Resolving Conflicting Opportunities .................................       45
      Acquisition from Affiliates .....................................................       46
      The Company may Purchase Properties from Persons with whom Affiliates of the
            Advisor have Prior Business Relationships .................................       46
      Property Management Services are being Rendered by an Affiliate of the Advisor ..       47
      Receipt of Commissions, Fees and Other Compensation by the Advisor
            and its Affiliates ........................................................       47
      Non-Arm's-Length Agreements .....................................................       47
      The Company and the Advisor have the Same Legal Counsel .........................       48
      Inland Securities Corporation is Participating as Dealer Manager in the Sale
            of the Shares .............................................................       48
      The Advisor may have Conflicting Fiduciary Obligations in the Event the Company
            Acquires Properties with Affiliates .......................................       48
FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
      THE ADVISOR; INDEMNIFICATION ....................................................       49
      General .........................................................................       49
      Limitation of Liability and Indemnification .....................................       49
      Business Judgment Presumption ...................................................       50
PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES .........................................       51
      Prior Investment Programs .......................................................       51
      Summary Information .............................................................       52
      Publicly Registered Limited Partnerships ........................................       54
      Private Partnerships ............................................................       59
      Private Placement Real Estate Equity Program ....................................       60
      Private Placement Mortgage and Note Programs ....................................       60


                                      iii

                                                                                            PAGE
      Loan Modifications and Work-Outs ................................................       63
      Effects of Property Exchanges on Investors ......................................       66
      Additional Information ..........................................................       67
MANAGEMENT ............................................................................       68
      General .........................................................................       68
      Directors and Executive Officers ................................................       69
      Committees of the Board of Directors ............................................       71
      Compensation of Directors .......................................................       72
      The Advisor .....................................................................       72
      Advisor Background ..............................................................       73
      The Advisory Agreement ..........................................................       74
      The Management Agent ............................................................       76
      Other Services ..................................................................       79
      Independent Director Stock Option Plan ..........................................       79
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ........................................       81
SELECTED FINANCIAL DATA ...............................................................       82
INVESTMENT OBJECTIVES AND POLICIES ....................................................       84
      General .........................................................................       84
      Distributions ...................................................................       84
      Types of Investments ............................................................       85
      Acquisition Standards ...........................................................       86
      Description of Leases ...........................................................       90
      Property Acquisition ............................................................       90
      Borrowing .......................................................................       91
      Sale or Disposition of Properties ...............................................       92
      Change in Investment Objectives and Policies ....................................       93
      Certain Investment Limitations ..................................................       93
      Appraisals ......................................................................       93
      Return of Uninvested Proceeds ...................................................       93
      Additional Offerings and Exchange Listing .......................................       93
      Joint Ventures ..................................................................       94
      Other Policies ..................................................................       94
REAL PROPERTY INVESTMENTS .............................................................       96
      The Walgreens/Decatur Property ..................................................      107
      Eagle Crest Shopping Center, Naperville, Illinois ...............................      108
      Montgomery-Goodyear Shopping Center, Montgomery, Illinois .......................      109
      The Hartford/Naperville Plaza, Naperville, Illinois .............................      110
      Nantucket Square Shopping Center, Schaumburg, Illinois ..........................      110
      Antioch Plaza, Antioch, Illinois ................................................      110
      Mundelein Plaza, Mundelein, Illinois ............................................      111
      Regency Point Shopping Center, Lockport, Illinois ...............................      111
      Prospect Heights Plaza, Prospect Heights, Illinois ..............................      111
      Montgomery-Sears Shopping Center, Montgomery, Illinois ..........................      111
      The Zany Brainy Store, Wheaton, Illinois ........................................      112


                                       iv


                                                                                            PAGE
      Salem Square Shopping Center, Countryside, Illinois .............................      112
      Hawthorn Village Commons, Vernon Hills, Illinois ................................      112
      Six Corners Plaza, Chicago, Illinois ............................................      113
      Spring Hill Fashion Corner, West Dundee, Illinois ...............................      113
      Grand & Hunt Club Outlot Center, Gurnee, Illinois ...............................      113
      The Quarry Outlot, Hodgkins, Illinois ...........................................      113
      Crestwood Plaza Shopping Center, Crestwood, Illinois ............................      114
      Lansing Square Shopping Center, Lansing, Illinois ...............................      114
      Park St. Clair Plaza, Schaumburg, Illinois ......................................      114
      The Summit of Park Ridge, Park Ridge, Illinois ..................................      114
      Maple Park Place, Bolingbrook, Illinois .........................................      115
      Aurora Commons Shopping Center, Aurora, Illinois ................................      115
      Lincoln Park Place Shopping Center, Chicago, Illinois ...........................      116
      Niles Shopping Center, Niles, Illinois ..........................................      116
      Cobblers Mall, Elgin, Illinois ..................................................      116
      Mallard Mall, Elk Grove Village, Illinois .......................................      117
      Ameritech Outlot Building, Joliet, Illinois .....................................      117
      Dominick's Finer Foods, Schaumburg, Illinois ....................................      117
      Calumet Square Shopping Center, Calumet City, Illinois ..........................      117
      Dominick's Finer Foods, Highland Park, Illinois .................................      118
      Sequoia Plaza Shopping Center, Milwaukee, Wisconsin .............................      118
      River Square Shopping Center, Naperville, Illinois ..............................      118
      Rivertree Court Shopping Center, Vernon Hills, Illinois .........................      118
      Shorecrest Plaza Shopping Center.................................................      119
      Dominick's Finer Foods, Glendale Heights, Illinois ..............................      119
      Party City, Oak Brook Terrace, Illinois .........................................      119
      Roselle Eagle, Roselle, Illinois ................................................      119
      Countryside Shopping Center, Countryside, Illinois ..............................      120
      Terramere Plaza, Arlington Heights, Illinois ....................................      120
      Wilson Plaza, Batavia, Illinois .................................................      120
      Iroquois Center, Naperville, Illinois ...........................................      120
      Fashion Square Shopping Center, Skokie, Illinois ................................      120
      Naper West Shopping Center, Naperville, Illinois ................................      121
      Woodfield Plaza, Schaumburg, Illinois ...........................................      121
      Shops at Coopers Grove, Country Club Hills, Illinois ............................      121
      Dominick's Finer Foods, West Chicago, Illinois ..................................      122
      Maple Plaza, Downers Grove, Illinois ............................................      122
      Orland Park Retail, Orland Park, Illinois .......................................      122
      Lake Park Plaza, Michigan City, Indiana .........................................      122
      Wisner/Milwaukee Plaza, Chicago, Illinois .......................................      122
      Homewood Plaza, Homewood, Illinois ..............................................      123
      Elmhurst City Center, Elmhurst, Illinois ........................................      123
      Mill Creek, Palos Park, Illinois ................................................      123
      Oak Forest Commons, Oak Forest, Illinois ........................................      124
      Prairie Square, Sun Prairie, Wisconsin ..........................................      124


                                        v

                                                                                           PAGE
      Downers Grove Plaza, Downers Grove, Illinois ....................................      124
      St. James Crossing Shopping Center, Westmont, Illinois ..........................      124
      Chestnut Court Shopping Center, Darien, Illinois ................................      125
      Potential Property Acquisitions .................................................      125
CAPITALIZATION ........................................................................      127
PRINCIPAL STOCKHOLDERS ................................................................      128
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
      THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS ...............................      129
FEDERAL INCOME TAX CONSIDERATIONS .....................................................      135
      Taxation of the Company .........................................................      136
      Taxation of Stockholders ........................................................      143
      Other Tax Considerations ........................................................      146
      Taxpayer Relief Act of 1997 - Significant REIT Provisions .......................      147
ERISA CONSIDERATIONS ..................................................................      150
DESCRIPTION OF SECURITIES .............................................................      151
      General .........................................................................      151
      Soliciting Dealer Warrants ......................................................      153
      Issuance of Additional Securities and Debt Instruments ..........................      154
      Restrictions on Transfer ........................................................      154
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS ...............................................      155
      Certain Article and Bylaw Provisions ............................................      156
      Stockholders' Meetings ..........................................................      156
      Board of Directors ..............................................................      156
      Stockholder Voting Rights .......................................................      157
      Stockholder Lists; Inspection of Books and Records ..............................      158
      Amendment of the Organizational Documents .......................................      158
      Dissolution or Termination of the Company .......................................      159
      Advance Notice of Director Nominations and New Business .........................      159
      Restrictions on Certain Conversion Transactions and Roll-Ups ....................      159
      Limitation on Total Operating Expenses ..........................................      161
      Transactions with Affiliates ....................................................      162
      Restrictions on Borrowing .......................................................      162
      Restrictions on Investments .....................................................      163
PLAN OF DISTRIBUTION ..................................................................      165
      General .........................................................................      165
      Escrow Conditions ...............................................................      166
      Advisor Capital Contribution ....................................................      166
      Subscription Process ............................................................      166
      Determination of Investor Suitability ...........................................      167
      Compensation ....................................................................      167
      Volume Discounts ................................................................      169
      Transfer of Shares ..............................................................      169
      Indemnification .................................................................      170
HOW TO SUBSCRIBE ......................................................................      170
SALES LITERATURE ......................................................................      171
DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS ...............................      172
      Distribution Reinvestment Program ...............................................      172


                                        vi

                                                                                           PAGE
      Share Repurchase Program ........................................................      173
REPORTS TO STOCKHOLDERS ...............................................................      174
LEGAL MATTERS .........................................................................      176
EXPERTS ...............................................................................      176
ADDITIONAL INFORMATION ................................................................      176
GLOSSARY ..............................................................................      177
INDEX TO FINANCIAL STATEMENTS .........................................................      F-i
PRIOR PERFORMANCE TABLES ..............................................................      A-1
DISTRIBUTION REINVESTMENT PROGRAM .....................................................      B-1
SUBSCRIPTION AGREEMENT ................................................................      I-1




                                      vii


                               PROSPECTUS SUMMARY

         The following summary is intended solely to supply pertinent facts and highlights from the material contained in the body of the Prospectus. More detailed information may be found in the remainder of the Prospectus.

THE COMPANY         The Company owns and operates 43 Neighborhood Retail
                    Centers, seven Community Centers (as hereinafter defined) and nine single-user retail properties. The Company intends to acquire additional existing Neighborhood Retail Centers, Community Centers, and single-user retail properties. The
                    Company is permitted to acquire Neighborhood Retail Centers and Community Centers located primarily within a 400 mile radius of its headquarters in Oak Brook, Illinois. The
                    Company may acquire single-user retail properties located throughout the United States including single-user retail properties acquired in sale and leaseback transactions in which creditworthy tenants enter into triple-net leases with the Company. As of April 1, 1998, the Company had approximately $64,600,000 available for acquisition of additional properties.

                    The Company's primary business objective is to enhance the performance and value of its properties through management strategies designed to address the needs of an evolving retail marketplace. Key elements of the Company's strategy are:

                    Acquisitions:

                    o Selectively acquiring well-located Neighborhood Retail Centers and Community Centers, as well as single-user retail properties, triple-net leased by creditworthy tenants.

                    o Whenever possible, acquire properties on an all-cash basis to provide the Company with a competitive advantage over potential purchasers who must secure financing. The Company may, however, acquire properties subject to existing indebtedness or incur indebtedness secured by properties previously purchased on an all-cash basis if the Company believes favorable financing terms are available. The proceeds from these loans are used primarily to acquire additional properties. A total of 48 of the Company's 59 properties are encumbered by mortgage indebtedness including one property where financing by an Affiliate was assumed.


                                       1


                    Operations:

                    o Actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

                    o Improve rental income and cash flow by aggressively marketing rentable space.

                    o Emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

                    o Maintain a diversified tenant base at its Neighborhood Retail Centers and Community Centers, consisting primarily of retail tenants providing consumer goods and services.

                    The Company is a Maryland corporation which has elected to be treated as a real estate investment trust ("REIT") for federal income tax purposes. See, generally "Federal Income Tax Considerations." The Company is located at 2901 Butterfield Road, Oak Brook, Illinois 60523 (630) 218-8000.

SHARES OUTSTANDING
BEFORE OFFERING     A total of 35,802,995 Shares (including 855,795 Shares
                    issued under the Company's Distribution Reinvestment Program
                    (the "DRP") and 20,000 Shares purchased by the Advisor) were outstanding as of the date of this Prospectus. The Company previously sold (i) 5,000,000 shares in a best efforts offering at $10 per share and 78,509 shares under the DRP that commenced on October 14, 1994 and was completed on July
                    22, 1996; (ii) an additional 10,000,000 shares in a best efforts offering, also at $10 per share, plus 318,388 shares under the DRP that commenced on July 24, 1996 and was completed on July 10, 1997; and (iii) an additional
                    20,000,000 shares in a "best efforts" offering at a price of $10 per share plus 661,928 shares under the DRP that commenced on July 14, 1997 and was completed on March 31, 1998 (collectively the "Prior Offerings").


SHARES OUTSTANDING
POST OFFERING       Assuming the sale of all Shares offered hereby on a "best
                    efforts" basis, the Company will have 60,000,000 shares outstanding (not taking into account shares which may be issued under the Company's DRP or shares issuable upon exercise of the Soliciting Dealer Warrants or upon exercise of options granted under the Company's Stock Option Plan).

TERMS OF THE
OFFERING The Company is offering 28,038,370 shares of common stock, $.01 par value per share (the "Shares"), of which 25,000,000 Shares are being offered on a "best efforts" basis; 2,000,000 Shares which may be issued to Stockholders who are participating in the Company's


                                       2


                    DRP; up to 433,370 Shares underlying 433,370 warrants issued in Prior Offerings which may be issued upon the exercise of the warrants; and up to 625,000 Shares underlying 625,000 warrants (also offered hereby) which may be issued upon the exercise of the warrants granted in connection with the Offering. A "best efforts" offering is one in which the securities dealers participating in the Offering are under no obligation to purchase any of the Shares being offered and, therefore, no specified amount is guaranteed to be raised. Except for shares purchased through the DRP or acquired upon exercise of Soliciting Dealers Warrants, subscribers must initially purchase a minimum of 300 Shares ($3,300), except for Tax-Exempt Entities (as defined herein) who must purchase a minimum of 100 Shares. Minimum investment standards for Tax-Exempt Entities may be higher in certain states. See "Who May Invest." The Offering is being made by Inland Securities Corporation (the "Dealer Manager") and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Offering will terminate no later than April 6, 2000 (the "Termination Date").

                    Subscribers' funds will be forwarded to LaSalle National Bank, N.A., as escrow agent. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company. See "Plan of Distribution--General" and "--Escrow Conditions."

RISK FACTORS        Investment in the Shares involves risks which are described in detail in the "Risk Factors" section of the Prospectus, which begins on page 17. The following is a summary of the risks which the Company believes are most relevant to an investment in the Shares.

                    Investment Risks:

                    o There is currently no public trading market for the Shares and, therefore, the Shares constitute an illiquid investment. In addition, the offering price of the Shares may not be indicative of the price that the Shares may trade if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved.

                    o As of April 1, 1998, the Company had approximately $64,600,000 available for additional acquisitions, and, except for six properties, has not specified any additional properties for acquisition.

                    o The Eagle Crest Shopping Center and the Walgreens/Decatur property were acquired by the Company from Inland Property



                                       3

                       Sales, Inc., an Affiliate, and the Elmhurst City Center, from an Independent Director of the Company. Acquisitions from Affiliates and/or related parties may be on terms less favorable to the Company than arm's-length transactions and may result in concessions as to price or otherwise which may be less advantageous to the Company than an arm's-length transaction.

                    o The Company competes for the acquisition of properties with many other entities engaged in real estate investment activities, some of which have greater resources than the Company, which may result in the Company being unable to acquire properties which it desires and have an adverse impact on the Company's business.

                    o Acquisition of Neighborhood Retail Centers and Community Centers (but not single-user retail properties) is primarily limited to the approximate 400-mile radius surrounding the Advisor's headquarters in Oak Brook, Illinois. Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of such properties and, hence, the Company's results of operations and financial condition, including the Company's ability to pay dividends.

                    o Defaults on indebtedness secured by the Company's properties may result in the Company losing its investment in the properties securing the loan.

                    o To satisfy certain federal income tax requirements for qualification as a REIT, no person may own, or be deemed to own by virtue of the attribution provisions of the Code (as defined herein), more than 9.8% of the Company's shares of common stock. These limitations may discourage, impede or prevent a merger, tender offer or proxy contest, even if such an event would be favorable to the interests of stockholders.

                    o The Company has established a working capital reserve of approximately $3,500,000 (equal to 1% of the gross offering proceeds from the Company's Prior Offerings) and intends to supplement its working capital with an additional 1% of the Gross Offering Proceeds from this Offering, these amounts may be insufficient to meet the cash needs of the Company which may be forced to obtain financing from either affiliated or unaffiliated sources. Additional financing would increase the Company's indebtedness and the risks associated therewith.

                    o Under certain circumstances, the Company may borrow funds to maintain operations of one or more of its properties or enable it to



                                       4


                       maintain its REIT status, thus increasing the Company's indebtedness.

                    Company Risks:

                    o Conflicts of interest between the Company and its Affiliates, such as competition for the time and services of the Advisor and its Affiliates, receipt by the Advisor and its Affiliates of compensation from the Company for services which may not be on market terms and the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates may result in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's business.


                    o The Company's ability to achieve its goals will depend, to a large extent, on the quality of management provided by the Advisor and its Affiliates. For the past ten years, Affiliates of the Advisor have sponsored seven programs. Certain of these programs have experienced setbacks, such as commercial tenant defaults or move-outs. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received. See "Prior Performance of the Company's Affiliates" and "Prior Performance Tables."


                    o The Advisor and its Affiliates are paid substantial fees and payments for services rendered to the Company whether or not Stockholders receive Distributions.

                    o The Company may issue shares or other securities in addition to Shares issued in this Offering, thereby diluting the interest of existing Stockholders, including investors in this Offering, none of whom have preemptive rights.

                    o In most cases, matters requiring stockholder approval may be approved by a vote of only a majority of the Stockholders. Therefore, all Stockholders, including those not voting with the majority, will be bound by the vote of the Stockholders owning a majority of the outstanding common stock.

                    Risks of Real Estate Ownership:

                    o All equity real estate investments are subject to some degree of general economic risks, including lease defaults, which could adversely affect the Company's results of operations and financial condition, and the Company's ability to make Distributions. This

                                       5


                       risk is borne by Stockholders in proportion to the number of shares of common stock owned by each Stockholder.

                    o Adverse trends for the property types to be acquired by the Company or adverse economic developments in general could have an adverse effect on the Company's results of operations and financial condition, including the Company's ability to make Distributions.

                    o Violation of environmental and other governmental regulations could result in substantial expenditures by, or damages to, the Company and adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions.


                    o Unanticipated renovation or remodeling costs incurred to re-lease the Company's properties could adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions.

                    Tax Risks:

                    o The Company's ability to qualify as a REIT involves the application of technical and highly complex provisions of the Internal Revenue Code of 1986, as amended (the "Code") to various factual matters and circumstances which are often not within the Company's control. The Company's qualification as a REIT depends upon its ability to meet, through actual operations, various tests imposed by the Code, and there can be no assurance that the Company will be able to satisfy these requirements. In addition, the actions and transactions the Company will undertake to maintain its REIT status may not produce the highest economic profit. For example, due to certain of the Code provisions applicable to REITS, the Company does not intend to hold property as Inventory Property even though holding as Inventory Property may produce higher selling prices.


                    o If the Company fails to qualify as a REIT, its Distributions would not be deductible, which would increase its tax liability substantially reducing the funds available for distribution to Stockholders. The Company could be forced to borrow to pay these tax liabilities, liquidate certain investments or take other steps which could adversely affect the Company's results of operations and financial conditions, including its ability to pay future Distributions.


                                       6


                    o Shefsky & Froelich Ltd. ("Counsel") has rendered its opinion that as of March 31, 1998, and, based on certain representations of the Company as described throughout the Prospectus regarding the Company's operations, the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1995, and that its prior, current and anticipated methods of operation has enabled and will enable the Company to satisfy the REIT Requirements, and that distributions to certain qualified organizations will not produce unrelated business taxable income ("UBTI") so long as the Company is not a "Pension-Held REIT." See "Federal Income Tax Considerations" and "ERISA Considerations." The Company's ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the REIT Requirements. Counsel will not review compliance with the REIT Requirements on a continuing basis after the initial effectiveness date of the Registration Statement or issue any opinions in the future unless expressly requested to do so. The opinion of Counsel represents its legal judgment based on the law in effect as of the date of this Prospectus; it is not binding on the Internal Revenue Service (the "Service") and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws (or the interpretation thereof) which could be applied retroactively.

                    ERISA Risks:

                    o In deciding whether to purchase Shares, each fiduciary of an employee benefit plan subject to ERISA, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code, the UBTI consequences and the effect of the "plan asset" regulations issued by the Department of Labor. See "ERISA Considerations."

                    Failure by the Company to effectively manage the impact of these risks may impair the Company's ability to meet its investment objectives and, therefore, the benefits to the Stockholders from their investment in the Company may be reduced or entirely eliminated. See "Risk Factors" and "Prior Performance of the Company's Affiliates."

INVESTMENT
OBJECTIVES          The Company's investment objectives are to:
AND POLICIES

                    o Provide regular Distributions to Stockholders; the amount of these Distributions may exceed the Company's taxable income, particularly in the early years of the Company's operations, due to



                                       7




                        the "non-cash" nature of depreciation expense and, to such extent, will constitute a return of capital. In order for the Company to maintain its REIT status, the Company must make Distributions equal to not less than 95% of the its REIT taxable income. To the extent Distributions to Stockholders exceed taxable income, these Distributions would constitute a return of capital and would be sheltered from current taxation for Stockholders. A return of capital, however, will reduce a Stockholder's tax basis in his or her Shares, which will result in more taxable gain or less taxable loss upon sale or exchange of shares than would have occurred absent a return of capital. Depreciation deductions, however, will decrease the Company's tax basis in its properties, thereby increasing the Company's taxable income when the properties are sold, thereby increasing the amount of Distributions needed to maintain compliance with the REIT Requirements upon sale of a property. As long as the Company qualifies as a REIT, it generally will not be taxed to the extent of the Distributions it pays to Stockholders;

                     o Hedge against inflation by entering into leases which provide for scheduled rent escalations or participation in the growth of tenant sales designed to provide increased Distributions and capital appreciation; and

                     o Minimize leverage by acquiring well-located Neighborhood Retail Centers, Community Centers and single-user retail properties on an all-cash basis, whenever possible. The Company will, in certain instances, utilize borrowing to acquire properties or incur mortgage indebtedness secured by the property if the Company believes that post-acquisition financing terms are favorable.

                    Currently, 48 of the Company's 59 properties are encumbered by mortgage indebtedness. See "Real Property Investments." The proceeds from these loans have been, and any such future loans will be, used primarily to acquire additional properties. The Company may also incur indebtedness to finance improvements to the acquired properties. The Company anticipates that aggregate borrowings secured by the Company's properties will not exceed 50% of its combined fair market value and the maximum amount of borrowings may not exceed 300% of Net Assets without approval of a majority of the Stockholders. As of March 31, 1998, the Company had approximately $154,000,000 indebtedness secured by its properties. The Company does not anticipate incurring indebtedness to fund Distributions payable to Stockholders, unless necessary to maintain its status as a REIT. See "Investment Objectives and Policies--Borrowing" and "Summary of the Organizational Documents--Restrictions on Borrowing."


                                       8




                    To the extent possible, the Company seeks to avoid fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To do this the Company may utilize Cash Flow generated during prior periods, or utilize Cash Flow generated subsequent to the Distribution declaration date but prior to the payment date, in order to distribute annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to utilize this policy is dependent upon the availability of Cash Flow and the applicable REIT rules. The Company seeks, subject to the applicable REIT rules (including the Distribution requirements), to reinvest that portion of the proceeds from the sale, financing, refinancing or other disposition of its properties that represents the initial investment into additional properties. Since inception through September 1995, the Company paid Distributions to its Stockholders on a quarterly basis. Commencing in October, 1995, the Company began, and has continued, to pay Distributions to the Stockholders on a monthly basis, with daily record and Distribution declaration dates. However, the Company reserves a right, at any time, to revert to paying Distributions on a quarterly basis. The properties owned by the Company are currently generating sufficient Cash Flow to cover operating expenses of the Company plus pay a monthly Distribution of $.87 per share.

                    Affiliates of the Advisor have extensive experience in acquiring and managing properties similar to those which have been acquired, or which the Company anticipates acquiring. There is no assurance, however, that the Company will achieve its investment objectives. Although the Company owns 43 Neighborhood Retail Centers, seven Community Centers and nine single-user properties, except for six properties, it has not specified any other properties to be acquired. Due to competition for suitable properties, the Company may not be able to acquire other properties meeting its investment criteria. See "Risk Factors--Investment Risks-- Partially Specified Fund," "Risk Factors--Risks of Real Estate Ownership--Competition with Others for the Acquisition of Properties," "Prior Performance of the Company's Affiliates" and "Real Property Investments."

                    Proceeds of the Offering will be used to acquire properties, pay expenses of the Offering and Acquisition Expenses, and to pay expenses associated with operating the Company (primarily the fees due to Affiliates described herein) with the balance (but not less than 1% of Gross Offering Proceeds) being applied to working capital reserves. See "Estimated Use of Proceeds of the Offering" and "Compensation to be Paid to the Advisor and Its Affiliates."


                                       9



THE ADVISOR         Inland Real Estate Advisory Services, Inc. (the "Advisor"),
                    a wholly-owned subsidiary of Inland Real Estate Investment
                    Corporation, a Delaware corporation ("IREIC"), serves as Advisor to the Company. The Advisor is an Illinois corporation with its principal place of business located at 2901 Butterfield Road, Oak Brook, Illinois 60523 (630)
                    218-8000. As of June 30, 1997, IREIC had an audited net worth of approximately $95.1 million, much of which is illiquid. Limited partnerships for which IREIC is responsible own in excess of 11.9 million square feet of commercial property. See "Management."

COMPENSATION TO BE
PAID TO THE ADVISOR
AND ITS AFFILIATES  The Advisor and its Affiliates will be paid substantial amounts for managing the Company's business. The most significant items of compensation are:

                    Offering Stage: Selling commissions to Inland Securities Corporation, the Dealer Manager, of up to 7% of the Gross Offering Proceeds, which may be retained or reallowed to Soliciting Dealers; and a marketing contribution and due diligence expense allowance equal to 2.5% of the Gross Offering Proceeds (the "Marketing Contribution and Due Diligence Expense Allowance Fee"), some of which may be retained or reallowed to Soliciting Dealers. As of December 31, 1997, the Company had paid selling commissions and Marketing Contribution and Due Diligence Expense Allowance Fees totaling $23,125,028 in connection with the Prior Offerings. Approximately $19,580,000 of this amount was reallowed to Soliciting Dealers as of December 31, 1997. In certain cases, the Dealer Manager will receive one Soliciting Dealer Warrant for each 40 Shares sold by each Soliciting Dealer during the Offering, some or all of which may be retained or reallowed to the Soliciting Dealers. Each Soliciting Dealer Warrant will entitle the holder to purchase one Share from the Company at a price of $13.20 during the Exercise Period. See "Compensation Table" and "Description of Securities--Soliciting Dealer Warrants."

                    Acquisition Stage: Reimbursement for actual out-of-pocket acquisition expenses to the Advisor of approximately 0.5% of Gross Offering Proceeds. See "Compensation Table."

                    Operational Stage: An annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets is paid quarterly to the Advisor. The Company and the Advisor have agreed that if the Company is unable to pay Distributions in an amount equal to a non-compounded return equal to 8% per annum on Invested Capital (the "Current Return"), the Advisor will remit the Advisor Asset Management Fee to the Company. An Affiliate of the Advisor, Inland Commercial Property Management, Inc., also receives a Property Management Fee equal to not more than 4.5% of the gross income

                                       10


                    earned from the Company's properties (90% of the fee typically charged by a third party), paid monthly. For the year ended December 31, 1997, the Company incurred and paid Advisor Asset Management Fees of $843,000 (.45% of the Average Invested Assets). The Company incurred and paid Property Management Fees of $1,120,000 for the year ended December 31, 1997. See "Compensation Table" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

                    Liquidation Stage: A Property Disposition Fee paid to the Advisor equal to the lesser of: (i) 3% of the sale price of a property; or (ii) 50% of the commission customarily paid to third parties. After receipt by the Stockholders of a cumulative, non-compounded 8% per annum return of Invested Capital (the "Cumulative Return") and a return of their Invested Capital, an Incentive Advisory Fee equal to 15% of the net proceeds from the sale of a property paid to the Advisor. In the event the Company's shares of common stock are listed on a national stock exchange or included for quotation on a national market system and the Advisor is merged into the Company, the Advisor will receive shares of common stock and the Company will no longer be obligated to pay fees to the Advisor. See "Compensation Table."

                    The Advisor and its Affiliates may receive a number of other incidental fees for services or expense reimbursement during the operational and liquidation stages of the Company. See, generally, "Compensation Table" and "Management--Other Services."

REAL PROPERTY
INVESTMENTS         The Company owns 43 Neighborhood Retail Centers, seven
                    Community Centers and nine single-user retail properties.
                    The Company utilized $250,000,000 raised in the Prior
                    Offerings to acquire these properties. Forty-eight of the properties are encumbered by outstanding indebtedness of approximately $154,000,000, as of March 31, 1998. The
                    Company has approximately $64,600,000 available for investment in additional properties plus an additional
                    $11,500,000 available from loan commitments not yet funded.
                    The Company has specified six additional properties for investment. See "Real Property Investments--Potential
                    Property Acquisitions."

                    The terms of each of the Company's acquisitions have been approved by a majority of the Directors (including a majority of the Independent Directors) as being fair and reasonable to the Company. The acquisition price of any particular property did not exceed its appraised value at the time of acquisition. Two of the properties were acquired from an Affiliate and one from an Independent Director of the Company. There can be no assurance that the prices paid for these properties did not exceed that which would be paid by an unrelated buyer. See "Risk Factors--Company Risks--Prices Paid for Properties


                                       11


                    Acquired from Affiliates may be More than Prices Paid by Non-Affiliates" and "Real Property Investments."

                    The Company may invest in general partnerships or joint venture arrangements with Affiliates and/or unaffiliated third parties as co-owners of a property. With respect to investments made with Affiliates, the Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company can ultimately own 100% of the property, provided however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company. See "Investment Objectives and Policies--Joint Ventures."


PRIOR OFFERINGS
SUMMARY The Inland organization, during the past ten years, has sponsored six public real estate programs and one private real estate program which have raised in excess of $174,500,000 from over 15,800 investors.

                    Two of the Inland-sponsored public programs have investment objectives similar to the Company's. Certain programs sponsored or managed by Affiliates of the Advisor have experienced setbacks during the course of business, including commercial tenant defaults or move-outs. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received from those originally contemplated. See "Prior Performance of the Company's Affiliates" and "Prior Performance Tables."

ORGANIZATIONAL
DOCUMENTS           Investors should be particularly aware of the following
                    provisions contained in the Company's Second Articles of Amendment and Restatement, as amended (the "Articles"):

                    o Limitation on accumulation of shares: In order for the Company to qualify as a REIT, no more than 50% of the outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles contain restrictions on the number of shares of common stock that may be owned by a single Stockholder. These restrictions may: (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for shares of common stock, which offers may be attractive to Stockholders; or (iii) limit the opportunity for Stockholders to receive a premium for their shares of common stock in the event an investor is making purchases of shares of common stock in order to acquire a block of shares of common stock. See "Description of Securities--Restrictions on Transfer."


                                       12


                    o Voting rights: Each share of common stock is entitled to one vote and the Articles do not provide for cumulative voting. Stockholders owning a majority of the outstanding shares of common stock have the right to: (i) amend the Articles subject to certain limitations; (ii) dissolve the Company; (iii) elect or remove the Board of Directors; and (iv) approve or disapprove the sale of all or substantially all of the assets of the Company other than in connection with a dissolution of the Company. All Stockholders are bound by the vote of Stockholders owning a majority of the outstanding shares of common stock, even if a Stockholder does not vote with the majority. Stockholders owning in the aggregate at least 10% of the outstanding shares of common stock may request the Directors to call a meeting for the purpose of voting on any of the foregoing.

                    o Stockholders owning at least two-thirds of the outstanding shares of common stock must approve certain exchange offers, mergers, consolidations or similar transactions commonly known as "Roll-Ups," which affect certain Stockholder rights. These super-majority provisions may have the effect of: (i) discouraging a change in control of the Company; (ii) deterring individuals and entities from making tender offers for, which offers may be attractive to Stockholders; and (iii) limiting the opportunity for Stockholders to receive a premium for their shares of common stock in the event an investor is making purchases of shares of common stock in order to acquire a block of shares of common stock.

                    o Changes in investment objectives and policies: The Company's investment objectives or policies may only be changed by amending the Articles, which requires the affirmative vote of Stockholders holding a majority of the outstanding shares of common stock.

                    o Distributions: Distributions are payable out of funds legally available to pay distributions.

                    See "Summary of the Organizational Documents" and "Description of Securities."


                                       13

DISTRIBUTION REINVESTMENT
AND SHARE REPURCHASE
PROGRAMS The Company provides the following programs to facilitate investment in the Shares and to provide limited liquidity for Stockholders:



                    o The Distribution Reinvestment Program (the "DRP") allows Stockholders who have purchased shares in the Prior Offerings or who purchase Shares in this Offering to purchase additional shares by automatically reinvesting Distributions, subject to the limitations on share ownership contained in the Articles. These purchases may be made at $10.45 per share, a reduction from the Offering Price reflecting lower costs associated with these issuances. See "Distribution Reinvestment and Share Repurchase Programs -- Distribution Reinvestment Program."

                    o The Share Repurchase Program allows, subject to certain restrictions, existing Stockholders to sell Shares back to the Company at a price equal to $9.05 per share. The Company repurchases shares on a first come, first served basis, subject to the following limits: (i) not more than $500,000 worth of the outstanding shares (based on the repurchase price) may be repurchased in any given year; and (ii) the funds utilized to repurchase are limited to available proceeds received by the Company from the sale of shares under the Distribution Reinvestment Program. Shares purchased by the Company pursuant to the Share Repurchase Program will be canceled and have the status as authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Commission. The Company may terminate the Share Repurchase Program if a secondary market for the Company's shares develops or if the shares are listed on a national securities exchange or included for quotation on a national market system. See "Distribution Reinvestment and Share Repurchase Programs -- Share Repurchase Program."

 WHO MAY INVEST     The section of the Prospectus titled "Who May Invest"
                    describes minimum net worth, income and other suitability requirements which investors must satisfy prior to subscribing for Shares. In particular, investors must have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher for investors residing in certain states. See "Who May Invest."

ANNUAL VALUATIONS   Stockholders subject to ERISA will be provided with an
                    annual statement of value reporting the value of each Share based upon an estimated amount they would receive if the Company's assets were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses) and all the other funds of the Company were distributed in liquidation of the Company. The Company will cease providing these annual statements of value if


                                       14



                    the shares become listed on a national stock exchange or are included for quotation on a national market system. See "ERISA Considerations."

GLOSSARY OF TERMS   For definitions of terms used in this Prospectus that are
                    not defined in the text, see "Glossary."



                                       15



                              [ORGANIZATIONAL CHART]

       Solid lines indicate ownership. Broken lines indicate services.


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                                  RISK FACTORS

         Purchase of the Shares offered hereby involves various risk factors in addition to the factors set forth elsewhere herein. Prospective purchasers should consider, among others, the following factors:

         1.      INVESTMENT RISKS

                 Share Price/Limited Liquidity. The offering price of the Shares was determined by the Board in the exercise of its business judgment but may not be indicative of the price that the Shares may trade if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved. Further, there is currently no public trading market for the Shares and no assurance exists that one will develop.
An investor may not be able to liquidate his or her investment on favorable terms, if at all. See "Investment Objectives and Policies--Additional Offerings and Exchange Listing."

                 No Minimum Offering. The Offering is not conditioned upon the Company raising a minimum amount of proceeds and the release of subscription proceeds from the escrow is not conditioned upon the Company's selling a minimum number of Shares. As a result, the Company may not raise proceeds sufficient to apply to any use other than payment of the organization and offering expenses associated with the Offering.

                 Partially Specified Fund. As of the date of this Prospectus, only six additional properties have been specified for acquisition by the Company. Accordingly, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of the other properties to be purchased by the Company with the funds available for investment ($64,600,000) or with the Net Proceeds of this Offering (after funding of appropriate working capital reserves). There may be a delay between the sale of the Shares and the Company's purchase of other properties, which could result in a delay in the benefits to investors, if any, of an investment in the Company.

                 The Advisor evaluates potential additional property acquisitions and engages in discussions with sellers on behalf of the Company. During the pendency of the Offering, as soon as the Advisor believes a reasonable probability exists that a property will be acquired on specified terms upon completion of due diligence, which includes review of the title insurance commitment, appraisal and environmental analysis, the Company will issue a supplement to this Prospectus setting forth certain details concerning the proposed acquisition. Investors should be aware, however, that acquisitions at this stage require negotiation of final binding agreements and there can be no assurance that a property will be acquired on the same terms as described in the relevant supplement or other disclosure document prepared with respect thereto. In addition, properties which are identified for acquisition by the Company prior to the termination of the Offering may not be acquired unless sufficient Shares are sold. In the event any properties which are disclosed to Stockholders as potential acquisitions are not acquired, or any properties which the Company acquires prior to the termination of the Offering but are not retained, subsequently acquired





                                       18

properties may be materially different in a number of respects. In addition, investors should be aware that audited financial statements of prior operations of existing properties acquired by the Company, or of the lessees or of the property or guarantor of the underlying leases, generally will not be available until after a supplement to this Prospectus describing the acquisition has been provided to potential investors, and financial statements for recently constructed properties may not be available at all.

                 Limitation on Area in which the Company May Acquire Neighborhood Retail Centers and Community Centers. Acquisition of Neighborhood Retail Centers and Community Centers (but not single-user retail properties) is limited primarily to the approximate 400-mile radius surrounding the Advisor's headquarters in Oak Brook, Illinois. Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of properties.

                 Company's Experience in Acquiring Properties Within a 400
Mile Radius is Limited. A majority of the Company's properties were acquired within a 150-mile radius of the Company's headquarters located in Oak Brook, Illinois. In March of 1998, a majority of the Company's Stockholders adopted a proposal to amend the Company's investment objectives and policies to permit the Company to expand the geographic area in which the Company may acquire properties from the 150-mile radius to an area primarily within a 400-mile radius. The Company has limited experience purchasing properties outside of the original 150-mile radius on terms and conditions acceptable to the Company, if at all. Failure to be able to purchase properties within the expanded radius may have an adverse material effect on the Company's financial condition and results of operation.

                 Insufficient Reserves. The Company has established a working capital reserve of $3,500,000 (equal to 1% of the gross offering proceeds from the Prior Offerings) and will supplement this reserve with an additional 1% of the Gross Offering Proceeds from this Offering. However, if these reserves prove insufficient to meet the Company's cash needs, the Company may have to obtain financing from either affiliated or unaffiliated sources to fund these cash requirements. There is no assurance that this financing will be available or if available, will be available on terms acceptable to the Company.

                 Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks. The Company has and will continue, in certain instances, to utilize borrowing to acquire properties and incur or increase mortgage indebtedness by obtaining loans secured by selected properties. The proceeds from these loans have been and will be used primarily to acquire additional properties. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its REIT taxable income (as defined in the Code), or otherwise as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. Incurring mortgage indebtedness increases the risk of loss since defaults on indebtedness secured by the Company's properties may result in foreclosure actions initiated by the lenders and loss by the Company of the property securing the loan which is in default. For tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds the Company's basis in the property, the Company would recognize taxable income on foreclosure, but would not receive any cash proceeds. The Company anticipates that aggregate borrowings secured by all of the Company's properties will not exceed 50% of their combined fair market values; provided that in the absence of the consent of a majority of the Stockholders, indebtedness may not exceed 300% of Net Assets. As of March 31, 1998, the Company's total indebtedness is approximately $154,000,000.

                 Limits on Share Accumulation May Have an Anti-Takeover Effect. In order for the Company to qualify as a REIT, no more than 50% of the outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the





                                       19

Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. These restrictions may: (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for shares of common stock, which offers may be attractive to Stockholders; or (iii) limit the opportunity for Stockholders to receive a premium for their shares of common stock in the event an investor is making purchases of shares of common stock in order to acquire a block of shares of common stock. See "Description of Securities--Restrictions on Transfer."

                 Objectives of Joint Venture Partners May Conflict with the Company's Objectives. The Company may, from time to time, make property investments in joint ventures between the Company and Affiliates of the Advisor or unaffiliated third parties. Investments in joint ventures which own properties may involve risks not otherwise present when the Company purchases the property directly. For example, the Company's co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with the interests or goals of the Company or take actions contrary to the Company's instructions, requests, policies or objectives.
Among other things, actions by such co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or result in other adverse consequences. See "Investment Objectives and Policies--Joint Ventures."

                 Company's Ability to Enter into Joint Venture or Other Partnership Arrangements with Entities Unaffiliated with the Advisor and its Affiliates. In March of 1998, a majority of the Company's Stockholders adopted a proposal to amend the Company's investment objectives and policies to permit the Company to enter into joint venture or other partnership arrangements with entities unaffiliated with the Advisor or its Affiliates. Prior to March of 1998, the Company was permitted to invest in general partnerships with Affiliates of the Advisor other than publicly-registered Affiliates under certain circumstances. The risk of entering into these arrangements with unaffiliated entities is that the unaffiliated entities may have goals and objectives that differ from those of the Company.

                 Seller Financing by Company May Delay Liquidation or Reinvestment. The Company may sell its properties by providing financing to purchasers. The terms of payment to the Company will be affected by custom in the area where the property being sold is located and the then prevailing economic conditions. To the extent the Company receives promissory notes or other property in lieu of cash from property sales, the Company bears the risk of default by the borrower and is subject to remedies provided by law. Additionally, as a result of accepting promissory notes or other property in lieu of cash from property sales, distribution of sales proceeds may be delayed or spread over a number of years. See "Investment Objectives and Policies--Sale or Disposition of Properties."

                 Loss on Dissolution and Termination. In the event of dissolution or termination of the Company, the undistributed proceeds realized from the liquidation of assets, if any, will be distributed to Stockholders after satisfying claims of creditors. Accordingly, a Stockholder's ability to recover all of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There can be no assurance that any proceeds will be available after satisfying the claims of creditors and paying the expenses of liquidation.

         2.      COMPANY RISKS

                 Prices Paid for Properties Acquired from Affiliates may Exceed Prices that would have been Paid by Non- Affiliates. Two properties owned by the Company, the Eagle Crest Shopping Center and the Walgreens/Decatur property, were acquired by the Company from an Affiliate and one property, Elmhurst City Center, from an Independent Director. The Articles provide that the Company may not purchase any property from an Affiliate unless: (i) a majority





                                       20

of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company; and (ii) the price to the Company is no greater than the cost of the asset to the Affiliate unless substantial justification for a greater price exists and the additional price is reasonable. In no event may the cost to the Company exceed the property's current appraised value. All of the Directors (including a majority of the disinterested Independent Directors) approved the purchases described above. However, there can be no assurance that the prices paid for these properties, or properties which may in the future be acquired from Affiliates and/or related parties, did not or would not exceed that which would be paid by an unrelated buyer.

                 Conflicts of Interest Between the Company and its Affiliates and Payments to Affiliates. The operation and management of the Company may be influenced or affected by conflicts of interest arising out of the Advisor's relationship with its Affiliates on the one hand, and the Company on the other hand. For example, the Company competes with Affiliates for the Advisor's time and services. Further, the due diligence investigation of the Company by the Dealer Manager, also an Affiliate, cannot be considered to be an independent review of the Company and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Additionally, a substantial portion of the proceeds of the Offering will be paid to an Affiliate for managing the Offering, including sales commissions of up to 7% of Gross Offering Proceeds which the Dealer Manager may reallow to Soliciting Dealers ($19,250,000 assuming the Maximum Offering is sold) and marketing contribution and due diligence expense allowance fees equal to 2.5% of Gross Offering Proceeds ($6,875,000 assuming the Maximum Offering is sold). An Affiliate will be reimbursed for costs related to organizing and offering the Shares for sale. The amount of these reimbursable expenses cannot be estimated at this time. An Affiliate will also be reimbursed for actual out-of-pocket acquisition expenses of approximately 0.5% of Gross Offering Proceeds ($1,479,500 assuming the Maximum Offering is sold) including proceeds raised from the sale of shares in the DRP. Further, an Advisor Asset Management Fee of not more than 1% per annum of the Average Invested Assets is paid quarterly to the Advisor and a Property Management Fee equal to not more than 4.5% of the gross income earned from each of the Company's properties on a monthly basis is paid to an Affiliate, which fee is dependent upon results of operations. The Advisor also receives a Property Disposition Fee equal to the lesser of (i) 3% of the sale price of a property; or (ii) 50% of the commission customarily paid to third parties. After receipt by Stockholders of a cumulative noncompounded 8% per annum return of Invested Capital and a return of their Invested Capital, an Incentive Advisory Fee equal to 15% of the net proceeds from the sale of a property may be paid to the Advisor. In addition to property management, the Advisor and its Affiliates provide other property-level services to the Company and receive compensation for these services, in such amounts that are dependent upon results of operations and therefore cannot be determined at the present time. The fees received by the Advisor or its Affiliates may cause the Advisor to delay sale of properties or liquidation of the Company, even if sale or liquidation were otherwise in Stockholder's best interests. The Advisor and its Affiliates will receive substantial fees and payments for services rendered to the Company irrespective of whether Stockholders receive Distributions. These fees will also be greater than the costs that the Company would incur if it was self-administered and performed these services in-house. If an Affiliate breaches its fiduciary obligations to the Company, or does not resolve conflicts ofinterest in the manner described in the





                                       21

section of this Prospectus titled "Conflicts of Interest--Process for Resolution of Conflicting Opportunities," the Company may not meet its investment objectives. See "Compensation Table" and "Management--The Advisory Agreement."

                 Dependence on the Directors and Advisor. The Company's ability to achieve its investment objectives will depend to a large extent on the Board's ability to oversee, and the quality of, the management provided by the Advisor, the Management Agent, their Affiliates and employees. Therefore, the Company is dependent, in large part, on the ability of the Advisor and its Affiliates to retain the services of each of its executive officers and key employees, however, none of these individuals has an employment agreement with the Advisor or its Affiliates. The loss of any of these individuals could have a materially adverse effect on the Company. The Company does not currently maintain key man life insurance policies on any of the individuals employed by the Advisor or its Affiliates. See "Management."

                 Dilution. Stockholders have no preemptive rights, and therefore, in the event the Company: (i) subsequently sells additional shares or securities convertible into shares; or (ii) issues shares of common stock or preferred shares upon exercise of warrants, including the Soliciting Dealer Warrants, or to sellers of properties acquired by the Company in lieu of or in addition to cash consideration, investors purchasing shares of common stock in this Offering who do not participate in any future stock issuance will experience dilution of their equity investment in the Company. The Soliciting Dealer Warrants issued to the Dealer Manager in connection with the Prior Offerings and to be issued in connection with this Offering and/or convertible securities, if any, likely would be exercised or converted at a time when the Company would be able to obtain needed capital through a new offering of its securities on terms more favorable than those provided by such securities. As long as such securities remain unexercised or unconverted, the terms on which the Company could raise additional capital may be adversely affected.

                 All Stockholders Bound by Vote of Majority.   The Articles, in
most cases, require a vote of only a majority of the Stockholders on those matters on which Stockholders are required to vote. Therefore, a substantial minority of the Stockholders will be bound by the decision of the majority of the Stockholders with respect to any matters put to the Stockholders.

                 Company's and Stockholders' Rights Against the Directors and the Advisor are Limited. The Articles, in the case of the Directors, officers, employees and agents of the Company, and the Advisory Agreement, in the case of the Advisor, require the Company to indemnify those individuals or entities for certain actions taken by them on behalf of the Company in good faith and without negligence or misconduct, except for those individuals that are or were Independent Directors, in which case such action must have been without gross negligence or willful misconduct. As a result, the Company and the Stockholders may have more limited rights against the Directors, officers, employees and agents of the Company and the Advisor than they would otherwise have under common law and, furthermore, may be obligated to fund the defense costs incurred by these individuals or entities in certain cases. Neither the Directors, officers, employees, and agents of the Company nor the Advisor may be held liable to the Company or the Stockholders for monetary damages unless:
(a) it is proven that the person actually received an improper benefit or profit in





                                       22

money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. See "Fiduciary Responsibility of Directors and the Advisor; Indemnification."

         3.      RISKS OF REAL ESTATE OWNERSHIP

                 General. All real property investments are subject to some degree of risk. Equity real estate investments are generally illiquid and, therefore, the Company's ability to promptly vary its portfolio in response to changing economic, financial and investment conditions is limited. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for the goods or services of tenants, as well as other factors affecting real estate values, including: (i) possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions; (ii) increasing labor and material costs; and
(iii) the attractiveness of the property to tenants in the neighborhood.

                 The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments. A default by a lessee, the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and the Advisor's ability to successfully find a substitute tenant, have an adverse effect on the Company's results of operations and financial condition. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

                 Competition for Tenants and Customers. The Company could be adversely affected if competitive types of properties are built in locations competitive with properties owned by the Company, causing increased competition for customer traffic and credit tenants. This could result in decreased cash flow and may require the Company to make capital improvements to its properties which it would not have otherwise made which may have a material adverse effect on the Company's results of operations and financial condition.

                 Hazardous Waste, Environmental Liens and Other Governmental Regulations. Federal and state statutes impose, under certain circumstances, liability on property owners or operators for the clean-up or removal of hazardous substances found on their properties. These statutes typically allow liens to be placed on the affected property. In addition, there are various local, state and federal health and safety regulations which the Company may, under certain circumstances, be required to comply with, and liability in the form of fines or damages for noncompliance. The Company's properties are subject to the Americans with Disabilities Act (the "ADA"), which generally requires that public accommodations, including restaurants and retail stores, be made accessible to disabled persons. See "--Costs Associated with Compliance with the Americans with Disabilities Act" in this Section. Under net leases, the tenant typically is responsible for complying with the ADA and other laws and regulations or is required to indemnify the Company when the law or regulation places the burden on the landlord. However, the Company





                                       23

could be liable for violations of such laws and regulations to the extent the tenant does not have sufficient resources to provide indemnification. State and federal laws in this area are constantly evolving, and the Company intends to monitor these laws and take commercially reasonable steps to protect itself from the impact thereof, including obtaining environmental audits of each property acquired. However, there can be no assurance that the Company's results of operations or financial condition will not be adversely affected by these laws.

                 Costs Associated with Complying with the Americans with Disabilities Act. Under the ADA, all public accommodations are required to comply with certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that buildings be made accessible to people with disabilities. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. The Company will attempt to acquire properties which comply with the ADA or place the burden on the seller to ensure compliance with the ADA, although there can be no assurance that the Company will be able to do so.

                 Potential Additional Costs in Connection with Acquiring Single-User Retail Properties. Certain of the properties or portions thereof may be designed or built primarily for a particular tenant or for a specific type of use. If the tenant fails to renew or defaults on its lease obligations, the property may not be readily marketable to a new tenant without substantial capital improvements or remodeling which may have a material adverse effect on the Company's results of operation and financial condition.

                 Competition with Others for the Acquisition of Properties.
The Company competes with many other entities engaged in real estate investment activities, some of which have greater resources than the Company. In addition, the number of entities and the amount of funds available for investment in properties of a type suitable for investment by the Company may increase, resulting in increased competition for such investments and possible increases in the prices paid therefor. All of which could have a material adverse effect on the Company's results of operations, financial condition and prospects.

                 Reliance on Certain Tenants. The Company's results of operations and financial condition and ability to make Distributions may be adversely affected by the bankruptcy or insolvency, or a downturn in the business, of (i) any tenant generally occupying approximately 30% or more of the gross leasable area ("GLA") of a Neighborhood Retail Center or a Community Center, or (ii) the tenant of any single-user property (each an "Anchor Tenant"), including the decision by an Anchor Tenant not to renew its lease. Currently, within the Company's 43 Neighborhood Retail Centers, seven Community Centers and nine single-user retail properties, there are 40 Anchor Tenants.
In addition, lease termination by one or more Anchor Tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an Anchor Tenant's lease is terminated. Similarly, the leases of certain Anchor Tenants may permit the Anchor Tenant to transfer its lease to another retailer. The transfer





                                       24

to a new Anchor Tenant could adversely affect customer traffic in the Neighborhood Retail Center or Community Center and thereby reduce the income generated by that center and could also allow other tenants to make reduced rental payments or to terminate their leases at the center.

                 Inability of Lessees to Meet Their Obligations. The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments when due. A default by a lessee and/or the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the property and the Advisor's ability to successfully find a substitute tenant, have a material adverse effect on the Company's results of operation and financial position, including its ability to pay Distributions.

                 Restrictions on Re-leasing Space. In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell certain types of merchandise or provide certain types of services within the particular Neighborhood Retail Center or Community Center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy occurs, these provisions may limit the number and types of prospective tenants for the vacant space.

                 Uninsured Losses; Unavailability of Insurance. Each lessee is responsible for insuring its goods and premises and, in certain circumstances, may be required to reimburse the Company for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which the Advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user, net leased properties typically are required to pay all insurance costs associated with those properties. However, there are certain types of losses (generally of a catastrophic nature, such as losses due to war) which are either uninsurable or not economically insurable. If such an event occurred to, or caused the destruction of, a property owned by the Company, the Company could lose both its invested capital and anticipated profits from such property. See "Investment Objectives and Policies--Description of Leases."

                 Risk of Recharacterization of Sale and Leaseback Transactions. The Company intends to enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease the property back to the seller. In the event of the bankruptcy of such a lessee, a transaction structured as a sale and leaseback may be recharacterized as either a financing or as a joint venture, which may result in adverse consequences to the Company. To the extent the sale and leaseback is treated as a financing, the Company might not be considered the owner of such property and as such would have the status of a creditor with respect to the property in question.

                 Potential Additional Costs in Connection with Acquiring Newly Constructed Properties. The Company intends primarily to acquire existing or newly constructed properties. Although the Company will only acquire newly constructed buildings on a "turnkey basis", the builder's failure to perform may necessitate legal action by the Company to rescind its purchase of a property, to compel performance or to sue for damages. Any such legal action may result in increased costs to the Company.





                                       25

                 Risks Associated with the Construction and Development of Property. The Company may construct or develop properties or render services in connection with development or construction. These activities may expose the Company to additional risks such as cost overruns, increases in carrying costs of projects under construction and development, lack of availability or increases in the cost of materials and labor, adverse weather conditions, and limitations on construction and development imposed by governmental regulation.

                 Risks Associated with Investments in Unimproved Real Property. The Company may invest up to 10% of its assets in unimproved real property. Investment in unimproved properties is inherently speculative because, in addition to the risks of real estate investment in general, its success depends upon events beyond the Company's control, such as risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups.

         4.      TAX RISKS

                 General. There are various federal income tax risks associated with investing in the Company. Although the provisions of the Code relevant to an investment in the Company are generally described in the Section of the Prospectus titled "Federal Income Tax Considerations," each potential investor is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax law on an investment in the Company and on his or her individual tax situation.

                 Investors should recognize that many of the advantages and economic benefits of investing in the Company depend upon the continued treatment of the Company as a REIT for federal income tax purposes. If the Company were no longer taxed as a REIT, the Company would pay a corporate level tax on its income which would reduce its cash available to pay Distributions and the yield from investing in the Company. The continued treatment of the Company as a REIT is dependent on laws and regulations, which are subject to change, and on the Company's ability to continue to satisfy a variety of objective tests set forth in the Code.

                 Among the various risks associated with the federal income tax aspects of the Offering of which investors should be aware are:

                 Risk of Failing to Qualify as a REIT. Qualification as a REIT involves the application of certain technical and highly complex provisions of the Code to various factual matters and circumstances based on the actual operations of the Company, some of which are not within the Company's control. In particular, timing differences between the recognition of income and the receipt of cash could cause the Company to have difficulty meeting the REIT requirement of distributing 95% of its taxable income. Although the Company was organized and intends to operate so as to continue to qualify as a REIT, no assurance can be given that the Company will in fact be able to so qualify. Further, the Company's desire to maintain REIT status could cause it not to acquire certain properties or undertake certain activities.





                                       26

                 If the Company fails to qualify as a REIT or loses its REIT status, its Distributions will not be deductible and its income will be subject to tax, which will substantially reduce the cash available to pay Distributions. In addition, the Company may be required to borrow funds, liquidate certain of its investments or take other steps which could affect its operating results due to this tax liability. Moreover, if the Company's REIT status is terminated because of the failure to meet a technical REIT test or it voluntarily revokes its election, the Company would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

                 Limitations on Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. See "Description of Securities--Restrictions on Transfer."

                 Tax Liability on Reinvested Distributions. Stockholders that participate in the DRP will be deemed to have received, and will for income tax purposes be taxed on, the value of the Shares received. Therefore, Stockholders (other than Tax-Exempt Entities) will have to use funds from other sources to pay their tax liability on the value of the Shares received. See "Federal Income Tax Considerations--Other Tax Considerations--Distribution Reinvestment Program."

                 Limitations on Opinion of Counsel. The opinion of Counsel (as defined herein) is based and conditioned on various assumptions and representations made by the Company as to certain factual matters. As set forth more fully in the Section of the Prospectus titled "Federal Income Tax Considerations," Counsel has expressed its opinion based on the facts described in this Prospectus, the Articles and certain representations by the Company and the Advisor that: (i) the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31, 1995 and that its prior, current and anticipated methods of operation have enabled and should enable the Company to satisfy the REIT Requirements; and (ii) distributions to a Stockholder which is a Tax- Exempt Entity will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust (as defined herein) owns more than 10% of the Shares and the Company is a "Pension-Held REIT" (as defined herein). See, however, "Description of Securities--Restrictions on Transfer."

                 The Company's qualification as a REIT will depend upon the Company's ability to meet, through actual operating results, various tests imposed by the Code. The Company's ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the requirements necessary to maintain status as a REIT, and Counsel will not review compliance





                                       27

with the REIT Requirements on a continuing basis after the initial effective date of the Registration Statement or issue any opinions in the future unless expressly requested to do so. Accordingly, no assurance can be given that the Company's actual operating results will allow the Company to satisfy the REIT requirements. In addition, this opinion represents Counsel's legal judgment based on the law in effect as of the initial effective date, and is not binding on the Service and could be subject to modification or withdrawal due to future changes in the law.

         5.      ERISA RISKS

                 Suitability of the Company's Investments for Qualified Pension and Profit-Sharing Trusts. When considering an investment in the Company with a portion of the assets of a Qualified Plan, a fiduciary should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable restrictions imposed by ERISA; and (ii) whether the investment is prudent, since there is anticipated to be only a limited market in which it can sell or otherwise dispose of the Shares. The Company has not, and will not, evaluate whether an investment in the Company is suitable for any particular plan, but, subject to the disclosure included therein, will accept such entities as Stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

                 If the Company is considered a Pension-Held REIT, an investment in the Company may also produce UBTI which may cause a Qualified Plan holding 10% or more of the Shares to pay a tax on a portion of the income distributed to it by the Company. The determination of whether the Company will constitute a Pension-Held REIT will depend on the concentration of ownership by one or more Qualified Plans, a factor that is not within the control of the Company. See "Federal Income Tax Considerations" and "Description of Securities--Restrictions on Transfer."

                 In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, advisors to Qualified Plans should also consider the effect of the "Plan Asset" regulations issued by the Department of Labor. See "ERISA Considerations."

                 Stockholders subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount (as determined by the Company) they would receive if the Company's properties were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses), together with the other funds of the Company were distributed in liquidation of the Company. Should the Shares become listed for trading on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations.





                                       28

                 IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE COMPANY.





                                       29

                     ESTIMATED USE OF PROCEEDS OF OFFERING

         The amounts set forth in the table below represent the Company's current estimates concerning the use of the Gross Offering Proceeds. All proceeds of the Offering are held in trust by the Company for the benefit of the Stockholders, to be used only for the purposes set forth above and will not be commingled with the accounts of the Advisor and its Affiliates. As of the date of this Prospectus, the Company owns 59 properties comprised of 43 Neighborhood Retail Centers, seven Community Centers and nine single-user retail properties and has approximately $64,600,000 available for additional investments plus an additional $11,500,000 available from loan commitments not yet funded. The Company estimates that 87.31% of Gross Offering Proceeds will be used to acquire properties if the Maximum Offering is sold. If the Maximum Offering is sold, 8.37% of the Gross Offering Proceeds will be utilized to pay selling and due diligence expenses to unaffiliated third parties and 2.82% of the Gross Offering Proceeds will be paid to the Advisor and its Affiliates to pay for the costs of the Offering and the Marketing Contribution and Due Diligence Expense Allowance.

                                MAXIMUM OFFERING
                        (INCLUDING SHARES SOLD UNDER THE
                     DISTRIBUTION REINVESTMENT PROGRAM) (1)

                                                     AMOUNT      PERCENT
                                                     ------      -------
Gross Offering Proceeds:                          $295,900,000   100.00%
Less Expenses:
    Selling Commissions (2)                         19,250,000     6.51%

    Marketing Contribution and Due Diligence
    Expense Allowance Fee (2)                        6,875,000     2.32%

    Organization and Offering Expenses (3)           6,974,110     2.36%

    Total Public Offering Expenses                  33,099,110    11.19%

Gross Amount Available for Investment              262,800,890    88.81%

Acquisition Expenses (4)(5)                          1,479,500     0.50%

Working Capital Reserve (6)                          2,959,000     1.00%

Net Amount Available for
    Investment (7)                                $258,362,390    87.31%
                                                  ============    ======





                                       30

-----------

(1) The amounts shown in this table represent the Company's current estimates of the uses of the Gross Offering Proceeds if the Maximum Offering Amount is sold, and, accordingly, may not accurately reflect the actual application of such proceeds.

(2) The Company will pay the Dealer Manager selling commissions equal to up to 7% or $19,250,000 of the gross offering proceeds from the Shares offered on the "best efforts" basis and, under certain circumstances, one Soliciting Dealer Warrant for every 40 Shares sold, all or part of which compensation may be retained or reallowed to Soliciting Dealers; provided that the Company will not issue more than 625,000 Soliciting Dealer Warrants. The Dealer Manager will also receive the Marketing Contribution and Due Diligence Expense Allowance Fee equal up to 2.5% or $6,875,000 of the gross offering proceeds from the Shares offered on the "best efforts" basis, some portion of which may be reallowed to Soliciting Dealers. This category of expense includes all amounts attributable to marketing and bona fide due diligence expenses. Certain volume discounts may be given on orders of 20,000 Shares or more. The Company will not pay any selling commission on Shares purchased by the Advisor, its Affiliates, the Dealer Manager or Soliciting Dealers. Any Shares purchased by the Advisor or its Affiliates will be purchased for investment purposes only and not with a view toward resale. A maximum of 2,000,000 Shares available for issuance under the Distribution Reinvestment Program will be sold at a price equal to $10.45 or $0.55 less than the "best- efforts" offering price due to decreased costs associated with these issuances ($20,900,000 if all of those Shares are sold). See "Conflicts of Interest," "Management's Discussion and Analysis of the Financial Condition and Results of Operations," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs-- Distribution Reinvestment Program."

(3) Reflects the Advisor's best estimates of legal, accounting, printing and other offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Shares and other marketing and organization expenses. The Advisor has agreed to pay all public offering expenses (excluding selling commissions and the marketing contribution and due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds or all Organization and Offering Expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. This agreement is without recourse to or reimbursement by the Company.

(4) The Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses in an amount estimated to be equal to 0.5% of the Gross Offering Proceeds ($1,479,500, assuming the Maximum Offering including Shares sold under the DRP). In addition, the Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses equal to 0.5% of any funds borrowed by the Company to acquire properties. Expenses incurred in connection with incurring indebtedness will be payable from the proceeds of such borrowings ($739,750, assuming the Maximum Offering, including Shares sold under the DRP, are sold, and the borrowings equal 50% of the Maximum Offering). Acquisition Expenses include but are not limited to the costs and expenses incurred by the Advisor in selecting, evaluating and acquiring the Company's properties, whether or not acquired, including, but not limited to: surveys, appraisals, title insurance and escrow fees, non-refundable option payments, legal and accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and personnel and miscellaneous expenses related to the selection and acquisition of properties.

(5) The Advisor will not receive a fee for the acquisition of properties. However, the seller of a property may pay a real estate brokerage commission to a third party in connection with the Company's purchase of a property. Since a seller may fix the selling price of a property at an amount sufficient to cover the cost of a real estate commission, the Company, as purchaser, may indirectly pay such amount in the purchase price, which amount may be considered an acquisition fee. The Advisor will endeavor, whenever possible, to purchase properties directly from sellers, without the involvement of a real estate broker. When a property has been listed by a seller with a real estate broker, the Advisor will endeavor, whenever possible, to be allocated a portion of the real estate brokerage commission paid by the seller. All real estate brokerage commissions so allocated to the Advisor will then be remitted in their entirety to the Company by the Advisor.

(6) The Company will add 1% of the Gross Offering Proceeds to its working capital reserve.

(7)  This amount is allocated for acquisition costs of additional properties.





                                       31

                                 WHO MAY INVEST

         An investment in Shares involves certain risks and is suitable only as a long-term investment for persons of adequate financial means who have no immediate need for liquidity in their investment. Shares will be sold only to persons who initially purchase a minimum of 300 Shares ($3,300) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,100), except for investors resident in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,300) and for investors resident in the State of Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,200). In addition, the Company has established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Certain states may impose higher suitability standards.

         Investors who reside in California, Massachusetts, or Tennessee must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.

         Investors who reside in Maine must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of $50,000.

         In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor and by acceptance of the confirmation of purchase or delivery of the Shares, an investor represents that he satisfied any applicable suitability standards.

         In purchasing Shares, custodians or trustees of employee pension benefits plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders" and "ERISA Considerations."

         As noted above, suitability standards may be higher in certain states. Investors must meet all of the applicable requirements set forth in the Company's subscription agreement relating to the Shares (the "Subscription Agreement"). Under the laws of certain states, an investor may transfer his/her Shares only to persons who meet similar standards, and the Company may require certain assurances that these standards are met. Investors should carefully read the requirements in connection with resales of Shares set forth in the Subscription Agreement and under "Description of Securities--Restrictions on Transfer."





                                       32

         The agreements between the Dealer Manager and each of the Soliciting Dealers require each Soliciting Dealer to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable and appropriate based upon information provided by the prospective purchaser regarding his or her financial situation and investment objectives and to transmit promptly to the Company, the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the Subscription Agreement, by tendering payment for Shares and by accepting confirmation of purchase or delivery of the Shares, an investor represents that he or she satisfies any applicable suitability standards.

         In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable and appropriate investment for the investor, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability and appropriateness of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein.





                                       33

                               COMPENSATION TABLE

         The compensation arrangements between the Company and Advisor and its Affiliates were not determined by arm's- length negotiations. See "Conflicts of Interest." The following table discloses the significant compensation which may be received by the Advisor and its Affiliates from the Company. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by the Advisor and its Affiliates for services rendered to the Company, the Advisor and its Affiliates may not recover any excess amounts for those services by reclassifying such services under a different compensation or fee category. See "Conflicts of Interest--Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates."

NONSUBORDINATED PAYMENTS

         The following aggregate amounts of compensation and fees payable to the Advisor and its Affiliates by the Company are not subordinated to the Current Return or Cumulative Return to the Stockholders.





                                       34



                                                                                           ESTIMATED MAXIMUM
          TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      DOLLAR AMOUNT
          --------------------                   ----------------------                      -------------
   Selling Commissions (payable to         The Dealer Manager will receive        The actual amount to be received
   the Dealer Manager and Soliciting       $0.77 per Share for each Share         depends upon the number of Shares
   Dealers)                                sold in the "best-efforts"             sold. In the Prior Offerings,
                                           portion of the Offering and,           $24,500,000 was incurred,
                                           under certain circumstances, will      including $17,054,160 incurred
                                           be granted a Soliciting Dealer         and paid as of December 31, 1997.
                                           Warrant for each 40 Shares sold;       A total of $19,250,000 in selling
                                           provided that the Company will         commissions will be paid if the
                                           not issue warrants to purchase         Maximum Offering is sold.
                                           more than 625,000 shares.  The
                                           Dealer Manager may reallow the
                                           selling commissions and
                                           Soliciting Dealer Warrants to
                                           Soliciting Dealers for each Share
                                           they sell. (1)  Shares purchased
                                           under the Distribution
                                           Reinvestment Program will be
                                           purchased at a reduced price to
                                           reflect decreased administrative
                                           costs.  The Dealer Manager will
                                           not receive any selling
                                           commissions in connection with
                                           the sale of Shares under the DRP.

                                      35

                                                                                           ESTIMATED MAXIMUM
          TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      DOLLAR AMOUNT
          --------------------                   ----------------------                      -------------
   Marketing Contribution and Due          An amount equal to up to 2.0% of       The actual amount to be paid
   Diligence Expense Allowance Fee         the Gross Offering Proceeds, some      depends upon the number of Shares
   (payable to the Dealer Manager          portion of which may be reallowed      sold. Expenses of $7,000,000 and
   and Soliciting Dealers)                 to Soliciting Dealers, to pay the      $1,750,000  were incurred in the
                                           expenses associated with the           Prior Offerings for the Marketing
                                           Marketing Contribution Expense         Contribution and Due Diligence
                                           Allowance Fee may be paid to the       Expense Allowance respectively,
                                           Dealer Manager as a contribution       including $4,858,241 and
                                           for marketing expenses.  An            $1,212,627 incurred and paid as
                                           additional 0.5% of the Gross           of December 31, 1997.  A total of
                                           Offering Proceeds may be paid to       $6,875,000 will be paid for the
                                           the Dealer Manager, some portion       Marketing Contribution and Due
                                           of which may be reallowed to the       Diligence Expense Allowance if
                                           Soliciting Dealers, as                 the Maximum Offering is sold.
                                           reimbursement for the Due
                                           Diligence Expenses.  The Dealer
                                           Manager will not receive this fee
                                           for Shares purchased under the
                                           Distribution Reinvestment
                                           Program.





                                       36

                                                                                           ESTIMATED MAXIMUM
          TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      DOLLAR AMOUNT
          --------------------                   ----------------------                      -------------
   Reimbursable Expenses (payable to       The Advisor or its Affiliates may      Reimbursable Expenses of
   the Advisor and its Affiliates)         advance Organization and Offering      approximately $5,216,691 were
                                           Expenses to the Company and will       incurred and paid as of
                                           be reimbursed for actual costs         December 31, 1997 in connection
                                           incurred in connection with the        with the Prior Offerings (for
                                           Offering on behalf of the              Organization and Offering
                                           Company, including legal and           Expenses, but excluding selling
                                           accounting fees, registration and      commissions and the Marketing
                                           filing fees, printing costs and        Contributions and Due Diligence
                                           selling expenses. However, if the      Expense Allowance Fee).  No
                                           aggregate of all Organization and      estimate is available for the
                                           Offering Expenses, including           amount of reimbursable expenses
                                           selling commissions and the            that may be incurred in this
                                           Marketing Contribution and Due         Offering.
                                           Diligence Expense Allowance Fee,
                                           exceeds 15% of the Gross Offering
                                           Proceeds, or if the aggregate of
                                           all Organization and Offering
                                           Expenses, excluding the selling
                                           commissions and the Marketing
                                           Contribution and Due Diligence
                                           Expense Allowance Fee, exceeds
                                           5.5% of the Gross Offering
                                           Proceeds, the Advisor or its
                                           Affiliates agree to pay such
                                           excess expenses and the Company
                                           will have no liability for such
                                           expenses at any time thereafter.





                                       37

                                                                                           ESTIMATED MAXIMUM
          TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      DOLLAR AMOUNT
          --------------------                   ----------------------                      -------------
   ACQUISITION STAGE:

   Acquisition Expenses for the            An amount estimated to be up to        Acquisition Expenses of
   costs and expenses of the               0.5% of the Gross Offering             approximately $973,000 were
   acquisition of properties               Proceeds in connection with the        incurred and paid for as of
   including surveys, appraisals,          expenses associated with a             December 31, 1997.  If the
   title insurance and escrow fees,        property acquisition. (2)              Maximum Offering is sold, the
   legal and accounting fees and                                                  Company may pay up to $1,479,500
   expenses, computer use related                                                 of the Gross Offering Proceeds as
   expenses, architectural and                                                    Acquisition Expenses.  The actual
   engineering reports,                                                           amount cannot be determined at
   environmental and asbestos                                                     the present time.  In no event
   audits, travel and communication                                               will the Company pay Acquisition
   expenses and other related                                                     Expenses associated with any
   expenses (payable to the Advisor                                               single property exceeding 6% of
   and its Affiliates).                                                           the purchase price of the
                                                                                  property.
   OPERATIONAL STAGE (3):

   Property Management Fee (payable        A Property Management Fee equal        The actual amounts to be paid are
   to an Affiliate of the Advisor)         to not more than 4.5% of the           dependent upon results of
                                           gross  income earned by the            operations.  Property Management
                                           Company on the properties will be      Fees of approximately $1,120,000
                                           paid monthly to Inland Commercial      were incurred and paid for the
                                           Property Management, Inc., an          year ended December 31, 1997.
                                           Affiliate of the Advisor (the
                                           "Management Agent").





                                       38

                                                                                           ESTIMATED MAXIMUM
          TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      DOLLAR AMOUNT
          --------------------                   ----------------------                      -------------
   Compensation for Services               In addition to property                The actual amounts to be paid are
                                           management, the Advisor and its        dependent upon results of
                                           Affiliates provide other               operations and, therefore, cannot
                                           property-level services to the         be determined at the present
                                           Company, and may receive               time.  For the year ended
                                           compensation for such services,        December 31, 1997, approximately
                                           including leasing fees,                $23,674 was incurred and paid to
                                           development fees, construction         the Advisor and its Affiliates
                                           management fees, loan origination      for loan servicing fees.
                                           and servicing fees, property tax
                                           reduction fees and risk
                                           management fees.  However, this
                                           compensation may not exceed 90%
                                           of that which would be paid to
                                           third parties providing
                                           comparable services and all such
                                           compensation must be approved by
                                           a majority of the Independent
                                           Directors.  See "Management--
                                           Other Services."

   Reimbursable Expenses (payable to       Certain expenses of the Advisor        The actual amounts to be paid are
   the Advisor and its Affiliates)         and its Affiliates will be             dependent upon results of
                                           reimbursed by the Company. (4)         operations; approximately
                                           (5)  (6)                               $211,429 was incurred and paid
                                                                                  through December 31, 1997.





                                       39

                                                                                           ESTIMATED MAXIMUM
          TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      DOLLAR AMOUNT
          --------------------                   ----------------------                      -------------
   LIQUIDATION STAGE:

   Property Disposition Fee (payable       A property disposition fee,            The actual amounts to be received
   to the Advisor and its                  payable upon the sale of each of       depend upon the sale price of
   Affiliates)                             the Company's properties, in an        Company properties and,
                                           amount equal to the lesser of:         therefore, cannot be determined
                                           (i) 3% of the contract sales           at the present time.
                                           price of the property; or (ii)
                                           50% of the commission paid to
                                           third parties which is
                                           reasonable, customary and
                                           competitive in light of the size,
                                           type and location of such
                                           property ("Competitive Real
                                           Estate Commission") may be paid
                                           to the Advisor and its
                                           Affiliates.  The amount paid,
                                           when added to the sums paid to
                                           unaffiliated parties, may not
                                           exceed the lesser of the
                                           Competitive Real Estate
                                           Commission or an amount equal to
                                           6% of the contracted for sales
                                           price.  Payment of such fees
                                           shall be made only if the Advisor
                                           provides a substantial amount of
                                           services in connection with the
                                           sale of the property.  See
                                           "Management--The Advisory
                                           Agreement."





                                       40

SPECIAL PROVISIONS RELATING TO FEE PAYMENTS

         The final payment of the following fees payable to the Advisor and its Affiliates by the Company is subject to payment of certain specified returns to the Stockholders as set forth below:





                                       41



                                                                                           ESTIMATED MAXIMUM
          TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      DOLLAR AMOUNT
          --------------------                   ----------------------                      -------------
   OPERATIONAL STAGE (3):

   Advisor Asset Management Fee            An Advisor Asset Management Fee        The actual amounts to be paid are
   (payable to the Advisor)                of not more than 1% of the             dependent upon results of
                                           Average Invested Assets will be        operations.  Advisor Asset
                                           paid to the Advisor.  The fee          Management Fees of $843,000 (.45%
                                           will be payable quarterly in an        of the Average Invested Assets)
                                           amount equal to 1/4 of 1% of the       were incurred and paid for the
                                           Average Invested Assets of the         year ended December 31, 1997.
                                           Company, as of the last day of
                                           the immediately preceding
                                           quarter.  The Company and the
                                           Advisor have agreed that if the
                                           Company is unable to pay
                                           Distributions in an amount equal
                                           to a non-compounded return equal
                                           to 8% per annum on Invested
                                           Capital (the "Current Return"),
                                           then the Advisor will remit the
                                           Advisor Asset Management Fee to
                                           the Company.  For any year in
                                           which the Company qualifies as a
                                           REIT, the Advisor must reimburse
                                           the Company:  (i) to the extent
                                           that the Advisor Asset Management
                                           Fee plus Other Operating Expenses
                                           paid during the previous calendar
                                           year exceed 2% of the Company's
                                           Average Invested Assets for that
                                           calendar year or 25% of the
                                           Company's Net Income for that
                                           calendar year; and (ii) to the
                                           extent that Stockholders have not
                                           received an annual Distribution
                                           equal to or greater than the 8%
                                           Current Return.





                                       42

                                                                                           ESTIMATED MAXIMUM
          TYPE OF COMPENSATION                   METHOD OF COMPENSATION                      DOLLAR AMOUNT
          --------------------                   ----------------------                      -------------
   LIQUIDATION STAGE (3):

   Incentive Advisory Fee (payable         After the Stockholders have first      The actual amounts to be paid
   to the Advisor)                         received:  (i) their 8%                depend upon the sale price of
                                           Cumulative Return; and (ii) a          Company properties and,
                                           return of their Invested Capital,      therefore, cannot be determined
                                           an Incentive Advisory Fee equal        at the present time.
                                           to 15% of the remaining proceeds
                                           from the sale of a property will
                                           be paid to the Advisor.  At such
                                           time as the Advisory Agreement is
                                           terminated due to the listing for
                                           trading of the Shares on a
                                           national exchange or market or
                                           otherwise, the Incentive Advisory
                                           Fee shall also terminate.  The
                                           Advisor and Management Agent may
                                           be merged into the Company at the
                                           time of listing and may receive
                                           shares in the Company, in an
                                           amount which may be determined at
                                           that time, based upon the value
                                           of all fees given up or waived by
                                           the Advisor and Management Agent
                                           through the merger.  See
                                           "Management--The Advisory
                                           Agreement."


---------------------

(1) Each Soliciting Dealer Warrant grants the holder a right to purchase one Share at a price of $13.20 per Share during the period beginning from the date the Soliciting Dealer Warrants are issued and ending on April 6, 2003. No Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. See "Plan of Distribution--Compensation."

(2) The total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company may not exceed an amount equal to 6% of the Contract Price for the Property (as defined herein), unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to the Company.





                                       43

     Notwithstanding the foregoing, the total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company from an Affiliate may not exceed 6% of the Contract Price for the Property.

(3) The Advisor and its Affiliates assist the Company in determining the types of transactions entered into by the Company. The Advisor benefits, in the form of fees, by the Company retaining ownership of its properties and leveraging its properties, while Stockholders may be better served by sale or disposition of the properties or not incurring indebtedness secured by the properties. Furthermore, the Advisor's ability to receive or retain certain fees and reimbursements is dependent upon the Company continuing to invest in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders to earn income on their investment in Shares and may result in the Company entering into transactions which may not be in the best interest of the Stockholders.

(4) (i) The Advisor and its Affiliates are reimbursed for: (a) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (b) administrative services related thereto. "Administrative services" include only ministerial services such as typing, record keeping, preparing and disseminating Company reports, preparing and maintaining records regarding Stockholders, record keeping and administration of the DRP and Share Repurchase Programs, preparing and disseminating responses to Stockholder inquiries and other communications with Stockholders and any other record keeping required for the Company.

     (ii) In extraordinary circumstances fully justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (a) the goods or services must be necessary to the prudent operation of the Company; (b) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or (c) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. In addition, any such payment will be subject to the further limitation described in paragraph (iii) below. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

     (iii) No reimbursement is permitted to the Advisor or its Affiliates under clause (i)(b) above for items such as rent, depreciation, utilities, capital equipment and other administrative items and the salaries, fringe benefits, travel expenses and other administrative items of any controlling persons of the Advisor, its Affiliates or any other supervisory personnel except in those instances in which the Company believes it to be in the best interest of the Company that the Advisor or its Affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for the Advisor similar to those of: (a) chairman or member of the board of directors; (b) president or executive vice president; or (c) those entities or individuals holding 5% or more of the stock of the Advisor or a person having the power to direct or cause the direction of the Advisor, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, and subject to the approval of the Board, the Company may reimburse the Advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. The Advisor believes that its employees and the employees of its





                                       44

     Affiliates and controlling persons who perform services for the Company for which reimbursement is allowed pursuant to clause (ii)(c) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

     (iv) The Total Operating Expenses of the Company may not (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of its Net Income for such year. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. There are certain additional restrictions on expenses that will be borne by the Company.

(5) The Advisor and its Affiliates shall not be compensated for any services other than those which have been fully disclosed in this Compensation Table.

(6) The Company shall not pay, directly or indirectly, a commission or fee to the Advisor or its Affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a Company property.


                             CONFLICTS OF INTEREST

         The Company is subject to various conflicts of interest arising out of its relationship with the Sponsor, the Advisor or its Affiliates. All agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are not the result of arm's-length negotiations. The limitations on the Advisor described below have been adopted to control when the Company enters into transactions with the Advisor and its Affiliates. With respect to the conflicts of interest described herein, the Advisor and its Affiliates will endeavor to balance the interests of the Company with the interests of the Advisor and its Affiliates in making any determination.

         1. Competition for the Time and Service of the Advisor and Affiliates. The Company relies on the Advisor and its Affiliates to manage and oversee the daily operation of the Company and its assets. Affiliates of the Advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs and any future real estate programs or other entities which they may organize or serve, as well as other business ventures in which they are involved. The Advisor and its Affiliates believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

                 The Company believes that the compensation payable to the Advisor or its Affiliates under the Advisory Agreement is on terms no less favorable to the Company than those customary for similar services performed by independent firms in the relevant geographic area, but in no event more than 2% of the Average Invested Assets less Other Operating Expenses. See "Compensation Table." The Advisory Agreement, by its terms, may be terminated by a majority vote of the Stockholders upon 60 days prior written notice. See "Management--The Advisory Agreement."

         2. Process for Resolving Conflicting Opportunities. Affiliates of the Advisor have sponsored publicly and privately offered entities and may in the future sponsor publicly and privately offered REITs or other entities which may have investment objectives very similar to the





                                       45

Company's. The Advisor and its Affiliates could, therefore, be subject to conflicts of interest between the Company and other programs in connection with the acquisition of properties. To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its Affiliates will, as a general rule, be resolved by giving priority to the entity having uninvested funds for the longest period of time. The Advisory Agreement grants the Company the first opportunity to buy Neighborhood Retail Centers and Community Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase of the property within 60 days and the right to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract by the Advisor or its Affiliates provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered the property by the Advisor; (iii) the property meets the Company's acquisition criteria; provided that if more than one real estate program sponsored by Affiliates of the Advisor has funds available to make the purchase, the property will first be offered to the program which has had funds available for the longest period of time. Other factors which may be considered in connection with evaluating the suitability of the property for investment include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition. The Independent Directors must, by a majority vote, approve all actions by the Advisor or its Affiliates which present potential conflicts with the Company. See "Management--The Advisory Agreement."

                 The Company believes that these factors, together with the obligations of the Advisor and its Affiliates to present the Company with any investment opportunity which could be suitable for the Company, will help to lessen the competition or conflicts with respect to the purchase of properties by other entities and the Company.

         3. Acquisition from Affiliates. The Company acquired two of its properties from an Affiliate and one property from an Independent Director.
The purchase prices for these properties were not the subject of arm's-length negotiations. The Articles provide that the purchase price of any property acquired from such parties: (i) may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers; and (ii) must be approved by a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction as fair and reasonable to the Company. The Directors (including a majority of the disinterested Independent Directors) approved these acquisitions, however, there can be no assurance that the prices paid to the Affiliate and/or these parties did not exceed those which would have been paid by a third party.

         4. The Company may Purchase Properties from Persons with whom Affiliates of the Advisor have Prior Business Relationships. The Company may purchase properties from third parties who have sold properties in the past or who may sell properties in the future to the Advisor or its Affiliates. In the event the Company purchases properties from these third parties, the Advisor will experience a conflict between the current interests of the Company and its interests in preserving any ongoing business relationship. Nevertheless, the Advisor will not consummate purchases in a manner which would cause it to breach its fiduciary obligations to the Company. See "Management."





                                       46

         5. Property Management Services are being Rendered by an Affiliate of the Advisor. An Affiliate of the Advisor, Inland Commercial Property Management, Inc., provides property management services to the Company on a competitive basis in a manner consistent with customary business practices. See "Compensation Table--Nonsubordinated Payments--Operational Stage." The Advisor and the Management Agent believe that the Management Agent has sufficient personnel and other required resources to discharge all responsibilities of the Company. The Company pays the Management Agent a monthly management fee of no greater than four and one half percent (4.5%) of gross income for the month for which the payment is made. The property management services agreement between the Company and the Management Agent is for a term of one year and is subject to one-year successive renewals unless thirty (30) days prior to the expiration of the agreement, either party notifies the other in writing that it elects to terminate the agreement.

         6. Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates. The Advisor and its Affiliates have received, and will continue to receive, the compensation described in the "Compensation Table." Certain compensation is payable notwithstanding the lack of cash available to make Distributions to the Stockholders. To that extent, the Advisor benefits from the Company's retaining ownership of its properties and encumbering the Company's properties with indebtedness, while Stockholders may be better served by sale or disposition or not incurring indebtedness secured by the properties. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company's ability to continue investing in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders in earning income on their investment in Shares. The Advisor and its Affiliates recognize that they have a fiduciary duty to the Company and the Stockholders, and have represented to the Company that their actions and decisions will be made in the manner most favorable to the Company and its Stockholders, so as not to breach their respective fiduciary duties. See also "Risk Factors -- Dilution" regarding issuance of Soliciting Dealer Warrants to the Dealer Manager.

         7. Non-Arm's-Length Agreements. The agreements and arrangements, including those relating to compensation, between the Company and the Advisor or its Affiliates are not the result of arm's-length negotiations, but the Company believes that these agreements and arrangements approximate the terms of arm's-length transactions.

                 While the Company does not make loans to the Advisor or its Affiliates, the Company has borrowed money from an Affiliate for various purposes including funding working capital requirements, but only on terms as to interest rate, security, fees and other charges at least as favorable to the Company as determined by a majority of the Directors (including a majority of the Independent Directors) as those charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose.
All money borrowed from an Affiliate was repaid within 90 days. See "Real Property Investments."





                                       47

                 The Advisor and its Affiliates may provide services to, and otherwise deal or do business with, persons who deal with the Company, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by the Advisor or its Affiliates, nor may the Advisor or any such Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any provision of the Advisory Agreement.

         8. The Company and the Advisor have the Same Legal Counsel. Shefsky & Froelich Ltd. serves as counsel to the Company, as well as to the Advisor and some of its Affiliates. Shefsky & Froelich Ltd. is not acting as counsel for the Stockholders or any potential investor. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Shefsky & Froelich Ltd. may be precluded from representing any one or all of these parties. If any situation arises in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, additional counsel may be retained by one or more of the parties to assure adequate protection of their respective interests. Moreover, should such a conflict not be readily apparent, counsel may inadvertently act in derogation of the interest of certain parties which could affect the Company and, therefore, the Stockholders' ability to meet their investment objectives.

         9. Inland Securities Corporation is Participating as Dealer Manager in the Sale of the Shares. Inland Securities Corporation, a securities dealer affiliated with the Advisor, is the Dealer Manager of the Offering and is entitled to selling commissions and Soliciting Dealer Warrants, some or all of which may be retained or reallowed to Soliciting Dealers. See "Risk Factors -- Dilution" and "Plan of Distribution--Compensation" regarding issuance of the Soliciting Dealer Warrants to the Dealer Manager. Any review of the structure, formation or operation of the Company performed by the Dealer Manager will be conducted as if it was an independent review; however, it cannot be considered to represent an independent review and may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Thus, the Dealer Manager may be subject to a conflict of interest, which may arise out of its participation in the Offering and its affiliation with the Advisor, in performing its "due diligence" obligations which arise under the Securities Act of 1933, as amended (the "Act"). However, the Dealer Manager believes it has properly performed and will properly perform these "due diligence" activities.

         10. The Advisor may have Conflicting Fiduciary Obligations in the Event the Company Acquires Properties with Affiliates. The Advisor may cause the Company to acquire an interest in a property through a joint venture with an Affiliate of the Advisor. In such instance, the Advisor will have a fiduciary duty to both the Company and the Affiliate participating in the joint venture. In order to minimize the likelihood of a conflict between these fiduciary duties, the Advisory Agreement provides guidelines for investments in joint ventures with Affiliates. In addition, the Articles require a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction to determine that the transaction is fair and reasonable to the Corporation and is on terms and conditions no less favorable than from unaffiliated third parties to the Company entering into the venture. See "Investment Objectives and Policies--Joint Ventures."





                                       48


                   FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
                          THE ADVISOR; INDEMNIFICATION

GENERAL

         Consistent with the duties and obligations of, and limitations on, the Directors as set forth in the Articles and under the laws of the State of Maryland, the Directors are accountable to the Stockholders as fiduciaries and are required to perform their duties in good faith and in a manner each Director believes to be in the best interest of the Company and its Stockholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. In addition, the Independent Directors must review at least annually the relationship of the Company with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to the Company and the Stockholders.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         The liability of the Directors and the Advisor and its Affiliates is limited to the fullest extent permitted by the MGCL. Accordingly, the Directors and the Advisor and its Affiliates may not be held liable to the Company or its Stockholders for monetary damages unless: (a) it is proven that the person actually received an improper benefit or profit in money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         The Company's Articles and Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with
Section 2-418 of the MGCL, to indemnify and pay or reimburse reasonable expenses to: any Director, the Advisor or its Affiliates, or any officer, employee, or agent of the Company (each an "Indemnified Party") provided, that: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and
(iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the assets of the Stockholders.

         The Company may not indemnify an Indemnified Party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii)

                                       49


such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

         The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving these advances undertakes to repay the monies advanced to the Company, together with interest at the applicable legal rate thereon, if the party is found not to be entitled to indemnification.

         The Company may purchase and maintain insurance on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles or the Bylaws. As of the date of this Prospectus, the Company has not purchased any insurance on behalf of an Indemnified Party.

         Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

         To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

BUSINESS JUDGMENT PRESUMPTION

         Generally, the Directors owe fiduciary duties to the Company and its Stockholders. These fiduciary obligations include the duty of care and the duty of loyalty. The duty of care requires that Directors exercise the care that a reasonably prudent person would exercise under similar circumstances. The duty of loyalty prohibits the Director from self-dealing. The "business judgment rule" is a specific application of this directorial standard of conduct. It is a legal presumption provided by Maryland law which presumes that when making a business decision, the Director acted on an informed basis, in good faith, and in the honest belief that the action taken was in the best interest of the Company. Therefore, should a Director by sued by the Stockholders because of the Director's business decision, the court will examine the directorial decision only to

                                       50


the extent necessary to verify the presence of a business decision, disinterestedness and independence of the Director, due care of the Director, good faith of the Director, and the absence of an abuse of discretion on behalf of the Director. These elements are presumed to be present unless the Stockholder is able to provide evidence to overcome the presumption. Thus, the business judgment rule is a tool of judicial review rather than a standard of conduct and it applies both in actions seeking to impose liability for money damages upon Directors for their decision and in actions seeking injunctive relief. In proving his or her case of breach of fiduciary duty, the Stockholder bears the burden of overcoming this presumption and, if successful, the burden shifts to the Director to show that he/she acted both in good faith and as a reasonable prudent person. In making the Company's business decisions, the Directors are entitled to rely on information, opinions, reports, or records prepared by experts including accountants, consultants and counsel who were selected with reasonable care.

         There are also certain defenses which may be raised by the Directors, the Advisor and its Affiliates, and officers, employees or agents of the Company under Maryland law and the Articles in the event of a Stockholder action. For example, in the event a Stockholder challenges an amendment to the Articles made by Directors without the Stockholders' approval, the Directors are permitted to contend that the Articles permit amendments absent a Stockholder vote in certain circumstances.


                  PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES

PRIOR INVESTMENT PROGRAMS

         The Inland organization, during the past ten years, has sponsored six public real estate programs and one private real estate program which have raised in excess in $174,500,000. In excess of 15,800 investors have invested in these Inland-sponsored programs. The investment objectives and policies of the Company are similar to those of several investment programs which have owned and operated retail properties. However, the vast majority of these investment programs were dissimilar from the Company in that the partnerships owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

         The information in this Section and in the Prior Performance Tables included in this Prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by the Advisor and its Affiliates, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the Advisor and its Affiliates in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of prior programs and to disclose any material adverse business developments sustained by them.

                                       51


SUMMARY INFORMATION

     The table below provides certain summarized information concerning prior programs through the date of this Prospectus and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in this Prospectus. Investors should not construe inclusion of the succeeding tables, which cover the period from January 1, 1988 through December 31, 1997, as implying in any manner that the Company will have results comparable to those reflected in the tables; the yield and cash available and other factors could be substantially different for the Company's properties. Investors should note that by acquiring Shares in the Company, they will not be acquiring any interests in any prior programs.

                                       52





                                                                         Prior                    Prior
                                                                        Public                   Private
                                                                        Programs                 Programs
                                                                        --------                 --------
Number of programs sponsored..................................                   6                        1
Aggregate amount raised from investors........................        $172,240,771               $2,275,000
Aggregate number of investors.................................              15,800                       85
Number of properties purchased................................                  84                        7
Aggregate cost of properties (1)..............................        $145,020,714               $1,951,930

Percentage of properties (based on cost) that were:
  Commercial
     Retail...................................................                 2.9%                     0.0%
     Single-user retail net-lease.............................                 9.8%                     0.0%
     Nursing homes............................................                 9.9%                     0.0%
     Offices..................................................                 0.0%                     0.0%
     Industrial...............................................                 0.0%                     0.0%
     Health clubs.............................................                 5.2%                     0.0%
     Mini-storage.............................................                 0.0%                     0.0%
       Total commercial.......................................                27.8%                     0.0%

  Multi-family residential....................................                 8.5%                     0.0%
  Land........................................................                63.8%                   100.0%

Percentage of properties (based on cost) that were:
  Newly constructed (within a year of acquisition.............                 0.0%                     0.0%
  Existing....................................................               100.0%                     0.0%
  Construction................................................                 0.0%                     0.0%

Number of properties sold.....................................                  11                        1
                                                                              22.9% (2)
Number of properties exchanged................................                   0                        0



------------------

(1)   Includes purchase price and acquisition fees and expenses.
(2) Based on costs of property including portions of land parcels sold at December 31, 1997, and costs capitalized subsequent to acquisition.


         During the three years prior to December 31, 1997, publicly registered investment programs sponsored by IREIC purchased one parcel of land totaling 387 acres located in northeast Illinois. The land was purchased on an all-cash basis. Upon written request of the Company, any potential investor may obtain, without charge, a copy of Table VI, filed with the Commission in connection with this Offering, which provides more detailed information concerning this acquisition.

                                       53


PUBLICLY REGISTERED LIMITED PARTNERSHIPS

         INLAND'S MONTHLY INCOME FUND, L.P. ("MONTHLY INCOME FUND I") -- The offering period for Monthly Income Fund I began August 3, 1987 and ended August 3, 1988. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum throughout the life of the partnership and to provide a hedge against inflation through capital appreciation.

         Monthly Income Fund I raised $30,000,000 from over 2,200 investors. Originally, Monthly Income Fund I purchased seven properties, including five in Illinois, one in Ohio and one in Oklahoma, for a total investment of $27,511,692 which includes acquisition costs of $25,831,542 plus an additional $1,487,500 expended for the upgrade of the McHenry Plaza, a neighborhood retail center, in McHenry, Illinois, plus $192,650 for upgrade costs at other properties. The properties owned by Inland Monthly Income Fund I include, in addition to McHenry Plaza, two nursing centers, two retail stores leased on a triple-net basis by Wal-Mart Stores Inc., a health club facility and an apartment complex, which was sold on an installment basis in 1994 and 1995. Through December 31, 1997, cash distributions have been maintained at an 8% level and on an accrual basis have totaled $415.41 per $500 unit or $23,641,195 including $20,623,400 from operating cash flow, $380,207 of net sales proceeds from the sale of the apartment complex, $2,095,863 from supplemental capital contributions from IREIC and $541,725 as a partial return of capital from partnership reserves. In the opinion of IREIC, the partnership is substantially meeting its investment objective for cash flow.

         Two of Monthly Income Fund I's properties, which represent 26.3% of its total assets as measured by their original purchase price, are nursing center facilities which are 100% leased by Elite Care Corporation ("Elite"). Monthly Income Fund I's lease with Elite became effective in February 1991, following the termination of a lease with Adventist Living Centers Inc. ("ALC"), the tenant which was in place when Monthly Income Fund I purchased the properties. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund I was a .5% decrease in the effective rent over the term of the leases for the two nursing homes, from $67,270 per month when ALC was the tenant to $66,936 from Elite. Under the terms of the lease agreements for the nursing care facilities the partnership must approve any sublease transaction. The current operator of these facilities has negotiated with a new operator to sublease the facilities. IREIC has reviewed and approved the transaction with no significant changes to the terms of the leases.

         The major tenant at McHenry Plaza is a Walgreens drug store. Other tenants are Don Robert's Beauty School, Northern Federal Savings Bank, Merit Medical Equipment, Family Entertainment Center, a Mexican restaurant and a cigarette store. These tenants took possession of their spaces at the center from 1990 through 1997, following the July 1989 termination of a lease with Duckwell-Alco Stores, Inc. ("Alco"), the tenant which leased 94% of the space in the center at the time Monthly Income Fund I purchased the property. IREIC embarked on a program to re-lease the center to new tenants, and secured a $1,700,000 line of credit for property upgrades, remodeling and re-leasing expenses. Annual principal and interest payments on this debt total

                                       54


$187,943. Approximately 80% of the property is currently leased. Additional expenditures for build-out and leasing commissions are anticipated as the remaining rentable space is leased. The lease-up of McHenry Plaza will increase the cash flow available for distribution by Monthly Income Fund I.

         The partnership successfully completed the conversion of the apartment complex to condominiums. Condominium sales began during the first quarter of 1994. As of December 31, 1995, all of the 38 six-unit buildings at the property had been sold.

         The defaults by ALC and Alco, the expense of upgrades and build-out at the McHenry Plaza and lower than expected net rental income from the apartment complex have reduced cash available for distribution by Monthly Income Fund I. Under the terms of a guarantee agreement, IREIC has made supplementary capital contributions totaling $2,095,863 from the inception of the program through December 31, 1997 for the purpose of providing 8% annual cash distributions to investors. These supplementary capital contributions will begin to be repaid from cash flow in the future, but only if excess cash flow exists after payment of an 8% annual distribution to investors. The effect on investors is that cash flow distributions will not exceed 8% per annum for the foreseeable future. In addition, IREIC may be reimbursed for its supplementary capital contributions from the sale or financing of properties, but only after investors have received the return of their capital. The effect on investors is that profits from the sale of the properties will be reduced by the amounts contributed by IREIC under the 8% distribution guarantee agreement.

         INLAND MONTHLY INCOME FUND II, L.P. ("MONTHLY INCOME FUND II") -- The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

         Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Euro-Fresh Market Plaza (formerly Eagle Plaza), a neighborhood retail center in Illinois, for a total acquisition cost of $21,224,542. Through December 31, 1997, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $416.49 per $500 unit or $19,636,316, including $15,240,751 from operations and an additional $4,395,565 which constitutes the net proceeds from the sale of the Wholesale Club.

         One of Monthly Income Fund II's properties, which represents 35.44% of its total assets, as measured by its original purchase price, is a nursing center which is 100% leased to Elite. Monthly Income Fund II's lease with Elite became effective in February 1991, following the termination of a lease with ALC, the tenant which was in place when Monthly Income Fund II purchased the property. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund II was an 8% decrease in the effective rent from the nursing center over the term of the lease, from $77,368 per

                                       55


month when ALC was the tenant to $71,895 from Elite. Under the terms of the lease agreement for the nursing center the partnership must approve any sublease transaction. The current operator of this facility has negotiated with a new operator to sublease the facility. IREIC has reviewed and approved the transaction with no significant changes to the terms of the lease.

         On January 8, 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors on February 1, 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

         On January 21, 1994, the Anchor Tenant at Eagle Plaza neighborhood retail center, Eagle Foods, closed its store. On February 4, 1994 and with the approval of IREIC, Eagle Foods assigned its lease to Certified Grocers Midwest, Inc. ("Certified") who vacated in August 1995. During May 1996, Euro-Fresh Market ("Euro-Fresh") began its occupancy if the anchor store and the shopping center has been renamed Euro-Fresh Market Plaza. Under the original lease, as well as the assignment of the lease, Eagle Foods has guaranteed payments until November 1998.

         In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club, achieved capital appreciation on 16% of the partnership's investment in properties.

         INLAND REAL ESTATE GROWTH FUND, L.P. ("GROWTH FUND I") -- The offering period for Growth Fund I began December 9, 1985 and ended August 9, 1987. The objectives were to invest in multi-family residential properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

         Growth Fund I raised $9,465,000 from more than 700 investors and purchased four properties which included one multi-family residential property in Arizona and a partial interest in another multi-family residential property in Illinois. The other two properties were repurchased from Growth Fund I by IREIC. The terms of these repurchase transactions placed Growth Fund I in the same cash position it would have been in had the properties never been acquired. Growth Fund I sold the multi-family residential property located in Illinois as condominium units to individual purchasers for $6,685,950. Of the total net sales proceeds of $6,455,375, $1,650,000 was used to pay off the underlying debt on the property, $1,715,198 was distributed to limited partners during 1994, $1,832,785 was used to pay down the debt on the partnership's Arizona property and the remainder was used to fund condominium conversion costs. The property was purchased by Growth Fund I in December 1985 for $3,836,416, which included acquisition fees of $483,500. The gain on sale for financial reporting purposes was $2,236,220, which is net of selling expenses and commissions. Cash distributions to limited partners through December 31, 1997 totaled $528.35 per $1,000 unit or $4,697,141, including $1,461,428 from operations, $1,724,843 from the sale or refinancing of the partnership's properties, $943,224 from the repurchase of partnership properties by IREIC and $567,646 partial return of capital from partnership reserves. The monthly principal and interest

                                       56


payments on the Arizona property were reduced from $27,819 to $12,314 as a result of refinancing the Arizona property in March 1994 and the debt reduction described above.

         In IREIC's opinion, the Arizona real estate market has been improving over the last two years, and a sale of the Arizona property will be evaluated on an ongoing basis with the intent to profitably conclude the partnership. The decline in the Arizona market from 1989 through 1992 reduced net operating income from that property and, therefore, the quarterly cash distributions which might otherwise have been received by limited partners during that period. Similarly, the decline of the Arizona market has extended the holding period for that property. If and when the Arizona property can be sold at a profit, the annual rate of capital appreciation realized by investors will be less than if the Arizona market had not declined.

         As of January 1, 1997, the partnership has listed and is actively marketing Scottsdale Sierra Apartments for sale at an amount in excess of its carrying value and has suspended depreciation. As of the date of this report, the partnership has received and is currently negotiating an offer for the purchase of Scottsdale Sierra Apartments for an amount which exceeds the carrying value of the property.

         INLAND REAL ESTATE GROWTH FUND II, L.P. ("GROWTH FUND II") -- The offering period for Growth Fund II began September 21, 1987 and ended September 21, 1989. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on a moderately leveraged basis for capital appreciation through increases in property values, tax- sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

         Growth Fund II raised $4,038,250 from 336 investors and purchased two properties, a multi-family residential property in Illinois and a health club in Ohio. These properties were purchased for a total acquisition cost of $5,615,826. The health club is currently approximately 60% financed with 40% equity. Cash distributions to limited partners through December 31, 1997 totaled $1,162.12 per $1,000 unit or $4,590,702, including $927,931 from operations and $3,662,771 return of capital from the sale of the multi-family property in Illinois as 18 individual six-unit apartment buildings. All 18 of the six-unit buildings were sold to third-party buyers on an installment basis for $245,334 to $250,000 per building or a total of $4,261,895 (net of selling expenses). Growth Fund II's cost basis in the buildings was $4,112,195. The partnership extended financing to buyers to allow buyers to make monthly interest payments to Growth Fund II for a period of not more than seven to ten years, at which time the balance of the purchase price would be due. However, as of December 31, 1995, 13 of the installment sale loans had been prepaid in full and five had been substantially pre-paid (the partnership continues to be owed $80,000 on these loans, secured by second mortgages). In the opinion of IREIC, the sale of the multi-family property as individual six-unit apartment buildings has resulted in modest capital appreciation within a short holding period. IREIC is evaluating strategies to sell the partnership's remaining assets and bring the partnership to a profitable conclusion.

                                       57


         INLAND LAND APPRECIATION FUND, L.P. ("LAND FUND I") -- The offering period for Land Fund I began October 12, 1988 and ended October 6, 1989. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

         Land Fund I raised $30,001,000 from 3,425 investors and purchased 25 land parcels, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $25,187,069. As of December 31, 1997, Land Fund I has had multiple sales transactions involving all or portions of 15 parcels which generated $12,173,287 in net sales proceeds. Land Fund I's cost basis in the land parcels sold was $9,068,698 resulting in a gain, net of selling expenses and commissions, of $3,104,589 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1997 totaled $5,996,219, all from the sale of land parcels.

         INLAND LAND APPRECIATION FUND II, L.P. ("LAND FUND II") -- The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

         Land Fund II raised $50,476,170 from 5,055 investors and purchased 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of December 31, 1997, Land Fund II has had multiple sales transactions involving all or portions of nine parcels which generated $12,415,359 in net sales proceeds. Land Fund II's cost basis in the land parcels sold was $7,690,453 resulting in a gain, net of selling expenses and commissions, of $4,724,906 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1997 totaled $6,836,753, including $6,115,753 from sales and $721,000 from operations.

         INLAND CAPITAL FUND, L.P. ("LAND FUND III") -- The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

         Land Fund III raised $32,399,282 from 2,683 investors and purchased 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of December 31, 1997, Land Fund III has had multiple sales transactions, involving the house and portions of three parcels which generated $1,974,816 in net sales proceeds. Land Fund III's cost basis in the land parcels sold was $742,595 resulting in a gain, net of selling expenses and commissions, of $1,232,221 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1997 totaled $1,646,334, all from the sale of land parcels.

                                       58


PRIVATE PARTNERSHIPS

         Since inception, Affiliates of the Advisor have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 299 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these partnerships.

         From 1990 and through the end of 1997, investors in Inland's private partnerships have received total distributions in excess of $174,806,500, consisting of cash flow from partnership operations, sales and refinancing proceeds and cash received during the course of property exchanges. Following a proposal by Inland Real Estate Corporation, the former corporate general partner, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

         Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be- formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third- party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a letter from IREIC dated March 30, 1994, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint on April 19, 1994 in the Circuit Court of Cook County, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. On August 1, 1994, Judge Thomas O'Brien granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint within 28 days. On August 29, 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts seek damages from IREIC for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed on March 31, 1995 with prejudice, and the plaintiffs were given until May 1, 1996 to file an appeal. An appeal was filed on April 25, 1996 and the parties briefed the issue. Arguments were

                                       59


heard by the Appellate Court in February, 1997, and subsequently the Appellate Court affirmed the trial court decision in favor of IREIC.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

         WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began October 1992 and ended June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering. Parcel 5, which consists of sixty-three improved lots in the Village of Mount Horeb has had twenty-eight lot sales since 1995 for a total gross sales proceed amount of $1,117,400. Thirty-five remaining lots continue to be marketed for sale. On October 1, 1997, Parcel 6, located in Windsor, Wisconsin, was sold for $566,597 which represents 191% of original parcel capital.

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

         During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

         TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on July 17, 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, including $1,226,419 from operations and subsidy income of $67,797 from IREIC, pursuant to the guarantee for that program. $3,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

         10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns are guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution on July 17, 1992. Cash distributions

                                       60


to noteholders through November 30, 1996 totaled $2,878,335 of which $861,051 was interest earnings and $17,284 was from working capital reserves. $2,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

         9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of the Advisor and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third- party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on September 17, 1992. Cash distributions through December 31, 1997 totaled $557,185, of which $433,747 was interest earnings, $110,544 was a return of capital resulting from the amortization of mortgage loans and $12,894 was a loan from IREIC, pursuant to the distribution guarantee for that program.

         INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who are employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return are guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution on March 17, 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was liquidated in 1996.

         In February 1993, IREIC sponsored 9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors. The offering period for this program began February 1, 1993 and ended on May 17, 1993 when the maximum amount of $4,000,000 raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through December 31, 1997 totaled $1,619,147, of which $1,614,837 was interest earnings and $4,310 was from working capital reserves.

         In April 1993, IREIC sponsored 9% MONTHLY CASH FUND II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. The offering period for this program

                                       61


began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through December 31, 1997 totaled $1,557,369, of which $1,554,176 was interest earnings and $3,193 was from working capital reserves.

         In July 1993, Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), sponsored IMC NOTE ISSUE #2 1993, offering investments in promissory notes. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003 with 8% per annum interest and 100% return of principal guaranteed by IREIC were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made November 17, 1993. Cash distributions through December 31, 1997 totaled $2,142,984, of which $2,123,528 was interest earnings and $19,456 was subsidy income from IREIC pursuant to the guarantee for that program.

         In December 1993, IREIC sponsored INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001 with 10% per annum interest and 100% return of principal guaranteed by IREIC. The proceeds of the offering have been used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began on March 17, 1994. Distributions through December 31, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was liquidated in 1997.

         An August 1988 private placement securities offering sponsored by an Affiliate of IREIC was INLAND JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership. The offering period for this program ended May 1989 with $410,000 raised. All of the proceeds available for investment were used to purchase 82 second mortgages owned by Inland Mortgage Investment Corporation ("IMIC"), secured predominantly by condominium units located in the Chicago metropolitan area. In February 1996, 20 limited partners exercised their put option and IMIC bought their interests. Cash distributions through January 28, 1997 have totaled $541,156, including $131,156 from interest earnings and $410,000 return of capital from loan repayments. All capital has been returned and the partnership was liquidated in 1997.

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LOAN MODIFICATIONS AND WORK-OUTS

         Between 1990 and December 31, 1997, 40 Inland-sponsored partnerships owning 27 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

         Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party. The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships- -none of which were in default on their mortgage loans--provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender. In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. The partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership

                                       63


owns a net-lease commercial property secured by a long- term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property. In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net basis by Wal-Mart Stores, Inc. In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14
W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

         Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director of IREIC and the Company, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

         Four of the 40 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with creditworthy tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation

                                       64


through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

         In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 40 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

         In the case of the Park Colony Limited Partnership, one of the 40 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

         In 1990, the New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

         In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

         In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net- leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage

                                       65


lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net- lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

         In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

         In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but no agreement was reached. During August 1996, IREIC initiated a tax-deferred exchange whereby the partnership acquired an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan is secured by a first mortgage against the property.

         In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago ceased making payments on their respective HUD-insured first mortgage loans. The Chateaux Versailles and Marsailles Limited Partnerships, through their General Partner, are attempting to negotiate with the lenders to modify the terms of the loans to levels commensurate with the operating performance of the properties. To date, no agreement has been reached.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

         The Inland organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit- producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships--the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax-deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the

                                       66


net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

         Through December 31, 1997, eighteen private partnerships sponsored by Affiliates of the Advisor which sold properties on an installment basis re-acquired their properties as a result of defaults by the purchasers. Fifteen of the properties that were re-acquired were subsequently sold. One property was returned to the lender and the remaining properties are being operated by the partnerships.

         Through December 31, 1997, seven private partnerships sponsored by Affiliates of the Advisor have agreed to modifications of the original terms of the installment receivables. The impact of these modifications on the installment receivables includes reductions in net interest income during the first year or two following a modification (and corresponding decreases in distributions to limited partners during that period) and increases in interest income thereafter (and corresponding increases in distributions), as well as the deferral of some interest until maturity and, in the case of two partnerships, the extension of a maturity date. The decreases in distributions to limited partners range from 25% to 50% of the originally scheduled distributions for the initial one- or two-year period of the modifications followed by similar increases over the originally scheduled distributions for the year or two following the modifications. Any interest deferred until maturity would result in a lower-than-originally-scheduled distribution until the maturity date, when such deferred amounts would be received from the borrowers. The distribution to investors of the principal proceeds due upon maturity would also be received at a later date, i.e., one to two years later, due to a negotiated extension of the original maturity date.

         During 1988, one private partnership sponsored by an Affiliate of IREIC transferred its property to the municipality in which it was located pursuant to an involuntary conversion proceeding. On March 1, 1989, the proceeds of the conversion were reinvested in a new property, a transaction intended to qualify as tax-deferred under the Code.

         Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in the Company.

         Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by Affiliates which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

                                       67


                                   MANAGEMENT

GENERAL

         The Company operates under the direction of a Board of Directors which is responsible for the overall management and control of the Company's affairs. However, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs, subject to the Board's supervision.

         Investment policies of the Company, as well as fees and expenses of the Company are reviewed and approved by the Directors (including a majority of the Independent Directors) with sufficient frequency (but not less than annually) to ensure that the policies being followed are in the best interest of the Stockholders. All Directors are responsible, as a result of their fiduciary duties, for determining the reasonableness of the Company's total fees and expenses in light of the Company's investment experience and the fees and expenses of companies performing comparable services. Each determination, along with the supporting rationale, is set forth in the minutes of the meetings of the Board.

         The Independent Directors are required to determine, from time to time, but not less than annually, that the compensation paid by the Company to the Advisor is reasonable in relation to the nature and quality of the services performed and within the limits prescribed by applicable state regulatory authorities. The Independent Directors are also required to supervise the Advisor's performance and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Each such determination must be based on at least the factors set forth below and other factors that the Independent Directors may deem relevant. The findings of the Independent Directors on each such factor must be recorded in the minutes of the Board. These factors include: (i) the size of the Advisory Fee in relation to the size, composition and profitability of the portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the Company, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business;
(v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. See "Fiduciary Responsibility of Directors and the Advisors; Indemnification" and "--The Advisory Agreement" in this Section.

         The Board is comprised of five individuals, a majority of whom are independent (the "Independent Directors"). Election of Board members is conducted on an annual basis. Each individual elected to the Board serves a one-year term or until his or her successor is elected. See "Summary of Organizational Documents."

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DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the Company's Directors and executive officers:



         Name                                   Age           Position and Office with the Company
         ----                                   ---           ------------------------------------

         Robert D. Parks                        54            President, Chief Executive Officer, Chief Operating
                                                              Officer and Affiliated Director
         G. Joseph Cosenza                      54            Affiliated Director
         Roland W. Burris                       60            Independent Director
         Joel G. Herter                         60            Independent Director
         Heidi N. Lawton                        36            Independent Director
         Roberta S. Matlin                      53            Vice President -- Administration
         Kelly Tucek                            35            Secretary, Treasurer and Chief Financial Officer
         Patricia A. Challenger                 45            Assistant Secretary


         ROBERT D. PARKS President, Chief Executive Officer, Chief Operating Officer and Director of the Company since its formation in 1994. Mr. Parks joined The Inland Group, Inc. ("TIGI") and its affiliates in 1968. Mr. Parks is a Director of TIGI and is Chairman of Inland Real Estate Investment Corporation ("IREIC") and is a Director of both Inland Securities Corporation and the Advisor. Mr. Parks is responsible for the ongoing administration of existing partnerships, corporate budgeting and administration for IREIC. In this capacity he oversees and coordinates the marketing of all investments nationwide and has overall responsibility for investor relations. Mr. Parks received his B.A. Degree from Northeastern Illinois University in 1965 and M.A. from the University of Chicago in 1968. He is a registered Direct Participation Program Principal with the National Association of Securities Dealers, Inc. and a licensed real estate broker. He is a member of the Real Estate Investment Association and the National Association of Real Estate Investment Trusts.

         G. JOSEPH COSENZA Director of the Company since its formation in 1994. Mr. Cosenza is a Director and Vice Chairman of The Inland Group, Inc. Mr. Cosenza oversees, coordinates and directs TIGI's many enterprises and, in addition, immediately supervises a staff of eight property acquisition personnel. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. Mr. Cosenza received his B.A. Degree from Northeastern Illinois University in 1966 and his M.S. Degree from Northern Illinois University in 1972. From 1967 to 1968, Mr. Cosenza taught at the LaGrange School District in Hodgkins, Illinois, and from 1968 to 1972, he served as Assistant Principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute. Mr. Cosenza has also been chairman of the board of American National Bank of DuPage, and has served on the board of directors of Continental Bank of Oakbrook Terrace. He is presently chairman of the board of Westbank, in Westchester, Illinois.

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         ROLAND W. BURRIS Independent Director of the Company since January 1996, Mr. Burris has been the Managing Partner of Jones, Ware & Grenard, a Chicago law firm, since June 1995, where he practices primarily in the areas of environmental, banking and consumer protection law. From 1973 to 1995, Mr. Burris held various governmental positions in the State of Illinois including State Comptroller (1979 to 1991) and Attorney General (1991 to 1995). Mr. Burris completed his undergraduate studies at Southern Illinois University in 1959 and studied international law as an exchange student at the University of Hamburg in Germany. Mr. Burris graduated from Howard University Law School in 1963. Mr. Burris serves on the board of the Illinois Criminal Justice Authority, the Financial Accounting Foundation, the Law Enforcement Foundation of Illinois, the African American Citizens Coalition on Regional Development and the Boy Scouts of America. He currently serves as chair of the Illinois State Justice Commission and is an adjunct professor in the Master of Public Administration Program at Southern Illinois University.

         JOEL G. HERTER Independent Director of the Company since 1997, Mr. Herter is a senior partner of Wolf & Company LLP ("Wolf") where he has been employed since 1978. Mr. Herter graduated from Elmhurst College in 1959 with a Bachelor of Science degree in business administration. His business experience includes accounting and auditing, tax and general business services including venture and conventional financing, forecasts and projections and strategic planning to a variety of industries. From 1978 to 1991, Mr. Herter served as managing partner for Wolf. Mr. Herter is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society and was a past president and director of the Elmhurst Chamber of Commerce and was appointed by Governor Thompson of the State of Illinois to serve on the 1992 World's Fair Authority. Mr. Herter currently serves as chairman of the Board of Trustees, Elmhurst Memorial Hospital; director of Suburban Bank and Trust Company; "chairman elect" of the Board of Trustees, Elmhurst College; chairman of the DuPage Water Commission; treasurer to the House Republican Campaign Committee and Friends of Lee Daniels Committee; treasurer for Illinois Attorney General Jim Ryan. Mr. Herter has also been appointed by Governor Edgar of the State of Illinois to the Illinois Sports Facilities Authority.

         HEIDI N. LAWTON Independent Director of the Company since October 1994, Ms. Lawton is managing broker, owner and president of Lawton Realty Group, an Oak Brook, Illinois real estate brokerage firm which she founded in 1989. The firm specializes in commercial, industrial and investment real estate brokerage. Ms. Lawton is responsible for all aspects of the operations of the company, including structuring real estate investments, procuring partner/investors, acquiring land and properties and obtaining financing for development and/or acquisition. Prior to founding Lawton Realty Group and while she was earning her B.S. Degree in business management from the National College of Education, Ms. Lawton was managing broker for VCR Realty in Addison, Illinois. Ms. Lawton has been licensed as a real estate professional since 1982 and has served as a member of the Certified Commercial Investment Members, secretary of the Northern Illinois Association of Commercial Realtors, and is a past board member and commercial director of the DuPage Association of Realtors.

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         ROBERTA S. MATLIN Vice President - Administration of the Company since March 1995. Ms. Matlin joined TIGI in 1984 as Director of Investor Administration and currently serves as Senior Vice President - Investments of IREIC directing the day-to-day internal operations. Ms. Matlin is a Director of both Inland Securities Corporation and the Advisor. Prior to joining TIGI, Ms. Matlin was employed for eleven years by the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. Degree from the University of Illinois in 1966 and is registered with the NASD as a general securities principal.

         KELLY TUCEK Secretary, Treasurer and Chief Financial Officer of the Company since August 1996. Ms. Tucek joined TIGI in 1989 and is an Assistant Vice President of IREIC. Ms. Tucek is responsible for the Investment Accounting Department which includes the accounting for the Company and all public limited partnership accounting functions along with quarterly and annual SEC filings. Prior to joining TIGI, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College in 1984.

         PATRICIA A. CHALLENGER Assistant Secretary of the Company since March 1995. Ms. Challenger joined TIGI in 1985. She is currently a Senior Vice President of IREIC in charge of the Asset Management Department where she is responsible for developing operating and disposition strategies for properties owned by IREIC related entities. Ms. Challenger received her B.S. Degree from George Washington University in 1975 and her Master's Degree from Virginia Tech University in 1980. Ms. Challenger was selected and served from 1980 to 1984 as Presidential Management Intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting and also served as Senior Contract Specialist responsible for capital improvements in 109 governmental properties. Ms. Challenger is a licensed real estate broker, NASD registered securities sales representative and is a member of the Urban Land Institute.

COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. The Board has established an Audit Committee consisting of two Independent Directors, Ms. Lawton and Mr. Burris. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of the Company's internal accounting controls.

         Executive Committee. The Board may establish an Executive Committee consisting of three Directors, including two Independent Directors. The Executive Committee would likely exercise all powers of the Directors except for those which require actions by all of the Directors or the Independent Directors under the Articles or Bylaws or under applicable law.

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         Executive Compensation Committee. The Board may establish an Executive Compensation Committee consisting of three Directors, including two Independent Directors, to establish compensation policies and programs for the Company's executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS

         The Company pays its Independent Directors an annual fee of $1,000. In addition, Independent Directors receive $250 for attending (in person or by telephone) at each meeting of the Board or committee thereof. The Directors who are affiliated with the Advisor or its affiliates (Messrs. Parks and Cosenza) do not receive director fees. Each Independent Director has also been granted options to purchase 3,000 Shares at a price of $9.05 per Share under the Company's Independent Director Stock Option Plan. In addition, each year on the date of the annual meeting of the Company's Stockholders, each Independent Director then in office receives an additional grant of options to purchase 500 Shares at fair market value. See "--Independent Director Stock Option Plan" in this Section.

THE ADVISOR

         The Advisor, an Illinois corporation, is a wholly owned subsidiary of IREIC. The following table sets forth information regarding the executive officers and directors of the Advisor. The biographies of Robert D. Parks, G. Joseph Cosenza, Roberta S. Matlin and Patricia A. Challenger are set forth above.


               Name                                  Position and Office with the Advisor
               ----                                  ------------------------------------
         Robert D. Parks                             Chairman of the Board and President
         G. Joseph Cosenza                           Director
         Norbert J. Treonis                          Director
         Roberta S. Matlin                           Director
         Patricia A. Challenger                      Vice President -- Asset Management
         Catherine L. Lynch                          Treasurer and Secretary


         NORBERT J. TREONIS (age 47) has been a director of the Advisor since its formation in 1994. Mr. Treonis joined TIGI and its Affiliates in 1975 and he is currently Chairman and Chief Executive Officer of Inland Property Management Group, Inc., Chairman of the Board of Directors of Inland Commercial Property Management, Inc. and a Director of TIGI. He serves on the Board of Directors of all Inland subsidiaries involved in the property management, acquisitions and maintenance of real estate, including Mid-America Management Corp. and American Building Services, Inc. Mr. Treonis is charged with the responsibility of the overall management and leasing of all apartment units, retail, industrial and commercial properties nationwide. Mr. Treonis is a licensed real estate broker. He is a past member of the Board of Directors of American National

                                       72


Bank of DuPage, the Apartment Builders and Managers Association of Illinois, the National Apartment Association and the Chicago Apartment Association.

         CATHERINE L. LYNCH (age 39) joined Inland in 1989 and is the Treasurer of Inland Real Estate Investment Corporation. Ms. Lynch is responsible for managing the Corporate Accounting Department. Prior to joining Inland, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers as a Financial Operations Principal.

ADVISOR BACKGROUND

         The Advisor is a member of a group of affiliated corporations, The Inland Group, Inc. ("TIGI"), which is engaged in businesses related to many aspects of real estate and mortgage financing. The relevant skills and experience of each of these companies, developed over the course of 30 years in business, primarily in the Chicago metropolitan area, is available to the Company in the conduct of its business.

         The first of the TIGI-affiliated businesses were started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of TIGI all remain actively involved in overseeing these companies. The businesses of these TIGI-affiliated companies are still centered in the Chicago metropolitan area, since the founders of TIGI believe that sound real estate operations require detailed knowledge of local conditions. Over the past 30 years, TIGI-affiliated companies have experienced significant growth. TIGI-affiliated companies, in the aggregate, in April 1997 were ranked by Crain's Chicago Business as the 37th largest privately held business group headquartered in the Chicago area. Limited partnerships for which IREIC is the general partner own in excess of 9,800 acres of pre-development land in the Chicago area, as well as 10,500,000 square feet of commercial property in Chicago and nationwide.

         The TIGI-affiliated companies developed expertise in real estate financing as it bought and sold properties over the years. In 1977, Inland Mortgage Corporation, an Illinois corporation ("IMC") was incorporated. IMC, during its history, originated more than $1 billion in financing, including loans to third parties and affiliated entities.

         Further delineation of functions and duties associated with financing occurred in 1990, with the separate incorporation of Inland Mortgage Investment Corporation ("IMIC") and Inland Mortgage Servicing Corporation ("IMSC"). IMIC, as of December 31, 1997, owned a $79,375,000 loan portfolio, and IMSC serviced a loan portfolio of 381 loans exceeding approximately $431,000,000.

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THE ADVISORY AGREEMENT

         Under the terms of the Advisory Agreement, the Advisor generally is responsible for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Directors, manages or causes to be managed by another party (the "Management Agent") the Company's properties and renders other services as the Directors deem appropriate. The Advisor is subject to the supervision of the Directors and performs only those functions delegated to it by the Directors.

         The Advisor bears the expenses it incurs in connection with performing its duties under the Advisory Agreement, including employee expenses; certain travel and other expenses of its directors, officers and employees; rent; telephone; and equipment expenses to the extent such expenses relate to the office maintained by both the Company and the Advisor and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other investments of the Company or relating to its performance under the Advisory Agreement. The Advisor is reimbursed for the cost to the Advisor and its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties and administrative services related thereto. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to the Company's properties.

         The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Directors, including the Independent Directors, is renewable for successive one-year terms upon the mutual consent of the parties. The agreement may be terminated by either party, or by mutual consent of the parties or by a majority of the Independent Directors of the Company or the Advisor, as the case may be, upon 60 days' written notice without cause or penalty. If the Advisory Agreement is terminated, the Advisor is required to cooperate with the Company and to take all reasonable steps requested by the Board to assist it in making an orderly transition of the advisory function.

         The Advisor receives an Acquisition Expense reimbursement up to approximately 0.5% of Gross Offering Proceeds to cover costs incurred in the Advisor's site selection and acquisition activities (including travel and related items) on behalf of the Company. If the Advisor or its Affiliates perform services that are outside of the scope of the Advisory Agreement, the Company will compensate the Advisor or the Affiliate at such rates and in such amounts as agreed upon by the Advisor and the Independent Directors. See "Compensation Table."

         For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for that calendar year; or (ii) 25% of the Company's Net Income for that calendar year.

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         The Advisory Agreement grants the Company the first opportunity to buy any Neighborhood Retail Centers and Community Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase within 60 days. The Advisory Agreement also provides the Company with the first opportunity to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or about to be placed under contract by the Advisor or its Affiliates, provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered such property by the Advisor; and (iii) the property meets the Company's acquisition criteria; provided that if more than one real estate investment program sponsored by the Advisor or its Affiliates has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time.

         Many REITs which are listed on national stock exchange or included for quotation on a national market system are considered "self-administered," since the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like the Company, typically engage a third-party, such as an advisor, to perform management functions on its behalf. Accordingly, should the Company apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in the Company's best interest to become self-administered. In this event, if the Independent Directors determine that the Company should become self-administered, the Advisory Agreement permits the Advisor and the Management Agent to merge into the Company.

         If the Advisory Agreement is terminated because the Shares are listed for trading on a national stock exchange or market system, the Advisor will no longer be paid any of the fees described above. The Advisor and the Management Agent may be merged into the Company at the time of listing and may receive Shares in the Company in an amount which would be determined at that time, based upon the value of all fees forgone or waived by the Advisor and the Management Agent. In the event the Advisory Agreement is terminated for any reason other than the merger of the Advisor into the Company, all obligations of the Advisor and its Affiliates to offer properties to the Company for purchase will also terminate.

         Under the Advisory Agreement, the Company is required to indemnify the Advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Advisor with respect to acts or omissions of the Advisor, provided that: (i) the Advisor determined, in good faith, that the course of conduct which caused a loss or liability was in the best interest of the Company; (ii) the Advisor was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Advisor; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the assets of the Stockholders.

         The Company may advance amounts to persons entitled to indemnification under the Advisory Agreement for legal and other expenses only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party; (ii) the legal action is initiated by a third party and a court of competent jurisdiction specifically approves

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such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in which such party would not be entitled to indemnification.

THE MANAGEMENT AGENT

         Inland Commercial Property Management, Inc. ("ICPM" or the "Management Agent"), an Affiliate of the Advisor, provides property management services to the Company. ICPM is an Illinois corporation and is a wholly-owned subsidiary of Mid-America Management Corp. ("Mid-America"), which manages approximately 14,600 multi-family units, including approximately 13,600 units in the Chicago metropolitan area which Mid-America believes is more than any other firm in that market. ICPM was incorporated in 1994 to segregate responsibility for Mid-America's growing management portfolio of commercial properties. In August 1988, Mid-America and its affiliates owned or managed 1.3 million square feet of retail property. This figure had grown to 5.8 million square feet by August 1991 and to 13.1 million square feet by December 1997.

         ICPM is responsible for collecting rent and leasing and maintaining the commercial properties which it manages. A substantial portion of the portfolio, approximately 8.8 million square feet, consists of properties triple-net leased to creditworthy tenants, which means the tenant operates and maintains the property and pays rent which is net of property taxes, insurance and operating expenses.

         ICPM is paid a monthly management fee of no greater than four and one half percent (4.5%) of gross income for the month for which the payment is made. The Company and ICPM have entered into an agreement for a term of one year, subject to one-year successive renewals, unless either party notifies the other in writing of its intent to terminate the agreement.

         The following table sets forth information with respect to the executive officers and directors of ICPM. The biography of Mr. Norbert J. Treonis is set forth above.

               Name                       Age                     Position and Office with ICPM
               ----                       ---                     -----------------------------
         Norbert J. Treonis               47                      Chairman of the Board of Directors
         Robert H. Baum                   54                      Director
         Daniel L. Goodwin                54                      Director
         D. Scott Carr                    32                      President
         Kristi Wells                     32                      Vice President
         Robert M. Barg                   44                      Secretary/Treasurer


         ROBERT H. BAUM has been with TIGI and its affiliates since 1968 and is one of the four original principals. Mr. Baum is a Vice Chairman and Executive Vice President-General Counsel of TIGI. In his capacity as General Counsel, Mr. Baum is responsible for supervising the legal activities of TIGI and its affiliates, including supervising the Inland Law Department and serving

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as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. Mr. Baum has served as a director of American National Bank of DuPage. Currently, he serves as a director of Westbank and is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

         DANIEL L. GOODWIN is Chairman of the Board of Directors of TIGI, a billion dollar real estate and financial organization located in Oak Brook, Illinois. Among Inland's subsidiaries is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

         Mr. Goodwin has served as Director of the Avenue Bank of Oak Park and as a Director of the Continental Bank of Oak Brook Terrace. He was Chairman of the Bank Holding Company of American National Bank of DuPage. Currently, he is the Chairman of the Board of Inland Mortgage Investment Corporation.

                                     HOUSING

         Mr. Goodwin has been in the housing industry for more than 28 years and has demonstrated a lifelong interest in housing-related issues. He is a licensed real estate broker and a member of the National Association of Realtors. He has developed thousands of housing units in the Midwest, New England, Florida and the Southwest. He is also the author of a nationally recognized real estate reference book for managing residential properties, entitled The Landlord's Handbook.

         Mr. Goodwin has served on the Board of the Illinois State Affordable Housing Trust Fund for the past six years. He is an advisor for the Office of Housing Coordination Services of the State of Illinois and a member of the Seniors Housing Committee of the National Multi-Housing Council. Recently, Governor Edgar appointed him Chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference. He also served as a member of the Cook County Commissioner's Economic Housing Development Committee , and he was the Chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing heeds. The City of Hope designated him as the Man of the Year for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's Senior Citizens. On May 4, 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with an award, recognizing The Inland Group as the leading corporate provider of transitional housing for the homeless people of DuPage County. Mr. Goodwin also serves as Chairman of New Directions Housing Corporation, a leading provider of affordable housing in northern Illinois.

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                                    EDUCATION

         Mr. Goodwin is a product of Chicago-area schools and obtained his Bachelor's and Masters's Degrees from Illinois Universities. Following graduation, he taught for five years in the Chicago Public Schools. His commitment to education has continued through his work with the Better Boys Foundation's Pilot Elementary School in Chicago and the development of the Inland Vocational Training Center for the Handicapped located at Little City in Palatine, Illinois. He personally established an endowment which funds a perpetual scholarship program for inner-city disadvantaged youth. In 1990, he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University, and in 1986, he was awarded an Honorary Doctorate from Northeastern Illinois University College of Education. More than 12 years ago, under Mr. Goodwin's direction, Inland instituted a program to educate disabled students about the workplace. Most of those original students are still employed at Inland today, and Inland continues as one of the largest employers of the disabled in DuPage County. Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities, and he is currently a trustee of Benedictine University. He was elected Chairman of the Northeastern Illinois University Board of Trustees in January 1996.

                                 ACKNOWLEDGMENTS

         Mr. Goodwin served as a member of Governor Jim Edgar's Transition Team. In 1988, he received the Outstanding Business Leader Award from the Oak Brook Jaycees and has been the General Chairman of the National Football League Players Association Mackey Awards for the benefit of inner-city youth. He served as the recent Chairman of the Speakers Club of the Illinois House of Representatives. In March 1994, he won the Excellence in Business Award for the DuPage Area Association of Business and Industry. Additionally, he was honored by Little Friends on May 17, 1995 for rescuing their Parent-Handicapped Infant Program when they lost their lease. He was the recipient of the 1995 March of Dimes Life Achievement Award and was recently recognized as the 1997 Corporate Leader of the Year by the Oak Brook Area Association of Commerce and Industry.

         D. SCOTT CARR has been an officer of ICPM since its formation. Mr. Carr was appointed Vice President and Secretary of ICPM in July 1994 and was appointed President in July 1995. Mr. Carr joined TIGI and its Affiliates in 1987. Mr. Carr has responsibility for all the portfolio of commercial properties managed by ICPM, including management and leasing. Mr. Carr is a licensed real estate broker. He is a Certified Property Manager candidate with the Institute of Real Estate Management and a member of the International Council of Shopping Centers.

         KRISTI A. WELLS has been an employee of ICPM since its formation. Ms. Wells was appointed Assistant Vice President in July 1994 and in July 1995 was appointed Vice President. Ms. Wells joined TIGI in 1990. Ms. Wells is a licensed real estate broker and is a member of the International Counsel of Shopping Centers.

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         ROBERT M. BARG has been the Secretary and Treasurer of ICPM since January 1995. Mr. Barg joined the Inland Property Management Group in January 1986 and is Vice President and Controller of Mid-America. Prior to joining TIGI, Mr. Barg was an Accounting Manager for the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois - Chicago and a Master's Degree from Western Illinois University. Mr. Barg is a Certified Public Accountant and is a member of the Illinois CPA Society. He holds a real estate sales license and is registered with the NASD as a securities sales representative.

OTHER SERVICES

         In addition to the services described above, Affiliates of the Advisor may provide other property-level services to the Company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed 90% of that which would be paid to third parties providing such services and all such compensation must have the prior approval of a majority of the Directors, including a majority of the Independent Directors.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

         The Company has an Independent Director Stock Option Plan (the "Independent Director Stock Option Plan") under which non-employee Directors who are "disinterested persons" as defined under Rule 16b-3 of the Exchange Act are eligible to participate.

         A total of 50,000 shares of Common Stock have been authorized and reserved for issuance under the Independent Director Stock Option Plan. If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will be made without change in the total payment, if any, applicable to the portion of the options not exercised but with a corresponding adjustment in the exercise price for each share.

         The Independent Director Stock Option Plan provides for the grant of non-qualified stock options to purchase 3,000 shares of common stock at fair market value to each individual becoming an Independent Director (the "Initial Options"), and subsequent grants of options to purchase 500 Shares on the date of each annual stockholder's meeting so long as the individual is still in office (the "Subsequent Options," collectively with the Initial Options referred to herein as "Option" or "Options"). As of the date of this Prospectus, Options to purchase an aggregate of 13,500 shares at $9.05 per share (the "Option Price") have been granted to the existing Independent Directors. The Option Price for subsequent options will be equal to the fair market value of the Common Stock on the last business day preceding the annual meeting.

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         Options granted under the Independent Director Stock Option Plan are generally exercisable on the second anniversary of the date of grant. To date, options to purchase 4,000 Shares have been granted to Joel G. Herter of which 1,000 have vested; options to purchase 4,500 Shares have been granted to Roland
W. Burris of which 2,000 have vested and 1,000 of which have been exercised; and options to purchase 5,000 Shares have been granted to Heidi Lawton of which 3,500 have vested. Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of the tenth anniversary of the date of grant or three months following the date the Independent Director ceases to be a Director and may be exercised by payment of cash or through the delivery of Common Stock. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize the Company's status as a REIT under the Code.

         No option may be sold, pledged, assigned or transferred by an Independent Director in any manner otherwise than by will or the laws of descent or distribution. Options granted under the Independent Director Stock Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event or three months after the Independent Director ceases to be a member of the Board for any reason except death or disability.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or upon sale of all or substantially all of the Company's property, the Independent Director Stock Option Plan will terminate, and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (ii) for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the options will continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On February 25, 1998, the Company purchased the properties commonly known as Elmhurst City Center and Ruby's Apparel Shop from One City Center, L.L.C. ("City Center"), an entity owned, indirectly, by Heidi N. Lawton, a director of the Company. City Center purchased the properties during 1997 for an aggregate price of $4,485,000. The Company purchased the properties for an aggregate price of $4,775,000. As part of the transaction, Lawton Realty Group, Inc., an entity owned directly by Ms. Lawton, received a $41,000 commission from the previous owner of Ruby's Apparel Shop. The purchase price under the agreement was based on the fair market value estimate contained in the appraisal performed by an unaffiliated third party. The Company's purchase of the properties was approved by a majority of the disinterested Independent Directors. See "Real Property Investments -- Elmhurst City Center."

         Additionally, Robert D. Parks and G. Joseph Cosenza, Directors of the Company, are also Directors of the Advisor. See "Management -- The Advisor." Pursuant to the Advisory Agreement, upon the occurrence of certain events, the Advisor is entitled to receive certain fees and to have certain expenses reimbursed by the Company. The amount of such fees are set forth in the "Compensation Tables." Because of the positions of Messrs. Parks and Cosenza in the Company and the Advisor, they may have an indirect interest in the Company's transactions.

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                           SELECTED FINANCIAL DATA(1)

         The following table sets forth selected financial information derived from the financial statements of the Company. Balance sheet data and income statement data for the years ended December 31, 1997, 1996 and 1995 have been derived from the audited financial statements of the Company. In addition, the data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements of the Company and related notes thereto included elsewhere in this Prospectus.

                                                       For the Years Ended December 31,
                                             --------------------------------------------------
                                                  1997               1996              1995
                                             -------------      -------------      ------------
Total assets ...........................     $ 333,590,131      $ 104,508,686      $ 18,750,877
Mortgages payable ......................       106,589,710         30,838,233           750,727
Total income ...........................        29,421,585          6,327,734         1,180,422
Net income .............................         8,647,221          2,452,221           496,514
Net income per share (2) ...............               .57                .55               .53
Distribution declared ..................        13,127,597          3,704,943           736,627
Distributions per share (2) ............               .86                .82               .78
Funds from Operations (2)(3) ...........        13,203,666          3,391,365           666,408
Funds available for distribution (3) ...        13,141,242          3,680,824           787,011
Cash flows from operating
         activities ....................        15,923,839          5,529,709           978,350
Cash flows from investing
         activities ....................      (146,994,619)       (68,976,841)       (6,577,843)
Cash flows from financing
         activities ....................       173,724,632         71,199,936         6,327,490
Weighted average number of common shares
outstanding ............................        15,225,983          4,494,620           943,156



---------------------

(1) The above selected financial data should be read in conjunction with the financial statements and related notes appearing elsewhere in this Prospectus.

(2) The net income and distributions per share are based upon the weighted average number of common shares outstanding. The $.86 per share Distribution for the year ended December 31, 1997, represented


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      99.4% of the Company's Funds From Operations ("FFO") and 99.9% of funds available for distribution for that period. See Footnote (3) below for information regarding the Company's calculation of FFO. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes will be taxable to Stockholders as ordinary dividend income. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the Stockholder's basis in the Shares to the extent thereof, and thereafter as taxable gain (a return of capital). These Distributions will have the effect of deferring taxation of the amount of the Distribution until the sale of the Stockholder's Shares. For 1997, $3,388,364 (or 25.81% of the $13,125,597 Distribution paid for
      1997) represented a return of capital. In order to maintain its qualification as a REIT, the Company must make annual distributions to Stockholders of at least 95% of its taxable income which was approximately $9,252,000 for 1997. Taxable income does not include net capital gains. Under certain circumstances, the Company may be required to make Distributions in excess of cash available for distribution in order to meet the REIT distribution requirements. Distributions are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute the funds, the Company's capital expenditures, the annual distribution required to maintain REIT status under the Code and other factors the Board of Directors may deem relevant.

(3) "FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real property and amortization and other non-cash items. FFO and funds available for distribution are calculated as follows:

                                             Year Ended December 31,
                                         -----------------------------
                                              1997            1996
                                         -----------------------------
Net income .........................     $  8,647,221      $ 2,452,221
Depreciation .......................        4,556,445          939,144
                                         ------------      -----------
         Funds from operations(a) ..       13,203,666        3,391,365
Normal amortizing principal payments
         of debt ...................          (67,300)         (55,670)
Deferred rent receivable(b) ........         (654,978)        (119,225)
Acquisition cost expenses(c) .......          249,493           26,676
Rental income received under master
         lease agreements(d) .......          410,361          437,678
                                         ------------      -----------
Funds available for distribution ...     $ 13,141,242      $ 3,680,824
                                         ============      ===========


(a) FFO does not represent cash generated from operating activities calculated in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income

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         as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(b) Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.

(c) Acquisition cost expenses include costs and expenses relating to the acquisition of properties. These costs are estimated to be up to .5% of the Gross Offering Proceeds and are paid from the Proceeds of the Offering.

(d) As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.


                       INVESTMENT OBJECTIVES AND POLICIES

         1. General . The Company's investment objectives are to: (i) make regular Distributions to the Stockholders equal to at least 95% of the Company's taxable income, provided that these Distributions may be in amounts which exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and realize capital appreciation; and (iii) preserve Stockholders' capital. Currently Leases representing approximately 42% of the Company's total GLA provide for scheduled rent escalations.

         2. Distributions . The Company currently pays regular monthly Distributions to its Stockholders. However, the Company reserves the right, prior to the completion of the acquisition process, to pay Distributions on a quarterly basis out of Cash Flow, in an amount determined by the Board. The properties owned by the Company have generated sufficient cash flow to cover operating expenses of the Company plus pay a monthly Distribution of $.87 per share. The Company's ability to pay Distributions and the size of these Distributions depend upon a variety of factors. There can be no assurance that Distributions will be made. Distributions for the year ended December 31, 1996 and December 31, 1997 totaled $3,704,943, and $13,127,597 respectively, of which $611,418, and $3,388,364 respectively constituted a return of capital for federal income tax purposes. Additionally, to date, the Company has paid Distributions of $3,814,439 in 1998.

                  To the extent possible, the Company seeks to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To avoid fluctuation, the Company may use Cash Flow received during prior periods, or

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Cash Flow received subsequent to the Distribution period and prior to the payment date for such Distribution, in order to pay annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to maintain this policy is dependent upon the Company's Cash Flow and applicable REIT rules. There can be no assurance that there will be Cash Flow available to pay Distributions, or that Distribution amounts will not fluctuate. Monthly Distributions will be calculated with daily record and Distribution declaration dates. However, the Board could, at any time, elect to pay Distributions quarterly, to reduce administrative costs. As a matter of policy, the Company, subject to applicable REIT rules, seeks to reinvest proceeds from the sale, financing, refinancing or other disposition of its properties through the purchase of additional properties. See "--Sale or Disposition of Properties" in this Section.

         3. Types of Investments . The Company may acquire existing Neighborhood Retail Centers and Community Centers located primarily within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, a Chicago suburb, where the Advisor maintains its acquisition and property management headquarters, as well as single-user properties net leased by creditworthy tenants, located throughout the United States.

                  The Company may enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease the property to such entity. The Company intends, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for shares of the Company's stock. The Company has in the past incurred, and may in the future incur, indebtedness to acquire properties where the Board determines that incurring such indebtedness is in the Company's best interest. Currently, the Company has financing on 48 of its 59 properties. In addition, from time to time, the Company has acquired properties on an all-cash basis and later incurred mortgage indebtedness secured by the property if favorable financing terms are available. The Company intends to continue this strategy. The proceeds from such loans are used primarily to acquire additional properties. Certain of the Company's properties may be subject to "net" leases. "Net" leases typically require tenants to pay all or a majority of the operating expenses including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, as well as lease payments. The leases are long-term (typically 15 to 25 years, but generally not less than ten years) and require the lessee to pay a base minimum annual rent with periodic increases. For purposes hereof, a creditworthy tenant is defined as a tenant with a minimum net worth equal to ten times one year's rental payments required under the terms of the lease or, alternatively, a tenant for whom payments under the lease are guaranteed by an affiliate having a minimum net worth of $10 million.

                  In some cases, the Company may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by the Company. For example, the Company purchased Oak Forest Commons and Downers Grove Plaza, both of which are Neighborhood Retail Centers which were redeveloped. See "Real Property Investments" below. In such cases, the Company will be obligated to purchase the property at the completion of construction, provided the construction conforms to definitive plans, specifications and costs


                                       85


approved by the Company and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. The Company will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. The Company is also permitted to construct or develop properties, or render services in connection with such development or construction, subject to the Company's compliance with the rules governing real estate investment trusts under the Code, as amended. The construction and development of properties exposes the Company to certain risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, weather conditions, and government regulation.

                  Before purchasing a property, the Advisor examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In evaluating a property for acquisition, the Advisor requires the seller to provide a current Phase I environmental report and, if necessary, a Phase II environmental report. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk the price paid for the property by the Company may be greater than if it was not leased back to the Seller. All acquisitions from Affiliates must be approved by a majority of the Directors, including a majority of the Independent Directors.

                  The Advisor and its Affiliates may purchase properties in their own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating acquisition or financing by the Company, the completion of construction of the property or any other purpose related to the business of the Company.

         4. Acquisition Standards . Through its experience gained through the acquisition of approximately 750 properties by Company's Affiliates, the Advisor believes the Company has the ability to identify quality properties capable of meeting the investment objectives. In evaluating potential acquisitions, the Company considers a number of factors, including a property's:
(i) geographic location and type; (ii) construction quality and condition; (iii) current and projected cash flow; (iv) potential for capital appreciation; (v) rent roll, including the potential for rent increases; (vi) potential for economic growth in the tax and regulatory environment of the community in which the property is located; (vii) potential for expanding the physical layout of the property and/or the number of sites; (viii) occupancy and demand by tenants for properties of a similar type in the same geographic vicinity; (ix) prospects for liquidity through sale, financing or refinancing of the property; (x) competition from existing properties and the potential for the construction of new properties in the area; and (xi) treatment under applicable federal, state and local tax and other laws and regulations.

         Statistics in this section are excerpted from Woods & Poole Economics, Inc., 1997 MSA Profile, Metropolitan Area Forecasts to 2020. Woods & Poole Economics, Inc. is a Washington, D.C.-based independent research firm that specializes in long-term county economic and demographic forecasts. Statistics for the Metropolitan Statistical Area/Primary Metropolitan Statistical Area, as defined by the Office of Management and Budget are provided below for



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metropolitan areas located within 400 miles of the Company's headquarters in Oak Brook, Illinois. All earnings, personal income and retail sales data are presented in inflation-adjusted 1992 "constant" dollars.

CHICAGO

         In 1994, Chicago had the third largest total residential population among 315 metropolitan areas in the nation with approximately 7.6 million people. The Chicago metropolitan area is one of the nation's largest metropolitan areas and retail market. Population is forecast to increase 0.32% per year in the Chicago metropolitan area, compared to 1.02% for the nation as a whole; job growth is forecasted to grow 0.93% on an annual basis for Chicago, compared to 1.05% for the nation while for retail sales are forecasted to grow from 1994 to 2020 33% for Chicago and 49% for the nation.

                  Woods & Poole Economics, Inc. projects that from 1994 through 2020, the Chicago metropolitan area will add 867,850 persons, the 17th largest increase among the nation's 315 metropolitan areas.

                  From 1994 through 2020, Woods & Poole projects that the Chicago area will: (i) experience a 43% rise in per capita income, improving the area's ranking from 21st to 14th among the nation's 315 metropolitan areas; (ii) lead the nation in the number of new jobs created, with 1,225,860; and (iii) experience a rise in annual retail sales from $64.4 billion to $85.6 billion, the fourth largest increase among any metropolitan area in the nation and will at that time be the largest retail market in the nation.

DETROIT

         In 1994, Detroit had the seventh largest total residential population among 315 metropolitan areas in the nation with approximately 4.3 million people. Population is forecast to increase .19% per year in the Detroit metropolitan area, compared to 1.02% for the nation as a whole; job growth is forecasted to grow .92% on an annual basis for Detroit, compared to 1.05% for the nation while for retail sales are forecasted to grow from 1994 to 2020 28% for Detroit and 49% for the nation.

         Woods & Poole Economics, Inc. projects that from 1994 through 2020, the Detroit metropolitan area will add 324,430 persons, the 42nd largest increase among the nation's 315 metropolitan areas.

                  From 1994 through 2020, Woods & Poole projects that the Detroit area will: (i) experience a 41% rise in per capita income, improving the area's ranking from 32nd to 26th among the nation's 315 metropolitan areas; (ii) the number of new jobs created is forecast to be 617,140; and (iii) experience a rise in annual retail sales from $ 37.2 billion to $ 47.6 billion.


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INDIANAPOLIS

         In 1994, Indianapolis had the 35th largest total residential population among 315 metropolitan areas in the nation with approximately 1.46 million people. Population is forecast to increase .98% per year in the Indianapolis metropolitan area, compared to 1.02% for the nation as a whole; job growth is forecasted to grow 1.15% on an annual basis for Indianapolis, compared to 1.05% for the nation while for retail sales are forecasted to grow from 1994 to 2020 50.5% for Indianapolis and 49% for the nation.

         Woods & Poole Economics, Inc. projects that from 1994 through 2020, the Indianapolis metropolitan area will add 407,350 persons, the 34th largest increase among the nation's 315 metropolitan areas.

                  From 1994 through 2020, Woods & Poole projects that the Indianapolis area will: (i) experience a 29% rise in per capita income; (ii) the number of new jobs created is forecast to be 323,550; and (iii) experience a rise in annual retail sales from $ 13.9 billion to $ 20.9 billion.

MILWAUKEE

         In 1994, Milwaukee had the 36th largest total residential population among 315 metropolitan areas in the nation with approximately 1.45 million people. Population is forecast to increase .34% per year in the Milwaukee metropolitan area, compared to 1.02% for the nation as a whole; job growth is forecasted to grow .80% on an annual basis for Milwaukee, compared to 1.05% for the nation while for retail sales are forecasted to grow from 1994 to 2020 29.8% for Milwaukee and 49% for the nation.

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         Woods & Poole Economics, Inc. projects that from 1994 through 2020, the Milwaukee metropolitan area will add 89,920 persons, the 119th largest increase among the nation's 315 metropolitan areas.

                  From 1994 through 2020, Woods & Poole projects that the Milwaukee area will: (i) experience a 43% rise in per capita income, improving the area's ranking from 43rd to 29th among the nation's 315 metropolitan areas;
(ii) the number of new jobs created is forecast to be 210,740; and (iii) experience a rise in annual retail sales from $ 12.6 billion to $ 16.3 billion.

MINNEAPOLIS/ST. PAUL

         In 1994, Minneapolis/St. Paul had the 12th largest total residential population among 315 metropolitan areas in the nation with approximately 2.68 million people. Population is forecast to increase 1.01% per year in the Minneapolis/St. Paul metropolitan area, compared to 1.02% for the nation as a whole; job growth is forecasted to grow 1.13% on an annual basis for Minneapolis/St. Paul, compared to 1.05% for the nation while for retail sales are forecasted to grow from 1994 to 2020 52% for Minneapolis/St. Paul and 49% for the nation.

         Woods & Poole Economics, Inc. projects that from 1994 through 2020, the Minneapolis/St. Paul metropolitan area will add 854,630 persons, the 19th largest increase among the nation's 315 metropolitan areas.

                  From 1994 through 2020, Woods & Poole projects that the Minneapolis/St. Paul area will: (i) experience a 28% rise in per capita income;
(ii) the number of new jobs created is forecast to be 619,720; and (iii) experience a rise in annual retail sales from $ 20.5 billion to $ 38.8 billion.

ST. LOUIS

         In 1994, St. Louis had the 16th largest total residential population among 315 metropolitan areas in the nation with approximately 2.54 million people. Population is forecast to increase .39% per year in the St. Louis metropolitan area, compared to 1.02% for the nation as a whole; job growth is forecasted to grow .77% on an annual basis for St. Louis, compared to 1.05% for the nation while for retail sales are forecasted to grow from 1994 to 2020 31% for St. Louis and 49% for the nation.

         Woods & Poole Economics, Inc. projects that from 1994 through 2020, the St. Louis metropolitan area will add 319,000 persons, the 43rd largest increase among the nation's 315 metropolitan areas.

                  From 1994 through 2020, Woods & Poole projects that the St. Louis area will: (i) experience a 37% rise in per capita income; (ii) the number of new jobs created is forecast to be

                                       89


325,750; and (iii) experience a rise in annual retail sales from $ 21.1 billion to $ 27.8 billion.

         5. Description of Leases . The Company anticipates entering into "net leases" which require lessees to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance of the properties. The Company intends to include provisions which increase the amount of base rent payable at certain points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most of its leases. The leases with most Anchor Tenants generally have initial terms of ten to twenty-five years, with one or more renewal options available to the lessee. By contrast, smaller tenant leases typically have three- to five-year terms.

                  During the initial term of a "net" lease, which generally covers fifteen to twenty-five years (typically not less than ten years), the tenant is required to pay the Company, as lessor, a predetermined minimum annual rent generally based upon the Company's cost of purchasing the land and building.

                  Each "net" lease tenant is required to pay its share of the cost of the liability insurance covering the properties owned by the Company. The third-party liability coverage insures, among others, the Company and the Advisor. Each tenant is required to obtain, at its own expense, property insurance naming the Company as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by the Advisor. In general, the "net" lease may be assigned or subleased with the Company's prior written consent, but the original tenant must remain liable under the lease unless the assignee meets certain income and net worth tests.

         6. Property Acquisition . The Company has acquired to date, and in the future anticipates acquiring, fee interests in real property, although other methods of acquiring a property may be utilized if it is deemed to be advantageous to the Company. For example, the Company may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. The Company may also use wholly-owned subsidiaries to acquire and own a property. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring a property or properties. See "--Joint Ventures" in this Section and "Federal Income Tax Considerations -- Taxpayer Relief Act of 1997 - Significant REIT Provisions -- Qualified REIT Subsidiaries."

                  As of the date of this Prospectus, the Company had acquired 43 Neighborhood Retail Centers, seven Community Centers, and nine single-user retail properties. A total of two properties, the Eagle Crest Shopping Center and the Walgreen/Decatur property, were acquired from an Affiliate and one property, Elmhurst City Center, was acquired from an Independent Director. The prices paid for each of these properties were not the subject of arm's-length negotiations. Under the Articles, the Company is prohibited from purchasing a property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction

                                       90


approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Affiliate, provided that if the price to the Company is greater, substantial justification for the excess must exist and the excess must be reasonable. In no event may the cost of the asset exceed its current appraised value. A majority of the Directors (including a majority of the Independent Directors) approved the purchases of Eagle Crest Shopping Center, the Walgreen/Decatur property, and Elmhurst City Center as being fair and reasonable to the Company. There can be no assurance, however, that the prices paid to the Affiliate and/or related party for Eagle Crest Shopping Center, the Walgreens/Decatur property, and Elmhurst City Center or for future acquisitions of properties from Affiliates and/or related parties, if any, did not or would not exceed that which would be paid by an unrelated buyer. See "Real Property Investments."

                  In some cases, the Company may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by the Company. For example, the Company purchased Oak Forest Commons and Downers Grove Plaza, both of which are Neighborhood Retail Centers which were redeveloped. See "Real Property Investments" below. In such cases, the Company will be obligated to purchase the property at the completion of construction, provided the construction conforms to definitive plans, specifications and costs approved by the Company and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. The Company will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. The Company is also permitted to construct or develop properties, or render any services in connection with such development or construction, subject to the Company's compliance with the rules governing REITs under the Code. See "Investment Objectives and Policies -- Types of Investment."

                  If remodeling is required prior to the purchase of a property, the Company will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, the Company will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, an Affiliate of the Advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

         7. Borrowing . The Company intends, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the best interest of the Company, the Company will, in certain instances, incur indebtedness to acquire properties. With respect to properties purchased on an all-cash basis, the Company may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used primarily to acquire additional properties. The Company may also incur indebtedness to finance improvements to its properties. The Company anticipates that aggregate borrowings secured by all of the Company's properties will not exceed 50% of their combined fair market value; however, the maximum amount of borrowings as a

                                       91


percentage of Net Assets will, in the absence of the consent of a majority of the Stockholders, not exceed 300% of Net Assets. See "Summary of the Organizational Documents--Restrictions on Borrowing."

                  If the Company does incur indebtedness secured by its properties, it intends to do so only on a non-recourse basis, which means that a lender's rights on default will generally be limited to foreclosing on the property which secured the obligation. The Company will not borrow funds from a program sponsored by the Advisor or its Affiliates which makes or invests in mortgage loans. The Company also seeks to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment. Any mortgages secured by Company property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

         8. Sale or Disposition of Properties . The Board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving the principal investment objectives of the Company. In general, the Company holds its properties prior to sale, for a minimum of four years. See "Federal Income Tax Considerations--Taxation of the Company--Prohibited Transactions." Furthermore, the Company generally reinvests proceeds from the sale, financing, refinancing or other disposition of its properties into additional properties or uses these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties will be to increase the real estate assets owned by the Company, and the Company's net income which the Board believes will enhance the Company's chances of listing the Company's shares on a national securities exchange or market. Notwithstanding this policy, the Board, in its discretion, may distribute to Stockholders all of the proceeds from the sale, financing, refinancing or other disposition of the Company's properties. In determining whether to distribute these proceeds to Stockholders, the Board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of the Company's shares on a national stock exchange or including the shares for quotation on a national market system and compliance with REIT regulations. Because the Company may reinvest the proceeds from the sale, financing or refinancing of its properties, the Company could hold Stockholders' capital indefinitely. However, the affirmative vote of the Stockholders, controlling a majority of the shares of common stock, will force the Company to liquidate its assets and dissolve. See "Summary of the Organizational Documents--Dissolution or Termination of the Company." To date, the Company has not sold any properties.

                  In selling a property, the Company generally seeks to obtain an all-cash sale price. However, a purchase money obligation secured by a mortgage on the property may be taken as partial payment, and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent the Company receives notes and other property instead of cash from sales, such proceeds (other than any interest payable thereon) will not be available for distributions until and to the extent

                                       92


the notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In such cases, the Company will receive payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. To date the Company has not sold any properties. See "Federal Income Tax Considerations."

         9. Change in Investment Objectives and Policies . Directors may not make any material changes in the Company's investment objectives described herein under the caption "Investment Objectives and Policies" without the affirmative vote of Stockholders holding a majority of the outstanding shares of stock.

         10. Certain Investment Limitations . The Company will not: (i) invest more than 10% of its total assets in unimproved real property; (ii) invest in commodities or commodity future contracts; (iii) issue redeemable equity securities; (iv) issue shares on a deferred payment basis or other similar arrangement; and (v) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, as amended. See "Summary of the Organizational Documents--Restrictions on Investments."

         11. Appraisals . All real property acquisitions made and to be made by the Company have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the American Institute of Real Estate Appraisers prior to the purchase of the property. The purchase price of each property will not exceed its appraised value. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. The appraisal will be maintained in the Company's records for at least five years, and copies of each appraisal will be available for review by Stockholders upon their request.

         12. Return of Uninvested Proceeds . Any of the proceeds of this Offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of: (i) twenty-four months from the original effective date of this Prospectus; or (ii) twelve months from the termination of the Offering, will be returned by the Company to the Stockholders. All funds received by the Company out of the escrow account will be available for the general use of the Company from the time of receipt until expiration of the period discussed above and may be used to fund expenses incurred to operate the properties which have been acquired to reimburse the Advisor for certain expenses of the Company, to the extent allowable under the Advisory Agreement, and to pay Advisor and Property Management fees. Funds will not be segregated or held separate from other funds of the Company pending investment, and interest will be payable to the Stockholders if uninvested funds are returned to them.

         13. Additional Offerings and Exchange Listing . The Company anticipates that, by calendar year 1999, the Directors will determine whether it is in the best interests of the Company to apply to have the Company's shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements. The Company believes that an exchange listing may allow the Company to increase its size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease

                                       93


its operating costs through economies of scale. If listing of the shares is not feasible by 1999, the Board may decide to: (i) sell the Company's assets individually; or (ii) list the shares at a future date.

         14. Joint Ventures . The Company is permitted to invest in joint venture arrangements with other public real estate programs formed by the Advisor or any of its Affiliates if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and the investment by each such joint venture partner is substantially on the same terms and conditions as those received by other joint venturers.

                  The Company is also permitted to invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a property. The Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company will end up with up to a 100% equity ownership of the property, provided, however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company.

                  Investors should consider the potential risk of the Company and its joint venture partner being unable to agree on a matter material to the joint venture. Furthermore, there can be no assurance that the Company will have sufficient financial resources to exercise its right of first refusal. In addition, the Company may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, the Company may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITS." See "Risk Factors--Investment Risks--Objectives of Joint Venture Partners May Conflict with the Company's Objectives."

         15. Other Policies . In determining whether to purchase a particular property, the Company may first obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased.

                  The Company will not invest in any multi-family residential properties, leisure home sites, farms, ranches, timberlands, unimproved or mining properties. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the anticipated proceeds in any one property.

                  The Company holds all funds, pending investment in properties, in assets which will allow the Company to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as GNMA bonds and real estate mortgage investment conduits ("REMICs"). See "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests."

                                       94

                  The Company will not make distributions-in-kind, except for:
(i) distributions of readily marketable securities; (ii) distributions of beneficial interest in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles; or (iii) distributions of in-kind property which meet all of the following conditions: (a) the Directors advise each Stockholder of the risks associated with direct ownership of the property; (b) the Directors offer each Stockholder the election of receiving in-kind property distributions; and (c) the Directors distribute in-kind property only to those Stockholders who accept the Directors' offer.

                                       95


                            REAL PROPERTY INVESTMENTS

     The Company currently owns 43 Neighborhood Retail Centers, seven Community Centers and nine single-user retail properties. In each case, the Company received an appraisal of fair market value prior to acquiring the particular property. Appraisals are, however, estimates of value and should not be relied on as a measure of true worth or realizable value. The terms of the leases at each property vary depending upon tenant size, but in many cases contain contractual provisions which automatically increase the amount of base rent payable at certain points during the term of the lease. These leases may also contain provisions which provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above pre-determined thresholds. The Directors, including the Independent Directors, approved these acquisitions as being fair and reasonable to the Company. None of the Company's 59 properties individually account for more than 10% of the book value of the Company's total assets or gross revenues for the Company's fiscal year ended December 31, 1997.

     The following tables describe the Company's properties and tenants at those properties.

                                       96

                                  Property Mix
                               (at March 31, 1998)

                                         Gross          % of       Annualized         % of Total
                                        Leasable        Total      Base Rental       Base Rental
                                No.   Area (Sq Ft)       GLA         Revenue           Revenue
                                ---   ------------       ---         -------           -------
Single-User
     Retail Property             9       371,551        8.73%     $ 4,923,964          11.14%
Neighborhood
     Retail Centers             43     2,395,053       56.28       25,521,553          57.77
Community Centers                7     1,488,820       34.99       13,735,994          31.09
                                --     ---------       -----       ----------          -----
                                59     4,255,424         100%     $44,181,511            100%
                                ==     =========       =====      ===========          =====




                                       97

                                                 Gross                Percent of      1998
                                                Leasable   Percent    GLA leased   Annualized    Current
                                Date   Year       Area        of        as of      Base Rental   No. of
              Property          Acq.   Built    (Sq.Ft.)  Total GLA     3/31/98    Revenue(2)    Tenants       Major Tenants(1)
              --------          ----   -----    --------  ----------   --------    ----------    -------       ----------------
SINGLE-USER
RETAIL PROPERTY

Walgreens .................     01/95   1988    13,500       .32%        100%      $  127,819       1        Walgreens
     Decatur, IL
Zany Brainy ...............     07/96   1995    12,499       .29         100          274,978       1        Zany Brainy
     Wheaton, IL
Ameritech Outlot ..........     05/97   1995     4,504       .11         100          112,768       1        Ameritech
     Joliet, IL
Dominick's Finer Foods ....     05/97   1996    71,400      1.68         100        1,108,842       1        Dominick's Finer Foods
     Schaumburg, IL
Dominick's Finer Foods ....     06/97   1996    71,442      1.68         100        1,325,934       1        Dominick's Finer Foods
     Highland Park, IL
Dominick's Finer Foods ....     09/97   1997    68,923      1.62         100          809,328       1        Dominick's Finer Foods
     Glendale Heights, IL
Party City ................     11/97   1985    10,000       .23         100          200,004       1        Party City
     Oak Brook Terrace, IL
Roselle Eagle .............     11/97   1990    42,283       .99         100          335,971       1        Eagle Food Centers
     Roselle, IL
Dominick's Finer Foods ....     1/98    1990    77,000      1.81         100          628,320       1        Dominick's Finer Foods
     West Chicago, IL

NEIGHBORHOOD RETAIL CENTERS

Eagle Crest ...............     03/95   1991    67,650      1.59          95          567,613      11        Eagle Food Centers
     Naperville, IL


                                       98

                                                    Gross     Percent  Percent of   1998
                                                   Leasable     of     GLA leased Annualized  Current
                                 Date     Year       Area      Total     as of    Base Rental No. of
    Property                     Acq.     Built    (Sq.Ft.)     GLA     3/31/98   Revenue(2)  Tenants  Major Tenants(1)
    --------                     ----     -----    --------   -------- ---------- ----------- -------  ----------------
Montgomery-Goodyear              09/95     1991       12,903      .30%     77%     $115,080      2     Goodyear Tire & Rubber
  Montgomery, IL                                                                                       Merlin Corp.

Hartford/Naperville Plaza        09/95     1995       43,862     1.03     100       545,193      8     Blockbuster Video
  Naperville, IL                                                                                       Sears Roebuck & Co.

Nantucket Square                 09/95     1980       56,981     1.34      96       580,806     18     Hallmark
  Schaumburg, IL                                                                                       Super Trak Auto
                                                                                                       Dental Store

Antioch Plaza                    12/95     1995       19,810      .47      68       144,945      5     Blockbuster Video
  Antioch, IL                                                                                          Radio Shack

Mundelein Plaza                  03/96     1990       68,056     1.60      95       689,253      7     Sears, Roebuck & Co.
  Mundelein, IL

Regency Point                    04/96     1993/      54,876     1.29      97       614,533     18     Walgreens
  Lockport, IL                             1995                                                        Ace Hardware

Prospect Heights                 06/96     1985       28,080      .66      83       199,450      4     Walgreens
  Prospect Heights, IL                                                                                 Blockbuster Video

Montgomery-Sears                 06/96     1990       34,600      .81      95       388,000      5     Sears Roebuck & Co.
  Montgomery, IL                                                                                       Blockbuster Video

Salem Square                     08/96     1973/     112,310     2.64      97       682,532      5     TJ Maxx
  Countryside, IL                          1985                                                        Marshalls

Hawthorn Village                 08/96     1979       98,686     2.32     100       951,498     22     Dominick's Finer Foods
  Vernon Hills, IL                                                                                     Walgreens

Six Corners                      10/96     1966       80,650     1.90      93       990,929      7     Bally's Chicago Health
  Chicago, IL                                                                                          Club
                                                                                                       IL Masonic Health Center



                                       99


                                                   Gross    Percent  Percent of      1998
                                                  Leasable    of     GLA leased   Annualized  Current
                                 Date    Year       Area     Total     as of      Base Rental No. of
    Property                     Acq.    Built    (Sq.Ft.)    GLA     3/31/98     Revenue(2)  Tenants  Major Tenants(1)
    --------                     ----    -----    --------  -------- ----------   ----------- -------  ----------------
Spring Hill Fashion Corner       11/96   1985      125,198    2.94%      98%       $1,230,469   20     TJ Maxx
  West Dundee, IL                                                                                      Michaels Crafts

Grand and Hunt Club              12/96   1996       21,222     .50      100           394,844    2     Helzberg's Diamond Shop
  Gurnee, IL                                                                                           Super Crown Books

Quarry Outlot                    12/96   1996        9,650     .23      100           201,450    3     Dunkin Donuts/Baskin
  Hodgkins, IL                                                                                         Robbins
                                                                                                       The Casual Male
                                                                                                       Helzberg's Diamond Shop

Crestwood Plaza                  12/96   1992       20,044     .47      100           203,007    2     Entenmann's
  Crestwood, IL                                                                                        Pet Supplies Plus

Park St. Claire                  12/96   1994       11,859     .28      100           181,216    2     Ameritech
  Schaumburg, IL                                                                                       Hallmark

Summit of Park Ridge             12/96   1986       33,252     .78       83           360,447   13     LePeep Restaurant
  Park Ridge, IL                                                                                       Giappos Pizza

Aurora Commons                   01/97   1988      127,292    2.99       98         1,212,740   24     Jewel/Osco
  Aurora, IL

Lincoln Park Place               01/97   1990       10,678     .25       60           140,250    1     Lechter's Housewares
  Chicago, IL

Niles Shopping Center            04/97   1982       26,117     .61       60           363,453    5     Wolf Camera
  Niles, IL                                                                                            Jennifer Convertibles
                                                                                                       ACEL Cell Phones

Cobblers Crossing                05/97   1993      102,643    2.41       89         1,001,469   12     Jewel Foods
  Elgin, IL

Mallard Crossing,                05/97   1993       82,949    1.95       95         1,074,062   10     Eagle Food Centers
  Elk Grove Village, IL

                                       100



                                                   Gross    Percent  Percent of      1998
                                                  Leasable    of     GLA leased   Annualized  Current
                                 Date    Year       Area     Total     as of      Base Rental No. of
    Property                     Acq.    Built    (Sq.Ft.)    GLA     3/31/98     Revenue(2)  Tenants  Major Tenants(1)
    --------                     ----    -----    --------  -------- ----------   ----------- -------  ----------------
Calumet Square                   06/97   1967       39,936     .94%     100%         $315,260    3     Super Trak Auto
  Calumet City, IL                                                                                     Aronson Furniture

Sequoia Plaza                    06/97   1988       35,407     .83       93           402,376   12     U.S. Post Office
  Milwaukee, WI                                                                                        Kinko's Copy Center

River Square                     06/97   1988       58,158    1.37       95           816,774   21     Harbour Contractors
  Naperville, IL                                                                                       Salon Suites

Shorecrest Plaza                 07/97   1977       91,176    2.14       96           669,855   14     Piggly Wiggly
  Racine, WI

Countryside Shopping Center      12/97   1975       62,344    1.47      100           266,602    1     Dominick's Finer Foods
  Countryside, IL

Terramere Plaza                  12/97   1980       40,965     .96       80           469,430   16     No tenants lease more than
  Arlington Heights, IL                                                                                10% of the GLA

Wilson Plaza                     12/97   1986       11,160     .26      100           140,611    7     White Hen Pantry
  Batavia, IL                                                                                          Dimples Donuts
                                                                                                       Riverside Liquors

Iroquois Center                  12/97   1983      140,981    3.31       81         1,281,613   26     Total Beverage
  Naperville, IL                                                                                       Sears, Roebuck & Co.

Fashion Square                   12/97   1984       83,959    1.97       80           883,982   12     Cost Plus
  Skokie, IL                                                                                           Designer Shoe Outlet

Shops at Coopers Grove            1/98   1991       72,518    1.70       96           598,061    7     Eagle Food Centers
  Country Club Hills, IL

Maple Plaza                       1/98   1988       31,298     .74      100           387,337   13     Copy Center
  Downers Grove, IL                                                                                    J.C. Licht Co.
                                                                                                       Goodyear Tire & Rubber
                                                                                                       Co.



                                       101



                                                   Gross    Percent  Percent of      1998
                                                  Leasable    of     GLA leased   Annualized  Current
                                 Date    Year       Area     Total     as of      Base Rental No. of
    Property                     Acq.    Built    (Sq.Ft.)    GLA     3/31/98     Revenue(2)  Tenants  Major Tenants(1)
    --------                     ----    -----    --------  -------- ----------   ----------- -------  ----------------
Orland Park Retail                2/98   1997        8,500     .20%      84%         $112,725    2     Video Update
  Orland Park, IL                                                                                      All Cleaners

Wisner/Milwaukee Plaza            2/98   1994       14,677     .34      100           207,198    4     Blockbuster Video
  Chicago, IL                                                                                          SpinCycle

Homewood Plaza                    2/98   1993       19,000     .45      100           220,000    3     Blockbuster Video
  Homewood, IL                                                                                         SuperTrak Auto

Elmhurst City Center              2/98   1994       39,117     .92       99           502,961    9     Walgreens
  Elmhurst, IL                                                                                         Famous Footwear
                                                                                                       Ruby's Apparel Shop

Mill Creek                        3/98   1989      102,433    2.41       97         1,130,234   20     Jewel Foods
  Palos Park, IL

Oak Forest Commons                3/98   1998      103,860    2.44       99         1,297,399   12     Dominick's Finer Foods
  Oak Forest, IL

Prairie Square                    3/98   1995       35,755     .84       94           345,860   16     Famous Footwear
  Sun Prairie, WI                                                                                      Blockbuster Video

Downers Grove Plaza               3/98   1998      104,449    2.45       84         1,887,695   14     Dominick's Finer Foods
  Downers Grove, IL

St. James Crossing                3/98   1990       46,769    1.17       88           752,341   21     Nevada Bob's
  Westmont, IL                                                                                         Cucina Roma

COMMUNITY CENTERS

Lansing Square                   12/96   1991      233,508    5.49       90         1,804,263   18     Sam's Club
  Lansing, IL                                                                                          Baby Superstore
                                                                                                       Office Max



                                       102



                                                   Gross    Percent  Percent of      1998
                                                  Leasable    of     GLA leased   Annualized  Current
                                 Date    Year       Area     Total     as of      Base Rental No. of
    Property                     Acq.    Built    (Sq.Ft.)    GLA     3/31/98     Revenue(2)  Tenants  Major Tenants(1)
    --------                     ----    -----    --------  -------- ----------   ----------- -------  ----------------
Maple Park Place                 01/97   1992      215,662    5.07%      98%         1,813,878  18     Kmart
  Bolingbrook, IL                                                                                      Eagle Food Centers

Rivertree Court                  07/97   1988      299,055    7.03       99         $3,657,911  42     Best Buy
  Vernon Hills, IL                                                                                     Plitt Theaters

Naper West                       12/97   1985      165,311    3.88       88          1,609,523  27     Douglas T.V.
  Naperville, IL                                                                                       T.J. Maxx

Woodfield Plaza                   1/98   1992      177,418    4.17       97          2,063,920   9     Kohl's
  Schaumburg, IL                                                                                       Linen 'N Things
                                                                                                       Barnes & Noble

Lake Park Plaza                   2/98   1990      227,839    5.35       95          1,232,068  19     Wal-Mart
  Michigan City, IN                                                                                    Roundy's

Chestnut Court                    3/98   1987      170,027    4.00       85          1,554,431  21     Steinmart
  Darien, IL


(1) Major Tenants only include tenants leasing more than 10% of the gross leasable area of a property.

(2) Annual Base Rental Revenue is the annualized contractual base rent as of January 1, 1998 under existing leases.



                                      103


                                    TENANTS


         The following table sets forth, at March 31, 1998, information regarding space leased to retail tenants which, in each case, individually account for more than 1.0% of the Company's 1998 total annualized base rental revenues from the Properties.

                                                                                                      Percent of
                                                                                   Annualized          Aggregate
                                        Total                       Percent           Base            Annualized
                                      Number of        GLA            of             Rental           Base Rental
                                       Stores       (Sq. Ft.)      Total GLA       Revenue (1)          Revenue
                                       ------       ---------      ---------       -----------          -------
Walgreens                                 5           64,761        1.52%          $  584,410           1.32%
Blockbuster                              10           67,415        1.58              861,933           1.95
Sears, Roebuck & Co.                      4          109,824        2.58              989,355           2.24
Eagle Food Centers                        5          258,165        6.07            2,371,257           5.37
Dominick's Finer Foods                    8          579,952       13.63            6,954,909          15.74
Bally's                                   1           45,803        1.08              503,690           1.14
Wal-Mart/Sams                             2          222,484        5.23            1,208,225           2.73
Kmart                                     1          104,231        2.45              589,157           1.33
Jewel Foods                               3          194,841        4.58            1,639,847           3.71
TJ Maxx                                   4          146,976        3.45              940,953           2.13
Barnes & Noble                            1           22,988        0.54              452,864           1.03
Famous Footwear                           9           49,217        1.16              550,055           1.24
Plitt Theaters                            1           40,000        0.94              786,666           1.78
Kohl's                                    1           83,000        1.95              726,250           1.64

-----------

(1) Amounts shown reflect 1998 annualized base rental revenue. Annualized rental revenue excludes: (a) percentage rents; (b) additional charges paid for by tenants including common area maintenance, real estate taxes and other expense requirements; and (c) future contractual rent escalations. Annualized base rental revenue is the annualized contractual base rent as of January 1, 1998 under existing leases.



                                      104


TENANT LEASE EXPIRATIONS

         The following table sets forth lease expirations for the next ten years at the single-user retail properties, assuming that no renewal options are exercised.


                                                                                                      Percent of
                                                                                      Average         Total        Percent of
                                  Approx.                                            Base Rent       Building      Annual Base
                                  GLA of          Annual Base                        Per Square        GLA            Rent
                    Number       Expiring          Rent of                           Foot Under     Represented    Represented
Year Ending        of Leases       Leases          Expiring        Total Annual       Expiring      by Expiring    by Expiring
December 31        Expiring      (Sq. Ft.)          Leases         Base Rent (1)       Leases          Leases         Leases
-----------        --------     ----------        ----------       -------------     ----------     -----------    -----------
  1998                --                --                --        $4,923,964            --            --            --
  1999                --                --                --         4,927,353            --            --            --
  2000                 1            62,344        $  266,602         4,932,927        $ 4.28         16.78%         5.40%
  2001                --                --                --         4,692,821            --            --            --
  2002                --                --                --         4,705,275            --            --            --
  2003                --                --                --         4,804,248            --            --            --
  2004                --                --                --         4,861,527            --            --            --
  2005                 2            17,003           435,591         4,862,507         25.62          4.58          8.96
  2006                --                --                --         4,515,832            --            --            --
  2007                 1            10,000           215,004         4,569,215         21.50          2.69          4.71

-------------------
(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates. Annualized base rental revenue is the annualized contractual base rent as of January 1, 1998 under existing leases.



                                      105


         The following table sets forth lease expirations for the next ten years at the Neighborhood Retail Center Properties, assuming that no renewal options are exercised.



                                                                                                     Percent of
                                                                                       Average          Total        Percent of
                                 Approx.                                              Base Rent       Building      Annual Base
                                 GLA of          Annual Base                          Per Square         GLA           Rent
                   Number       Expiring          Rent of                             Foot Under     Represented    Represented
Year Ending       of Leases       Leases          Expiring          Total Annual       Expiring      by Expiring    by Expiring
December 31       Expiring      (Sq. Ft.)          Leases           Base Rent (1)       Leases         Leases          Leases
-----------       --------     ----------        -----------        -------------     ----------     -----------    -----------
   1998              74          163,212         $ 1,987,500         $25,521,553         $12.18           6.81%          7.79%
   1999              93          248,404           3,194,720          23,899,148          12.86          10.37          13.37
   2000              83          276,338           3,453,013          20,872,281          12.50          11.54          16.54
   2001              50          149,611           1,964,777          17,570,578          13.13           6.25          11.18
   2002              48          181,130           2,117,294          15,742,110          11.69           7.56          13.45
   2003              42          172,964           1,979,909          13,725,584          11.45           7.22          14.42
   2004               9           93,262             780,559          11,704,620           8.37           3.89           6.67
   2005              13           82,275             988,734          10,970,127          12.02           3.44           9.01
   2006              13           76,283           1,051,278          10,008,310          13.78           3.19          10.50
   2007               9           66,454             915,098           8,976,055          13.77           2.77          10.19

-------------------
(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates. Annualized base rental revenue is the annualized contractual base rent as of January 1, 1998 under existing leases.

The following table sets forth lease expirations for the next ten years at the Community Center Properties, assuming that no renewal options are exercised.



                                      106

                                                                                                     Percent of
                                                                                                       Total         Percent of
                                                                                       Average        Building         Annual
                                    Approx.                                           Base Rent         GLA           Base Rent
                                    GLA of       Annual Base                          Per Square     Represented     Represented
                     Number        Expiring       Rent of                             Foot Under         by              by
Year Ending        of Leases        Leases        Expiring         Total Annual        Expiring        Expiring        Expiring
December 31         Expiring      (Sq. Ft.)        Leases          Base Rent (1)        Leases          Leases          Leases
-----------        ---------      ---------      -----------       -------------      -----------    -----------     -----------
   1998                19           63,722      $   762,657         $13,735,994         $11.97           4.28%          5.55%
   1999                39          154,310        1,711,117          13,127,729          11.09          10.36          13.03
   2000                24           69,796          822,121          11,503,579          11.78           4.69           7.15
   2001                19           78,084        1,074,442          10,760,524          13.76           5.24           9.99
   2002                20           77,692          974,379           9,764,404          12.54           5.22           9.98
   2003                11          123,555        1,320,545           8,415,310          10.69           8.30          15.69
   2004                 3            7,342          125,838           7,145,304          17.14           0.49           1.76
   2005                 3            7,895          146,923           7,023,972          18.61           0.53           2.09
   2006                 3           68,046          631,134           6,906,635           9.28           4.57           9.14
   2007                 8           51,604          495,590           6,326,687           9.60           3.47           7.83

-------------------
(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates. Annualized base rental revenue is the annualized contractual base rent as of January 1, 1998 under existing leases.

    THE FOLLOWING SETS FORTH INFORMATION REGARDING THE COMPANY'S PROPERTIES.

THE WALGREENS/DECATUR PROPERTY

         On January 31, 1995, the Company acquired the entire fee simple interest in a single-user retail property located at 1201 E. Wood Street in Decatur, Illinois known as the "Walgreens/Decatur property" from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the purchase price of $1,209,053, including acquisition costs of $482. Although it was originally anticipated that this property would be acquired on an all cash basis, management of the Company made the determination, based on the recommendations of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan secured by such property, since: (i) the terms of the current first mortgage loan are more favorable for the Company than mortgage rates currently available from unaffiliated third parties; and (ii) the Company was able to apply its available cash towards the acquisition of an additional property. The Walgreen Company leases 100% of the free-standing building, which has 13,500 rentable square feet and was constructed in 1988. IPS purchased the Walgreens/Decatur property in 1990 for a purchase price



                                      107


of $1,152,500, including a cash down payment of $112,500 and first-mortgage debt of $1,040,000. On June 9, 1994, IPS refinanced the Walgreens/Decatur property. The existing first-mortgage loan was retired in the amount of $1,025,498, including nine days of interest at $2,462. A new first mortgage loan was funded in the principal amount of $1,075,000.

         The following table describes the formulation of the purchase price paid by the Company:

IPS 1990 cash down payments for purchase ...................         $   112,500
1994 excess refinancing proceeds received by IPS ...........             (24,044)
Costs of June 9, 1994 refinancing
         Closing costs paid by IPS to third parties ........              34,364
         Closing costs paid by IPS to Affiliate ............              10,751
Initial paydown of first mortgage loan .....................             300,000
Acquisition costs ..........................................                 482
Assumption of first mortgage loan ..........................             775,000
                                                                     -----------

Total Purchase Price .......................................         $ 1,209,053
                                                                     ===========

         As of December 31, 1997, the balance of the assumed mortgage was approximately $727,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689.

EAGLE CREST SHOPPING CENTER, NAPERVILLE, ILLINOIS

         On March 1, 1995, the Company acquired the entire fee simple interest in a Neighborhood Retail Center known as "Eagle Crest Shopping Center" located at 1260-90 E. Chicago Avenue in Naperville, Illinois, from IPS for approximately $4,816,970. Although it was originally anticipated that Eagle Crest would be acquired on an all-cash basis, management of the Company determined, based on the recommendation of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan held by IPS secured by such property, as well as entering into a loan agreement with IPS for the balance of the purchase price. By utilizing seller financing to purchase Eagle Crest, the Company was able to begin receiving the net income, after debt service payments, from Eagle Crest on an expedited basis, thus increasing the Company's earnings. Eagle Crest aggregates 67,650 rentable square feet. Its major tenant is Eagle Food Centers ("Eagle"). IPS purchased Eagle Crest Shopping Center in April 1991 for $3,200,000, including a cash down payment of $457,813, first- and second-mortgage debt of $2,244,139 and a note owed to the seller in the amount of $493,192. In 1992, IPS refinanced the first-mortgage debt in the principal amount of $2,450,000, realizing $76,792 in net refinancing proceeds. Since purchasing Eagle Crest, IPS expended $142,441 for capital improvements at the property. On March 1, 1994, IPS again refinanced Eagle Crest Shopping Center, increasing the principal amount of the first mortgage loan from $2,450,000 to $3,600,000, using the additional $1,150,000 in loan proceeds, plus $50,000 of IPS's funds, to reimburse $1,200,000 to Eagle for the improvements made by Eagle



                                      108


to its store. In return for the reimbursement Eagle began paying an additional $157,500 per annum in rent under its lease.

         The following table describes the formulation of the purchase price paid by the Company:

IPS 1991 cash downpayment for purchase .....................         $   457,813
Cumulative IPS capital improvements to Eagle Crest .........             142,441
1992 excess refinancing proceeds received by IPS ...........             (76,792)
1994 Refinancing:
         Closing costs paid by IPS to third parties ........              59,995
         Closing costs paid by IPS to Affiliate ............              36,000
Loan guarantee fee paid by IPS to Affiliate ................              12,500
Assumption of first mortgage loan ..........................           3,600,000
1994 pay-off of note by IPS to original seller .............             220,000
Pay-off of unpaid notes owed to original seller ............             353,954*
Acquisition costs ..........................................               1,059
                                                                     -----------

Total Purchase Price .......................................         $ 4,816,970
                                                                     ===========

*        Amount of principal and accrued interest due as of July 1, 1994.
         Interest accrued at the rate of $1,970 per month and this amount was adjusted at the time of purchase by the Company.

         The balance of the assumed mortgage was paid in full in April 1995 with interest at 9.5% per annum. The total amount paid was $3,551,100, of which $3,533,760 was principal and $17,340 was interest. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in full, including accrued interest of $22,009, in May 1995.

MONTGOMERY-GOODYEAR SHOPPING CENTER, MONTGOMERY, ILLINOIS

         On September 14, 1995, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at South Douglas Road in Montgomery, Illinois known as "Montgomery-Goodyear Shopping Center" from an unaffiliated third party for approximately $1,145,992. A portion of the purchase price was evidenced by a promissory note payable to Inland Mortgage Investment Corporation, an affiliate of the Advisor ("IMIC"), in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. The remainder of the purchase price, net of prorations, of approximately $535,000 was funded with proceeds of one of the Prior Offerings. The promissory note was paid in full in October 1995. The total amount paid was $604,260, of which $600,000 was principal and $4,260 was interest. Montgomery-Goodyear Shopping Center was built in 1991 and contains 12,903 rentable square feet. The Center's major tenants are Goodyear Tire & Rubber Co. which leases 6,000 square feet and Merlin Corp. which leases 3,560 square feet.



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THE HARTFORD/NAPERVILLE PLAZA, NAPERVILLE, ILLINOIS

         On September 14, 1995, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 1267-1275 Rickert Drive in Naperville, Illinois known as "Hartford/Naperville Plaza" from an unaffiliated third party for approximately $4,414,015. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. In addition, the Company paid closing costs of $13,915 and deposited $150,000 in an escrow account for leasehold improvements to the Blockbuster, Inc. space. The remainder of the purchase price was funded with proceeds of one of the Prior Offerings. The promissory note was paid in full in October 1995. The total amount paid was $605,102, of which $600,000 was principal and $5,102 was interest. Hartford/Naperville Plaza was built in July 1995 and contains 43,862 rentable square feet. The Center's major tenants are Sears, Roebuck & Co. which leases 21,000 square feet and Blockbuster Video which leases 6,500 square feet.

NANTUCKET SQUARE SHOPPING CENTER, SCHAUMBURG, ILLINOIS

         On September 20, 1995, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Wise Street and Roselle Road known as "Nantucket Square Shopping Center" from an unaffiliated third party for approximately $4,257,918. A portion of the purchase price was evidenced by a promissory note payable to IMIC in the gross amount of $3,550,000, bearing interest at a rate of 10.5% per annum and maturing on November 19, 1995. The remainder of the purchase price was funded with proceeds of one of the Prior Offerings. The promissory note was paid in full in December 1995. The total amount paid was $3,612,011, of which $3,550,000 was principal and $62,011 was interest. Nantucket Square Shopping Center was built in 1980 and consists of two buildings, one of which is a one-story, multi-tenant shopping mall containing 53,720 rentable square feet and the other building is a one-story, free-standing building aggregating 3,260 rentable square feet. The center's major tenants are Hallmark which leases 7,156 square feet, Super Trak Auto which leases 11,743 square feet, Dental Store which leases 6,228 square feet, and Burger King which leases 3,260 square feet.

ANTIOCH PLAZA, ANTIOCH, ILLINOIS

         On December 28, 1995, the Company purchased the entire fee simple interest in a Neighborhood Retail Center located at Highway 173, west of Route 59 in Antioch, Illinois known as "Antioch Plaza" from an unaffiliated third party for approximately $1,750,365. A portion of the purchase price was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the aggregate principal amount of $660,000, which bore interest at a rate of 9.5% per annum. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of one of the Prior Offerings. The loan to IREIC was repaid in full on January 9, 1996 including $1,163 in interest. Antioch Plaza was built in 1995 and consists of a two-building, free-standing, masonry-constructed strip center aggregating 19,810 rentable square feet. The Center's major tenants are Blockbuster Video which leases 6,500 square feet and Radio Shack which leases 2,135 square feet.



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MUNDELEIN PLAZA, MUNDELEIN, ILLINOIS

         On March 29, 1996, the Company purchased the entire fee simple interest in a Neighborhood Retail Center located at 1400 Townline Road in Mundelein, Illinois known as "Mundelein Plaza" from an unaffiliated third party for approximately $5,658,230. The purchase was made on an all cash basis. Mundelein Plaza was built in 1990 and consists of two one-story, multi-tenant brick and block strip centers aggregating 68,056 rentable square feet. The center's major tenant is Sears Roebuck & Co. which leases 47,000 square feet.

REGENCY POINT SHOPPING CENTER, LOCKPORT, ILLINOIS

         On April 5, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 1025-65 East 9th Street in Lockport, Illinois known as "Regency Point Shopping Center" from an unaffiliated third party for approximately $5,700,000. As part of the acquisition, the Company assumed the existing first mortgage loan of approximately $4,473,200, along with a related interest rate swap agreement. The remainder of the purchase price of approximately $1,226,800 was funded, after prorations, with proceeds of one of the Prior Offerings. Regency Point Center is located in the Des Plaines River Valley Enterprise Zone, therefore, the assessed value of the property will remain fixed until the year 2003. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly and amortizes over 25 years. Regency Point Shopping Center, was built in 1993 and 1994 and consists of a one-story, multi-tenant brick and block strip center aggregating 54,876 rentable square feet. The center's major tenants include Walgreens which leases 13,000 square feet and Ace Hardware which leases 15,505 square feet.

PROSPECT HEIGHTS PLAZA, PROSPECT HEIGHTS, ILLINOIS

         On June 17, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Camp McDonald Road and Route 83 in Prospect Heights, Illinois known as "Prospect Heights Plaza" from an unaffiliated third party for approximately $2,165,000. The purchase was made on an all cash basis. Prospect Heights Plaza was built in 1985 and consists of two one-story, multi-tenant brick buildings aggregating 28,080 rentable square feet. The center's major tenants are Walgreens which leases 12,600 square feet and Blockbuster Video which leases 6,250 square feet.

MONTGOMERY-SEARS SHOPPING CENTER, MONTGOMERY, ILLINOIS

         On June 17, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at South Douglas Road in Montgomery, Illinois known as "Montgomery-Sears Shopping Center" from an unaffiliated third party for approximately $3,419,000. The purchase was made on an all cash basis. Montgomery-Sears Shopping Center was built in 1990 and consists of a one-story, multi- tenant concrete masonry building aggregating 34,600 rentable square feet. The center's major tenants are Sears, Roebuck & Co. which leases 20,000 square feet and Blockbuster Video which leases 7,000 square feet.



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THE ZANY BRAINY STORE, WHEATON, ILLINOIS

         On July 1, 1996, the Company acquired the entire fee simple interest in a single-user retail property located at Naperville Road and Blanchard Circle in Wheaton, Illinois known as "Zany Brainy" from an unaffiliated third party for approximately $2,455,000. The purchase was made on an all cash basis. The center was built in 1995 and aggregates 12,499 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Children's Concepts, Inc. which does business as Zany Brainy and sells children's books, computer software, toys, and related items.

SALEM SQUARE SHOPPING CENTER, COUNTRYSIDE, ILLINOIS

         On August 2, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at the intersection of Plainfield Road and Brainard Avenue in Countryside, Illinois known as "Salem Square Shopping Center" from Salem Square Ltd., an Illinois limited partnership and American National Bank & Trust of Chicago, not individually but as trustee under Trust No. 57190, an unaffiliated third party, for approximately $6,200,000. The purchase price was funded using cash and cash equivalents. Salem Square Shopping Center was built in two phases in 1961 and 1985 and consists of a single-story commercial multi-tenant retail facility aggregating 112,310 rentable square feet. The center's major tenants are Marshall's which leases 29,827 square feet and T.J. Maxx which leases 63,535 square feet.

HAWTHORN VILLAGE COMMONS, VERNON HILLS, ILLINOIS

         On August 15, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 220-290 Town Line Road in Vernon Hills, Illinois known as "Hawthorn Village Commons" from LaSalle National Trust, N.A., successor to LaSalle National Bank, as Trustee under Trust Agreement known as Trust 106520 and Endowment and Foundation Realty, Ltd. - JMB I, an unaffiliated third party, for approximately $8,400,000. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of approximately $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and
(ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 8% per annum. A majority of the Company's board, including a majority of the Independent Directors, has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from LaSalle National Bank, an unaffiliated lender. The Company has paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%. Hawthorn Village Commons was built in 1978 and remodeled in 1993 and consists of two single-story buildings comprising a multi-tenant retail facility aggregating 98,686 rentable square feet. The center's major tenants are Dominick's Finer Foods which leases 46,984 square feet and Walgreens which leases 11,974 square feet.



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SIX CORNERS PLAZA, CHICAGO, ILLINOIS

         On October 18, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 3920 North Cicero Avenue in Chicago, Illinois known as "Six Corners Plaza" from MBL Life Assurance Corporation, an unaffiliated third party, for approximately $6,000,000. The purchase price was funded using cash and cash equivalents. Six Corners Plaza was built in 1966 and consists of a two-story building aggregating 80,650 rentable square feet. The center's major tenants are Bally's Chicago Health & Tennis Club which leases 45,803 square feet and Illinois Masonic Health Center which leases 15,338 square feet.

SPRING HILL FASHION CORNER, WEST DUNDEE, ILLINOIS

         On November 13, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 830-890 West Main Street in West Dundee, Illinois known as "Spring Hill Fashion Corner" from JMB/Spring Hill Associates, an unaffiliated third party, for approximately $9,200,000. The purchase price was funded using cash and cash equivalents, including the proceeds of monies previously drawn against the Company's line of credit provided by LaSalle Bank on September 30, 1996. Spring Hill Fashion Corner was built in 1985 and consists of a one-story building aggregating 125,198 rentable square feet. The center's major tenants are Michael's Crafts which leases 30,000 square feet and T. J. Maxx which leases 25,161 square feet.

GRAND & HUNT CLUB OUTLOT CENTER, GURNEE, ILLINOIS

         On December 24, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Grand Avenue and Hunt Club Road in Gurnee, Illinois known as "Grand & Hunt Club Outlot Center" from Butler Real Estate, Inc., an unaffiliated third party, for approximately $3,600,000. The purchase price was funded using cash and cash equivalents. Grand & Hunt Club Outlot Center was built in 1996 and consists of a one-story building aggregating 21,222 rentable square feet. The center's main tenants are Super Crown Books which leases 16,722 square feet and Helzberg's Diamond Shops which leases 4,500 square feet.

THE QUARRY OUTLOT, HODGKINS, ILLINOIS

         On December 24, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at La Grange Road and Joliet Road in Hodgkins, Illinois known as "The Quarry Outlot" from Butler Real Estate, Inc., an unaffiliated third party, for approximately $1,800,000. The purchase price was funded using cash and cash equivalents. The Quarry Outlot was built in 1996 and consists of a one-story building aggregating 9,650 rentable square feet. The center's main tenants are Helzberg's Diamond Shops which leases 4,700 square feet, Casual Male Big and Tall which leases 3,150 square feet, and Dunkin Donuts/Baskin Robbins which leases 1,800 square feet.



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CRESTWOOD PLAZA SHOPPING CENTER, CRESTWOOD, ILLINOIS

         On December 27, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 13335 South Cicero Avenue in Crestwood, Illinois known as "Crestwood Plaza Shopping Center" from Inland Property Sales, Inc., an affiliated third party, for approximately $1,810,000. The purchase price was funded using cash and cash equivalents. Crestwood Plaza Shopping Center was built in 1992 and consists of a one-story building aggregating 20,044 rentable square feet. The center's major tenants are Entenmann's Inc. which leases 13,644 square feet and Pet Supplies Plus which leases 6,400 square feet.

LANSING SQUARE SHOPPING CENTER, LANSING, ILLINOIS

         On December 31, 1996, the Company acquired a the entire fee simple interest in a Community Center located at Torrence Avenue and Interstate 80/94 in Lansing, Illinois known as "Lansing Square Shopping Center" from Lansing Square RPF II Limited Partnership, an unaffiliated third party, for approximately $16,300,000. The purchase price was funded using cash and cash equivalents as well as the proceeds of a series of loans from LaSalle Bank. The proceeds of the loans from LaSalle Bank (the "LaSalle Loans") totaling $12,850,000, were received on December 30, 1996. The LaSalle Loans are secured by properties the Company previously acquired. Of the total of $12,850,000, approximately $8,000,000 was used in the acquisition of Lansing Square Shopping Center. The LaSalle Loans require the payment of interest only at a rate of 7.6%, fixed for five years and then variable for an additional two years.

         Lansing Square Shopping Center was built in 1991 and consists of three one-story buildings aggregating 233,508 rentable square feet. The center's major tenants are Sam's Club which leases 107,927 square feet, Baby Superstore which leases 43,596 square feet, and Office Max which leases 24,700 square feet.

PARK ST. CLAIR PLAZA, SCHAUMBURG, ILLINOIS

         On December 31, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at the corner of Higgins and Meacham Roads in Schaumburg, Illinois known as "Park St. Clair Plaza" from KHF Land Partnership, an unaffiliated third party, for approximately $1,525,000. The purchase price was funded using cash and cash equivalents. Park St. Clair Plaza was built in 1994 and consists of a one-story building aggregating 11,859 rentable square feet. The center's main tenants are Hallmark which leases 7,669 square feet, and Ameritech Mobile Communications which leases 4,190 square feet.

THE SUMMIT OF PARK RIDGE, PARK RIDGE, ILLINOIS

         On December 31, 1996, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 100-150 Euclid Avenue in Park Ridge, Illinois known as "The Summit of Park Ridge" from WHPX-S Real Estate Limited Partnership, an unaffiliated third party, for approximately $3,200,000. The purchase price was funded using cash and cash



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equivalents. The Summit of Park Ridge was built in 1986 and consists of a one-story building aggregating 33,248 rentable square feet. The center's main tenants are Giappo's Pizza which leases 3,683 square feet, and Le Peep Restaurant which leases 3,621 square feet.

MAPLE PARK PLACE, BOLINGBROOK, ILLINOIS

         On January 9, 1997, the Company acquired the entire fee simple interest in a Community Center located at Naperville and Boughton Roads in Bolingbrook, Illinois known as "Maple Park Place" from KBS Retail Limited Partnership, a Delaware limited partnership, an unaffiliated third party, for approximately $15,300,000. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of approximately $8.0 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum. The Company repaid the Short-Term Loan on January 25, 1997 using the proceeds of two loans (the "Mortgage Loans") totaling $12,840,000 from an unaffiliated lender. The Company paid a 1.25% fee in connection with these Mortgage Loans. The Mortgage Loans have a term of seven years and, prior to the maturity date, require payments of interest only, at a rate of 7.8% per year, fixed for the first five years with interest for the remaining two years payable at an annual rate equal to the prime rate plus 0.5%.

         Maple Park Place was built in 1992, with expansions made in 1994, and consists of a one-story building aggregating 215,662 rentable square feet. The center's main tenants are Kmart which leases 104,231 square feet and Eagle Food Centers which leases 56,706 square feet.

AURORA COMMONS SHOPPING CENTER, AURORA, ILLINOIS

         On January 24, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Route 31 and Indian Trail Road in Aurora, Illinois known as "Aurora Commons Shopping Center" from Aurora Commons Limited Partnership and Northpoint Two Limited Partnership, unaffiliated third parties, for approximately $11,500,000. The purchase price was funded using cash and cash equivalents as well as by issuing a note assuming the existing first mortgage (the "Mortgage") granted in favor of the John Hancock Life Insurance Company, which has a remaining principal balance of approximately $9.58 million. The Mortgage requires the payment of principal and interest at a rate of 9.0% per annum until the maturity date of October 31, 2001 and is cross defaulted with a separate mortgage on the Southpoint Shopping Center located in Arlington Heights, Illinois, which was simultaneously acquired by an Affiliate of the Advisor. Aurora Commons Shopping Center was built in 1988 and consists of a one-story building aggregating 127,292 rentable square feet. The center's major tenant is Jewel Foods which leases 64,965 square feet.



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LINCOLN PARK PLACE SHOPPING CENTER, CHICAGO, ILLINOIS

         On January 24, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 666-670 West Diversey Parkway in Chicago, Illinois known as "Lincoln Park Place Shopping Center" from Clark & Diversey Limited Partnership, an unaffiliated third party, for approximately $2,100,000. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing February 3, 1997 in the amount of approximately $2.0 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum. A majority of the Company's board, including a majority of the Independent Directors, have approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan on January 25, 1997 using the proceeds of two loans (the "Mortgage Loans") totaling $12,840,000 from an unaffiliated lender. The Company paid a 1.25% fee in connection with these Mortgage Loans. The Mortgage Loans have a term of seven years and, prior to the maturity date, require payments of interest only, at a rate of 7.8% per year, fixed for the first five years with interest for the remaining two years payable at an annual rate equal to the prime rate plus 0.5%. Lincoln Park Place Shopping Center was built in 1990 consists of a one-story building aggregating 10,678 rentable square feet. The center has one tenant which leases 60% of the leasable area, Lechter's Housewares.

NILES SHOPPING CENTER, NILES, ILLINOIS

         On April 11, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 8351 West Golf Road in Niles, Illinois known as "Niles Shopping Center" from American National Bank and Trust Company as Trustee for Trust No. 77302, an unaffiliated third party, for approximately $3,280,000. The purchase price was funded using cash and cash equivalents. Niles Shopping Center was built in 1982 and consists of a one-story building aggregating 26,117 rentable square feet. The center's major tenants are Wolf Camera which leases 6,600 square feet, Jennifer Convertibles which leases 3,375 square feet, and ACEL Cell Phones which leases 3,275 square feet.

COBBLERS MALL, ELGIN, ILLINOIS

         On May 6, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Summit Road and Route 58 in Elgin, Illinois known as "Cobblers Mall" from Hamilton Partners, an unaffiliated third party, for approximately $10,953,000. The purchase price was funded using cash and cash equivalents. Cobblers Mall was built in 1993 and consists of a one-story, multi-tenant retail facility aggregating 102,643 rentable square feet. The center's major tenant is a Jewel Foods which leases 64,938 square feet.



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MALLARD MALL, ELK GROVE VILLAGE, ILLINOIS

         On May 6, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at the northeast corner of Meacham Road and Nerge Road in Elk Grove Village, Illinois known as "Mallard Mall" from Hamilton Partners, an unaffiliated third party, for approximately $8,100,000. The purchase price was funded using cash and cash equivalents. Mallard Mall was built in 1993 and consists of a one-story, multi-tenant retail facility aggregating 82,949 rentable square feet. The center's major tenant is Eagle Food Centers which leases 56,668 square feet.

AMERITECH OUTLOT BUILDING, JOLIET, ILLINOIS

         On May 9, 1997, the Company acquired the entire fee simple interest in a single-user retail property located at 3330 West Mall Loop Drive in Joliet, Illinois known as "Ameritech Outlot" from LJ Partners, an unaffiliated third party, for approximately $1,050,000. The purchase price was funded using cash and cash equivalents. Ameritech Outlot was built in 1995 and consists of a one-story, single tenant retail outlot building aggregating 4,504 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Ameritech Cellular.

DOMINICK'S FINER FOODS, SCHAUMBURG, ILLINOIS

         On May 29, 1997, the Company acquired the entire fee simple interest in a single-user retail property located at 1293 East Higgins Road in Schaumburg, Illinois known as "Schaumburg Dominick's" from Rybychi, L.P., an unaffiliated third party, for approximately $10,691,000. The purchase price was funded using cash and cash equivalents. Due to the nature of the property, the Property Management Fee charged by one of the Advisor's Affiliates will be reduced from 4.5% of the property's gross income to 2.0% of the property's gross income. This Property Management Fee will not be subordinated to Distributions. Schaumburg Dominick's was built in 1996 and consists of a one-story, single-tenant retail facility aggregating 71,400 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Dominick's Finer Foods.

CALUMET SQUARE SHOPPING CENTER, CALUMET CITY, ILLINOIS

         On June 2, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 777 River Oaks Drive in Calumet City, Illinois known as "Calumet Square Shopping Center" from River Oaks Limited Partnership, an unaffiliated third party, for approximately $2,108,000. The purchase price was funded using cash and cash equivalents. Calumet Square Shopping Center was built in 1967, with upgrades in 1987 and 1994, and consists of a one-story two tenant retail facility and an outlot building aggregating 39,936 rentable square feet. The center's two tenants are Super Trak Auto which leases 18,828 square feet and Aronson Furniture which leases 18,828 square feet.



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DOMINICK'S FINER FOODS, HIGHLAND PARK, ILLINOIS

         On June 17, 1997, the Company acquired the entire fee simple interest in a single-user retail property located at the southwest corner of West Park Avenue and Skokie Road in Highland Park, Illinois known as "Highland Park Dominick's" from Rybychi L.P., an unaffiliated third party, for approximately $12,800,000. The purchase price was funded using cash and cash equivalents. Due to the nature of the property, the Property Management Fee charged by one of the Advisor's Affiliates will be reduced from 4.5% of the property's gross income to 2.0% of the property's gross income. This Property Management Fee will not be subordinated to Distributions. Highland Park Dominick's was built in 1996 and consists of a one-story, single tenant retail facility aggregating 71,838 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Dominick's Finer Foods.

SEQUOIA PLAZA SHOPPING CENTER, MILWAUKEE, WISCONSIN

         On June 17, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 6807 West Brown Deer Road in Milwaukee, Wisconsin known as "Sequoia Plaza Shopping Center" from Chicago Title & Trust Company as a qualified intermediary for The Sequoia Company, an unaffiliated third party, for approximately $3,010,000. The purchase price was funded using cash and cash equivalents. Sequoia Plaza Shopping Center was built in 1988 and consists of a one-story, multi-tenant retail facility aggregating 35,407 rentable square feet. The center's major tenants are the U.S. Post Office which leases 5,580 square feet and Kinko's Copy Center which leases 4,960 square feet.

RIVER SQUARE SHOPPING CENTER, NAPERVILLE, ILLINOIS

         On June 20, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Washington Street and Chicago Avenue in Naperville, Illinois known as "River Square Shopping Center" from General American Life Insurance Company, an unaffiliated third party, for approximately $6,050,000. The purchase price was funded using cash and cash equivalents. River Square Shopping Center was built in 1988 and consists of a two-story, multi-tenant retail facility aggregating 58,158 rentable square feet. The center's major tenants are Harbour Contractors which leases 11,730 square feet and Salon Suites which leases 7,720 square feet.

RIVERTREE COURT SHOPPING CENTER, VERNON HILLS, ILLINOIS

         On July 17, 1997, the Company acquired the entire fee simple interest in a Community Center located at 701 N. Milwaukee Avenue in Vernon Hills, Illinois known as "Rivertree Court Shopping Center" from JMB Income Properties, LTD., - XIII, an unaffiliated third party, for approximately $31,750,000 which included the Company assuming the existing first mortgage loan of $15,700,000. The mortgage requires interest only payments at a rate of 10.03% per annum until the maturity date of January 1, 1999. The balance of the purchase price was funded using cash and cash equivalents. Rivertree Court Shopping Center was built in 1988 and consists of three one-story, multi-tenant retail facilities aggregating 299,055 rentable square feet. The center's major



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tenants are Best Buy which leases 44,384 square feet and Plitt Theatres which leases 40,000 square feet.

SHORECREST PLAZA SHOPPING CENTER, RACINE, WISCONSIN

         On July 25, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 3900 Erie Street in Racine, Wisconsin known as "Shorecrest Plaza Shopping Center" from Shorecrest Shopping Center, L.L.C., an unaffiliated third party, for approximately $5,956,000. The purchase price was funded using cash and cash equivalents. Shorecrest Plaza Shopping Center was built in 1977 and consists of a one-story, multi-tenant retail facility aggregating 91,176 rentable square feet. The center's major tenant is Piggly Wiggly which leases 41,262 square feet.

DOMINICK'S FINER FOODS, GLENDALE HEIGHTS, ILLINOIS

         On September 30, 1997, the Company acquired the entire fee simple interest in a single-user retail property located at 23W127 Army Trail Road, in Glendale Heights, Illinois known as "Glendale Heights Dominick's" from S-Prime Partners, an unaffiliated third party, for approximately $8,196,000. The purchase price was funded using cash and cash equivalents. Glendale Heights Dominick's was built in 1997 and consists of a one-story, single-tenant retail facility aggregating 68,923 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Dominick's Finer Foods.

PARTY CITY, OAK BROOK TERRACE, ILLINOIS

         On November 6, 1997, the Company acquired a single-user retail property located on 17W700 22nd Street in Oak Brook Terrace, Illinois known as "Party City" from D/M 22nd Street L.L.C., an unaffiliated third party, for approximately $1,975,000. The purchase price was funded using cash and cash equivalents. Party City was built in 1985 and consists of a one-story, single-tenant retail facility aggregating 10,000 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Party City.

ROSELLE EAGLE, ROSELLE, ILLINOIS

         On November 26, 1997, the Company acquired a single-user retail center located at 550 West Lake Street in Roselle, Illinois known as "Roselle Eagle" from Capital Ventures, an unaffiliated third party, for approximately $2,900,000. The purchase price was funded using cash and cash equivalents. Roselle Eagle was built in 1990 and consists of a single-tenant retail facility aggregating 42,283 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Eagle Food Centers.



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COUNTRYSIDE SHOPPING CENTER, COUNTRYSIDE, ILLINOIS

         On December 15, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Joliet Road and Willow Springs Road in Countryside, Illinois known as "Countryside Shopping Center" from Arnold Lees Corporation, an unaffiliated third party, for approximately $2,300,000. The purchase price was funded using cash and cash equivalents. Countryside Shopping Center was built in 1975 and consists of a one story, multi-tenant retail facility aggregating 62,344 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Dominick's Finer Foods, who in turn, sub-leases to three tenants.

TERRAMERE PLAZA, ARLINGTON HEIGHTS, ILLINOIS

         On December 19, 1997, the Company acquired a Neighborhood Retail Center located at Lake-Cook Road and Arlington Heights Road in Arlington Heights, Illinois known as "Terramere Plaza" from C.B. Institution Fund VIII, an unaffiliated third party, for approximately $4,405,000. The purchase price was funded using cash and cash equivalents. Terramere Plaza was built in 1980 and consists of two one-story, multi-tenant retail facilities aggregating 40,965 rentable square feet. No tenant leases more than 10% of the total rentable square footage of the center.

WILSON PLAZA, BATAVIA, ILLINOIS

         On December 22, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Wilson Street and Prairie Street in Batavia, Illinois known as "Wilson Plaza" from American National Bank and Trust, as trustee under trust agreement dated June 18, 1986, Trust No. 67678, an unaffiliated third party, for approximately $1,300,000. The purchase price was funded using cash and cash equivalents. Wilson Plaza was built in 1986 and consists of a one-story, multi-tenant retail facility aggregating 11,160 rentable square feet. The center's major tenants are White Hen Pantry which leases 2,400 square feet, Dimples Donuts which leases 2,100 square feet, and Riverside Liquors which leases 2,485 square feet.

IROQUOIS CENTER, NAPERVILLE, ILLINOIS

         On December 29, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Ogden Avenue and Iroquois Avenue in Naperville, Illinois known as "Iroquois Center" from Graystone Realty Corporation, an unaffiliated third party, for approximately $11,900,000. The purchase price was funded using cash and cash equivalents. Iroquois Center was built in 1983 and consists of two one-story, multi-tenant retail facilities aggregating 140,981 rentable square feet. The center's major tenants are Total Beverage which leases 20,000 square feet and Sears, Roebuck & Co. which leases 21,824 square feet.

FASHION SQUARE SHOPPING CENTER, SKOKIE, ILLINOIS

         On December 30, 1997, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located on Skokie Boulevard in Skokie, Illinois known as "Fashion



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Square Shopping Center" from I.D.S./JMB Balanced Growth, Ltd., an Illinois Limited Partnership, an unaffiliated third party, for approximately $9,255,000. The purchase price was funded using cash and cash equivalents of $3,055,000 and assuming the existing bond financing, in the remaining principal balance of $6,200,000. Monthly interest only payments are due on the financing through the December 1, 2014 maturity date. The interest rate changes weekly and is currently 4.1%. The bond financing is secured by a Letter of Credit issued by LaSalle National Bank, who receives an annual fee of 1.25% of the outstanding principal balance. Fashion Square Shopping Center was built in 1984 and consists of a one-story, multi-tenant retail facility aggregating 83,959 rentable square feet. The center's major tenants are Cost Plus which leases 17,190 square feet and Designer Shoe Center which leases 15,000 square feet.

NAPER WEST SHOPPING CENTER, NAPERVILLE, ILLINOIS

         On December 30, 1997, the Company acquired the entire fee simple interest in a Community Center located at Route 59 in Naperville, Illinois known as "Naper West Shopping Center" from Naper West, Ltd., an unaffiliated third party, for approximately $14,850,000. The purchase price was funded using cash and cash equivalents. Naper West Shopping Center was built in 1985 and consists of a one-story, multi-tenant retail facility, a four-unit retail outlot and a single-tenant outlot, aggregating 165,311 rentable square feet. The center's major tenants are Douglas T.V. which leases 23,764 square feet and T.J. Maxx which leases 33,260 square feet.

WOODFIELD PLAZA, SCHAUMBURG, ILLINOIS

         On January 2, 1998, the Company acquired the entire fee simple interest in a Community Center located at Golf Road and Basswood Road in Schaumburg, Illinois known as "Woodfield Plaza" from System Realty Seven, Inc., an unaffiliated third party, for approximately $19,200,000. The purchase price was funded using cash and cash equivalents. Woodfield Plaza was built in 1992 and consists of a one-story, multi-tenant retail facility, a free-standing building and an outlot, aggregating 177,418 rentable square feet. The center's major tenants are Kohl's which leases 83,258 square feet, Linen 'N Things which leases 32,800 square feet, and Barnes & Noble which leases 22,988 square feet.

SHOPS AT COOPERS GROVE, COUNTRY CLUB HILLS, ILLINOIS

         On January 9, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 183rd and Crawford in Country Club Hills, Illinois known as the "Shops at Coopers Grove" from Midwest Property Group, an unaffiliated third party, for approximately $5,800,000. The purchase price was funded using cash and cash equivalents. The Shops at Coopers Grove was built in 1991 and consists of a one-story, multi-tenant retail facility aggregating 72,518 rentable square feet. The center's major tenant is Eagle Food Centers which leases 56,118 square feet.



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DOMINICK'S FINER FOODS, WEST CHICAGO, ILLINOIS

         On January 22, 1998, the Company acquired the entire fee simple interest in a single-user retail center located at 1935 Neltor Boulevard in West Chicago, Illinois known as "West Chicago Dominick's" from R.K. West Chicago, L.L.C., an unaffiliated third party, for approximately $6,300,000. The purchase price was funded using cash and cash equivalents. West Chicago Dominick's was built in 1990 and consists of a one-story, single-tenant retail facility aggregating 77,000 rentable square feet. The center's only tenant (leasing 100% of the leasable area) is Dominick's Finer Foods.

MAPLE PLAZA, DOWNERS GROVE, ILLINOIS

         On January 30, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 2241 Maple Avenue in Downers Grove, Illinois known as "Maple Plaza" from Maple Plaza Partnership, an unaffiliated third party, for approximately $3,165,000. The purchase price was funded using cash and cash equivalents. Maple Plaza was built in 1988 and consists of a one-story, multi-tenant retail facility aggregating 31,298 rentable square feet. The center's major tenants are Copy Center which leases 4,800 square feet, J. C. Licht Co. which leases 6,000 square feet, and Goodyear Tire & Rubber Co. which leases 5,250 square feet.

ORLAND PARK RETAIL, ORLAND PARK, ILLINOIS

         On February 2, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 159th and 80th in Orland Park, Illinois known as "Orland Park Retail" from 159-80 L.L.C., an unaffiliated third party, for approximately $1,250,000. The purchase price was funded using cash and cash equivalents. Orland Park Retail was built in 1997 and consists of a one-story, multi-tenant retail facility, aggregating 8,500 rentable square feet. The center's major tenants are Video Update which leases 5,475 square feet and All Cleaners which leases 1,700 square feet.

LAKE PARK PLAZA, MICHIGAN CITY, INDIANA

         On February 10, 1998, the Company acquired the entire fee simple interest in a Community Center located at 4301 Franklin Street in Michigan City, Indiana known as "Lake Park Plaza" from Larsen-Cooper-Doren General Partnership, an unaffiliated third party, for approximately $12,275,000. The purchase price was funded using cash and cash equivalents. Lake Park Plaza was built in 1990 and consists of a one-story, multi-tenant retail facility aggregating 229,639 rentable square feet. The center's major tenants are Wal-Mart which leases 114,557 square feet and Roundy's which leases 52,882 square feet.

WISNER/MILWAUKEE PLAZA, CHICAGO, ILLINOIS

         On February 23, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 2865 North Milwaukee Avenue in Chicago, Illinois known



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as "Wisner/Milwaukee Plaza" from George Hanus, an unaffiliated third party, for approximately $1,885,300. The purchase price was funded using cash and cash equivalents. Wisner/Milwaukee Plaza was built in 1994 and consists of a one-story multi-tenant retail facility aggregating 14,677 rentable square feet. The center's major tenants are Blockbuster Video which leases 6,600 square feet, SpinCycle which leases 5,139 square feet, and Giordano's which leases 1,500 square feet.

HOMEWOOD PLAZA, HOMEWOOD, ILLINOIS

         On February 23, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 175th Street and Halsted Avenue in Homewood, Illinois known as "Homewood Plaza" from George Hanus, an unaffiliated third party, for approximately $1,936,300. The purchase price was funded using cash and cash equivalents. Homewood Plaza was built in 1993 and consists of a one-story, multi-tenant, retail facility aggregating 19,000 rentable square feet. The center's major tenants are Blockbuster Video which leases 7,500 square feet and Super Trak Auto which leases 10,000 square feet.

ELMHURST CITY CENTER, ELMHURST, ILLINOIS

         On February 25, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at York Road and Schiller Street in Elmhurst, Illinois known as "Elmhurst City Center" from One City Center, L.L.C. for approximately $4,775,000. The purchase price was funded using cash and cash equivalents. Elmhurst City Center consists of three buildings, two of which are single-tenant buildings occupied by Ruby's Apparel Shop and Walgreens, and the third is a multi-tenant facility. Together the buildings aggregate 39,117 rentable square feet. The Ruby's Apparel Shop building was owned by Jerold Ruby and the other two buildings were owned by One City Center, L.L.C. The Company took an assignment of the contract between Jerold Ruby and One City Center, L.L.C. and purchased the entire property as one acquisition from One City Center, L.LC. Heidi Lawton, Independent Director of the Company, is the owner of Lawton Realty Group which controls One City Center, L.L.C., and accordingly, Ms. Lawton did not vote on the acquisition of this property. The action was approved by a majority of the remaining disinterested Independent Directors. One City Center, L.L.C. purchased the two buildings in the fall of 1997. See "Certain Relationships and Related Transactions."

         The Ruby's Apparel Shop has been in existence for approximately fifty years, and the additional buildings were constructed in 1994. The center's major tenants are Walgreens which leases 13,687 square feet, Famous Footwear which leases 5,115 square feet, and Ruby's Apparel Shop which leases 13,250 square feet.

MILL CREEK, PALOS PARK, ILLINOIS

         On March 4, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at LaGrange Road and 131st Street in Palos Park, Illinois known as "Mill Creek" from Jaeger Trust Properties, L.L.C., an unaffiliated third party, for approximately $11,360,000. As part of the purchase, the Company assumed the existing mortgage with a principal



                                      123


balance of $9,500,000. The mortgage requires interest only payments at a rate of 8% per annum through September 1999. The Company paid a $92,000 loan assumption fee to the lender. The balance of the purchase price was funded using cash and cash equivalents. Mill Creek was built in 1989 and consists of a one-story, multi-tenant retail facility aggregating 102,433 rentable square feet. The center's major tenant is Jewel Foods which leases 64,938 square feet.

OAK FOREST COMMONS, OAK FOREST, ILLINOIS

         On March 5, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at the northeast corner of 159th Street and Central Avenue in Oak Forest, Illinois known as "Oak Forest Commons" from T-L Oak Forest Commons, Inc., an unaffiliated third party, for approximately $11,809,000. The purchase price was funded using cash and cash equivalents. Oak Forest Commons was built in 1998 and consists of three one-story, multi-tenant retail facilities aggregating 103,860 rentable square feet. The center's major tenant is Dominick's Finer Foods which leases 72,385 square feet.

PRAIRIE SQUARE, SUN PRAIRIE, WISCONSIN

         On March 6, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at 2015-2111 McCoy Road in Sun Prairie, Wisconsin known as "Prairie Square" from Prairie Square, L.L.C., an unaffiliated third party, for approximately $3,100,000. The purchase price was funded using cash and cash equivalents. Prairie Square was built in 1995 and consists of two one-story, multi-tenant retail facilities aggregating 35,755 rentable square feet. The center's major tenants are Famous Footwear which leases 5,000 square feet and Blockbuster Video which leases 6,500 square feet.

DOWNERS GROVE PLAZA, DOWNERS GROVE, ILLINOIS

         On March 26, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at the northwest corner of Ogden Avenue and Williams Street in Downers Grove, Illinois known as "Downers Grove Plaza" from T-L Downers Grove Plaza, Inc., an unaffiliated third party, for approximately $16,650,000 million. The purchase price was funded using cash and cash equivalents. Downers Grove Plaza was built in 1998 and consists of one-story building comprising a multi-tenant retail facility aggregating approximately 102,385 rentable square feet. The center's major tenant is Dominick's Finer Foods which leases approximately 72,000 square feet.

ST. JAMES CROSSING SHOPPING CENTER, WESTMONT, ILLINOIS

         On March 31, 1998, the Company acquired the entire fee simple interest in a Neighborhood Retail Center located at Route 83 and Ogden Avenue in Westmont, Illinois known as "St. James Crossing" from H.P. St. James L.P., an unaffiliated third party, for approximately $7,477,000. The purchase price was funded using cash and cash equivalents. St. James Crossing was built in 1990 and consists of a multi-tenant retail building and a multi-tenant outlot building aggregating 46,769



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rentable square feet. Its major tenants are Nevada Bob's which leases 7,562 square feet and Cucina Roma which leases 5,954 square feet.

CHESTNUT COURT SHOPPING CENTER, DARIEN, ILLINOIS

         On March 31, 1998, the Company acquired the entire fee simple interest in a Community Center located at 75th Street and Lemont Road in Darien, Illinois known as "Chestnut Court" from H.P. Chestnut Court L.P., an unaffiliated third party, for approximately $16,144,000. The purchase price was funded using cash and cash equivalents. Chestnut Court was built in 1987 and consists of a multi-tenant retail building and a single-tenant outlot building aggregating 170,027 rentable square feet. Its major tenant is Steinmart which leases 36,266 square feet.


POTENTIAL PROPERTY ACQUISITIONS

         STAPLES OFFICE SUPPLY STORE, FREEPORT, ILLINOIS. The Company anticipates purchasing the entire fee simple interest in a single-user retail property located at Route 26 and North Powell Road in Freeport, Illinois, known as "Staples Office Supply" from an unaffiliated third party for a purchase price of approximately $2,694,235. The Company anticipates construction on Staples Office Supply to be completed by October 15, 1998. When completed, it is anticipated that the single-user retail property will aggregate 24,049 rentable square feet.

         BERGEN PLAZA SHOPPING CENTER, OAKDALE, MINNESOTA. The Company anticipates purchasing the entire fee simple interest in a Community Center located at I-694 and 10th Street North in Oakdale, Minnesota known as "Bergen Plaza" from an unaffiliated third party for a purchase price of approximately $17,247,680. Bergen Square is a multi-tenant shopping center complex consisting of five buildings aggregating 270,610 rentable square feet. Its major tenants are K-Mart, Northwest Fabrics, Fashion Bug, Big Top Liquors, and Blockbuster Video.

         BERWYN PLAZA SHOPPING CENTER, BERWYN, ILLINOIS. The Company anticipates purchasing the entire fee simple interest in a Neighborhood Retail Center located in Berwyn, Illinois, known as "Berwyn Plaza" from an unaffiliated third party for a purchase price of approximately $1,830,000. Berwyn Plaza was built in 1983 and consists of a one-story, multi-tenant retail facility aggregating 32,900 rentable square feet. Its major tenant is Walgreens.

         WAUCONDA SHOPPING CENTER, WAUCONDA, ILLINOIS. The Company anticipates purchasing the entire fee simple interest in a Neighborhood Retail Center located at 620 West Liberty Street in Wauconda, Illinois known as "Wauconda Shopping Center" from an unaffiliated third party for the purchase price of approximately $2,525,000. Wauconda Shopping Center was built in 1988 and consists of a four-tenant shopping center aggregately 126,324 rentable square feet. Its major tenant is Sears, Roebuck & Co.

         WESTERN HOWARD PLAZA SHOPPING CENTER, CHICAGO, ILLINOIS. The Company anticipates purchasing the entire fee simple interest in a Neighborhood Retail Center located at 2341-57 W.



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Howard in Chicago, Illinois, known as "Western Howard Plaza" from an unaffiliated third party for a purchase price of approximately $1,947,348. Western Howard Plaza was built in 1985 and consists of a one-story multi-tenant retail facility aggregating 12,784 leasable square feet. Its major tenant is Super Gap.

         HOLLYWOOD VIDEO, BRIDGEVIEW, ILLINOIS. The Company anticipates purchasing the entire fee simple interest in a single-user retail property located at the corner of 103rd Street and Harlem Avenue in Bridgeview, Illinois known as "Hollywood Video" from an unaffiliated third party for a purchase price of approximately $1,330,000. Hollywood Video was built in 1995 and consists of a one-story single-tenant facility aggregating 8,000 leasable square feet. Its only tenant (leasing 100% of the leasable area) is Hollywood Video.



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                                 CAPITALIZATION

         The following table sets forth the historical capitalization of the Company as of December 31, 1997 and the pro forma capitalization of the Company as of that date as adjusted to give effect to the sale of all Shares in the Prior Offerings and in this Offering as if all 27,000,000 Shares, including 2,000,000 Shares to be issued pursuant to the DRP, and the application of the estimated Net Proceeds as described in "Estimated Use of Proceeds." The information set forth in the following table should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                                                                            DECEMBER 31, 1997
                                                                                       ----------------------------
                                                                                       HISTORICAL         PRO FORMA
                                                                                       ----------         ---------
                                                                                               (IN THOUSANDS)
DEBT:
     Mortgage notes payable ...................................................         $ 106,590          $ 106,590

STOCKHOLDER'S EQUITY(2):
     Preferred Stock, $.01 par value, 6,000,000 authorized,
         none outstanding .....................................................                --                 --
     Common Stock, $.01 par value, 100,000,000 authorized,
         25,026,140 shares issued and 24,973,340 shares outstanding historical;
         64,659,425 shares issued and 64,606,625 outstanding pro forma (1) ....               249                651
     Paid-in capital ..........................................................           220,641            577,334
     Accumulated Distributions in Excess of Net Income ........................            (5,973)            (5,973)
         Total stockholders' equity ...........................................           214,917            572,012
                                                                                        ---------          ---------
         Total capitalization .................................................           321,507            678,602
                                                                                        =========          =========

------------------------------------
(1) Does not include shares issuable upon the exercise of outstanding options granted under the Company's Stock Option Plan for Independent Directors, but does include shares issued pursuant to the Company's Distribution Reinvestment Program.
(2) The Company was originally capitalized in 1994 through the cash contribution of $200,000 by the Advisor, for which the Advisor received 20,000 shares.



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                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of shares as of the date of this Prospectus: (i) each stockholder known by the Company to own beneficially in excess of 5% of the outstanding shares; (ii) each Director; (iii) each executive officer; and (iv) all Directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by such person.

                                                                                               SHARES TO BE
                                                                                            BENEFICIALLY OWNED
                                                                                             AFTER COMPLETION
                                                                                              OF THE OFFERING
                                                             SHARES BENEFICIALLY               (ASSUMING THE
                                                           OWNED AS OF THE DATE OF            MAXIMUM OFFERING
                                                                THIS PROSPECTUS                   IS SOLD)
                                                           -------------------------      ------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                         NUMBER        PERCENT          NUMBER       PERCENT
------------------------------------                       ----------    -----------      ----------   -----------
Robert D. Parks (a)(b) ...........................         23,043.0499         *         23,043.0499         *
G. Joseph Cosenza (a)(b) .........................         22,569.0610         *         22,569.0610         *
Roland W. Burris (c)(f) ..........................          2,032.3295         *          2,032.3295         *
Joel G. Herter (d)(f) ............................                  --         *                  --         *
Heidi N. Lawton (e)(f) ...........................                  --         *                  --         *
Patricia A. Challenger (a) .......................            1,988.95         *            1,988.95         *
Kelly Tucek(a) ...................................                  --         *                  --         *
Roberta S. Matlin (a) ............................            198.9012         *            198.9012         *
Directors and Executive Officers as a Group ......         49,832.2916         *         49,832.2916         *
   (seven persons)


---------------------------
(a) The business address of each of Messrs. Parks and Cosenza, Ms. Challenger, Tucek and Matlin is c/o The Inland Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

(b) Includes 20,000 shares owned by the Advisor. The Advisor is a wholly-owned subsidiary of Inland Real Estate Investment Corporation, which is an affiliate of The Inland Group, Inc. Messrs. Parks and Cosenza are control persons with respect to The Inland Group, Inc. and disclaim beneficial ownership of Shares owned by the Advisor. See, generally, "Management -- the Advisor."

(c) The business address of Mr. Burris is c/o Jones, Ware & Grenard, 180 North LaSalle Street, Suite 3800, Chicago, Illinois 60601.

(d) The business address of Joel G. Herter is Wolf & Company LLP, 2100 Clearwater Drive, Oak Brook, Illinois 60523.

(e) The business address of Ms. Lawton is c/o Lawton Realty Group, 2100 Clearwater Drive, Suite 106, Oak Brook, Illinois 60523.

(f) Does not include 4,000, 4,500 and 5,000 Shares issuable upon exercise of options granted to Mr. Herter, Mr. Burris and Ms. Lawton, respectively, pursuant to the Company's Independent Director Stock Option Plan.

* Less than 1% of the Company's outstanding shares, as of the date of this Prospectus.



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                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which the Company may acquire properties; risks associated with borrowings secured by the Company's properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than the Company; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between the Company and its affiliates including the Advisor.

LIQUIDITY AND CAPITAL RESOURCES

         As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, offered on a best efforts basis, at $10.00 per Share, thereby completing the Company's initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 shares, the Second Offering, at $10.00 per Share, on a best efforts basis. As of July 10, 1997, the Company had received subscriptions for a total of 10,000,000 Shares, thereby completing the Company's Second Offering. On July 14, 1997, the Company commenced an offering of an additional 20,000,000 Shares, the Third Offering, at $10.00 per Share, on a best efforts basis. As of December 31, 1997, the Company had received subscriptions for a total of 9,326,186 Shares from the Third Offering. In addition, as of December 31, 1997, the Company had issued 699,954 Shares through the Company's Distribution Reinvestment Program. As of December 31, 1997, the Company has repurchased 52,800 Shares through the Company's Share Repurchase Program.

         The Company's capital needs and resources are expected to undergo changes as a result of the completion of the Company's first follow-on public offering of Shares, the commencement of the second follow-on Offerings and the acquisition of properties. Operating cash flow is expected to increase as these additional properties are added to the portfolio. Distributions to Stockholders are determined by the Company's Board of Directors and are dependent upon a number of factors, including the amount of funds available for distribution, the Company's financial condition, capital expenditures, and the annual distribution required to maintain REIT status under the Code.

         Cash and cash equivalents consists of cash and short-term investments. Cash and cash equivalents, at December 31, 1997 and December 31, 1996, were $51,145,587 and $8,491,735 respectively. The increase in cash and cash equivalents since December 31, 1996 is due to the additional Offering proceeds raised and additional loan proceeds from financing secured by the Company's properties. Partially offsetting the increase in cash and cash equivalents was the



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purchase of additional properties since December 31, 1996 and the payment of Offering Costs relating to the Second and Third Offerings. The Company intends to use cash and cash equivalents to purchase additional properties, to pay distributions and to pay Offering Costs.

         As of December 31, 1997, the Company had acquired forty-four properties. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly distribution on weighted average shares. Commencing with the fourth quarter of 1996, the Company increased the monthly distributions from 8.0% to 8.3% per annum on weighted average shares. Beginning March 1, 1997, the Company increased the monthly distribution paid to 8.5% per annum on weighted average shares. Beginning August 1, 1997, the Company increased the monthly distribution paid to 8.7% per annum on weighted average shares. Distributions declared for the year ended December 31, 1997 were $13,127,597, of which $3,388,364 represents a return of capital for federal income tax purposes.

         Management of the Company monitors the various qualification tests the Company must meet to maintain its status as a real estate investment trust. Large ownership of the Company's stock is tested upon purchase to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential real estate purchases or temporary investment of uninvested capital, management of both entities determines that the income from the new asset will qualify for REIT purposes. For the year ended December 31, 1997, the Company qualified as a REIT.

CASH FLOWS FROM OPERATING ACTIVITIES

         Net cash provided by operating activities increased from $978,350 for the year ended December 31, 1995 to $5,529,709 for the year ended December 31, 1996 to $15,923,839 for the year ended December 31, 1997. These increases are due primarily to the purchase of additional properties. As of December 31, 1997 the Company had acquired forty-four properties, as compared to twenty-one properties as of December 31, 1996, and six properties as of December 31, 1995.

CASH FLOWS FROM INVESTING ACTIVITIES

         Cash flows used in investing activities were utilized primarily for the purchase of and additions to properties. In addition, the Company made deposits totaling $3,018,530 for two centers to be purchased in 1998.



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CASH FLOWS FROM FINANCING ACTIVITIES

         For the year ended December 31, 1997, the Company generated $173,724,632 of cash flows from financing activities as compared to $71,199,936 of cash flows generated from financing activities for the year ended December 31, 1996 and $6,327,490 for the year ended December 31, 1995. These increases are due primarily to the increase in proceeds raised from the Offering of $168,559,450 for the year ended December 31, 1997, as compared to $61,147,146 of Offering proceeds raised for the year ended December 31, 1996 and $19,803,163 of Offering proceeds raised for the year ended December 31, 1995. These increases are also due to $43,926,176 in financing secured by fifteen of the Company's properties for the year ended December 31, 1997, as compared to $25,670,000 in financing secured by twelve of the Company's properties for the year ended December 31, 1996. These increases are partially offset by an increase in the cash used for the payment of Offering costs for the years ended December 31, 1997 and 1996. These increases are also partially offset by an increase in the amount of distributions paid for the year ended December 31, 1997 of $11,899,431 as compared to the distributions paid for the year ended December 31, 1996 of $3,285,528 and distributions paid for the year ended December 31, 1995 of $607,095.

         In December 1997, the Company committed to additional financing secured by Cobbler Crossing and Shorecrest Shopping Center properties totaling $8,454,500 from an unaffiliated lender. The funding of these loans is to occur in early 1998. The mortgage loan secured by Cobbler Crossing will have a term of seven years and, prior to maturity date, will require payments of interest only, fixed at 7.00%. The mortgage loan secured by Shorecrest Shopping Center will have a term of five years and, prior to maturity date, will require payments of interest only, fixed at 7.10%.

         The Advisor has agreed to pay all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. As of December 31, 1997, organizational and offering costs associated with the third offering did not exceed either of these limitations.

RESULTS OF OPERATIONS

         As of December 31, 1997, subscriptions for a total of 25,026,140 Shares had been received in the "best-efforts" offering resulting in $249,231,797 in Gross Offering Proceeds, which includes the Advisor's capital contribution of $200,000 and Shares purchased through the DRP. At December 31, 1997, the Company owned thirty-six Neighborhood Retail Centers and eight single-user retail properties.

         Total income for the years ended December 31, 1997, 1996 and 1995 was $29,421,585, $6,327,734 and $1,180,422 respectively. The year to year increases were due to the purchase of additional properties. As of December 31, 1997, the Company had acquired forty-four properties, as compared to twenty-one properties as of December 31, 1996 and six properties as of



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December 31, 1995. The purchase of additional properties also resulted in increases in property operating expenses.

         The decrease in mortgage interest payable to Affiliates for the year ended December 31, 1996, as compared to the year ended December 31, 1995, is due to the payoff of the acquisition financing totaling $2,900,000.

         The increase in mortgage interest payable to non-affiliates for the year ended December 31, 1996, as compared to the year ended December 31, 1995, is due in part to the mortgage which was assumed as part of the purchase of Regency Point as well as financing secured by previously acquired properties.

         The increase in mortgage interest paid to Affiliates and non-affiliates for the year ended December 31, 1997, as compared to the year ended December 31, 1996, is due to an increase in the total amount of the Company's indebtedness. The mortgages payable totaled $106,589,710 as of December 31, 1997 as compared to $30,838,233 as of December 31, 1996.

         Interest income is the result of cash and cash equivalents being invested in short-term investments until a property is purchased.

         The increases in amounts paid for professional services and general and administrative expenses for the year ended December 31, 1997, as compared to the year ended December 31, 1996 and 1995, is due to an increase in the number of real estate assets owned by the Company. The increase in acquisition cost expenses is also due to an increase in the number of properties considered for acquisition by the Company.

SUBSEQUENT EVENTS

         In January 1998, the Company paid a distribution of $1,777,113 to the Stockholders.

         On January 2, 1998, the Company purchased the Woodfield Plaza Shopping Center from an unaffiliated third party for approximately $19,200,000. The property is located in Schaumburg, Illinois and contains approximately 177,418 square feet of leasable space. Its major tenants are Kohl's, Barnes & Noble and Linens 'N Things.

         On January 8, 1998, the Company purchased the Shops at Coopers Grove from an unaffiliated third party for approximately $5,700,000. The property is located in Country Club Hills, Illinois and contains approximately 72,518 square feet of leasable space. Its major tenant is Eagle Food Center.

         On January 15, 1998, the Company made a $600,000 paydown of the bonds secured by the Fashion Square property.



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         On January 22, 1998, the Company purchased the West Chicago Dominick's property from an unaffiliated third party for approximately $6,300,000. The property is located in West Chicago, Illinois and contains approximately 77,000 square feet of leasable space. Its sole tenant is Dominick's Finer Foods.

         In January 1998, the Company obtained additional financing secured by the Dominick's Glendale Heights and Riversquare Shopping Center properties totaling $7,150,000 from an unaffiliated lender. Loan fees totaling $53,625 were paid in connection with these mortgage loans. The mortgage loans have a term of seven years and, prior to maturity date, requires payment of interest only at a rate equal to 7% per annum on the loan secured by the Dominick's Glendale Heights and 7.15% on the loan secured by the Riversquare Shopping Center.

         On January 30, 1998, the Company purchased Maple Plaza from an unaffiliated third party for approximately $3,165,000. The property is located in Downers Grove, Illinois and contains approximately 31,298 square feet of leasable space. Its major tenants are J.C. Licht, Goodyear Tire & Rubber Co. and Copy Center.

         On February 2, 1998, the Company purchased Orland Park Retail from an unaffiliated third party for approximately $1,250,000. The property is located in Orland Park, Illinois and contains approximately 8,500 square feet of leasable space. Its major tenants are Video Update and All Cleaners.

         On February 10, 1998, the Company purchased the Lake Park Plaza from an unaffiliated third party for approximately $12,275,000. The property is located in Michigan City, Indiana and contains approximately 229,639 square feet of leasable space. Its major tenants are Wal-Mart and Roundy's.

         On February 23, 1998, the Company purchased the Homewood Plaza from an unaffiliated third party for approximately $1,936,300. The property is located in Homewood, Illinois and contains approximately 19,000 square feet of leasable space. Its major tenants are Super Trak Auto and Blockbuster Video.

         On February 23, 1998, the Company purchased the Wisner/Milwaukee Plaza from an unaffiliated third party for approximately $1,885,300. The property is located in Chicago, Illinois and contains approximately 14,677 square feet of leasable space. Its major tenants are Blockbuster and SpinCycle.

         On February 25, 1998, the Company purchased the Elmhurst City Center (including the Ruby Apparel Shop) for approximately $4,775,000. See "Certain Relationships and Related Transactions". The property is located in Elmhurst, Illinois and contains approximately 13,687 square feet of leasable space. Its major tenants are Ruby's Apparel Shop, Walgreens and Famous Footwear.



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         On March 4, 1998, the Company purchased the Mill Creek from an unaffiliated third party for approximately $11,360,000. The property is located in Palos Park, Illinois and contains approximately 102,433 square feet of leasable space. Its major tenant is Jewel Foods.

         On March 5, 1998, the Company purchased Oak Forest Commons from an unaffiliated third party for approximately $11,809,000. The property is located in Oak Forest, Illinois and contains approximately 103,860 square feet of leasable space. Its major tenant is Dominick's Finer Foods.

         On March 6, 1998, the Company purchased Prairie Square from an unaffiliated third party for approximately $3,100,000. The property is located in Sun Prairie, Wisconsin and contains approximately 35,755 square feet of leasable space. Its major tenants are Famous Footwear and Blockbuster Video.

         On March 26, 1998, the Company purchased Downers Grove Plaza from an unaffiliated third party for approximately $16,650,000. The property is located in Downers Grove, Illinois and contains approximately 102,385 square feet of leasable space. Its major tenant is Dominick's Finer Foods.

         On March 31, 1998, the Company purchased St. James Crossing Shopping Center from an unaffiliated third party for approximately $7,477,000. The property is located in Westmont, Illinois and contains approximately 46,769 square feet of leasable space. Its major tenants are Nevada Bob's and Cucina Roma.

         On March 31, 1998, the Company purchased Chestnut Court Shopping Center from an unaffiliated third party for approximately $16,144,000. The property is located in Darien, Illinois and contains approximately 170,047 square feet of leasable space. Its major tenant is Steinmart.

         On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.



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                        FEDERAL INCOME TAX CONSIDERATIONS

         The Company has been organized and intends to operate in a manner that will permit it to continue to qualify as a REIT under the applicable provisions of the Code and Regulations (the "REIT Requirements") and receive the beneficial tax treatment described below. However, no assurance can be given that the activities and operations of the Company will allow it to continue to meet the REIT Requirements, which are highly technical and complex. The following sets forth the rules with which the Company must comply in order to qualify for treatment as a REIT for tax purposes, the federal income tax consequences to the Company and its Stockholders from the Company's status as a REIT and all material federal income tax consequences to an investor in the Offering. The discussion is qualified in its entirety by the applicable REIT qualification provisions contained in the Code, the rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Shefsky & Froelich Ltd. has acted as tax counsel to the Company in connection with the organization of the Company and its election to be taxed as a REIT for federal income tax purposes and has rendered the opinion set forth below. The tax implications of an investment in the Company's shares is set forth in "--Taxation of Stockholders" in this Section. Each prospective purchaser of

Shares, however, is urged to consult his tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of Shares which may be to his particular tax situation.

         In general, a corporation that invests primarily in real estate can qualify as a REIT, if it complies with the detailed REIT provisions in Code Sections 856-860, and as a REIT can claim tax deductions for the dividends it pays to its stockholders. Such a corporation is, therefore, generally not taxed on its "REIT taxable income" to the extent such income is currently distributed to stockholders, thereby substantially eliminating the "double taxation" that to which a corporation is generally subject. However, as discussed in greater detail below, such an entity could be subject to tax in certain circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including a reduction in cash available for distribution to the Stockholders. See "--Taxation of the Company--Failure to Qualify" in this Section. The Company represents that it filed the election to be recognized as a real estate investment trust with its tax return for the year ending December 31, 1995, which tax return was filed on a timely basis. The Company intends to continue operating in a manner that permitted it to elect REIT status beginning with its taxable year ending December 31, 1995 and to continue to maintain this status in each taxable year thereafter so long as REIT status remains advantageous to the Company and the Stockholders.

         Shefsky & Froelich Ltd. is of the opinion that as of March 31, 1998, and based on the assumptions and representations described in this Section and throughout the Prospectus, that the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31, 1995 and that its prior, current and anticipated methods of operation (as described in this Prospectus and represented by the Company and its management) has enabled and will enable it to continue to satisfy the REIT Requirements. This opinion has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and is based and conditioned on various assumptions and representations as to certain factual matters made by the Company and the Advisor to Shefsky & Froelich Ltd. The Company's qualification and



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taxation as a REIT will depend upon the Company's ability to meet the REIT Requirements, through the operation of its current properties and those properties it acquires in the future. Shefsky & Froelich Ltd. will not review compliance with these tests on a continuing basis after the initial effectiveness date of the Registration Statement or issue additional opinions unless expressly requested to do so. Accordingly, no assurance can be given that the actual operating results of the Company will allow the Company to satisfy the REIT Requirements in each tax year. In addition, this opinion represents counsel's legal judgment and is not binding on the Service.

         Management of the Company and the Advisor currently expects that the Company has operated and will continue to operate in a manner that permits the Company to elect, and that it has elected, REIT status for its taxable year ending December 31, 1995, and each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company's ability to continue to satisfy numerous asset, income and distribution tests described below, which in turn will be dependant on part on the Company's operating results.

         Additionally, under the Taxpayer Relief Act of 1997 ( the "1997 Act"), various changes have been made to the treatment of REITs effective for taxable years beginning after August 5, 1997. For the Company, these provisions are effective for the tax year beginning January 1, 1998. See"-1997 Taxpayer Relief Act of 1997-Significant REIT provisions."

TAXATION OF THE COMPANY

         General. In any year in which the Company qualifies as a REIT and has a valid election in place, it will claim deductions for the dividends it pays to the Stockholders, and therefore will not be subject to federal income tax on that portion of its "REIT taxable income" or capital gain which is, in effect, distributed to the Stockholders. The Company will, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed.

         Although the Company, if it maintains REIT status, can eliminate (or substantially reduce) its federal income tax liability by maintaining its REIT status and paying sufficient dividends, the Company could be subject to tax on certain items of income. If the Company fails to satisfy either the 95% Test or the 75% Test (as defined below), yet maintains its REIT status by meeting other requirements, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 95% Test or the 75% Test. The Company will also be subject to a 100% tax on the net income from any "prohibited transaction," as described below. In addition, if the Company fails to annually distribute at least the sum of: (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior years, it would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. The Company may also be subject to the corporate alternative minimum tax. Additionally, the Company will be subject to tax at the highest corporate rate on any non-qualifying income from "foreclosure property," although the Company will not own any "foreclosure property" unless it makes loans secured by interests in real property and forecloses on the property following a default on the loan.



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Any tax the Company pays due to any of the aforementioned provisions will reduce the cash available to pay dividends.

         If the Company acquires any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the transferor corporation (or if a REIT such as the Company holds such an asset beginning on the first day of the first taxable year for which the Company qualifies as a
REIT), and the Company recognizes gain on the disposition of such an asset during the 10-year period beginning on the date on which such asset was acquired by the Company (or the date that the Company first qualified as a REIT) (the "Recognition Period"), then, pursuant to guidelines to be issued by the Service, the excess of the fair market value as of the beginning of the applicable Recognition Period over the Company's adjusted basis in such asset at the beginning of such Recognition Period will be subject to tax at the highest regular corporate tax rates.

         REIT Qualification Tests. The Code defines a REIT as a corporation, trust or association:

                  (i)      that is managed by one or more trustees or directors;

                  (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

                  (iii) that would be taxable as a domestic corporation but for its status as a REIT;

                  (iv) that is neither a financial institution nor an insurance company;

                  (v) the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

                  (vi) at all times during the second half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer persons or entities; and

                  (vii) the Gross Income, Asset and Distribution Tests, described in greater detail below, are met.

         Conditions (i) through (iv) and (vii) must be met during each taxable year for which REIT status is sought while conditions (v) and (vi) do not have to be met until after the first taxable year for which a REIT election is made.

         Although the Voting Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity, the Code provides an exception for ownership of voting stock in a qualified REIT subsidiary (a "QRS"), a corporation that is wholly-owned by a REIT



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throughout the subsidiary's existence. For purposes of the Asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a QRS are treated as belonging to the REIT. A QRS is not subject to federal income tax, but may be subject to state or local tax. The Company may in the future hold direct or indirect interests in one or more partnerships or joint ventures. In general, a partnership is not subject to federal income tax and instead, allocates its tax attributes to its partners. The partners are subject to tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement. In addition, for purposes of the Asset and Income Tests, the Company will be deemed to own and earn (based on its capital interest) an undivided interest in each asset and a share of each item of gross income.

         The Company, in satisfying the general tests described above, must meet, among others, the following requirements:

         A. Share Ownership Tests. The Shares and any other capital stock the Company issues (with the Shares, "Capital Stock") must be held by at least 100 persons (determined without attribution to the owners of any entity owning Capital Stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of the Capital Stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning Capital Stock). However, these two requirements do not apply until after the first taxable year an entity seeks REIT status. The Company represents that it: (i) has issued sufficient Capital Stock pursuant to the Offering to allow the Company to satisfy these requirements; (ii) did not admit investors as Stockholders until the admission allowed there to be sufficient Stockholders to meet these requirements; and
(iii) has thereafter admitted only those Stockholders that allow the Company to continue to meet these requirements. In addition, the Company's Articles contain provisions restricting the transfer of Capital Stock, which provisions are intended to assist the Company in satisfying these requirements and the Company utilizes computerized systems designed to prevent violations of these requirements. Furthermore, the Distribution Reinvestment Program contains provisions that prevent its operations from causing a violation of these tests as do the terms of the options granted to the Independent Directors and the terms of the Soliciting Dealer Warrants. Moreover, the Company maintains records which disclose the actual ownership of the outstanding Capital Stock, and the Company has demanded and will demand written statements each year from the record holders of 5% or more of the Capital Stock disclosing the beneficial owners thereof. Those Stockholders failing or refusing to comply with the Company's written demand are required by the Code and the Articles to submit, with their tax returns, a similar statement disclosing the actual ownership of Capital Stock and certain other information. See "Description of Securities--Restrictions on Transfer."

         B. Asset Tests. The Company must satisfy, on the last day of each calendar quarter, two tests based on the composition of its assets. After initially meeting the Asset Tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter if it did not acquire any additional assets and the failure is due solely to changes in the value of its existing assets. In addition, if the failure to satisfy the Asset Tests results



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from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to insure compliance with the Asset Tests, and will take such other actions as may be required to cure any non-compliance.

                  1. 75% Asset Test. At least 75% of the value of the Company's total assets must be represented by "real estate assets," cash, cash items (including receivables from the operations of the Company) and government securities (the "75% Asset Test"). Real estate assets include interests in real property (including undivided interests in real property, leaseholds of land and options to acquire land), interests in mortgages on real property, shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one year period beginning on the date the REIT received the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. The Company owns the properties, and the Company represents that the purchase contracts apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code to reflect the fair market value of such non-real estate assets. In addition, the Company represents that it does not and will not rent personal property to any tenant at any property, and has maintained and will maintain depreciation schedules which corroborate this representation. In addition, the Company has and will invest funds not used to acquire properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow it to qualify under the 75% Asset Test. Therefore, the Company's investment in the properties will constitute "real estate assets" and should allow the Company to meet the 75% Asset Test.

                  2. Limitation Tests. The remaining 25% of the Company's assets generally may be invested without restriction, although if invested in securities, such securities may not exceed either: (i) 5% of the value of the Company's total assets as to any one non-government issuer; or (ii) 10% of the outstanding voting securities of any one issuer. A partnership interest held by a REIT is not considered a "security" for purposes of these tests. The Company represents that as of the date hereof, it does not own any stock or securities of any other company, and will not acquire securities which would cause the Company to violate these limitation tests.

         If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," within the meaning of Section 856(i) of the Code, that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities, and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and such items of the REIT itself. A "qualified REIT subsidiary" is a corporation all of the capital stock of which has been owned by the REIT from the commencement of such corporation's existence. Pursuant to the 1997 Tax Act, an existing corporation, all of the capital stock of which is owned by the REIT, could be a "qualified REIT subsidiary" so long as the acquired corporation is considered to have liquidated for federal income tax purposes and any pre-acquisition earnings and profits are distributed before the end of the REIT's taxable year. Any corporation formed directly by the Company to act as a general partner in any partnership will be



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a qualified REIT subsidiary and thus all of its assets, liabilities, and items of income, deduction and credit will be treated as assets, liabilities, and items of income, deduction and credit of the Company.

         C. Gross Income Tests. The Company must satisfy for each calendar year three separate tests based on the composition of its gross income, as determined under its method of accounting. For purposes of these tests, if the Company invests in a partnership, it will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership.

                  1. The 75% Gross Income Test (the "75% Test"). At least 75% of the Company's gross income for the taxable year must constitute "rents from real property" (as defined below), interest on obligations secured by real property mortgages, gains from the sale of interests in real property and real estate mortgages (other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business), dividends from other qualifying REITs, certain other investments relating to real property or mortgages thereon, and, for a limited time, income from the investment of new capital. Income will qualify as attributable to the temporary investment of "new capital" if the income is attributable to the ownership of a stock or debt instrument, but only during the one year period beginning on the date the REIT receives such "new capital." New capital is defined as amounts received in exchange for the issuance of stock (other than amounts received pursuant to a dividend reinvestment plan) or a public offering of debt obligations which have a maturity of at least five years. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 75% Test.

         Income attributable to a lease of real property will generally qualify as "rent from real property" under the 75% Test (and the 95% Test described below) subject to the rules discussed below:

                            (i) Rent from a particular tenant will not qualify if the Company, or an owner of 10% or more of the stock of the Company, directly or indirectly owns 10% or more of the stock, assets or net profits of the tenant.

                           (ii) The portion of rent attributable to personal property rented with real property will not qualify unless the portion attributable to personal property is 15% or less of the total rent received under the lease.

                          (iii) Rent will not qualify if it is based in whole, or in part, on the income or profits of any person. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.



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                           (iv) Rental income will not qualify if the Company furnishes or renders services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

         The Company represents that:

                            (i) The leases provided to Counsel represent the only arrangements between the Company and tenants with regard to the rental of the properties or any portion thereof;

                           (ii) It has not and will not directly or indirectly own 10% or more of any tenant that leases space in the properties;

                          (iii) The portion of any payments received under each lease which are attributable to personal property constitutes less than 15% of the total rent received under such lease, and the depreciation schedules maintained for each property corroborate this representation;

                           (iv) It has not and will not charge rent that is based on the income or profits of any person in certain properties and that the percentage rent clauses, if any, in its current leases are not intended to provide the Company with a prohibited share of income or profits; and

                            (v) Services received by tenants in connection with their leases to the properties are usually or customarily rendered in connection with the rental of space, and therefore the provision of these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% and 95% Tests. The Company intends to hire "independent contractors" to render services which it believes are not "usually or customarily rendered" in connection with the rental of space, including physical development or redevelopment activities.

                  2. The 95% Gross Income Test (the "95% Test"). In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not Dealer Property (as defined below). Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Test, but not under the 75% Test. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 95% Test. For purposes of determining whether the Company complies with the 75% and 95% Tests, gross income does not include income from prohibited transactions.



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         The Company's share of income from the properties will primarily give rise to rental income qualifying under the 75% and 95% Tests, and gains on sales of the properties, substantially all of which will generally qualify under the 75% and 95% Tests. The Company's anticipated operations indicate that it is unlikely that the Company will have sufficient, if any, non-qualifying income to cause adverse consequences. The Company represents that the only income it has received has been from the leases entered into with tenants at the properties, and interest income from the investment of amounts not otherwise invested in properties.

         If the Company fails to satisfy either the 75% or 95% Tests for any taxable year, it may retain its status as a REIT for such year if the failure was due to reasonable cause and not due to willful neglect, the Company attached to its return a schedule of the sources of its income, and any incorrect information on the schedules was not due to fraud. If this relief provision was available, the Company would remain subject to tax with respect to the excess net income.

         D. Annual Distribution Requirements (the "Distribution Test"). In addition to the other tests described above, the Company is required to distribute dividends (other than capital gain dividends) to the Stockholders each year in an amount at least equal to the difference between: (i) the sum of:
(a) 95% of the Company's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain); and (b) 95% of the net income (after tax), if any, from foreclosure property; and (ii) the sum of certain items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if the Company files an election before it timely files its tax return for such year and if paid on or before the first regular Distribution payment after such declaration. If the Company fails to meet the Distribution Test as a result of an adjustment to the Company's tax return by the Service, the Company may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Service) within a specified period. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed portion.

         The Company intends to pay sufficient dividends each year to satisfy the Distribution Test. See "Investment Objectives and Policies--Distributions." It is possible that the Company may not have sufficient cash or other liquid assets to meet the Distribution Test due to tax accounting rules and other timing differences. The Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary to comply with the Distribution Test, will borrow funds to provide cash flow needed to satisfy the distribution requirement. The Company represents that to date, it has distributed dividends in excess of its real estate investment trust taxable income, which thereby has allowed it to meet the Distribution Test.

         Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.



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         Prohibited Transactions. As discussed above, the Company will be subject to a 100% tax on any net income from "prohibited transactions." Net income from a prohibited transaction arises from the sale or exchange by a REIT of property held for sale to customers in the ordinary course of its trade or business ("Dealer Property") unless such property is foreclosure property. In addition, there is an exception for certain sales of Dealer Property so long as the property sold: (i) is a real estate asset under the 75% Asset Test; (ii) has been held for at least four years; (iii) has capitalized expenditures not in excess of 30% of the net sales price; (iv) was held for production of rental income for at least four years; and (v) when combined with other sales in the year, does not cause the REIT to have made more than seven sales of Dealer Property during the taxable year. Although the Company will eventually sell each of the properties, its primary intention in acquiring and operating the properties is the production of rental income and it does not expect to hold any property for sale to customers in the ordinary course of its trade or business.

TAXATION OF STOCKHOLDERS

         Taxation of Taxable Domestic Stockholders. As long as the Company qualifies as a REIT, Distributions paid to the Company's taxable domestic Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the Stockholder, reducing the Stockholder's tax basis in its Shares by the amount of such distribution. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each Distribution will constitute a tax-deferred return of capital. Distributions in excess of the Stockholder's tax basis are taxable as capital gains, although the adjustment in tax basis will result in increased gain or decreased loss upon the sale of the Shares.

         Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a Stockholder's current or suspended passive losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends unless the Company loses its REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year). However, corporate Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Although Stockholders generally recognize taxable income in the year that a Distribution is received, any Distribution declared by the Company in October, November or December of any year and payable to a Stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Stockholder on December 31 of the year it was declared even if paid by the Company during January of the following calendar year. Because the Company is not a pass-through entity for tax purposes, Stockholders may not use any operating or capital losses of the Company to reduce their tax liabilities.

         In general, the sale of Shares held for more than 12 months will produce long-term capital gain or loss, while all other sales will produce short-term gain or loss, in each case with the gain or loss equal to the difference between the amount of cash received form the sale and the Stockholder's



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adjusted tax basis in the Shares sold. However, any loss from a sale or exchange of Shares by a Stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company that the Stockholder treated as long-term capital gains. In addition, please note that Distributions in excess of earnings and profits that reduce a Stockholder's basis will increase the gain or decrease the loss upon the sale of Shares.

         Backup Withholding. The Company will report to its domestic Stockholders and to the Service the amount of dividends paid during each calendar year, and the amount (if any) of tax it withheld. A Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A Stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding can be credited against the Stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Stockholders who fail to certify their non-foreign status to the Company.
See "--Taxation of Foreign Stockholders" in this Section.

         Taxation of Tax-Exempt Stockholders. Distributions by the Company to a Stockholder that is a tax-exempt entity should not constitute UBTI unless the tax-exempt entity borrows funds to acquire its Shares (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of the Shares), or the Shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

         Notwithstanding the foregoing, if the Company constitutes a "Pension-Held REIT", Qualified Plans that hold 10% or more of the Shares could recognize UBTI even without incurring debt to acquire Shares. The Company will constitute a Pension-Held REIT if either: (i) at least one Qualified Plan holds more than 25% (by value) of the Shares; or (ii) one or more Qualified Plans (each of which owns more than 10% by value of the Shares) hold an aggregate of more than 50% (by value) of the Shares. If the Company constitutes a Pension-Held REIT, then a portion of the dividends received by any Qualified Plan that holds 10% or more of the Shares will constitute UBTI based on the ratio of the Company's gross income (less allowable deductions) which is considered UBTI itself, bears to the Company's total gross income (less allowable deductions). Notwithstanding the foregoing, the Ownership Limit contained in the Articles should prevent the Company from unintentionally constituting a Pension-Held REIT because no Stockholder, whether a Qualified Plan or otherwise, is permitted to own more than 9.8% (by value) of the Shares without requesting and obtaining prior Board approval.

         Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Foreign Stockholders"). Prospective Foreign Stockholders should consult their own tax advisors to determine the impact of United States, state, and local income tax laws on an investment in the Company, including any



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reporting requirements, as well as the tax consequences in other countries in which they are subject to tax.

         In general, Foreign Stockholders will be subject to regular U.S. income tax with respect to their investment in the Company if the investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate Foreign Stockholder that receives income that is treated as effectively connected with a U.S. trade or business may also be subject to the "branch profits tax" under Code Section 884. The following discussion applies to Foreign Stockholders whose investment in the Company is not considered "effectively connected."

         Generally, any dividend that constitutes ordinary income for tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the dividend or the rate in an applicable tax treaty. A Distribution in excess of the Company's earnings and profits is treated first as a return of capital that will reduce a Foreign Stockholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, subject to the rules discussed below for dispositions.

         Distributions by the Company that are attributable to gain from the sale or exchange of a U.S. real property interest are taxed to a Foreign Stockholder as if the Distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Foreign Stockholder will be taxed at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions.

         Although tax treaties may reduce the Company's withholding obligations, the Company will generally be required to withhold from dividends to Foreign Stockholders, and remit to the Service, 34% of designated capital gain dividends and 30% of ordinary dividends paid out of earnings and profits. In addition, if the Company designates prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for purposes of withholding. If the amount of tax withheld by the Company with respect to a distribution to a Foreign Stockholder exceeds its U.S. tax liability with respect to such distribution, the Foreign Stockholder may file for a refund of such excess from the Service. The 34% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 28% maximum rate on capital gains of individuals.

         Unless the Shares constitute a U.S. real property interest under Code
Section 897, a sale of Shares by a Foreign Stockholder generally will not be subject to U.S. income taxation. The Shares will not constitute a U.S. real property interest if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Foreign Stockholders. It is currently anticipated that the Company will be a domestically controlled REIT, and therefore that the sale of Shares will not be subject to such taxation. However, because the Shares may be publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT.



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Notwithstanding the foregoing, capital gain not subject to such rules will be taxable to a Foreign Stockholder if the Foreign Stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. If the Company did not constitute a domestically-controlled REIT, whether a Foreign Stockholder's sale of stock would be subject to tax as a sale of a U.S. real property interest would depend on whether the Shares were "regularly traded" on an established securities market and on the size of the selling Stockholder's interest in the Company. If the gain on the sale of Shares was subject to taxation under these rules, the Foreign Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, Distributions that are treated as gain from the disposition of stock and are subject to tax under Code
Section 897 may also be subject to a 30% branch profits tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions. In any event, a purchaser of Shares from a Foreign Stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if the Company is a domestically-controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Service.

         If the proceeds of a disposition of Shares are paid by or through a U.S. office of a broker- dealer, the payment is subject to information reporting and to backup withholding unless the disposing Foreign Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non- U.S. office of a non-U.S. broker-dealer. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if (i) the payment is made through an office outside the U.S. of a broker-dealer that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S. or (c) a "controlled foreign corporation" for U.S. federal income tax purposes, and (ii) the broker-dealer fails to initiate documentary evidence that the Stockholder is a Foreign Stockholder and that certain conditions are met or that the Foreign Stockholder otherwise is entitled to an exemption.

OTHER TAX CONSIDERATIONS

         Company - Purchase with Shares. If the Company acquires properties with Shares, the Company, will not have any gain or loss on the issuance of its Shares in return for such properties, regardless of the tax consequences for the seller. If the transaction is structured as a tax-free transaction for the seller, such as a merger, the Company will take a carry-over basis for tax purposes in the assets. Such a carry-over basis will produce a lower basis for purposes of depreciation then would arise if the Company acquired the real estate in a taxable transaction, in which event, the Company's basis in the acquired property would be the same as if the property was purchased outright. This lower basis will result in lower depreciation deductions on an annual basis which, all things equal, will increase the Company's income, and, therefore, increase the amount of



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distributions the Company must pay in order to maintain its status as a REIT as compared to the effects on income and distributions had the property been acquired in a taxable transaction. In addition, if the Company acquires the property in a tax-free transaction, the rules described above regarding Section 1374 will apply, and, therefore, the Company will only acquire those properties which it intends to hold for more than ten (10) years.

         Distribution Reinvestment Program. Stockholders who purchased Shares pursuant to the Company's Prior Offerings as well as Stockholders who purchase shares in the Offering and participate in the Distribution Reinvestment Program will recognize taxable dividend income on the value of the Shares received, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. See "--Taxation of Stockholders" in this Section. Capital Stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution.

         State and Local Taxes. The Company and its Stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective Stockholders should consult their own tax advisors regarding the effect of state and local tax laws on a investment in the Shares of the Company.

TAXPAYER RELIEF ACT OF 1997 - SIGNIFICANT REIT PROVISIONS

         The 1997 Tax Act including various changes to the tax treatment of REITs effective for taxable years beginning after August 5, 1997. In the case of the Company, these provisions will be effective beginning January 1, 1998. Set forth below is a summary of these changes.

         Alternative Penalties for Failure to Ascertain Ownership. Under the 1997 Tax Act, the rule that disqualifies a REIT for any year in which the REIT failed to comply with regulations to ascertain its ownership has been replaced with an intermediate penalty of $25,000 ($50,000 for intentional violations) for any year in which the REIT did not comply with the ownership regulations. In addition, a REIT that complied with the regulations for ascertaining its ownership, and which did not know, or have reason to know, that it was so closely held as to be classified as a personal holding company would not be treated as a personal holding company.

         De Minimis Rule for Tenant Service Income. Under the 1997 Tax Act, a REIT is allowed to render a de minimis amount of impermissible services to tenants, including managing or operating the property, and still treat amounts received with respect to that property as rent, as long as the amount received with respect to the impermissible services or management does not exceed one percent of the REIT's gross income from the property. These services must not be valued at less than 150 percent of the REIT's direct cost of the services.



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         Attribution Rules. Under the 1997 Tax Act, for purposes of determining
(i) whether a tenant is a "Related Party Tenant" and (ii) whether a party is an independent contractor, a partner's ownership only is attributed to a partnership if the partner owns a 25% or greater interest in the capital or profits of that partnership.

         Election to Retain and Pay Tax on Retained Capital Gains. The 1997 Tax Act permits a REIT to elect to retain and pay income tax on net long-term capital gains it received during the tax year. If a REIT makes this election, the REIT shareholders include in their income as long-term capital gains their proportionate share of the long-term capital gains as designated by the REIT. Also, the shareholder will be deemed to have paid a proportionate share of the tax, which could be credited or refunded to the shareholder. The shareholder's basis in its shares is increased by the amount of the undistributed long-term capital gains (less the proportionate amount of capital gains tax paid by the REIT) included in the shareholder's long-term capital gains.

         Repeal of 30-Percent Gross Income Requirement. The 1997 Tax Act repeals the 30 percent gross income requirement ("30% test"). The 30% test required the Company to derive less than 30% of its gross income for each taxable year from the sale or other disposition of: (i) real property held less than four years (other than foreclosure property and property disposed of through involuntary conversions); (ii) stock or securities held for less than one year; and (iii) property in a prohibited transaction. With the repeal of the 30% test, the Company is no longer subject to the above restraints.

         Non-REIT Earnings and Profits. The 1997 Tax Act changes the ordering rule for purposes of the requirement that newly-electing REITs distribute earnings and profits that were accumulated in non-REIT years such that distributions of accumulated earnings and profits generally would be treated as made from the entity's earliest accumulated earnings and profits.

         Treatment of Foreclosure Property. The 1997 Tax Act lengthens the grace period for foreclosure property to three taxable years following the election and allows for the possibility of an additional three year extension by filing a request with the Service. Additionally, a REIT may revoke an election to treat property as foreclosure property for any taxable year.

         Payments Received under Hedging Instruments. The 1997 Tax Act treats income and gain from all hedges that reduce the interest rate risk associated with REIT liabilities as qualifying income under the 95% gross income test.

         Excess Non-Cash Income. The 1997 Tax Act (i) expands the class of excess noncash items that are not subject to the 95% distribution requirement to include income from the cancellation of indebtedness, and (ii) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs using the accrual method.

         Prohibited Transaction Safe Harbor. The 1997 Tax Act excludes from the prohibited sales rules any property that was involuntarily converted.



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         Shared Appreciation Mortgages. The 1997 Tax Act provides that interest received on a shares appreciation mortgage is not subject to the tax on prohibited transactions where the property subject to the mortgage is sold within four years of the REIT's acquisition of the mortgage pursuant to a bankruptcy plan of the mortgagor unless the REIT, when it acquired the mortgage, knew or had reason to know that the property subject to the mortgage would be sold in a bankruptcy proceeding.

         Qualified REIT Subsidiaries. The 1997 Tax Act permits any corporation wholly-owned by a REIT to be treated as a qualified REIT subsidiary, regardless of whether the corporation has always been owned by the REIT. However, if the REIT acquires an existing corporation, such corporation is treated as if it had been liquidated at the time of acquisition by the REIT and then reincorporated, so that any pre-REIT built-in gains will be taxed. In addition, any pre-REIT earnings and profits of the subsidiary must be distributed before the end of the REIT's taxable year.



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                              ERISA CONSIDERATIONS

         The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Code Section 4975 that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Code Section 4975, and governmental plans and church plans that are exempt from ERISA and Code Section 4975 but that may be subject to state law requirements) in light of their particular circumstances.

         In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan ("Plan"), fiduciaries of the Plan should consider, among other things whether the investment: (i) will be in accordance with the documents and instruments covering the investments by such Plan; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"); (iv) will provide sufficient liquidity; and (v) is prudent under the general ERISA standards. In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a designated Plan fiduciary considering an investment in the Shares should also consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

         The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Code Section 4975 and permitted under applicable state law.

         The Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") which provide guidance on the definition of "plan assets" under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly-offered security as a security that is "widely-held", "freely-transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act (provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred).



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The Shares are being sold in an offering registered under the Act and will be registered under the Exchange Act.

         The DOL Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares are held by over 100 independent investors and therefore are currently considered "widely-held."

         The DOL Regulations provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely-transferable. The DOL Regulations provide that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect whether securities are freely transferable. The Company believes that the Ownership Limit imposed under the Articles on the transfer of the Shares are designed to prevent violations of the five-or-fewer rule (which would cause a termination of REIT status for tax purposes) or which are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable." The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not freely-transferable.

         Assuming that the Shares are "widely-held," the Company believes that the Shares will be "publicly offered securities" for purposes of the Regulations and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.


                            DESCRIPTION OF SECURITIES

GENERAL

         The Company is authorized to issue 106,000,000 shares of capital stock comprised of 100,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 6,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). The Common Stock offered hereby are duly authorized, fully-paid and nonassessable when issued for the consideration contemplated herein. As of the date of this Prospectus, the Company has issued 35,855,795 shares of Common Stock, reserved 625,000 shares of Common
Stock for issuance pursuant to the exercise of options for warrants granted or issued by the Company; reserved 433,370 shares of Common Stock for issuance pursuant to the exercise of options for warrants granted or issued by the Company in Prior Offerings; and reserved an additional 2,000,000 shares of Common Stock for issuance pursuant to the Company's Distribution Reinvestment Program.



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         Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Common Stock is not convertible or subject to redemption at the option of the Company. The Common Stock is entitled to one vote per share and shares do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Common Stock, the Stockholders are entitled to Distributions in such amounts as may be declared by the Board from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding Preferred Stock.

         The Company may, at the discretion of the Board, authorize the listing of the Common Stock on a national securities exchange or market. The Company does not intend to list the Common Stock prior to the termination of this Offering. However, the Company anticipates that by 1999 it will apply to have the Common Stock listed, or included on the Nasdaq National Market subject to the Company meeting the applicable listing requirements and the Board determining that such action is in the best interest of the Company.

         The Directors, without further action by the Stockholders, are authorized to issue up to 6,000,000 shares of Preferred Stock in one or more series and to determine and fix, as to any series, all the relative rights and preferences of shares including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, if any, voting rights, if any, dividend rights and preferences on liquidation.

         The Company intends to issue the shares and Soliciting Dealer Warrants (including the shares issuable on exercise of the warrants) as described below, although it may from time to time issue other securities through public offerings or private placements. The Company may also issue shares of either Common Stock or Preferred Stock in whole or partial payment for a property if, in the judgment of the Board, such a transaction would be advantageous to the Company.

         All Shares will be fully transferable upon payment of consideration set forth herein, subject only to restrictions which would cause loss of REIT status. See "--Restrictions on Transfer" in this Section. However, each person acquiring Shares must notify the Company of any such transfer and provide his or her name, address, taxpayer identification number, number of Shares acquired, Service Form W-9 and the name of the transferor Stockholder prior to any share transfer being recorded on the books and records of the Company. Additionally, the transferee Stockholder must present the stock certificate representing such shares or an affidavit of lost certificate. Such properly executed documentation must be presented one calendar month prior to the last date of the current quarter to be effective as of the first day of the next quarter. Failure to provide such information could result in a transfer not being recognized by the Company on a timely basis.



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SOLICITING DEALER WARRANTS

         The Company has agreed to issue and sell to the Dealer Manager, one warrant to purchase one Share for every 40 Shares sold by the Dealer Manager (the "Soliciting Dealer Warrants") up to a maximum of 625,000 warrants to purchase an equivalent number of Shares. The Dealer Manager has agreed to pay the Company $0.0008 for each Soliciting Dealer Warrant. These warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this Offering. The Dealer Manager may retain or reallow Soliciting Dealer Warrants to Soliciting Dealers except where prohibited by either federal or state securities laws. The Company will not issue Soliciting Dealer Warrants to the Dealer Manager, and the Dealer Manager will not transfer Soliciting Dealer Warrants, in connection with the sale of Shares to residents of the States of Minnesota, Nebraska, South Carolina, Tennessee or Texas.

         The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $13.20 (120% of the public offering price per Share) during the time period beginning from the date the Soliciting Dealer Warrants are issued and ending on April 6, 2003 (the "Exercise
Period"). A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code.

         The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of Shares or the issuance to Stockholders of rights, options or warrants entitling them to purchase Shares or securities convertible into Shares. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a person. A copy of the Warrant Purchase Agreement is included as an exhibit to this Registration Statement.

         Holders of Soliciting Dealer Warrants do not have the rights of Stockholders and may not vote on Company matters and are not entitled to receive Distributions.



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ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

         The Directors are authorized to issue additional shares or convertible securities for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of the Company without approval of the holders of such outstanding securities. The Directors may cause the Company to issue debt obligations with conversion privileges into more than one class of capital stock. The Directors may issue debt obligations with conversion privileges on such terms and conditions as the Directors may determine whereby the holders thereof may acquire Shares. Subject to certain restrictions, the Directors may also cause the Company to issue warrants, options and rights to buy Shares on such terms as they deem advisable (notwithstanding the possible dilution in the value of the outstanding Shares which may result from the exercise of such warrants, options or rights to buy Shares) as part of a ratable issue to Stockholders, as part of a public or private offering or as part of a financial arrangement with parties other than the Advisor or Directors, officers or employees of the Company or the Advisor.

RESTRICTIONS ON TRANSFER

         For the Company to qualify as a REIT under the Code, Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

         Since the Board believes it is essential for the Company to continue to qualify as a REIT, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of any class of the issued and outstanding stock of the Company. The Directors, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Directors and upon other conditions as the Directors may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give written notice to the Company of the proposed transfer no later than 15 days prior to any transfer which, if effected, would result in the intended transferee owning shares in excess of the Ownership Limit. The Directors may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of Shares that would: (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit; (ii) result in the Shares being owned by fewer than 100 persons; or (iii) result in the Company being "closely-held" within the meaning of Code Section 856(b), shall be null and void, and the intended transferee will acquire no right to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Directors determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.



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         Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Company to become "closely-held" under Code Section 856(b) that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"). Upon the Company determining the existence of Excess Shares, it shall make a demand upon such Stockholders to sell such Excess Shares. Within 30 days after the Company requests such holder to sell such Excess Shares, the Excess Shares shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of: (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the market price at the time of such devise or gift); and (b) the market price of the equity shares to which such Excess Shares relates on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 30 days after the later of: (i) the date of Transfer which resulted in such Excess Shares; and (ii) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Company does not receive a notice of such Transfer pursuant to the terms of the Articles but in no event later than a permitted Transfer pursuant to and in compliance with the terms of the Articles. If the Company accepts such offer, it shall be required to pay the full purchase price for such Shares within such 30 day period.

         All persons who own, directly or by virtue of the attribution provisions of the Code, more than 9.8% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give the Company written notice by January 31st of each year. In addition, each Stockholder shall, upon demand, be required to disclose to the Company in writing all information regarding the direct, indirect and constructive ownership of Shares as the Directors deem reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or a price which such holders might believe to be otherwise in their best interest.


                     SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

         Each Stockholder is bound by and deemed to have agreed to the terms of the Organizational Documents by his, her or its election to become a Stockholder. The Organizational Documents, consisting of the Articles and Bylaws, were reviewed and ratified by a majority of the Directors (including a majority of the Independent Directors) at the first meeting of the Board. The following is a summary of certain provisions of the Organizational Documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the Organizational Documents filed as Exhibits to the Company's Registration Statement.



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CERTAIN ARTICLE AND BYLAW PROVISIONS

         Stockholders' rights and related matters are governed by the Maryland General Corporation Law ("MGCL"), the Articles and Bylaws. Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a person or group to obtain control of the Company.

STOCKHOLDERS' MEETINGS

         An annual meeting of the Stockholders will be held not less than 30 days after the delivery of the Company's annual report, but within six months after the end of each fiscal year, for the purpose of electing Directors and to transact such other business as may come before the meeting. A special meeting of the Stockholders may be called by the chief executive officer, a majority of the Directors or a majority of the Independent Directors, and must be called by an officer of the Company upon written request of the Stockholders holding in the aggregate not less than 10% of the outstanding shares of common stock. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Company must provide all Stockholders, within ten days after receipt of the request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. At any meeting of the Stockholders, each Stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares constitutes a quorum, and the requisite vote of the Stockholders on any particular issue submitted to Stockholders will be binding on all Stockholders even if all Stockholders do not approve or disapprove the proposal.

BOARD OF DIRECTORS

         The Articles and Bylaws provide that the number of directors of the Company may not be fewer than three nor more than nine, a majority of which will be independent. This provision may only be amended by a vote of a majority of the Board. A vacancy in the Board caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors (within the limits described above) may be filled by the vote of a majority of the remaining Directors. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors must nominate a replacement. Vacancies occurring as a result of the removal of a Director by Stockholders must be filled by a majority vote of the Stockholders. Any Director may resign at any time and may be removed with or without cause by the Stockholders owning at least a majority of the outstanding shares.

         Individuals nominated to serve as Directors must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type



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of assets being acquired by the Company. At least one of the individuals nominated to serve as an Independent Director must have at least three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

         Except as otherwise provided, all shares have equal voting rights. Stockholders are entitled to vote by written consent and do not have cumulative voting rights. The voting rights per share of equity securities of the Company (other than the shares) sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of the shares of the Company as the consideration paid to the Company for each privately offered Company share bears to the book value of each share.

         Directors are elected by the nominees receiving the highest number of total votes cast at a meeting or without a meeting, provided that a quorum is present (defined as a majority of the aggregate number of votes entitled to be cast thereon). Any or all Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an annual or special meeting. All other questions must be decided by a majority of the votes cast at a meeting. If no meeting is held, 100% of the Stockholders must consent in writing.

         Without approval of holders of a majority of the outstanding shares, the Directors may not: (a) amend the Articles, except for amendments which do not adversely affect the rights, preferences and privileges of the Stockholders, including amendments to provisions relating to Director qualification, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (b) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; (c) cause a merger or other reorganization of the Company; or (d) dissolve or liquidate the Company. For purposes of (b) above, a sale of all or substantially all of the Company's assets means the sale of two-thirds or more of the Company's assets based on the total number of properties or the current fair market value of these assets.

         With respect to shares owned by the Advisor, the Sponsor, the Directors or any Affiliate, neither the Advisor, the Sponsor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage and interest of shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and any Affiliate may not vote or consent, any shares owned by them shall not be included in the denominator.

         Each Stockholder entitled to vote may do so: (i) at a meeting in person or by written proxy received by the Board prior to the meeting signed by the Stockholder directing the manner in which he or she desires that his or her vote be cast; or (ii) without a meeting by a consent in writing signed by the Stockholder directing the manner in which he or she desires that his or her vote be cast. The



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written consent must be received by the Directors prior to the date the votes of the Stockholders are to be counted.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

         An alphabetical list of names, record addresses and business telephone numbers (if any) of all Stockholders with the number of shares held by each, is maintained as part of the books and records of the Company at the Company's principal office. This list is updated at least quarterly and is open for inspection by a Stockholder or his designated agent upon such Stockholder's request. The purpose for which a Stockholder may request a copy of the Stockholder list include: matters relating to the Stockholder's voting rights and the exercise of the Stockholders' rights under federal proxy laws. This list will be mailed to any Stockholder requesting the list within ten days of receipt of a request. The Company may impose a reasonable charge for expenses incurred in reproducing the list.

         If the Advisor or the Directors of the Company neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law and these Articles, the Advisor and the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

         Any Stockholder and any designated representative thereof is permitted access to all records of the Company at all reasonable times and may inspect and copy any of them. In addition, the books and records of the Company are open for inspection by state securities administrators upon reasonable notice and during normal business hours at the principal place of business of the Company.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

         The Articles may be amended by the affirmative vote of holders of a majority of the then outstanding shares, without the concurrence of the Directors. Unless otherwise stated in the Articles, the Bylaws may be amended in a manner not inconsistent with the Articles by a majority vote of the Directors, except that any amendment which requires greater than a majority vote of the Directors must be amended by the requisite vote and no Bylaw adopted by the Stockholders may



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be amended by the Directors if the provision of such Bylaw provides that it may not be amended without a Stockholder vote.

DISSOLUTION OR TERMINATION OF THE COMPANY

         The Company is an infinite-life REIT which may be dissolved pursuant to the procedures set forth in the MGCL at any time by the affirmative vote of a majority of the shares. However, the Company anticipates that, by 1999, the Board of Directors will determine whether it is in the best interests of the Company to: (i) apply to have the shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or (ii) commence subsequent offerings after completion of this Offering. If listing of the shares is not feasible by 1999, the Board may decide to: (a) sell the Company's assets individually; (b) list the shares at a future date to provide liquidity for Stockholders; or (iii) liquidate the Company within ten years of the date thereof.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

         The Bylaws provide that: (a) with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of Stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Stockholders, and nominations of persons for election to the Board may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) provided that the Board has determined that directors shall be elected at such meeting, by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

         The Articles require that certain exchange offers, mergers, consolidations or similar transactions involving the Company in which the Stockholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in this Prospectus be approved by all of the Independent Directors and by the holders of 662/3 of the shares, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Stockholders. In should be noted that standards such as "substantially longer life," "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Directors.

         In connection with a proposed Roll-Up, as defined below, an appraisal of all of the Company's assets must be obtained from a person with no current or prior business or personal relationship with the Advisor or the Directors. Further, the person must be engaged, to a substantial



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extent, in the business of rendering valuation opinions of assets held by the Company (an "Independent Expert"). The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, as defined below, and filed with the Commission and the state regulatory commissions as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company's assets must be appraised in a consistent manner and the appraisal must be based on an evaluation of all relevant information indicating the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal must assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert must clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to the Stockholders in connection with a proposed Roll-Up. A Roll-Up is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity, as defined below. A Roll-Up does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or traded through the Nasdaq National Market for at least twelve months; or (ii) a transaction involving the conversion of the Company to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Stockholders' voting rights; (b) the term and existence of the Company; (c) Sponsor or Advisor compensation; or (d) the Company's investment objectives. A Roll-Up Entity is a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

         Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

         (i) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in the Articles;

         (ii) reduce in the Stockholders' voting rights below those provided in the Articles;

         (iii) result in the Stockholders having greater liability than as provided in the Articles;

         (iv) result in the Stockholders having rights to receive reports that are less than those provided in the Articles;

         (v) result in the Stockholders having access to records that are more limited than those provided in the Articles;

         (vi) include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity



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                  (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

         (vii) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the shares held by that investor;

         (viii) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Articles; or

         (ix) place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Stockholders;

provided, however, that the Company may participate in a proposed Roll-Up if the Stockholders would have rights and be subject to restrictions comparable to those contained in the Articles, with the prior approval of a majority of the Stockholders.

         Stockholders who vote "no" on the proposed Roll-Up must have the choice of:

         (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

         (ii)     one of either:

                  (a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or

                  (b) receiving cash in an amount equal to the Stockholders' pro rata share of the appraised value of the net assets of the Company.

         The foregoing provisions in the Articles, Bylaws and the MGCL could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares might receive a premium for their shares over the then prevailing market price or which these holders might believe to be otherwise in their best interests.

LIMITATION ON TOTAL OPERATING EXPENSES

         The Articles provide that, subject to the conditions described in the following paragraph, the annual Total Operating Expenses of the Company may not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed these limitations. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for a particular period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof must be recorded in the minutes of the meeting of Directors. If Total



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Operating Expenses exceed these limitations during any fiscal quarter on a rolling twelve-month basis, then within 60 days after the end of the fiscal quarter in question, the Company must send a written report to the Stockholders, together with an explanation of the facts the Independent Directors considered in arriving at the conclusion that the higher operating expenses were justified. If the Total Operating Expenses exceed the limitations described above and if the Independent Directors are unable to conclude that the excess was justified then, within 60 days after the end of the Company's fiscal year, the Advisor must reimburse the Company in the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

TRANSACTIONS WITH AFFILIATES

         The Articles impose certain restrictions on transactions between the Company and the Advisor, the Sponsor, any Director or Affiliates thereof. In particular, the Company may not:

         (i) borrow money from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines that the terms and conditions are fair and reasonable and no less favorable to the Company than those offered by unaffiliated parties under the same or similar circumstances;

         (ii) invest in joint ventures with an Affiliated program except in compliance with the requirements set forth in the Articles. See "Investment Objectives and Policies-- Joint Ventures";

         (iii) enter into any other transaction with the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than from unaffiliated third parties, except for advisory arrangements with the Advisor. A majority of the Directors have approved the acquisition of two properties, the Eagle Crest Shopping Center and the Walgreens/Decatur property, from IPS, an Affiliate, and the acquisition of Elmhurst City Center from an Independent Director. See "Conflicts of Interest--Acquisitions from Affiliates" and "--Non-Arm's-Length Agreements" and "Real Property Investments"; or

         (iv) sell property, or loan money, to the Advisor, the Sponsor, any Director or Affiliates thereof (except as provided in the Articles).

RESTRICTIONS ON BORROWING

         The Company may not incur indebtedness to make Distributions except as necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income, or otherwise as necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowings of the Company, secured and unsecured,



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must be reasonable in relation to the Net Assets of the Company and are reviewed by the Board at least quarterly. The Company anticipates that aggregate borrowings secured by all of the Company's properties will not exceed 50% of their combined fair market value. The maximum amount of indebtedness as a percentage of Net Assets may not, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, exceed 300% of Net Assets. Any borrowings in excess of 300% of net assets may only be incurred with the consent of a majority of the Stockholders. See "Investment Objectives and Policies--Borrowing." As of the date of this Prospectus, the Company's total indebtedness is $154,000,000. The Company may not borrow funds from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, determines that such transaction is fair and reasonable and on terms and conditions no less favorable to the Company than from unaffiliated parties under the same or similar circumstances.

RESTRICTIONS ON INVESTMENTS

         The investment policies set forth in the Articles have been approved by a majority of Independent Directors. The Articles prohibit investments in: (i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by the Articles.

         In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company observes the following restrictions on its investments set forth in its Articles:

         (i) Not more than 10% of the Company's total assets may be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under contract for development or plan for development within one year;

         (ii) The Company may not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes;

         (iii) The Company may not invest in or make mortgage loans unless an appraisal of the underlying property is obtained. Mortgage indebtedness on any property may not exceed the property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, the Sponsor, the Directors or any Affiliates, the appraisal must be obtained from an Independent Expert. The appraisal must be maintained in the Company's records for at least five years, and must be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the



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                  title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts;

         (iv) The Company may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding secured by the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria provided that such loans would in no event exceed the appraised value of the property at the date of the loans;

         (v) The Company may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Sponsor, any Director or Affiliates thereof;

         (vi) The Company may not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Advisor, the Sponsor, any Director or Affiliates thereof are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, the Company may purchase its own securities, when traded on a national securities exchange or market, if a majority of the Directors (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company;

         (vii)    The Company may not issue: (a) redeemable equity securities;
                  (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service the higher level of debt; (c) options or warrants to purchase shares to the Advisor, the Sponsor, any Director or Affiliates thereof except on the same terms as sold to the general public, provided that the Company may issue options or warrants to persons not affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include securities) that in the judgment of the Independent Directors have a market value not less than the value of such option on the date of grant); options or warrants issuable to the Advisor, the Sponsor, any Director or Affiliates thereof shall not exceed an amount equal to ten percent (10%) of the outstanding shares on the date of grant of any options or warrants; or (d) shares on a deferred payment basis or similar arrangement;

         (viii) To the extent the Company invests in real property acquired from an Affiliate, a majority of the Directors (including a majority of the Independent Directors) must determine that the consideration paid for the real property is equal to fair market



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                  value as determined by a qualified independent real estate appraiser selected by the Independent Directors;

         (ix) The Company may not invest in indebtedness (herein called "Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "Senior Debt"), except where the amount of the Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of the property and, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets. The value of all investments in Junior Debt of the Company which does not meet these requirements is limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);

         (x)      engage in trading, as compared with investment activities; and

         (xi) engage in underwriting or the agency distribution of securities issued by others.

The Company's investment objectives and policies may only be changed by amending the Articles, which requires the affirmative vote of the Stockholders holding a majority of the outstanding shares.


                              PLAN OF DISTRIBUTION

GENERAL

         Of the 28,058,370 Shares offered hereby, the Company is offering 25,000,000 Shares on a "best efforts" basis at a purchase price of $11.00 per Share with a minimum initial investment of $3,300 ($1,100 in the case of Tax-Exempt Entities, except for Iowa where the minimum investment for IRAs will be $3,300 and for Minnesota where the minimum investment for IRAs and qualified plan accounts will be $2,200); 2,000,000 Shares at a purchase price of $10.45 per Share are being offered for issuance through the Distribution Reinvestment Program; 625,000 Soliciting Dealer Warrants to purchase 625,000 Shares and the Shares underlying the Soliciting Dealer Warrants are being offered; and 433,370 Shares to be issued at an exercise price of $12.00 issuable upon the exercise of warrants issued in Prior Offerings. See "Description of Securities - - Soliciting Dealer Warrants." "Best efforts" means that the Dealer Manager is not guaranteeing that any specified amount of capital will be raised. The Offering will commence as of the date of this Prospectus and will terminate not later than April 6, 2000. The Company reserves the right to terminate the Offering at any time.


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ESCROW CONDITIONS

         Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with the LaSalle National Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will not be commingled with the accounts of the Advisor and its Affiliates. The subscription proceeds will be held in trust for the benefit of the subscribers until released from the escrow account and utilized for the purpose set forth in "Estimated Use of Proceeds of Offering." Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within twenty-four hours) after receipt by the Company.

ADVISOR CAPITAL CONTRIBUTION

         The Advisor made a capital contribution to the Company in the amount of $200,000 prior to an offering of shares by the Company which commenced on October 14, 1994 and terminated on July 22, 1996. The Advisor received 20,000 shares in consideration of this capital contribution. The Advisor may not sell or otherwise transfer these shares while it remains the Advisor except to an Affiliate. The Advisor and its Affiliates may purchase additional shares for their own accounts. However, at no time will the Advisor or its Affiliates own more than 9.8% of the total number of the Company's outstanding shares. Any purchases of Shares by the Advisor during the Offering will be for investment purposes only and not with a view toward distribution.

SUBSCRIPTION PROCESS

         The Shares are being offered to the public by the Dealer Manager and the Soliciting Dealers. The form of Soliciting Dealers Agreement between the Dealer Manager and the Soliciting Dealers requires the Soliciting Dealers to make diligent inquiries, as required by law, of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for the person and transmit promptly to the Company the completed subscription documentation and any supporting documentation reasonably required by the Company.

         The Shares are being sold when, as and if subscriptions therefor are received and accepted by the Company, subject to the satisfaction by the Company of certain other conditions and approval by counsel of certain legal matters. The Company has the unconditional right to accept or reject any subscription. Subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after its receipt of a copy of the Subscription Agreement, fully completed, and payment in good funds for the number of subscribed Shares. If the subscription is accepted, a confirmation will be mailed not more than three business days after acceptance by the Company. A sale of the Shares may not be completed until at least three business days after the date the subscriber receives a Prospectus and, as may be required by certain state regulatory authorities, a copy of the Organizational Documents. If for any reason the subscription is rejected, the check and subscription agreement will be returned to the subscriber, without interest or deduction, within ten days after receipt.





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         Shares will only be sold to persons who initially purchase a minimum of 300 Shares ($3,300) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,100), except for investors in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,300) and investors in the State of Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,200). Subscriptions will be accepted for fractional Shares only in the discretion of the Company.

DETERMINATION OF INVESTOR SUITABILITY

         The Company, the Dealer Manager and each Soliciting Dealer will make every reasonable effort to determine that those persons being offered or sold the Shares satisfy the suitability standards set forth herein and that an investment in the Shares is an appropriate investment for the investor. The Soliciting Dealers must ascertain that the investors can reasonably benefit from an investment in the Company. In making the determination, the Soliciting Dealers will consider whether: (i) the investor has the capability of understanding the fundamental aspects of the Company based on the investor's employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; (ii) the investor has apparent understanding of: (a) the fundamental risks and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the Advisor's role in directing or managing the investment; and (d) the tax consequences of the investment; and (iii) the investor has the financial capability to invest in the Company.

         By executing the Subscription Agreement, each Soliciting Dealer acknowledges its determination that the Shares are a suitable investment for the investor. Each Soliciting Dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the Shares as an investment for the subscriber. The Company and its Affiliates will coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Dealer Manager and/or the Soliciting Dealers must maintain a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards for at least six years.

COMPENSATION

         The Company will pay the Dealer Manager selling commissions equal to up to seven percent (7%) on all Shares sold for serving as the dealer manager of the Offering and for the sale of Shares through its efforts. A portion of these selling commissions may be retained or reallowed to Soliciting Dealers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Shares. Up to an additional 2.0% of the Gross Offering Proceeds, a portion of which may be reallowed to Soliciting Dealers, may be paid to the Dealer Manager as a Marketing Contribution for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts. In addition, the Dealer Manager and the Soliciting Dealers





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may be reimbursed by the Company for bona fide due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds. The Dealer Manager may award sales incentive items to Soliciting Dealers in connection with their sales activities. The value of each item will be less than $50 per annum per participating salesperson. The Dealer Manager may pay incentive compensation to its regional marketing representatives for their activities as wholesalers in connection with the distribution of the Shares, subject to the overall restrictions on commissions described herein. The Dealer Manager may also reallow commissions to Soliciting Dealers on an incentive basis. Any incentive compensation will be paid quarterly and will not exceed 1% of the price of the Shares. Marketing and due diligence costs paid by the Dealer Manager on behalf of, or to, the Soliciting Dealers will be deducted from any incentive compensation.

         Soliciting Dealers will receive one Soliciting Dealer Warrant for each forty (40) Shares sold by such Soliciting Dealer during the Offering, subject to federal and state securities laws subject to a maximum of 625,000 warrants, except in the case of Shares sold to residents of the States of Minnesota, Nebraska, South Carolina, Tennessee or Texas where the Company will not issue and the Dealer Manager will not transfer Soliciting Dealer Warrants. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $13.20 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending on the Exercise Period. Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following issuance thereof. In addition, no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. Holders of the Soliciting Dealer Warrants, therefore, have, at nominal cost, the opportunity to profit from a rise in the market price for the Common Stock without assuming the risk of ownership. Exercise of these warrants will dilute the interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants. See "Description of Securities--Soliciting Dealer Warrants."

         The maximum compensation to be paid by the Company in connection with the Offering will not exceed: (i) a total of 7% of the Gross Offering Proceeds for selling commissions; and (ii) a total of 2% of the Gross Offering Proceeds for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts. The aggregate of these commissions and expenses plus the value attributable to the warrants that may be issued to the Dealer Manager and the Soliciting Dealers will not exceed 10% of the Gross Offering Proceeds. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed for bona fide due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds.

         The Company may not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares; provided that nothing herein shall prohibit the registered broker-dealer or other properly licensed person from earning a sales commission in connection with sale of the Shares.





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VOLUME DISCOUNTS

         Investors purchasing at least $220,000 worth of Shares (20,000 Shares) will be entitled to a reduction in the selling commission payable in connection with the sale of these Shares in accordance with the following schedule:

                    Amount of
              Purchaser's Investment               Maximum Commission
         ------------------------------            -------------------
            From                 To                    per Share
            ----                 --                    ---------
           $220,000             499,999                    5.5%
            500,000             999,999                    4.0%
          1,000,000           1,999,999                    2.5%
          2,000,000            and over                    1.0%

Any reduction in the selling commission in respect of volume discounts will be credited to the investor in the form of additional whole Shares or fractional Shares purchased net of commissions.

         Subscriptions for shares in the Company may be combined: (i) with subscriptions in this Offering or (ii) with subscriptions from any of the Company's Prior Offerings for the purpose of crediting an investor with additional Shares and for determining commissions payable to the Dealer Manager and reallowable to Soliciting Dealers so long as all combined purchases are made through the same Soliciting Dealer. Additionally, subscriptions of persons holding as joint tenants or tenants in common may be combined for purposes of computing amounts invested. Subscriptions from Tax-Exempt Entities may be combined for purposes of computing amounts invested if investment decisions are made by the same person. The investor must mark the "Additional Purchase" space on the Subscription Agreement Signature Page in order for subscriptions to be combined. The Company is not responsible for failing to combine subscriptions, where the investor fails to mark the "Additional Purchase" space.

         Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee ($9.95 per Share).

TRANSFER OF SHARES

         A Stockholder may assign all or some of his or her Shares, subject to the Ownership Limit contained in the Articles. An assignment will confer upon the assignee the right to become a Stockholder in the following manner and subject to certain conditions, including the following: (i) an instrument of assignment executed by both the assignor and assignee of the Shares satisfactory in form to the Company delivered to the Company; (ii) reimbursement of the Company for reasonable expenses and filing costs incurred in connection with such transfer not to exceed $100; (iii) no assignment will be effective until the first day of the month following the month in which the Company actually receives the instrument of assignment which complies with the requirements of (i) and (ii) above; (iv) no assignment will be effective if such assignment would, in the opinion





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of counsel to the Company, result in the termination of the Company's status as a REIT under the Code; (v) an assignment may be rejected if it would cause 25% or more of the issued and outstanding Shares to be held by Tax-Exempt Entities that are considered "benefit plan investors" under ERISA or otherwise cause the assets of the Company to be Plan Assets; and (vi) no assignment will be effected if the assignment would, to the knowledge of the Company, violate the provisions of any applicable federal or state securities laws.

         The Shares will not initially be listed on a national stock exchange or included for quotation on a national market system. The Company anticipates that by 1999 the Board will determine whether it is in the best interests of the Company to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements.

INDEMNIFICATION

         The Company will indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities, including liabilities under the Act; provided, however, that the Company will not indemnify the Dealer Manager or any Soliciting Dealer from any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations. The Dealer Manager and the Soliciting Dealer will be required to indemnify the Company and the Advisor against certain such liabilities. In the opinion of the Commission, indemnification for liabilities arising under the Act is against public policy and, therefore, unenforceable. The Dealer Manager and each of the Soliciting Dealers will be deemed to be an "underwriter" as that term is defined in the Act.


                                HOW TO SUBSCRIBE

         Shares may be purchased by investors who meet the suitability standards described above under "Plan of Distribution--Suitability of the Investment" by proceeding as follows:

         1. Read the entire Prospectus and the current supplement(s), if any, accompanying the Prospectus.





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         2. Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is included in the Prospectus as Exhibit I.

         3. Deliver a check for the full purchase price of the Shares being subscribed for, payable to "LNB/Escrow Agent for IREC," along with the completed Subscription Agreement to the Soliciting Dealer whose name appears on the Subscription Agreement.

         4. By executing the Subscription Agreement and by paying the full purchase price for the Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the Subscription Agreement and agrees to be bound by all of the terms of the Subscription Agreement.

         Within ten days (and generally within twenty-four hours) of the Company's receipt of each completed Subscription Agreement, the Company will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed within three days. If for any reason the subscription is rejected, the check and Subscription Agreement will be promptly returned to the subscriber, without interest or deduction, within ten days after receipt.

         Subscriptions made through IRAs, Keogh plans and 401(k) plans must be processed through and forwarded to the Company by an approved trustee. In the case of IRA, Keogh plans and 401(k) plan Stockholders, the confirmation will be sent to the trustee.


                                SALES LITERATURE

         In addition to and apart from this Prospectus, the Company may use certain supplemental sales material in connection with the Offering. This material, prepared by the Advisor, may consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company and may also contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

         The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.





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         This Offering is made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering.


            DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

         The Distribution Reinvestment Program (the "DRP") provides the Company's Stockholders with an opportunity to purchase additional Shares by reinvesting Distributions. Stockholders who elect to take part in the DRP ("Participants") authorize the Company to use Distributions payable to them to purchase additional Shares; provided that Participants are not permitted to acquire Shares under the DRP if the purchase would cause the Purchaser to exceed the Ownership Limit.

         Purchases under the DRP are made at a price equal to $10.45 per Share, a reduction from the $11.00 offering price which price reflects a decrease in costs associated with these issuances. Participants in the DRP may also purchase fractional Shares, so that 100% of Distributions will be used to acquire Shares. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

         Commencing with the first Distribution paid after the effective date of the Offering, Participants will acquire Shares from the Company at a fixed price of $10.45 per Share. It is possible that a secondary market will develop for the Shares, and that Shares may be bought and sold on the secondary market at prices lower or higher than the price at which shares may be purchased through the DRP. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP. The Company does not warrant or guarantee that Participants will be acquiring Shares at the lowest possible price. A Participant may terminate participation in the DRP at any time without penalty, by delivering written notice to the Company. Prior to listing of the Shares on a national stock exchange or including the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Within 90 days after the end of the Company's fiscal year, the Company will:
(i) issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year (ownership of these Shares will be in book-entry form prior to the issuance of certificates); and (ii) provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amount of Distributions received during the prior fiscal year. The individualized statement to Participants include receipts and purchases relating to each





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Participant's participation in the DRP including the tax consequences relative thereto. The Directors by majority vote (including a majority of Independent Directors) may amend or terminate the DRP upon 30 days notice to Participants.

         Stockholders who participate in the DRP will recognize dividend income, taxable to the extent of the Company's current or accumulated earnings and profits, in the amount of the value of the Shares and as though they had received the cash rather than purchased shares through the DRP. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. Shares received under the program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their value, which is the gross amount of the deemed Distribution. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

         If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system and the DRP is continued, Shares purchased by the Company for the DRP may be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price.

SHARE REPURCHASE PROGRAM

         The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell shares back to the Company at a price of $9.05 per Share.

         Repurchases under the SRP are made quarterly by the Company on a first-come, first-served basis, and are limited in the following manner: (i) not more than $500,000 worth of the outstanding shares may be repurchased in any given year; and (ii) the funds available for repurchase are limited to available proceeds received by the Company from the sale of shares under the DRP. The determination of available funds from sales under the DRP is made at the sole discretion of the Board. In making this determination, the Board considers the need to use proceeds from the share sales under the DRP for investment in additional properties, or for maintenance or repair of existing properties. Such property-related uses are given priority over the need to allocate funds to the SRP. To be eligible to offer shares for purchase to the SRP, the Stockholder must have beneficially owned the shares for at least one year.

         The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the Stockholder could: (i) withdraw his or her request for repurchase; or (ii) ask that the Company honor the request at such time, if any, when funds are available. Pending requests will be honored on a first come, first served basis. There is no requirement that Stockholders sell their shares to the Company. The SRP is only intended to provide interim liquidity for Stockholders until a secondary market develops for the shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering





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period and will be terminated following the close of the Offering period if:
(i) at such time as a secondary market- maker quotes a bid and ask price for at least 30 continuous trading days; or (ii) the listing of the shares on a national securities exchange or inclusion for quotation on a national market system.

         Shares purchased by the Company under the SRP will be canceled, and will have the status of authorized but unissued shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.


                            REPORTS TO STOCKHOLDERS

         The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All of such books of account, together with a copy of the Articles and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

         The Advisor will submit to each Stockholder audited annual reports of the Company within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised;
(iii) the aggregate amount of advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of the Average Invested Assets and as a percentage of Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, the Advisor and any Affiliate thereof occurring in the year for which the Annual Report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

         In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each Stockholder within 60 days after the end of the first three fiscal quarters of each fiscal year.

         Concurrently with any Distribution, the Company shall provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such information be provided to Stockholders more than 60 days of making such Distribution.





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         Within 60 days following the end of any calendar quarter during the period of the Offering in which the Company has closed an acquisition of a property, a report will be submitted to each Stockholder containing: (i) the location and a description of the general character of the property acquired during the quarter; (ii) the present or proposed use of such property and its suitability and adequacy for such use; (iii) the terms of any material lease affecting the property; (iv) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (v) a statement that title insurance has been or will be obtained on the property acquired. In addition, a report will be sent to each Stockholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a property will be acquired: (i) on specified terms (i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and
(ii) involving the use of 10% or more, on a cumulative basis, of the net proceeds of this Offering.

         After the completion of the last acquisition, the Advisor shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury, reflecting: (i) each acquisition made; (ii) the purchase price paid for the property; (iii) the aggregate of all Acquisition Fees paid on each transaction; and (iv) a computation showing compliance with the Articles. The Company shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Stockholders pursuant to the Articles or any applicable law or regulation.

         The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the Stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the Stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested Stockholder. Concurrent with the dissemination of appropriate tax information to Stockholders, the Company will annually provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include any purchases of shares under the DRP. Stockholders requiring individualized reports on a more frequent basis may request such reports. The Company will make every reasonable effort to supply more frequent reports, as requested, but the Company, at its sole discretion, may require payment of an administrative charge which will be paid:
(i) directly by the Stockholder; or (ii) through pre-authorized deductions from Distributions payable to the Stockholder making the request.





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                                 LEGAL MATTERS

         Legal matters in connection with the Company's status as REIT for federal income tax purposes have been passed upon, on behalf of the Company, by Shefsky & Froelich Ltd. (counsel to the Company). Shefsky & Froelich Ltd. does not purport to represent Stockholders or potential investors who should consult their own counsel. See "Conflicts of Interest--Legal Counsel for the Company and the Advisor is the Same Law Firm." The legality of the Shares offered hereby has been passed upon for the Company by Shapiro and Olander, Baltimore, Maryland.

         The statements in the section in the Prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the Prospectus titled "ERISA
Considerations" have been reviewed by Shefsky & Froelich Ltd.

                                    EXPERTS

         The balance sheets of Inland Real Estate Corporation as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodfield Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of the Shops at Coopers Grove for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Maple Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Lake Park Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of St. James Crossing Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Chestnut Cort Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Bergen Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Berwyn Plaza for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Wauconda Shopping Center for the year ended December 31, 1997, and the historical summary of gross income and direct operating expenses of Mill Creek for the year ended December 31, 1997, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto with respect to the offer and sale of Shares which the Company has filed with the Commission and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 500 West Madison Street, Fourteenth Floor, Chicago, Illinois 60661 and 75 Park Place, Suite 1400, New York, New York 10007. This material, as well as copies of all other documents filed with the Commission, may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the fee prescribed by the Commission.

         The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.





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                                    GLOSSARY


The definitions used in the Prospectus are set forth below:

"ADMINISTRATOR" means the official or agency administering the Securities laws of a jurisdiction.

"ACQUISITION EXPENSES" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, and personnel and miscellaneous expenses related to the selection and acquisition of properties.

"ACQUISITION FEES" means the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of a project.

"ADA" means the Americans with Disabilities Act of 1990.

"ADVISOR" means the person(s) or entity responsible for directing or performing the day-to-day business affairs of the Company, including a person or entity to which an Advisor subcontracts substantially all such functions. The Advisor is Inland Real Estate Advisory Services, Inc. or anyone which succeeds it in such capacity.

"ADVISOR ASSET MANAGEMENT FEE" means an amount equal to 1% of the Average Invested Assets.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will act as the Sponsor of the Company.

"AFFILIATE" means: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"AFFILIATED DIRECTORS" means those Directors affiliated with the Company or its Affiliates.





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"ANCHOR TENANT" means tenants generally occupying approximately 30% or more of the GLA of a Neighborhood Retail Center, Community Center or the tenant of any single-user property.

"ARTICLES" means the Company's Second Articles of Amendment and Restatement, as amended to date.

"AVERAGE INVESTED ASSETS" shall mean, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"BOARD" means the Board of Directors of the Company.

"BYLAWS" means the Amended and Restated Bylaws of the Company, as amended.

"CASH FLOW" means, with respect to any period: (i) all cash receipts derived from investments made by the Company; plus (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; less (iii) cash receipts used to pay operating expenses (including the Advisor Asset Management Fee).

"CODE" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

"COMMISSION" means the Securities and Exchange Commission.

"COMMUNITY CENTER" means any property leased primarily to one or more retail tenants with gross leasable area ranging from 150,000 square feet to 300,000 square feet.

"COMPANY" means Inland Real Estate Corporation f/k/a Inland Monthly Income Fund III, Inc., a Maryland corporation.

"COMPETITIVE REAL ESTATE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

"COMPANY FIXED ASSETS" means the real estate, together with the buildings, leasehold interests, improvements, equipment, furniture, fixtures and personal property associated therewith, used by the Company in the conduct of its business.

"CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on the Company's property.





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"CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Expenses.

"CONTROL SHARES" means voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of irrevocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority of all voting power.

"CONTROL SHARE ACQUISITION" means the acquisition of Control Shares subject to certain exceptions.

"COUNSEL" means Shefsky & Froelich Ltd.

"CROSS REFERENCE SHEET" means a compilation of the statements of policy sections, referenced to the page of the Prospectus and declaration of trust, or other exhibits, and justification for any deviation from the statement of policy. Such compilation shall comply with the provisions set forth on the Cross Reference Sheet.

"CUMULATIVE RETURN" means a cumulative, non-compounded return, equal to 8% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

"CURRENT RETURN" means a non-cumulative, non-compounded return, equal to 8% per annum on Invested Capital.

"DEALER MANAGER" means Inland Securities Corporation.

"DEVELOPMENT FEE" means a fee for the packaging of a property of the Company, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

"DIRECTORS" means the members of the Board of Directors of the Company (including the Independent Directors).

"DISTRIBUTIONS" means any cash distributed to Stockholders arising from their interest in the Company.

"DUE DILIGENCE EXPENSE ALLOWANCE FEE" means an amount up to 0.5% of the Gross Offering Proceeds paid to the Dealer Manager, a portion of which may be reallowed to Soliciting Dealers, to reimburse the Dealer Manager or Soliciting Dealers for bona fide due diligence expenses.

"EQUITY STOCK" shall mean stock that is either Common Stock and/or Preferred Stock.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.





                                      179

"EXCESS SHARES" means shares held by a Stockholder in excess of 9.8% of the outstanding Shares entitled to vote.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXERCISE PERIOD" means the period commencing upon the issuance of the Soliciting Dealer Warrants and ending upon April 6, 2003.

"FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

"FUNDS FROM OPERATIONS OR FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

"GAAP" means generally accepted accounting principles.

"GLA" means gross leasable area.

"GROSS DOLLARS INVESTED IN PROPERTIES" means the amount actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Company.

"GROSS OFFERING PROCEEDS" means the total proceeds from the sale of Shares during the public offering period (and from sales under the Distribution Reinvestment Program during such period) before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply, shall be deemed to be $11.00 per Share, except for Shares purchased under the Distribution Reinvestment Program in which case the purchase price for such Shares shall be $10.45 per Share.

"GROSS REVENUES FROM PROPERTIES" means all cash receipts derived from the operation of Company Fixed Assets.

"INCENTIVE ADVISORY FEE" means an amount equal to 15% of the net proceeds from the sale of a property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.

"INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated, directly or indirectly, with the Company or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Advisor or its Affiliates; (ii) do not serve as a director for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company or





                                      180

the Advisor. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds five percent of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

"INDEPENDENT EXPERT" shall mean a person with no current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

"INTERESTED STOCKHOLDER" means for purposes of the MGCL, any person who owns 10% or more of the voting power of the then outstanding voting stock of the Company.

"INVESTED CAPITAL" means the original issue price of the Shares reduced by prior distributions from the sale or financing of Company fixed assets.

"IRA" means an individual retirement account established pursuant to Code
Section 408.

"LEVERAGE" shall mean the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

"MANAGEMENT AGENT" means an entity which provides property management services to the Company. The Management Agent is Inland Commercial Property Management, Inc., an Affiliate of the Advisor, or anyone which succeeds it in such capacity.

"MARKETING CONTRIBUTION" means an amount up to 2.32% of the Gross Offering Proceeds paid to the Dealer Manager, a portion of which may be reallowed to Soliciting Dealers to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts.

"MINIMUM INITIAL PURCHASE" means the minimum amount which must be purchased by a person who is not a Stockholder at the time of purchase.

"MAXIMUM OFFERING" means 28,058,370 Shares (which includes 2,000,000 Shares available for distribution under the Distribution Reinvestment Program; 433,370 Shares which may be issued upon the exercise of warrants granted to the Deal Manager in Prior Offerings; and 625,000 Shares which may be issued upon the exercise of warrants granted to the Dealer Manager).

"MGCL" means the Maryland General Corporation Law, as amended from time to time.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"NEIGHBORHOOD RETAIL CENTER" shall mean any property located primarily within an approximate 400-mile radius of the Oak Brook, Illinois headquarters of the Advisor leased primarily to one or





                                      181

more retail tenants providing for the sale of household goods (food, drugs, apparel, etc.) and personal services (laundry, dry cleaning, etc.) for the day-to-day living needs of the immediate neighborhood with GLA ranging from approximately 5,000 to 150,000 square feet.

"NET ASSETS" or "NET ASSET VALUE" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

"NET INCOME" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

"NET PROCEEDS" means the proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.

"NON-U.S. STOCKHOLDER" means a Stockholder which is a foreign corporation or a nonresident alien of the United States.

"OFFERING" means the offering of 27,000,000 Shares of the Company (including 2,000,000 Shares available for distribution under the Distribution Reinvestment Program) pursuant to this Prospectus plus the 625,000 Soliciting Dealer Warrants and 625,000 Shares which are issuable on exercise of Soliciting Dealer Warrants and 433,370 Shares which are issuable on the exercise of warrants issued in Prior Offerings.

"ORGANIZATION DOCUMENTS" means the Second Articles of Amendment and Restatement, as amended, and the Amended and Restated Bylaws, as amended.

"ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees.

"OTHER OPERATING EXPENSES" means Total Operating Expenses less the Advisor Asset Management Fee.

"OWNERSHIP LIMIT" means the beneficial ownership of no more than 9.8% of the outstanding Shares of the Company.

"PARTICIPANT" means a Stockholder who elects to participate in the DRP.





                                      182

"PERSON" means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

"PRIOR OFFERING" means the: (i) Company's public offering of 6,000,000 Shares (including 1,000,000 Shares available under the DRP) at $10 per Share which commenced October 14, 1994 and was completed July 22, 1996; (ii) the Company's public offering of 11,375,000 Shares (including 1,000,000 Shares available for distribution under the DRP and 375,000 Shares issuable on the exercise of warrants granted to soliciting dealers) which commenced July 24, 1996 and was completed on July 10, 1997 also at $10 per Share; and (iii) the Company's public offering of 21,875,000 Shares (including 1,000 Shares available under the DRP and 875,000 Shares issuable on the exercise of warrants granted to soliciting dealers) at $10 per Share which commenced on July 14, 1997 and was completed on March 31, 1998.

"PROPERTY DISPOSITION FEE" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's property in an amount equal to the lesser of: (i) 3% of the contracted for sales price of the property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property.

"PROPERTY MANAGEMENT FEE" shall mean any fee paid to an Affiliate or third party as compensation for management of the Company's properties. The Property Management Fee shall be a percentage of the aggregate gross income from the properties, not to exceed 5.0% if paid to a third party or 4.5% if paid to an Affiliate of the Advisor.

"PROSPECTUS" means the prospectus of the Company dated April 7, 1998 as may be supplemented in connection with the registration of Shares offered hereby.

"QUALIFIED PLAN" means any qualified pension, profit-sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan.

"REGISTRATION STATEMENT" means the registration of the Shares and warrants offered hereby on Form S-11 and related exhibits, as amended, filed with the Commission by the Company on January 29, 1998, as amended

"REIMBURSABLE EXPENSES" means those certain expenses of the Advisor and its Affiliates which will be reimbursed by the Company.

"REIT" means a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.





                                      183

"REIT PROVISIONS" means Code Sections 856 through 860.

"REIT TAXABLE INCOME" means the taxable income as computed for a corporation which is not a REIT: (i) without the deductions allowed by Code Sections 241 through 247, 249 and 250 (relating generally to the deduction for dividends received); (ii) excluding amounts equal to: (a) the net income from foreclosure property; and (b) the net income derived from prohibited transactions; (iii) deducting amounts equal to: (x) any net loss derived from prohibited transactions; and (y) the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests; and (iv) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

"REMICS" means real estate mortgage investment conduits.

"ROLL-UP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

          (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through The Nasdaq Stock Market - Nasdaq National Market; or

         (ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                 (a)      Stockholders' voting rights;

                 (b)      the term and existence of the Company;

                 (c)      Sponsor or Advisor compensation; or

                 (d)      the Company's investment objectives.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

"SELLING COMMISSION" means an amount equal to up to 7% of the Gross Offering Proceeds payable to the Dealer Manager which may be retained, or reallowed to Soliciting Dealers for each Share sold.

"SERVICE" means the Internal Revenue Service of the United States of America.





                                      184

"SHARES" means the 28,058,370 shares of common stock, par value $.01 per share, of the Company hereby offered.

"SOLICITING DEALERS" means the dealer members of the National Association of Securities Dealers, Inc. designated by the Dealer Manager.

"SPECIFIED ASSET REITS" means a Program where, at the time a securities registration is ordered effective, at least 75% of the net proceeds from the sale of Shares are allocable to the purchase, construction, renovation, or improvement of individually identified assets. Reserves shall not be included in the 75%.

"SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

        i. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

       ii. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

      iii. having a substantial number of relationships and contacts with the Company;

       iv.       possessing significant rights to control Company properties;

        v. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

       vi. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

"STOCKHOLDERS" means holders of shares of Common Stock.

"TAX-EXEMPT ENTITIES" means any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund or a charitable, religious, scientific or education organization.

"TERMINATION DATE" means April 6, 2000.





                                      185

"TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

         a. the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the shares;

         b.      interest payments;

         c.      taxes;

         d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

         e.      incentive fees payable to the Advisor; and

         f. Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

"UBTI" means unrelated business taxable income as described in the Code.

"USRPI" means a United States real property interest described in Code Section
897. Generally, such an interest would be a direct interest in real property located in the United States or an interest in a domestic corporation which owns other USRPI's with a fair market value equal to at least 50% of the sum of the fair market value of its USRPI's, foreign real property and assets used in a trade or business.

"UNIMPROVED PROPERTY" means the real property of the Company which has the following characteristics:

         a. an equity interest in real property, which was not acquired for the purpose of producing rental or other operating income;

         b.      has no development or construction in process on such land; and

         c. no development or construction on such land is planned in good faith to commence on such land within one year.





                                      186

INDEX TO FINANCIAL STATEMENTS


INLAND REAL ESTATE CORPORATION                                                                             PAGE
------------------------------                                                                             ----
         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-1

         Balance Sheets at December 31, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . .   F-2

         Statements of Operations for the years ended December 31, 1997, 1996, and 1995   . . . . . . . .   F-4

         Statements of Stockholders' Equity for the years ended December 31,
         1997, 1996, and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-5

         Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995  . . . . . . . . .   F-6

         Notes to Financial Statements for the years ended December 31, 1997,
         1996, and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   F-8

         Pro Forma Balance Sheet for the year ended December 31, 1997 (unaudited) . . . . . . . . . . . .  F-26

         Notes to Pro Forma Balance Sheet for the year ended
         December 31, 1997 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-28

         Pro Forma Statement of Operations for the year ended
         December 31, 1997 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-34

         Notes to Pro Forma Statement of Operations for the year ended
         December 31, 1997 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-36

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-50

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of Woodfield Plaza  . . . . . . . . . . . . . . . . . . . . . . . .  F-51

         Notes to the Historical Summary of Gross Income and Direct Operating
         Expenses for the year ended December 31, 1997 of Woodfield Plaza . . . . . . . . . . . . . . . .  F-52

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-54

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of the Shops at Coopers Grove . . . . . . . . . . . . . . . . . . .  F-55





                                      F-i

         Notes to the Historical Summary of Gross Income and Direct Operating
         Expenses for the year ended December 31, 1997 of  the Shops at Coopers Grove . . . . . . . . . .  F-56

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-58

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of Maple Plaza  . . . . . . . . . . . . . . . . . . . . . . . . . .  F-59

         Notes to the Historical Summary of Gross Income and Direct Operating
         Expenses for the year ended December 31, 1997 of Maple Plaza . . . . . . . . . . . . . . . . . .  F-60

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-62

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of Lake Park Plaza  . . . . . . . . . . . . . . . . . . . . . . . .  F-63

         Notes to the Historical Summary of Gross Income and Direct Operating
         Expenses for the year ended December 31, 1997 of Lake Park Plaza . . . . . . . . . . . . . . . .  F-64

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-66

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of St. James Crossing Shopping Center . . . . . . . . . . . . . . .  F-67

         Notes to the Historical Summary of Gross Income and Direct Operating Expenses
         for the year ended December 31, 1997 of St. James Crossing Shopping Center . . . . . . . . . . .  F-68

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-70

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of Chestnut Court Shopping Center . . . . . . . . . . . . . . . . .  F-71

         Notes to the Historical Summary of Gross Income and Direct Operating Expenses
         for the year ended December 31, 1997 of Chestnut Court Shopping Center . . . . . . . . . . . . .  F-72

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F.74

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of Bergen Plaza . . . . . . . . . . . . . . . . . . . . . . . . . .  F-75

         Notes to the Historical Summary of Gross Income and Direct Operating
         Expenses for the year ended December 31, 1997 of Bergen Plaza  . . . . . . . . . . . . . . . . .  F-76

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-78





                                      F-ii

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of Berwyn Plaza . . . . . . . . . . . . . . . . . . . . . . . . . .  F-79

         Notes to the Historical Summary of Gross Income and Direct Operating
         Expenses for the year ended December 31, 1997 of Berwyn Plaza  . . . . . . . . . . . . . . . . .  F-80

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-82

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of Wauconda Shopping Center . . . . . . . . . . . . . . . . . . . .  F-83

         Notes to the Historical Summary of Gross Income and Direct Operating
         Expenses for the year ended December 31, 1997 of Wauconda Shopping Center  . . . . . . . . . . .  F-84

         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-86

         Historical Summary of Gross Income and Direct Operating Expenses for the
         year ended December 31, 1997 of Mill Creek . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-87

         Notes to the Historical Summary of Gross Income and Direct Operating
         Expenses for the year ended December 31, 1997 of Mill Creek  . . . . . . . . . . . . . . . . . .  F-88





                                     F-iii

                         INDEPENDENT AUDITORS' REPORT




The Board of Directors
Inland Real Estate Corporation:

We have audited the financial statements of Inland Real Estate Corporation (the Company) as listed in the accompanying index. In connection with the audits of the financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inland Real Estate Corporation as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.







                                                           KPMG Peat Marwick LLP


Chicago, Illinois
January 23, 1998


                                      F-1





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets

                          December 31, 1997 and 1996


                                    Assets
                                    ------

                                                          1997          1996
                                                          ----          ----
Investment properties (Notes 1 and 4):
Land .............................................   $ 75,801,319     24,705,743
  Building and improvements ......................    200,509,519     69,927,238
                                                     ------------   ------------
                                                      276,310,838     94,632,981
  Less accumulated depreciation ..................      5,665,483      1,109,038
                                                     ------------   ------------
  Net investment properties ......................    270,645,355     93,523,943
                                                     ------------   ------------
Cash and cash equivalents including amount
  held by property manager (Note 1) ..............     51,145,587      8,491,735
Restricted cash (Note 1) .........................      2,073,799        122,043
Accounts and rents receivable (Note 5) ...........      4,926,643      1,914,756
Deposits and other assets (Note 7) ...............      3,924,431         95,828
Deferred organization costs (net of
  accumulated amortization of $10,985 and $5,492
  at December 31, 1997 and 1996, respectively)
  (Note 1) .......................................         16,477         21,970
Loan fees (net of accumulated amortization
  of $131,266 and $11,875 at December 31, 1997
  and 1996, respectively,) (Note 1) ..............        857,839        338,411
                                                     ------------   ------------

    Total assets .................................   $333,590,131    104,508,686
                                                     ============   ============










                See accompanying notes to financial statements.



                                      F-2




                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                          December 31, 1997 and 1996



                     Liabilities and Stockholders' Equity
                     ------------------------------------

                                                               1997            1996
Liabilities:                                                   ----            ----
  Accounts payable .................................   $      47,550          289,912
  Accrued offering costs to Affiliates (Note 2) ....         544,288          298,341
  Accrued offering costs to non-affiliates .........          36,574            4,236
  Accrued interest payable to Affiliates ...........           4,641            4,718
  Accrued interest payable to non-affiliates .......         560,821           52,402
  Accrued real estate taxes ........................       7,031,732        2,770,889
  Distributions payable (Note 9) ...................       1,777,113          548,947
  Security deposits ................................         754,359          247,769
  Mortgages payable (Note 6) .......................     106,589,710       30,838,233
  Unearned income ..................................         495,535           64,590
  Other liabilities ................................         493,116           32,820
  Due to Affiliates (Note 2) .......................         337,825          255,591
                                                       -------------    -------------
    Total liabilities ..............................     118,673,264       35,408,448
                                                       -------------    -------------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 106,000,000 Shares
    authorized; 25,026,140 and 24,973,340 issued and
    outstanding at December 31, 1997 and 8,144,116
    and 8,137,766 Shares issued and outstanding
    at December 31, 1996, respectively .............         249,470           81,000
  Additional paid-in capital (net of offering
    costs of $28,341,719 and $10,500,108 at
    December 31, 1997 and 1996, respectively, of
    which $24,172,634 and $8,096,213 was paid
    to Affiliates, respectively) ...................     220,640,608       70,512,073
  Accumulated distributions in excess
    of net income ..................................      (5,973,211)      (1,492,835)
                                                       -------------    -------------
    Total stockholders' equity .....................     214,916,867       69,100,238
                                                       -------------    -------------
Commitments and contingencies (Note 8)

Total liabilities and stockholders' equity .........   $ 333,590,131      104,508,686
                                                       =============    =============







                See accompanying notes to financial statements.


                                      F-3



                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Operations

             For the years ended December 31, 1997, 1996 and 1995


                                             1997          1996          1995
Income:                                      ----          ----          ----
  Rental income (Notes 1 and 5) ......   $21,112,365     4,467,903       869,485
  Additional rental income ...........     6,592,983     1,336,809       228,024
  Interest income ....................     1,615,520       438,188        82,913
  Other income .......................       100,717        84,834            --
                                         -----------   -----------   -----------
                                          29,421,585     6,327,734     1,180,422
                                         -----------   -----------   -----------
Expenses:
  Professional services to
    Affiliates .......................        29,304        16,476         7,277
  Professional services to
    non-affiliates ...................        96,681        46,790         1,615
  General and administrative
    expenses to Affiliates ...........       115,468        42,904            --
  General and administrative
    expenses to non-affiliates .......       241,501        77,389        13,880
  Advisor asset management fee .......       843,000       238,108            --
  Property operating expenses to
    Affiliates .......................     1,120,429       229,307        46,791
  Property operating expenses to
    non-affiliates ...................     7,742,595     1,643,867       279,930
  Mortgage interest to Affiliates ....        86,455        64,165       146,821
  Mortgage interest to
    non-affiliates ...................     5,568,109       533,320        17,340
  Depreciation .......................     4,556,445       939,144       169,894
  Amortization .......................       124,884        17,367            --
  Acquisition cost expenses to
    Affiliates .......................       194,187            --            --
  Acquisition cost expenses to
    non-affiliates ...................        55,306        26,676           360
                                         -----------   -----------   -----------
                                          20,774,364     3,875,513       683,908
                                         -----------   -----------   -----------
    Net income .......................   $ 8,647,221     2,452,221       496,514
                                         ===========   ===========   ===========

Net income per weighted average
  common stock shares outstanding
  (15,225,983, 4,494,620 and 943,156
   for the years ended December 31,
  1997, 1996 and 1995, respectively)     $       .57           .55           .53
                                         ===========   ===========   ===========





                See accompanying notes to financial statements.


                                       F-4





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

             For the years ended December 31, 1997, 1996 and 1995

                                                                 Accumulated
                                               Additional       Distributions
                                   Common        Paid-in        in excess of
                                    Stock        Capital          net income        Total
                                -----------   ------------      ------------    ------------
Balance January 1, 1995 ....   $        200         199,800              --         200,000

Net income .................             --              --         496,514         496,514
Distributions declared
  ($.78 per weighted average
  common stock shares
  outstanding) .............             --              --        (736,627)       (736,627)
Proceeds from Offering (net
  of Offering costs of
  $3,121,175) ..............         19,826      16,662,162              --      16,681,988
Repurchases of Shares ......            (30)        (26,779)             --         (26,809)
                               ------------    ------------    ------------    ------------
Balance December 31, 1995 ..         19,996      16,835,183        (240,113)     16,615,066

Net income .................             --              --       2,452,221       2,452,221
Distributions declared
  ($.82 per weighted average
  common stock shares
  outstanding) .............             --              --      (3,704,943)     (3,704,943)
Proceeds from Offering (net
  of Offering costs of
  $7,378,933) ..............         61,038      53,707,177              --      53,768,215
Repurchases of Shares ......            (34)        (30,287)             --         (30,321)
                               ------------    ------------    ------------    ------------
Balance December 31, 1996  .         81,000      70,512,073      (1,492,835)     69,100,238

Net income .................             --              --       8,647,221       8,647,221
Distributions declared
  ($.86 per weighted average
  common stock shares
  outstanding) .............             --              --     (13,127,597)    (13,127,597)
Proceeds from Offering (net
  of Offering costs of
  $17,841,611) .............        168,935     150,548,904              --     150,717,839
Repurchases of Shares ......           (465)       (420,369)             --        (420,834)
                               ------------    ------------    ------------    ------------
Balance December 31, 1997.     $    249,470     220,640,608      (5,973,211)    214,916,867
                               ============    ============    ============    ============





                See accompanying notes to financial statements.


                                       F-5





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Cash Flows

             For the years ended December 31, 1997, 1996 and 1995

                                                1997             1996            1995
Cash flows from operating activities:           ----             ----             ----
  Net income .........................   $   8,647,221        2,452,221          496,514
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation .....................       4,556,445          939,144          169,894
    Amortization .....................         124,884           17,367               --
    Rental income under master
      lease agreements ...............         410,361          437,678          133,016
    Straight line rental income ......        (654,978)        (119,225)         (12,413)
    Changes in assets and liabilities:
      Accounts and rents receivable ..      (2,356,909)      (1,461,708)        (321,410)
      Other assets ...................        (810,073)          62,295           (4,006)
      Accounts payable ...............        (242,362)         283,038            6,875
      Accrued interest payable .......         508,342           51,878            5,242
      Accrued real estate taxes ......       4,260,843        2,396,709          374,180
      Security deposits ..............         506,590          193,286           54,483
      Other liabilities ..............         460,296            3,968           28,852
      Due to Affiliates ..............          82,234          248,314            7,277
      Unearned income ................         430,945           24,744           39,846
                                         -------------    -------------    -------------
Net cash provided by operating
  activities .........................      15,923,839        5,529,709          978,350
                                         -------------    -------------    -------------
Cash flows from investing activities:
  Restricted cash ....................      (1,951,756)              --               --
  Additions to investment properties .        (836,962)        (136,819)         (51,135)
  Purchase of investment properties ..    (141,187,371)     (68,717,979)      (6,376,708)
  Deposit for tenant improvements ....              --         (122,043)        (150,000)
  Deposits on investment properties ..      (3,018,530)              --               --
                                         -------------    -------------    -------------
Net cash used in investing
  activities .........................    (146,994,619)     (68,976,841)      (6,577,843)
                                         -------------    -------------    -------------
Cash flows from financing activities:
  Repayment of loan from Advisor .....              --               --         (193,300)
  Proceeds from offering .............     168,559,450       61,147,147       19,803,163
  Repurchase of Shares ...............        (420,834)         (30,321)         (26,809)
  Payments of offering costs .........     (17,563,326)      (7,305,153)      (2,514,129)
  Loan proceeds ......................      43,926,176       25,670,000               --
  Loan fees ..........................        (638,819)        (350,286)              --





                See accompanying notes to financial statements.


                                       F-6





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Cash Flows
                                  (continued)

             For the years ended December 31, 1997, 1996 and 1995

                                                       1997             1996             1995
                                                       ----             ----             ----
  Distributions paid .................          $ (11,899,431)      (3,285,528)        (607,095)
  Repayment of notes from Affiliate ..             (8,000,000)      (3,271,185)              --
  Principal payments of debt .........               (238,584)      (1,374,738)     (10,106,878)
  Payment of deferred organization
    costs ............................                     --               --          (27,462)
                                                -------------    -------------    -------------
Net cash provided by financing
  activities .........................            173,724,632       71,199,936        6,327,490
                                                -------------    -------------    -------------
Net increase in cash and
  cash equivalents ...................             42,653,852        7,752,804          727,997
Cash and cash equivalents at
  beginning of year ..................              8,491,735          738,931           10,934
                                                -------------    -------------    -------------
Cash and cash equivalents at
  end of year ........................          $  51,145,587        8,491,735          738,931
                                                =============    =============    =============


Supplemental schedule of noncash investing and financing activities:

                                                   1997             1996              1995
                                                   ----             ----              ----
Purchase of investment properties ..           $(181,251,256)     (77,421,408)     (17,594,313)
  Assumption of mortgage debt ......              32,063,885        5,803,429        4,595,178
  Note payable to Affiliate ........               8,000,000        2,900,000        6,622,427
                                               -------------    -------------    -------------
                                               $(141,187,371)     (68,717,979)      (6,376,708)
                                               =============    =============    =============

Distributions payable ..............           $   1,777,113          548,947          129,532
                                               =============    =============    =============

Cash paid for interest .............           $   5,146,222          545,607          158,919
                                               =============    =============    =============










                See accompanying notes to financial statements.

                                       F-7





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements

             For the years ended December 31, 1997, 1996, and 1995


(1) Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. On October 14, 1994, the Company commenced an initial public offering, on a best efforts basis, ("Initial Offering") of 5,000,000 shares of common stock ("Shares") at $10.00 per Share. As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, thereby completing the Initial Offering. On July 24, 1996, the Company commenced an offering of an additional 10,000,000 Shares at $10.00 per Share, on a best efforts basis, (the "Second Offering"). As of July 10, 1997, the Company had received subscriptions for a total of 10,000,000 Shares, thereby completing the Second Offering. On July 14, 1997, the Company commenced an offering of an additional 20,000,000 Shares at $10.00 per Share, on a best efforts basis, (the "Third Offering"). As of December 31, 1997, the Company had received subscriptions for a total of 9,326,186 Shares from the Third Offering. In addition, as of December 31, 1997, the Company has distributed 699,954 shares through the Company's Distribution Reinvestment Program ("DRP"). As of December 31, 1997, the Company has repurchased a total of 52,800 Shares through the Share Repurchase Program. As a result, as of December 31, 1997, Gross Offering Proceeds total $249,231,797, net of Shares repurchased through the Share Repurchase Program.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.



                                      F-8



                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value.

Restricted cash at December 31, 1997 includes $861,716 held in escrow for the principal payments payable on the Aurora Commons mortgage and $87,496 held in escrow by the mortgagee for the payment of real estate taxes at Aurora Commons. Restricted cash at December 31, 1997 also includes amounts held as vacancy escrows on Cobbler Crossing, Mallard Crossing and Shorecrest Shopping Center. The monthly amounts drawn for rent under the master lease escrows decrease the basis of the respective properties. Restricted cash at December 31, 1997 also includes $325,000 held in escrow for tenant improvement costs at Fashion Square and $600,000 held at Cole Taylor bank to redeem a portion of the bonds at Fashion Square (Note 9).

Statement of Financial Accounting Standards No. 121 requires the Company to record an impairment loss on its property to be held for investment whenever its carrying value cannot be fully recovered through estimated undiscounted future cash flows from operations and sale of properties. The amount of the impairment loss to be recognized would be the difference between the property's carrying value and the property's estimated fair value. As of December 31, 1997, the Company does not believe any such impairments of its properties exists.

Depreciation expense is computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 30 years for the building and building improvements and 15 years for the site improvements.

Loan fees are amortized on a straight line basis over the life of the related loans.

Deferred organization costs are amortized over a 60-month period.

Offering costs are offset against the Stockholders' equity accounts. Offering costs consist principally of printing, selling and registration costs.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rates associated with the mortgages payable and notes payable to Affiliates approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable and notes payable to Affiliates approximate their fair value.


                                       F-9





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to Affiliates, accrued offering costs to non-Affiliates, accrued interest payable to Affiliates, accrued real estate taxes, and distributions payable approximate fair value because of the relatively short maturity of these instruments.

In 1997, the Company adopted FASB No. 123, "Accounting for Stock Based Compensation". As allowed by FASB No. 123, the Company plans to continue to use Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock options. This accounting pronouncement did not have a material effect on the financial position or results of operations of the Company.

In 1997, the FASB issued Statement No. 128, Earnings per Share, which the company will adopt in fiscal year 1998. This Statement will have no material effect on the Company's primary or diluted net income per share.


(2) Transactions with Affiliates

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to each of the Offerings. Such expenses include postage, data processing and marketing and are reimbursed at cost. The collective costs to Affiliates incurred relating to the Offerings were $1,047,694 and $692,248 as of December 31, 1997 and 1996, respectively, of which $24,374 and $27,976 were unpaid as of December 31, 1997 and 1996, respectively. In addition, an Affiliate of the Advisor serves as dealer manager of each of the Offerings and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with each of the Offerings. Such amounts incurred were $23,124,939 and $7,403,965 for the years ended December 31, 1997 and 1996, respectively, of which $519,914 and $270,365 was unpaid as of December 31, 1997 and 1996, respectively. As of December 31, 1997, approximately $19,581,000 of these commissions had been passed through from the Affiliate to unaffiliated soliciting broker/dealers.



                                      F-10



                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


As of December 31, 1997, the Company had incurred $28,369,181 of total organization and offering costs to Affiliates and non-affiliates. Pursuant to the terms of each of the Offerings, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offerings (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of the completion of the initial and second Offerings, organizational and offering did not exceed the 5.5% or 15% limitations. As of December 31, 1997, organizational and offering costs of the Third Offering did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed either of these limitations upon completion of the offerings, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates, general and administrative expenses to Affiliates and acquisition costs expensed.

As of December 31, 1997, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. The Advisor Asset Management Fee plus other operating expenses paid during the previous calendar year did not exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year and Stockholder's received an annual Distribution greater than an 8% return. Accordingly, for the year ended December 31, 1997, the Company has incurred $843,000 of Advisor Asset Management Fees, of which $320,000 remained unpaid at December 31, 1997.

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $1,120,429 and $229,307 for the years ended December 31, 1997 and 1996, respectively, all of which has been paid.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expense of employees of the Advisor and its Affiliates relating to selecting, evaluating and acquiring of properties. Such amounts are included in building and improvements for those costs relating to properties purchased. Such amounts are included in acquisition cost expenses to Affiliates for costs relating to properties not acquired.


                                      F-11





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(3) Stock Option Plan and Soliciting Dealer Warrant Plan

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of the date they become a Director and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. As of December 31, 1996, options for 1,000 Shares have been exercised for $9.05 per Share.

In addition to sales commissions, Soliciting Dealers will also receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the offerings, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999 or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. As of December 31, 1997, none of these warrants were exercised.




                                      F-12







                         INLAND REAL ESTATE CORPORATION
                            (a Maryland corporation)

                          Notes to Financial Statements
                                   (continued)



(4) Investment Properties

                                                                                                Gross amount at which carried
                                                      Initial Cost (A)                                at end of period
                                                ------------------------       Net       ---------------------------------------
                                                              Buildings    Adjustments       Land        Buildings
                                     Date                       and            to            and            and
                                     Acq          Land      improvements    Basis (B)    improvements   improvements     Total
                                   -------    ------------ -------------   ------------  ------------- ------------- -----------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL ..................   01/95   $    78,330     1,130,723             --         78,330     1,130,723     1,209,053

  Zany Brainy
    Wheaton, IL ..................   07/96       838,000     1,626,033            664        838,000     1,626,697     2,464,697

  Ameritech
    Joliet, IL ...................   05/97       170,000       883,293          2,544        170,000       885,837     1,055,837

  Dominicks-Schaumburg
    Schaumburg, IL ...............   05/97     2,294,437     8,388,263          2,679      2,294,437     8,390,942    10,685,379

  Dominicks-Highland Park
    Highland Park, IL ............   06/97     3,200,000     9,593,565          2,200      3,200,000     9,595,765    12,795,765

  Dominicks-Glendale Heights
    Glendale Heights, IL .........   09/97     1,265,000     6,934,230          9,194      1,265,000     6,943,424     8,208,424

  Party City
    Oakbrook Terrace, IL .........   11/97       750,000     1,230,030             --        750,000     1,230,030     1,980,030

  Eagle Country Market
    Roselle, IL ..................   11/97       966,667     1,935,350             --        966,667     1,935,350     2,902,017

Neighborhood Retail Centers
  Eagle Crest Shopping Center
    Naperville, IL ...............   03/95     1,878,618     2,938,352        115,828      1,878,618     3,054,180     4,932,798

  Montgomery-Goodyear
    Montgomery, IL ...............   09/95       315,000       834,659        (11,158)       315,000       823,501     1,138,501

  Hartford/Naperville Plaza
    Naperville, IL ...............   09/95       990,000     3,427,961         13,002        990,000     3,440,963     4,430,963

  Nantucket Square
    Schaumburg, IL ...............   09/95     1,908,000     2,349,918        (69,881)     1,908,000     2,280,037     4,188,037

  Antioch Plaza
    Antioch, IL ..................   12/95       268,000     1,360,445       (120,629)       268,000     1,239,816     1,507,816

  Mundelein Plaza
    Mundelein, IL ................   03/96     1,695,000     3,965,560        (53,429)     1,695,000     3,912,131     5,607,131
                                             -----------   -----------    -----------    -----------   -----------   -----------
    Subtotal .....................           $16,617,052    46,598,382       (108,986)    16,617,052    46,489,396    63,106,448



                                      F-13





                         INLAND REAL ESTATE CORPORATION
                            (a Maryland corporation)

                          Notes to Financial Statements
                                   (continued)

(4) Investment Properties (continued)

                                                                            Gross amount at which carried
                                          Initial Cost (A)                             at end of period
                                     --------------------------     Net      ----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- ------------
  Subtotal                           $16,617,052    46,598,382    (108,986)   16,617,052    46,489,396    63,106,448

  Regency Point
    Lockport, IL............  04/96    1,000,000     4,720,800     (19,377)    1,000,000     4,701,423     5,701,423

  Prospect Heights
    Prospect Heights, IL....  06/96      494,300     1,683,755      (9,724)      494,300     1,674,031     2,168,331

  Montgomery-Sears
    Montgomery, IL..........  06/96      768,000     2,714,173     (48,504)      768,000     2,665,669     3,433,669

  Salem Square
    Countryside, IL.........  08/96    1,735,000     4,449,217     (16,960)    1,735,000     4,432,257     6,167,257

  Hawthorn Village
    Vernon Hills, IL........  08/96    2,619,500     5,887,640      46,891     2,619,500     5,934,531     8,554,031

  Six Corners
    Chicago, IL.............  10/96    1,440,000     4,538,152       3,638     1,440,000     4,541,790     5,981,790

  Spring Hill Fashion Corner
    West Dundee, IL.........  11/96    1,794,000     7,415,396       3,955     1,794,000     7,419,351     9,213,351

  Crestwood Plaza
    Crestwood, IL...........  12/96      325,577     1,483,183       4,750       325,577     1,487,933     1,813,510

  Park St. Claire
    Schaumburg, IL..........  12/96      319,578       986,920     226,674       319,578     1,213,594     1,533,172

  Lansing Square
    Lansing, IL.............  12/96    4,075,000    12,179,383      18,087     4,075,000    12,197,470    16,272,470

  Summit of Park Ridge
    Park Ridge, IL..........  12/96      672,000     2,497,950       5,886       672,000     2,503,836     3,175,836

  Grand and Hunt Club
    Gurnee, IL..............  12/96      969,840     2,622,575     (52,811)      969,840     2,569,764     3,539,604

  Quarry Outlot
    Hodgkins, IL............  12/96      522,000     1,278,431       8,872       522,000     1,287,303     1,809,303

  Maple Park Place
    Bolingbrook, IL.........  01/97    3,665,909    11,669,428      10,603     3,665,909    11,680,031    15,345,940

  Aurora Commons
    Aurora, IL..............  01/97    3,220,000     8,318,661       3,901     3,220,000     8,322,562    11,542,562
                                     -----------  ------------ -----------    ----------   -----------   -----------
    Subtotal                         $40,237,756   119,044,046      76,895    40,237,756   119,120,941   159,358,697



                                      F-14





                         INLAND REAL ESTATE CORPORATION
                            (a Maryland corporation)

                          Notes to Financial Statements
                                   (continued)

(4) Investment Properties (continued)

                                                                                 Gross amount at which carried
                                          Initial Cost (A)                             at end of period
                                     --------------------------     Net      ----------------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------- ------------ ------------- ------------ ------------- ------------- ------------
  Subtotal                           $40,237,756   119,044,046      76,895    40,237,756   119,120,941   159,358,697

  Lincoln Park Place
    Chicago, IL.............  01/97      819,000     1,299,902     (11,788)      819,000     1,288,114     2,107,114

  Niles Shopping Center
    Niles, IL...............  04/97      850,000     2,408,467     (22,157)      850,000     2,386,310     3,236,310

  Mallard Crossing
    Elk Grove Village, IL...  05/97    1,778,667     6,331,943     (22,929)    1,778,667     6,309,014     8,087,681

  Cobblers Crossing
    Elgin, IL...............  05/97    3,200,000     7,763,940     (67,400)    3,200,000     7,696,540    10,896,540

  Calumet Square
    Calumet City, IL........  06/97      527,000     1,537,316       6,664       527,000     1,543,980     2,070,980

  Sequoia Shopping Center
    Milwaukee, WI...........  06/97    1,216,914     1,802,336      (8,060)    1,216,914     1,794,276     3,011,190

  Riversquare Shopping Center
    Naperville, IL..........  06/97    2,853,226     3,124,732     103,872     2,853,226     3,228,604     6,081,830

  Rivertree Court
    Vernon Hills, IL........  07/97    8,651,875    22,861,547       6,233     8,651,875    22,867,780    31,519,655

  Shorecrest Plaza
    Racine, WI..............  07/97    1,150,000     4,749,758     (17,469)    1,150,000     4,732,289     5,882,289

  Dominicks-Countryside
    Countryside, IL.........  12/97    1,375,000       925,106        -        1,375,000       925,106     2,300,106

  Terramere Plaza
    Arlington Heights, IL...  12/97    1,435,000     2,966,411        -        1,435,000     2,966,411     4,401,411

  Wilson Plaza
    Batavia, IL.............  12/97      310,000       984,720        -          310,000       984,720     1,294,720

  Iroquois Center
    Naperville, IL..........  12/97    3,668,347     8,258,584        -        3,668,347     8,258,584    11,926,931

  Fashion Square
    Skokie, IL..............  12/97    2,393,534     6,822,071        -        2,393,534     6,822,071     9,215,605

  Naper West
    Naperville, IL..........  12/97    5,335,000     9,584,779        -        5,335,000     9,584,779    14,919,779
                                     -----------  ------------  ----------   -----------   -----------   ------------
  Total                              $75,801,319   200,465,658      43,861    75,801,319   200,509,519   276,310,838
                                     ===========  ============  ==========   ===========   ===========   ============


                                      F-15





                         INLAND REAL ESTATE CORPORATION
                            (a Maryland corporation)

                          Notes to Financial Statements
                                   (continued)

                                December 31, 1997

(4) Investment Properties (continued)

(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally Accepted Accounting Principles ("GAAP") require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. The cumulative amount of such payments was $981,055 and $570,694 as of December 31, 1997 and 1996, respectively (Note 5).

Cost and accumulated depreciation of the above properties are summarized as follows:
                                                      1997          1996
    Single User Retail Properties:                    ----          ----
         Cost.................................... $ 41,301,202    3,673,086
         Less accumulated depreciation...........      674,772      112,871
                                                  ------------- ------------
                                                    40,626,430    3,560,215
    Neighborhood Retail Centers:                  ------------- ------------
         Cost....................................  235,009,636   90,959,895
         Less accumulated depreciation...........    4,990,711      996,167
                                                  ------------- ------------
                                                   230,018,925   89,963,728
                                                  ------------- ------------
         Total................................... $270,645,355   93,523,943
                                                  ============= ============

Pro Forma Information (unaudited)

The Company acquired its investment properties at various times over the three year period ended December 31, 1997 as described in Note 4. The following table sets forth certain summary unaudited pro forma operating data as if the acquisitions had been consummated as of the beginning of the previous respective period.
                                                     For the years ending
                                                         December 31,
                                                       1997         1996
                                                       ----         ----
         Total revenues.......................... $ 43,073,222   38,856,382
         Total depreciation......................    6,947,224    6,693,622
         Total expenses..........................   30,975,575   27,294,953
         Net income..............................   12,097,647   11,561,429

The unaudited pro forma operating data are presented for comparative purposes only and are not necessarily indicative of what the actual results of operations would have been for each of the periods presented, nor does such data purport to represent the results to be achieved in future periods.


                                      F-16





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

(5) Operating Leases

Master Lease Agreements

As part of the purchases of several of the properties, the Company will receive rent under master lease agreements on spaces currently vacant for periods ranging from one to two years or until the spaces are leased and tenants begin paying rent. GAAP requires the Company to reduce the purchase price of the properties as these payments are received, rather than record the payments as rental income.

Minimum lease payments under operating leases to be received in the future, excluding rental income under master lease agreements and assuming no expiring leases are renewed:

                                                                    Number of
                                                    Minimum Lease    Leases
                                                       Payments     Expiring
                                                    ------------- -----------
         1998...................................... $ 30,852,420       66
         1999......................................   27,815,045      101
         2000......................................   24,678,197       73
         2001......................................   21,377,331       49
         2002......................................   18,920,519       55
         Thereafter................................  137,903,729       82
                                                    ------------
         Total..................................... $261,547,241
                                                    ============

No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

Remaining lease terms range from one year to thirty two years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes and operating expenses of the property. Such amounts are included in additional rental income.

Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include increases of $654,978, $119,225 and $12,413 in 1997, 1996 and 1995, of rental income for the period of occupancy for which stepped rent increases apply and $786,616 and $131,638 in related accounts receivable as of December 31, 1997 and 1996, respectively. The Company anticipates collecting these amounts over the terms of the related leases as scheduled rent payments are made.

                                      F-17





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(6) Mortgages and Note Payable

Mortgages payable consist of the following at December 31, 1997 and 1996:

                        Current              Current         Balance at
Property as             Interest   Maturity  Monthly   Dec. 31,     Dec. 31,
Collateral                Rate       Date   Payment(a)   1997         1996
------------           ---------- --------- --------- ------------ ------------
Mortgage payable to Affiliate:
  Walgreens               7.655%   05/2004  $  5,689  $   727,472      739,543

Mortgages payable to non-affiliates:
  Regency Point           7.4875%  08/2000     (b)      4,373,461    4,428,690
  Eagle Crest             7.850%   10/2003    15,373    2,350,000    2,350,000
  Nantucket Square        7.850%   10/2003    14,392    2,200,000    2,200,000
  Antioch Plaza           7.850%   10/2003     5,724      875,000      875,000
  Mundelein Plaza         7.850%   10/2003    18,382    2,810,000    2,810,000
  Montgomery-Goodyear     7.850%   10/2003     4,121      630,000      630,000
  Montgomery-Sears        7.850%   08/2003    10,761    1,645,000    1,645,000
  Hartford/Naperville     7.850%   08/2003    15,111    2,310,000    2,310,000
  Zany Brainy             7.590%   01/2004     7,875    1,245,000    1,245,000
  Prospect Heights
    Plaza                 7.590%   01/2004     6,926    1,095,000    1,095,000
  Hawthorn Village
    Commons               7.590%   01/2004    27,071    4,280,000    4,280,000
  Six Corners Plaza       7.590%   01/2004    19,608    3,100,000    3,100,000
  Salem Square
    Shopping Center       7.590%   01/2004    19,797    3,130,000    3,130,000
  Lansing Square          7.800%   01/2004    52,975    8,150,000         -
  Spring Hill Fashion
    Mall                  7.800%   01/2004    30,485    4,690,000         -
  Aurora Commons (c)      9.000%   10/2001    70,556    9,392,602         -
  Maple Park Place        7.650%   06/2004    48,769    7,650,000         -
  Dominicks-Schaumburg    7.49%    06/2004    33,365    5,345,500         -
  Summit Park Ridge       7.49%    06/2004     9,987    1,600,000         -
  Lincoln Park Place      7.49%    06/2004     6,554    1,050,000         -
  Crestwood Plaza         7.650%   06/2004     5,765      904,380         -
  Park St. Claire         7.650%   06/2004     4,861      762,500         -
  Quarry                  7.650%   06/2004     5,738      900,000         -
  Grand/Hunt Club         7.49%    06/2004    11,210    1,796,000         -
  Rivertree Court (d)    10.030%   11/1998   131,226   15,700,000         -
  Niles Shopping Center   7.23%    01/2005     9,745    1,617,500         -
  Ameritech               7.23%    01/2005     3,147      522,375         -
  Calumet Square          7.23%    01/2005     6,223    1,032,920         -


                                      F-18



                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


                        Current              Current         Balance at
Property as             Interest   Maturity  Monthly   Dec. 31,     Dec. 31,
Collateral                Rate       Date   Payment(a)   1997         1996
------------           ---------- --------- --------- ------------ ----------

  Sequoia Shopping
    Center                7.23%    01/2005     9,068    1,505,000        -
  Dominick's Highland
    Park                  7.21%    12/2004    38,453    6,400,000        -
  Fashion Square (e)      4.10%    12/2014    27,642    6,800,000        -
                                                      ------------ -----------
Mortgages Payable.................................... $106,589,710 30,838,233
                                                      ============ ===========


(a) All payments are interest only, with the exception of the loans secured by the Walgreens, Regency Point and Aurora Commons properties.

(b) Payments on this mortgage are based on a floating interest rate of 180 basis points over the 30-day LIBOR rate, which adjusts monthly, amortizing over 25 years.

(c) The Company received a credit for interest expense on the debt at closing, which is included in restricted cash along with an amount set aside by the Company for principal payments on the debt. Interest income earned on the restricted cash amounts, when netted with interest expense on the debt, results in an adjusted interest rate on the debt of approximately 8.2%.

(d) The Company received a credit for interest expense on the debt at closing.

(e) As part of the purchase of this property, the Company assumed the existing mortgage-backed Economic Development Revenue Bonds, Series 1994 offered by the Village of Skokie, Illinois. The interest rate floats and is reset weekly by a re-marketing agent. The current rate is 4.10%. The bonds are further secured by an Irrevocable Letter of Credit, issued by LaSalle Bank at a fee of 1.25% of the bond outstanding. In addition, there is a .125% re-marketing fee paid annually.


As of December 31, 1997, the required future principal payments on the Company's long-term debt over the next five years are as follows:

              1998.................................... $   845,541
              1999....................................     288,310
              2000....................................   4,474,649
              2001....................................   8,812,017
              2002....................................      17,679


                                      F-19



                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

(7) Deposits on Investment Properties

On February 7, 1997, the Company made an initial deposit of $1,228,510 for the purchase of Oak Forest Commons. On July 31, 1997, the Company made an additional deposit of $524,390. The balance of the purchase price, approximately $10,083,000, will be paid upon completion of the redevelopement of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement.

On February 7, 1997, the Company made an initial deposit of $1,265,630 for the purchase of Downers Grove Plaza. The balance of the purchase price, approximately $15,382,000, will be paid upon completion of the redevelopement of the center and when the anticipated main tenant, Dominick's Finer Foods, Inc. begins paying rent under a lease agreement.

The Company earns interest on these deposits at the rate of 9.3% per annum.

(8) Loan Commitments

In December 1997, the Company committed to additional financing secured by Cobbler Crossing and Shorecrest Shopping Center properties totaling $8,454,500 from an unaffiliated lender. The funding of these loans is to occur in early 1998. The mortgage loan secured by Cobbler Crossing will have a term of seven years and, prior to maturity date, will require payments of interest only, fixed at 7.00%. The mortgage loan secured by Shorecrest Shopping Center will have a term of five years and, prior to maturity date, will require payments of interest only, fixed at 7.10%.

(9) Subsequent Events, unaudited

As of February 3, 1998, subscriptions for a total of 27,259,012 Shares were received, bringing total gross offering proceeds to approximately $272,544,000.

In January 1998, the Company paid a distribution of $1,777,113 to the Stockholders.

On January 2, 1998, the Company purchased the Woodfield Plaza Shopping Center from an unaffiliated third party for approximately $19,200,000. The property is located in Schaumburg, Illinois and contains approximately 177,418 square feet of leasable space. Its anchor tenants include Kohl's, Barnes and Noble and Linens N' Things.

On January 8, 1998, the Company purchased The Shops of Coopers Grove from an unaffiliated third party for approximately $5,700,000. The property is located in Country Club Hills, Illinois and contains approximately 72,518 square feet of leasable space. Its anchor tenant is Eagle Food Center.

On January 15, 1998, the Company made a $600,000 paydown of the bond secured by the Fashion Square property.

                                      F-20




                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


On January 22, 1998, the Company purchased the West Chicago Dominick's property from an unaffiliated third party for approximately $6,300,000. The property is located in West Chicago, Illinois and contains approximately 77,000 square feet of leasable space. It's sole tenant is Dominick's.

In January 1998, the Company obtained additional financing secured by the Dominick's Glendale Heights and Riversquare Shopping Center properties totaling $7,150,000 from an unaffiliated lender. Loan fees total $53,625 in connection with these mortgage loans. The mortgage loans have a term of seven years and, prior to maturity date, requires payment of interest only. Interest is at 7.0% on the Dominick's Glendale Heights loan and 7.15% on the Riversquare Shopping Center loan.

On January 30, 1998, the Company purchased Maple and Belmont property from an unaffiliated third party for approximately $3,165,000. The property is located in Downers Grove, Illinois and contains approximately 31,298 square feet of leasable space. Anchor tenants include J.C. Licht, Goodyear Tire and Copy Center.

On February 2, 1998, the Company purchased Orland Park Retail from an unaffiliated third party for approximately $1,250,000. The property is located in Orland Park, Illinois and contains approximately 8,500 square feet of leasable space. anchor tenants include Video Update and All Cleaners.

At the completion of the Third Offering, the Company contemplates an additional offering (the "Fourth Offering") for 25,000,000 shares at $11.00 per Share, on a best efforts basis, plus 2,000,000 Shares to be issued through the Company's DRP at $10.45 per Share. The Company filed a registration statement with the Securities and Exchange Commission on January 30, 1998.

On behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.


                                      F-21



                         INLAND REAL ESTATE CORPORATION
                            (a Maryland corporation)

                                  Schedule III
                    Real Estate and Accumulated Depreciation

                                December 31, 1997


                                           Initial Cost                                Gross amount at which carried
                                               (A)                                         at end of period (B)
                                      ------------------------               -------------------------------------------------
                                                     Buildings  Adjustments     Land       Buildings              Accumulated
                                                       and          to           and         and         Total    Depreciation
                          Encumbrance     Land     improvements  Basis (C)   improvements improvements    (D)          (E)
                          -----------  ----------- ------------ -----------  ----------- ------------ ----------- ------------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL.......... $    727,472      78,330    1,130,723       -           78,330   1,130,723    1,209,053     109,931

  Zany Brainy
    Wheaton, IL..........    1,245,000     838,000    1,626,033        664       838,000   1,626,697    2,464,697      81,313

  Ameritech
    Joliet, IL...........      522,375     170,000      883,293      2,544       170,000     885,837    1,055,837      19,595

  Dominicks-Schaumburg
    Schaumburg, IL.......    5,345,500   2,294,437    8,388,263      2,679     2,294,437   8,390,942   10,685,379     163,147

  Dominicks-Highland Park
    Highland Park, IL....    6,400,000   3,200,000    9,593,565      2,200     3,200,000   9,595,765   12,795,765     224,931

  Dominicks-Glendale Heights
    Glendale Heights, IL.         -      1,265,000    6,934,230      9,194     1,265,000   6,943,424    8,208,424      61,949

  Party City
    Oakbrook Terrace, IL.         -        750,000    1,230,030       -          750,000   1,230,030    1,980,030       6,809

  Eagle Country Market
    Roselle, IL..........         -        966,667    1,935,350       -          966,667   1,935,350    2,902,017       7,097

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL.......    2,350,000   1,878,618    2,938,352    115,828     1,878,618   3,054,180    4,932,798     281,851

  Montgomery-Goodyear
    Montgomery, IL......       630,000     315,000      834,659    (11,158)      315,000     823,501    1,138,501      61,859

  Hartford/Naperville Plaza
    Naperville, IL.......    2,310,000     990,000    3,427,961     13,002       990,000   3,440,963    4,430,963     277,899

  Nantucket Square
    Schaumburg, IL.......    2,200,000   1,908,000    2,349,918    (69,881)    1,908,000   2,280,037    4,188,037     171,240

  Antioch Plaza
    Antioch, IL..........      875,000     268,000    1,360,445   (120,629)      268,000   1,239,816    1,507,816      90,049

  Mundelein Plaza
    Mundelein, IL........    2,810,000   1,695,000    3,965,560    (53,429)    1,695,000   3,912,131    5,607,131     229,796

  Regency Point
    Lockport, IL.........    4,373,461   1,000,000    4,720,800    (19,377)    1,000,000   4,701,423    5,701,423     274,247
                          ------------ ----------- ------------ -----------  ----------- ------------ ----------- -----------
    Subtotal              $ 29,788,808  17,617,052   51,319,182   (128,363)   17,617,052  51,190,819   68,807,871   2,061,713






                             Date
                             Con-
                             stru- Date
                             cted   Acq
                            ----- -----
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL..........    1988  01/95

  Zany Brainy
    Wheaton, IL..........    1995  07/96

  Ameritech
    Joliet, IL...........    1995  05/97

  Dominicks-Schaumburg
    Schaumburg, IL.......    1996  05/97

  Dominicks-Highland Park
    Highland Park, IL....    1996  06/97

  Dominicks-Glendale Heights
    Glendale Heights, IL.    1997  09/97

  Party City
    Oakbrook Terrace, IL.    1985  11/97

  Eagle Country Market
    Roselle, IL..........    1990  11/97

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Cente
    Naperville, IL.......    1991  03/95

  Montgomery-Goodyear
    Montgomery, IL......     1991  09/95

  Hartford/Naperville Plaza
    Naperville, IL.......    1995  09/95

  Nantucket Square
    Schaumburg, IL.......    1980  09/95

  Antioch Plaza
    Antioch, IL..........    1995  12/95

  Mundelein Plaza
    Mundelein, IL........    1990  03/96

  Regency Point
    Lockport, IL.........    1993  04/96
                             ----  -----
    Subtotal



                                      F-22






                         INLAND REAL ESTATE CORPORATION
                            (a Maryland corporation)

                            Schedule III (continued)
                    Real Estate and Accumulated Depreciation

                                December 31, 1997

                                            Initial Cost                                Gross amount at which carried
                                                 (A)                                        at end of period (B)
                                       ------------------------              --------------------------------------------------

                                                     Buildings  Adjustments     Land       Buildings              Accumulated
                                                       and          to           and         and         Total    Depreciation
                          Encumbrance     Land     improvements  Basis (C)   improvements improvements    (D)          (E)
                          -----------  ----------- ------------ -----------  ----------- ------------ ----------- ------------
  Subtotal                $ 29,788,808  17,617,052   51,319,182   (128,363)   17,617,052  51,190,819   68,807,871   2,061,713

  Prospect Heights
    Prospect Heights, IL.    1,095,000     494,300    1,683,755     (9,724)      494,300   1,674,031    2,168,331      83,479

  Montgomery-Sears
    Montgomery, IL.......    1,645,000     768,000    2,714,173    (48,504)      768,000   2,665,669    3,433,669     134,141

  Salem Square
    Countryside, IL......    3,130,000   1,735,000    4,449,217    (16,960)    1,735,000   4,432,257    6,167,257     209,482

  Hawthorn Village
    Vernon Hills, IL.....    4,280,000   2,619,500    5,887,640     46,891     2,619,500   5,934,531    8,554,031     274,230

  Six Corners
    Chicago, IL..........    3,100,000   1,440,000    4,538,152      3,638     1,440,000   4,541,790    5,981,790     182,845

  Spring Hill Fashion Corner
    West Dundee, IL......    4,690,000   1,794,000    7,415,396      3,955     1,794,000   7,419,351    9,213,351     278,079

  Crestwood Plaza
    Crestwood, IL........      904,380     325,577    1,483,183      4,750       325,577   1,487,933    1,813,510      49,565

  Park St. Claire
    Schaumburg, IL.......      762,500     319,578      986,920    226,674       319,578   1,213,594    1,533,172      59,391

  Lansing Square
    Lansing, IL..........    8,150,000   4,075,000   12,179,383     18,087     4,075,000  12,197,470   16,272,470     407,128

  Summit of Park Ridge
    Park Ridge, IL.......    1,600,000     672,000    2,497,950      5,886       672,000   2,503,836    3,175,836      83,749

  Grand and Hunt Club
    Gurnee, IL...........    1,796,000     969,840    2,622,575    (52,811)      969,840   2,569,764    3,539,604      85,654

  Quarry Outlot
    Hodgkins, IL.........      900,000     522,000    1,278,431      8,872       522,000   1,287,303    1,809,303      42,860

  Maple Park Place
    Bolingbrook, IL......    7,650,000   3,665,909   11,669,428     10,603     3,665,909  11,680,031   15,345,940     440,388

  Aurora Commons
    Aurora, IL...........    9,392,602   3,220,000    8,318,661      3,901     3,220,000   8,322,562   11,542,562     281,096
                          ------------ ----------- ------------ ------------ ----------- ------------ ----------- ------------
    Subtotal              $ 78,884,290  40,237,756  119,044,046     76,895    40,237,756 119,120,941  159,358,697   4,673,800





                          Date
                          Con-
                          stru- Date
                          cted   Acq
                          ----- -----
  Subtotal

  Prospect Heights
    Prospect Heights, IL. 1985  06/96

  Montgomery-Sears
    Montgomery, IL....... 1990  06/96

  Salem Square
    Countryside, IL...... 1973  08/96

  Hawthorn Village
    Vernon Hills, IL..... 1979  08/96

  Six Corners
    Chicago, IL.......... 1966  10/96

  Spring Hill Fashion Corn
    West Dundee, IL...... 1985  11/96

  Crestwood Plaza
    Crestwood, IL........ 1992  12/96

  Park St. Claire
    Schaumburg, IL....... 1994  12/96

  Lansing Square
    Lansing, IL.......... 1991  12/96

  Summit of Park Ridge
    Park Ridge, IL....... 1986  12/96

  Grand and Hunt Club
    Gurnee, IL........... 1996  12/96

  Quarry Outlot
    Hodgkins, IL......... 1996  12/96

  Maple Park Place
    Bolingbrook, IL...... 1992  01/97

  Aurora Commons
    Aurora, IL........... 1988  01/97

    Subtotal




                                      F-23




                         INLAND REAL ESTATE CORPORATION
                            (a Maryland corporation)

                            Schedule III (continued)
                    Real Estate and Accumulated Depreciation

                                December 31, 1997

                                            Initial Cost                                Gross amount at which carried
                                                 (A)                                        at end of period (B)
                                       ------------------------              --------------------------------------------------

                                                     Buildings  Adjustments     Land       Buildings              Accumulated
                                                       and          to           and         and         Total    Depreciation
                          Encumbrance     Land     improvements  Basis (C)   improvements improvements    (D)          (E)
                          -----------  ----------- ------------ -----------  ----------- ------------ ----------- ------------
  Subtotal                $ 78,884,290  40,237,756  119,044,046     76,895    40,237,756 119,120,941  159,358,697   4,673,800

  Lincoln Park Place
    Chicago, IL..........    1,050,000     819,000    1,299,902    (11,788)      819,000   1,288,114    2,107,114      39,828

  Niles Shopping Center
    Niles, IL............    1,617,500     850,000    2,408,467    (22,157)      850,000   2,386,310    3,236,310      56,614

  Mallard Crossing
    Elk Grove Village, IL         -      1,778,667    6,331,943    (22,929)    1,778,667   6,309,014    8,087,681     148,038

  Cobblers Crossing
    Elgin, IL............         -      3,200,000    7,763,940    (67,400)    3,200,000   7,696,540   10,896,540     179,263

  Calumet Square
    Calumet City, IL.....    1,032,920     527,000    1,537,316      6,664       527,000   1,543,980    2,070,980      29,861

  Sequoia Shopping Center
    Milwaukee, WI........    1,505,000   1,216,914    1,802,336     (8,060)    1,216,914   1,794,276    3,011,190      32,470

  Riversquare Shopping Center
    Naperville, IL.......         -      2,853,226    3,124,732    103,872     2,853,226   3,228,604    6,081,830      64,297

  Rivertree Court
    Vernon Hills, IL.....   15,700,000   8,651,875   22,861,547      6,233     8,651,875  22,867,780   31,519,655     375,277

  Shorecrest Plaza
    Racine, WI...........         -      1,150,000    4,749,758    (17,469)    1,150,000   4,732,289    5,882,289      66,035

  Countryside
    Countryside, IL......         -      1,375,000      925,106       -        1,375,000     925,106    2,300,106        -

  Terramere Plaza
    Arlington Heights, IL         -      1,435,000    2,966,411       -        1,435,000   2,966,411    4,401,411        -

  Wilson Plaza
    Batavia, IL..........         -        310,000      984,720       -          310,000     984,720    1,294,720        -

  Iroquois Center
    Naperville, IL.......         -      3,668,347    8,258,584       -        3,668,347   8,258,584   11,926,931        -

  Fashion Square
    Skokie, IL...........    6,200,000   2,393,534    6,822,071       -        2,393,534   6,822,071    9,215,605        -

  Naper West
    Naperville, IL.......         -      5,335,000    9,584,779       -        5,335,000   9,584,779   14,919,779        -
                          ------------ ----------- ------------ ------------ ----------- ------------ ----------- ------------
    Total                 $105,989,710  75,801,319  200,465,658     43,861    75,801,319 200,509,519  276,310,838   5,665,483
                          ============ =========== ============ ===========  =========== ============ =========== ============







                          Date
                          Con-
                          stru- Date
                          cted   Acq
                          ----- -----
  Subtotal

  Lincoln Park Place
    Chicago, IL.......... 1990  01/97

  Niles Shopping Center
    Niles, IL............ 1982  04/97

  Mallard Crossing
    Elk Grove Village, IL 1993  05/97

  Cobblers Crossing
    Elgin, IL............ 1993  05/97

  Calumet Square
    Calumet City, IL..... 1967/ 06/97
                          1994
  Sequoia Shopping Center
    Milwaukee, WI........ 1988  06/97

  Riversquare Shopping Ce
    Naperville, IL....... 1988  06/97

  Rivertree Court
    Vernon Hills, IL..... 1988  07/97

  Shorecrest Plaza
    Racine, WI........... 1977  07/97

  Countryside
    Countryside, IL...... 1975  12/97

  Terramere Plaza
    Arlington Heights, IL 1980  12/97

  Wilson Plaza
    Batavia, IL.......... 1986  12/97

  Iroquois Center
    Naperville, IL....... 1983  12/97

  Fashion Square
    Skokie, IL........... 1984  12/97

  Naper West
    Naperville, IL....... 1985  12/97

    Total




                                      F-24





                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Schedule III (continued)

                   Real Estate and Accumulated Depreciation

                       December 31, 1997, 1996 and 1995

Notes:

   (A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

   (B) The aggregate cost of real estate owned at December 31, 1997 and 1996 for federal income tax purposes was approximately $277,000,000 and $95,000,000, unaudited respectively.

   (C) As part of the Montgomery-Goodyear, Hartford/Naperville Plaza, Nantucket Square, Antioch Plaza, Mundelein Plaza, Regency Point, Prospect Heights Plaza, Montgomery-Sears and Salem Square purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased. GAAP requires that as these payments are received, the Company record the payments as a reduction in the purchase price of the properties rather than as rental income. The Company has recorded $410,361, $437,678 and $133,016 of such payments as of December 31, 1997,
       1996 and 1995, respectively.

   (D) Reconciliation of real estate owned:


                                                      1997           1996          1995
                                                 -------------  ------------- -------------
       Balance at beginning of year......        $ 94,632,981     17,512,432          -
       Purchases of property.............         181,251,256     77,421,408    17,594,313
       Additions.........................             836,962        136,819        51,135
       Payments received under
         master leases...................            (410,361)      (437,678)     (133,016)
                                                 -------------  ------------- -------------
       Balance at end of year............        $276,310,838     94,632,981    17,512,432
                                                 =============  ============= =============

   (E) Reconciliation of accumulated depreciation:

       Balance at beginning of year......        $  1,109,038        169,894          -
       Depreciation expense..............           4,556,445        939,144       169,894
                                                 -------------  ------------- -------------
       Balance at end of year............        $  5,665,483      1,109,038       169,894
                                                 =============  ============= =============

                                                          F-25





                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1997
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to give effect to the acquisitions of the properties indicated in Note B of the Notes to the Pro Forma Balance Sheet as though these transactions occurred December 31, 1997. No pro forma adjustments were made for the following properties which were completed in 1998; Oak Forest Commons, Downers Grove Market and Staples Office Supply Store. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1997 Financial Statements and the notes thereto as files on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.












                                      F-26




                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1997
                                  (unaudited)

                                                                        December 31,
                                        December 31,                         1997
                                            1997         Pro Forma        Pro Forma
                                        Historical(A)  Adjustments(B)  Balance Sheet
                                       -------------   -------------   --------------
Assets
------
Net investment in
  properties .......................   $ 270,645,355      110,188,281     380,833,635
Cash and cash equivalents ..........      51,145,587               --      51,145,587
Restricted cash ....................       2,073,799               --       2,073,799
Accounts and rents
  receivable .......................       4,926,643        3,053,174       7,979,817
Other assets .......................       4,798,747               --       4,798,747
                                       -------------    -------------   -------------
Total assets .......................   $ 333,590,131      113,241,454     446,831,585
                                       =============    =============   =============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses .........................   $   1,193,874               --       1,193,874
Accrued real estate taxes ..........       7,031,732        3,253,342      10,285,074
Distributions payable (C) ..........       1,777,113               --       1,777,113
Security deposits ..................         754,359           90,335         844,694
Mortgages payable ..................     106,589,710        9,500,000     116,089,710
Unearned income ....................         495,535               --         495,535
Other liabilities ..................         493,116               --         493,116
Due to Affiliates ..................         377,825               --         337,825
                                       -------------    -------------   -------------
Total liabilities ..................     118,673,264       12,843,677     131,516,941
                                       -------------    -------------   -------------
Common Stock (D) ...................         249,470          116,742         366,212
Additional paid in capital
  (net of Offering costs) (D)  .....     220,640,608      100,281,035     320,921,643
Accumulated distributions in
  excess of net income .............      (5,973,211)              --      (5,973,211)
                                       -------------    -------------   -------------
Total Stockholders' equity .........     214,916,867      100,397,777     315,314,644
                                       -------------    -------------   -------------
Total liabilities and
  Stockholders' equity .............   $ 333,590,131      113,241,454     446,831,585
                                       =============    =============   =============





              See accompanying notes to pro forma balance sheet.

                                      F-27




                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1997
                                  (unaudited)

(A) The December 31, 1997 Historical column represents the historical balance sheet as presented in the December 31, 1997 10-K as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on December 31, 1997. The terms are described in the notes that follow.


                                     Pro Forma Adjustments
                        ---------------------------------------------------
                                                     West
                         Woodfield     Coopers      Chicago        Maple
                           Plaza        Grove      Dominick's      Plaza
                        ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $19,200,000    5,800,000    6,300,000    3,165,000
Accounts and rents
  receivable...........     404,735      326,400         -          27,150
                        ------------ ------------ ------------ ------------
Total assets........... $19,604,735    6,126,400    6,300,000    3,192,150
                        ============ ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................     404,735      340,000         -          46,800
Security deposits......        -           4,533         -          27,150
Mortgage payable.......        -            -            -            -
                        ------------ ------------ ------------ ------------
Total liabilities......     404,735      344,533         -          73,950
                        ------------ ------------ ------------ ------------
Common Stock...........      22,326        6,723        7,326        3,626
Additional paid in capital
  (net of Offering
  Costs)...............  19,177,674    5,775,144    6,292,674    3,114,574
                        ------------ ------------ ------------ ------------
Total Stockholders'
  equity...............  19,200,000    5,781,867    6,300,000    3,118,200
                        ------------ ------------ ------------ ------------
Total liabilities and
  Stockholders' equity.  19,604,735    6,126,400    6,300,000    3,192,150
                        ============ ============ ============ ============




                                      F-28


                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1997
                                  (unaudited)

                                       Pro Forma Adjustments
                        ---------------------------------------------------

                         Lake Park     Homewood      Wisner        Mill
                           Plaza        Plaza        Plaza        Creek
                        ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties...........  12,275,000    1,936,300    1,885,300   11,295,000
Accounts and rents
  receivable...........     286,000      130,008       72,600      589,760
                        ------------ ------------ ------------ ------------
Total assets...........  12,561,000    2,066,308    1,957,900   11,884,760
                        ============ ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................     298,580      130,008       72,600      608,000
Security deposits......       9,956         -           3,235       36,333
Mortgage payable.......        -            -            -       9,500,000
                        ------------ ------------ ------------ ------------
Total liabilities......     308,536      130,008       75,835   10,144,333
                        ------------ ------------ ------------ ------------
Common Stock...........      14,247        2,252        2,188        2,024
Additional paid in capital
  (net of Offering
  Costs)...............  12,238,217    1,934,048    1,879,877    1,738,403
                        ------------ ------------ ------------ ------------
Total Stockholders'
  equity...............  12,252,464    1,936,300    1,882,065    1,740,427
                        ------------ ------------ ------------ ------------
Total liabilities and
  Stockholders' equity.  12,561,000    2,066,308    1,957,900   11,884,760
                        ============ ============ ============ ============






                                      F-29




                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1997
                                  (unaudited)

                                      Pro Forma Adjustments
                        ---------------------------------------------------

                           Prairie    St. James     Chestnut     Bergen
                           Square     Crossing        Court       Plaza
                        ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties...........   3,101,000    7,477,000   16,144,000   17,247,680
Accounts and rents
  receivable...........      55,000       83,000      194,600      729,000
                        ------------ ------------ ------------ ------------
Total assets...........   3,156,000    7,560,000   16,338,600   17,976,680
                        ============ ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................      58,650       88,305      299,390      751,353
Security deposits......       9,128         -            -            -
Mortgage payable.......        -            -            -            -
                        ------------ ------------ ------------ ------------
Total liabilities......      67,778       88,305      299,390      751,353
                        ------------ ------------ ------------ ------------
Common Stock...........       3,591        8,688       18,650       20,029
Additional paid in capital
  (net of Offering
  Costs)...............   3,084,631    7,463,007   16,020,560   17,205,298
                        ------------ ------------ ------------ ------------
Total Stockholders'
  equity...............   3,088,222    7,471,695   16,039,210   17,225,327
                        ------------ ------------ ------------ ------------
Total liabilities and
  Stockholders' equity.   3,156,000    7,560,000   16,338,600   17,976,680
                        ============ ============ ============ ============






                                      F-30




                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1997
                                  (unaudited)

                          Pro Forma Adjustments
                        -------------------------
                                                     Total
                           Berwyn                  Pro Forma
                           Plaza       Wauconda   Adjustments
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties...........   1,837,000    2,525,000  110,188,280
Accounts and rents
  receivable...........     113,604       41,317    3,053,174
                        ------------ ------------ ------------
Total assets...........   1,950,604    2,566,317  113,241,454
                        ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................     113,604       41,317    3,253,342
Security deposits......        -            -          90,335
Mortgage payable.......        -            -       9,500,000
                        ------------ ------------ ------------
Total liabilities......     113,604       41,317   12,843,677
                        ------------ ------------ ------------
Common Stock...........       2,136        2,936      116,742
Additional paid in capital
  (net of Offering
  Costs)...............   1,834,864    2,522,064  100,281,035
                        ------------ ------------ ------------
Total Stockholders'
  equity...............   1,837,000    2,525,000  100,397,777
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity.   1,950,604    2,566,317  113,241,454
                        ============ ============ ============







                                      F-31




                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1997
                                  (unaudited)

    Acquisitions of Property:

    On January 2, 1998, the Company acquired Woodfield Plaza from an unaffiliated third party for the purchase price of $19,200,000 on an all cash basis, funded from cash and cash equivalents.

    On January 9, 1998, the Company acquired Coopers Grove from an unaffiliated third party for the purchase price of $5,800,000 on an all cash basis, funded from cash and cash equivalents.

    On January 22, 1998, the Company acquired West Chicago Dominick's from an unaffiliated third party for the purchase price of approximately $6,300,000 on an all cash basis, funded from cash and cash equivalents.

    On January 30, 1998, the Company acquired Maple Plaza from an unaffiliated third party for the purchase price of $3,165,000 on an all cash basis, funded from cash and cash equivalents.

    On February 10, 1998, the Company acquired Lake Park Plaza from an unaffiliated third party for the purchase price of approximately $12,275,000 on an all cash basis, funded from cash and cash equivalents.

    On February 23, 1998, the Company acquired Homewood Plaza from an unaffiliated third party for the purchase price of approximately $1,936,300 on an all cash basis, funded from cash and cash equivalents.

    On February 23, 1998, the Company acquired Wisner Plaza from an unaffiliated third party for the purchase price of approximately $1,885,300 on an all cash basis, funded from cash and cash equivalents.

    On March 4, 1998, the Company acquired Mill Creek from an unaffiliated third party for the purchase price of $11,360,000. As part of the purchase, the Company assumed the existing debt of $9,500,000. The mortgage requires interest only payments at the rate of 8% per annum through September 1999. The balance of the purchase price was funded from cash and cash equivalents.

    On March 5, 1998, the Company acquired Oak Forest Commons from an unaffiliated third party for the purchase price of approximately $12,460,000 on an all cash basis, funded from cash and cash equivalents.
    Oak Forest Commons was constructed in 1998.

    On March 6, 1998, the Company acquired Prairie Square from an unaffiliated third party for the purchase price of $3,101,000 on an all cash basis, funded from cash and cash equivalents.

    On March 25, 1998, the Company acquired Downers Grove Market from an unaffiliated third party for the purchase price of approximately $17,679,000 on an all cash basis, funded from cash and cash equivalents. Downers Grove Market was constructed in 1998.


                                      F-32




                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1997
                                  (unaudited)


    On March 31, 1998, the Company acquired St. James Crossing from an unaffiliated third party for the purchase price of approximately $7,477,000 on an all cash basis, funded from cash and cash equivalents.

    On March 31, 1998, the Company acquired Chestnut Court from an unaffiliated third party for the purchase price of approximately $16,144,000 on an all cash basis, funded from cash and cash equivalents.

    Probable Acquisitions of Property:

    The Company anticipates acquiring Bergen Plaza from an unaffiliated third party for the purchase price of approximately $17,247,680 on an all cash basis, funded from cash and cash equivalents.

    The Company anticipates acquiring Berwyn Plaza from an unaffiliated third party for the purchase price of approximately $1,837,000 on an all cash basis, funded from cash and cash equivalents.

    The Company anticipates acquiring Wauconda from an unaffiliated third party for the purchase price of approximately $2,525,000 on an all cash basis, funded from cash and cash equivalents.

    The Company anticipates financing the construction of a Staples Office Supply Store to be constructed in 1998. The total price will be approximately $2,694,000 and will be funded from cash and cash equivalents.


(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $116,742,000, net of additional Offering costs of $16,344,223 are reflected as received as of December 31, 1997, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.








                                      F-33




                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the properties indicated in Note B and Note C of the Notes to the Pro Forma Statement of Operations as though they occurred the earlier of January 1, 1997 or the date operations commenced. No pro forma adjustments have been made for Oak Forest Commons and Downers Grove Market as these centers were completed in 1998 and no significant operations existed for the year ended December 31, 1997. Construction has not begun on Staples Office Supply Store and therefore, there were no operations for the year ended December 31, 1997. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1997 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.





                                      F-34


                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                 (unaudited)


                                    Pro Forma Adjustments
                                 ---------------------------

                            1997          1997           1998
                         Historical   Acquisitions  Acquisitions      1997
                            (A)            (B)           (C)       Pro Forma
                        ------------  ------------  ------------  ------------

Rental income.....      $21,112,365     9,903,951    10,840,529    41,856,845
Additional rental
  income..........        6,592,983     3,622,583     4,437,622    14,653,188
Interest
  income(D).......        1,615,520          -             -        1,615,520
Other income......          100,717          -             -          100,717
                        ------------  ------------  ------------  ------------
  Total income....       29,421,585    13,526,534    15,278,151    58,226,270
                        ------------  ------------  ------------  ------------
Professional services
  and general and
  administrative
  fees............          482,954          -             -          482,954
Advisor asset
  management fee.(G)        843,000     1,832,719     1,102,523     3,778,242
Property operating
  expenses........        8,863,024     4,476,786     5,337,410    18,677,220
Interest expense..        5,654,564     1,338,640       760,000     7,753,204
Depreciation (E)..        4,556,445     2,371,640     2,747,050     9,675,135
Amortization......          124,884          -             -          124,884
Acquisition costs
  expensed........          249,493          -             -          249,493
                        ------------  ------------  ------------  ------------
Total expenses....       20,774,364    10,019,785     9,946,983    40,741,132
                        ------------  ------------  ------------  ------------
  Net income......      $ 8,647,221     3,506,749     5,331,168    17,485,138
                        ============  ============  ============  ============

Weighted average
  common stock shares
  outstanding (F).       15,225,983                                26,900,183
                        ============                              ============

Net income per weighted
  average common stock
  outstanding (F).      $       .57                                       .65
                        ============                              ============


            See accompanying notes to pro forma statement of operations.


                                      F-35




                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                  (unaudited)


(A) The 1997 Historical column represents the historical statement of operations of the Company for the year ended December 31, 1997, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1997 are as though the 1997 acquisitions of the following properties occurred the earlier of January 1, 1997 or the date operations commenced (May 13, 1997 for the Glendale Heights Dominick's). All properties were purchased on an all cash basis except for Maple Park, Aurora Commons, Lincoln Park Place and Rivertree Court. Pro forma adjustments for interest expense on these properties were based on the following terms.

    Maple Park Shopping Center

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Aurora Commons Shopping Center

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, maturing December 31, 2001, with the balance funded with cash and cash equivalents. The loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Lincoln Park Place Shopping Center

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.



                                      F-36




                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1997
                                  (unaudited)


    Rivertree Court

    As part of the acquisition of Rivertree Court, the Company assumed the existing first mortgage loan, maturing January 1, 1999, with a balance of $15,700,000. The loan requires interest only monthly payments at a rate of 10.03% per annum.

    Fashion Square

    As part of the acquisition of Fashion Square, the Company assumed the existing bond financing, in the remaining principal balance of $6,200,000. Monthly interest only payments are due on the financing through December 1, 2014 maturity date. The interest rate changes weekly and is currently 4.1%. The bond financing is secured by a Letter of Credit issued by LaSalle National Bank, who receives an annual fee of 1.25% of the outstanding principal balance.



                                     F-37







                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                   (continued)
                      For the year ended December 31, 1997
                                   (unaudited)

(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.

                                                          Niles
                    Maple Park    Aurora     Lincoln    Shopping     Cobblers    Mallard      Calumet     Ameritech
                      Place       Commons   Park Place   Center        Mall        Mall        Square     Outlot
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Rental income.....     39,736      82,740      14,159      98,780     341,053      356,037     130,663       36,768
Additional rental
  income..........      8,168      26,594       5,714      39,507     189,843      138,412     146,565        8,091
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Total income......     47,904     109,334      19,873     138,287     530,896      494,449     277,228       44,859
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Advisor asset
  management fee..       -           -           -           -           -            -           -            -
Property operating
  expenses........     10,039      30,055       6,352      43,952     205,189      161,720     152,445        9,746
Interest expense..       -           -           -           -           -            -           -            -
Depreciation......       -           -           -           -           -            -           -            -
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Total expenses....     10,039      30,055       6,352      43,952     205,189      161,720     152,445        9,746
                   ----------- ----------- ----------- ----------- ----------- ------------ -----------  -----------
Net income (loss).     37,865      79,279      13,521      94,335     325,707      332,729     124,783       35,113
                   =========== =========== =========== =========== =========== ============ ===========  ===========

                                            Highland                                          Glendale
                    Schaumburg   Sequoia      Park        River     Rivertree   Shorecrest     Heights
                    Dominicks     Plaza     Dominicks     Square      Court        Plaza      Dominicks  Party City
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Rental income.....    269,510     182,563     405,156     358,182   1,923,392      311,714      303,692     166,666
Additional rental
  income..........       -         67,441        -        157,773     588,600      128,728         -         33,000
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total income......    269,510     250,004     405,156     515,955   2,511,992      440,442      303,692     199,666
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Advisor asset
  management fee..       -           -           -           -           -            -            -           -
Property operating
  expenses........      5,390      78,364       8,103     166,076     732,510      154,027        7,592      39,000
Interest expense..       -           -           -           -           -            -            -           -
Depreciation......       -           -           -           -           -            -            -           -
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Total expenses....      5,390      78,364       8,103     166,076     732,510      154,027        7,592      39,000
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------ -----------
Net income (loss).    264,120     171,640     397,053     349,879   1,779,482      286,415      296,099     160,666
                   =========== =========== =========== =========== =========== ============ ============ ===========






                                      F-38







                         Inland Real Estate Corporation
                   Notes to Pro Forma Statement of Operations
                                   (continued)
                      For the year ended December 31, 1997
                                   (unaudited)

(B) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.

                     Roselle                 Wilson     Terramere    Iroquois     Fashion    Naper West
                      Eagle    Countryside    Plaza       Plaza       Center       Square       Plaza
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Rental income.....    307,980     256,000     136,100     419,563   1,376,053     808,935     1,578,508
Additional rental
  income..........     77,500        -         50,500     376,745     446,667     543,963       588,773
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total income......    385,480     256,000     186,600     793,309   1,822,720   1,352,897     2,167,281
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Advisor asset
  management fee..       -           -           -           -           -           -             -
Property operating
  expenses........    100,000      87,000      61,100     406,416     551,333     741,680       718,696
Interest expense..       -           -           -           -           -           -             -
Depreciation......       -           -           -           -           -           -             -
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Total expenses....    100,000      87,000      61,100     406,416     551,333     741,680       718,696
                   ----------- ----------- ----------- ----------- ----------- ------------ ------------
Net income (loss).    285,480     169,000     125,500     389,892   1,271,387     611,217     1,448,585
                   =========== =========== =========== =========== =========== ============ ============


                                  Total
                                  1997
                    Pro Forma  Acquisitions
                   Adjustments  Pro Forma
                   ----------- -------------
Rental income.....       -       9,903,951
Additional rental
  income..........       -       3,622,583
                   ----------- ------------
Total income......       -      13,526,534
                   ----------- ------------
Advisor asset
  management fee..  1,832,719    1,832,719
Property operating
  expenses........       -       4,476,786
Interest expense..  1,338,640    1,338,640
Depreciation......  2,371,640    2,371,640
                   ----------- ------------
Total expenses....  5,542,999   10,019,785
                   ----------- ------------
Net income (loss). (5,542,999)   3,506,749
                   =========== ============


                                      F-39








                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)

(C) Total pro forma adjustments for 1998 acquisitions are as though they were acquired the earlier of January 1, 1997 or the date operations commenced.



                                              West
                    Woodfield    Coopers     Chicago      Maple
                      Plaza       Grove     Dominick's    Plaza
                   ----------- ----------- ----------- -----------
Rental income.....   2,235,315    577,096     628,320     369,317
Additional rental
  income..........     755,071    401,492        -        129,431
                   ----------- ----------- ----------- -----------
Total income......   2,990,386    978,588     628,320     498,748
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..     192,000     58,000      63,000      31,650
Property operating
  expenses........     873,792    444,031      18,850     133,667
Interest expense..        -          -           -           -
Depreciation......     483,000    146,600     157,500      83,400
                   ----------- ----------- ----------- -----------
Total expenses....   1,548,792    648,631     239,350     248,717
                   ----------- ----------- ----------- -----------
Net income (loss).   1,441,594    329,957     388,970     250,031
                   =========== =========== =========== ===========


                    Lake Park    Homewood     Wisner       Mill
                      Plaza        Plaza      Plaza       Creek
                   ----------- ----------- ----------- -----------
Rental income.....  1,216,080     220,375     206,312   1,085,374
Additional rental
  income..........    472,163     132,016      59,636     725,135
                   ----------- ----------- ----------- -----------
Total income......  1,688,243     332,391     265,948   1,810,509
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..    122,750      19,363      18,853     113,600
Property operating
  expenses........    467,427     166,951     101,312     823,792
Interest expense..       -           -           -        760,000
Depreciation......    293,000      46,500      45,900     272,500
                   ----------- ----------- ----------- -----------
Total expenses....    883,177     232,814     166,065   1,969,892
                   ----------- ----------- ----------- -----------
Net income (loss).    805,066      99,577      99,883    (159,383)
                   =========== =========== =========== ===========


                                      F-40




                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                               December 31, 1997
                                  (unaudited)



                    Prairie     St. James   Chestnut      Bergen
                    Square       Crossing     Court       Plaza
                   ----------- ----------- ----------- -----------

Rental income.....    315,796     720,615   1,197,317   1,681,564
Additional rental
  income..........     87,777     183,197     306,682     980,649
                   ----------- ----------- ----------- -----------
Total income......    403,573     903,812   1,503,999   2,662,213
                   ----------- ----------- ----------- -----------
Advisor asset
  management fee..     31,000      74,770     161,440     172,477
Property operating
  expenses........    130,448     257,225     593,967   1,105,206
Interest expense..       -           -           -           -
Depreciation......     87,800     187,000     403,600     431,200
                   ----------- ----------- ----------- -----------
Total expenses....    249,248     518,995   1,159,007   1,708,883
                   ----------- ----------- ----------- -----------
Net income (loss).    154,325     384,817     344,992     953,330
                   =========== =========== =========== ===========

                                            Total 1998
                     Berwyn                Acquisitions
                      Plaza     Wauconda     Pro Forma
                   ----------- ----------- ------------
Rental income.....    176,345     230,703   10,840,529
Additional rental
  income..........    131,460      72,913    4,437,622
                   ----------- ----------- ------------
Total income......    307,805     303,616   15,278,151
                   ----------- ----------- ------------
Advisor asset
  management fee..     18,370      25,250    1,102,523
Property operating
  expenses........    147,830      72,912    5,337,410
Interest expense..       -           -         760,000
Depreciation......     45,925      63,125    2,747,050
                   ----------- ----------- ------------
Total expenses....    212,125     161,287    9,946,983
                   ----------- ----------- ------------
Net income (loss).     95,680     142,329    5,331,168
                   =========== =========== ============


                                      F-41




                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)


    Acquisition of Woodfield Plaza, Schaumburg, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Woodfield Plaza
                               -----------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $2,235,315        -      2,235,315
    Additional rental income..    755,071        -        755,071
                               ----------- ----------- -----------
    Total income..............  2,990,386        -      2,990,386
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -        192,000     192,000
    Property operating
      expenses................    801,632      72,160     873,792
    Depreciation..............       -        483,000     483,000
                               ----------- ----------- -----------
    Total expenses............    801,632     747,160   1,548,792
                               ----------- ----------- -----------
    Net income (loss)......... $2,188,754    (747,160)  1,441,594
                               =========== =========== ===========



    Acquisition of Coopers Grove, Country Club Hills, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Coopers Grove
                               -----------------------------------
                                   *As      Pro Forma
                                 Reported  Adjustments    Total
                               ----------- ----------- -----------
    Rental income............. $  577,096        -        577,096
    Additional rental income..    401,492        -        401,492
                               ----------- ----------- -----------
    Total income..............    978,588        -        978,588
                               ----------- ----------- -----------
    Advisor asset
      management fee..........       -         58,000      58,000
    Property operating
      expenses................    428,031      16,000     444,031
    Depreciation..............       -        146,600     146,600
                               ----------- ----------- -----------
    Total expenses............    428,031     220,600     648,631
                               ----------- ----------- -----------
    Net income (loss)......... $  550,557    (220,600)    329,957
                               =========== =========== ===========


                                      F-42




                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)

    Acquisition of West Chicago Dominick's, West Chicago, Illinois

    This pro forma adjustment reflects the purchase of West Chicago Dominick's as if the Company had acquired the property as of January 1, 1997, and is based on information provided by the Seller.

                                        West Chicago Dominick's
                               -------------------------------------
                                Year ended
                               December 31,  Pro Forma
                                  1997      Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  628,320         -        628,320
    Additional rental income..       -            -           -
                               -----------  ----------- -----------
    Total income..............    628,320        -         628,320
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          63,000      63,000
    Property operating
      expenses................       -          18,850      18,850
    Depreciation..............       -         157,500     157,500
                               -----------  ----------- -----------
    Total expenses............       -         239,350     239,350
                               -----------  ----------- -----------
    Net income (loss)......... $  628,320     (239,350)    388,970
                               ===========  =========== ===========



    Acquisition of Maple Plaza, Downers Grove, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Maple Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  369,317         -        369,317
    Additional rental income..    129,431         -        129,431
                               -----------  ----------- -----------
    Total income..............    498,748         -        498,748
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          31,650      31,650
    Property operating
      expenses................    133,667         -        133,667
    Depreciation..............       -          83,400      83,400
                               -----------  ----------- -----------
    Total expenses............    133,667      115,050     248,717
                               -----------  ----------- -----------
    Net income (loss)......... $  365,081     (115,050)    250,031
                               ===========  =========== ===========


                                      F-43





                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)

    Acquisition of Lake Park Plaza, Michigan City, Indiana

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Lake Park Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,216,080         -      1,216,080
    Additional rental income..    472,163         -        472,163
                               -----------  ----------- -----------
    Total income..............  1,688,243         -      1,688,243
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         122,750     122,750
    Property operating
      expenses................    467,427         -        467,427
    Depreciation..............       -         293,000     293,000
                               -----------  ----------- -----------
    Total expenses............    467,427      415,750     883,177
                               -----------  ----------- -----------
    Net income (loss)......... $1,220,816     (415,750)    805,066
                               ===========  =========== ===========



    Acquisition of Homewood Plaza, Homewood, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Homewood Plaza
                               -------------------------------------
                                Year ended
                               December 31,  Pro Forma
                                   1997     Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  200,375         -        200,375
    Additional rental income..    132,016         -        132,016
                               -----------  ----------- -----------
    Total income..............    333,391         -        333,391
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          19,363      19,363
    Property operating
      expenses................    166,951         -        166,951
    Depreciation..............       -          46,500      46,500
                               -----------  ----------- -----------
    Total expenses............    166,951       65,863     232,814
                               -----------  ----------- -----------
    Net income (loss)......... $  165,440      (65,863)     99,577
                               ===========  =========== ===========




                                      F-44




                         Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Acquisition of Wisner Plaza, Chicago, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                           Wisner Plaza
                               -----------------------------------
                               Year ended
                               December 31,  Pro Forma
                                 1997       Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  206,312         -        206,312
    Additional rental income..     59,636         -         59,636
                               -----------  ----------- -----------
    Total income..............    265,948         -        265,948
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          18,853      18,853
    Property operating
      expenses................    101,312         -        101,312
    Depreciation..............       -          45,900      45,900
                               -----------  ----------- -----------
    Total expenses............    101,312       64,753     166,065
                               -----------  ----------- -----------
    Net income (loss)......... $  164,636      (64,753)     99,883
                               ===========  =========== ===========



    Acquisition of Mill Creek, Palos Park, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Mill Creek
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,085,374         -      1,085,374
    Additional rental income..    725,135         -        725,135
                               -----------  ----------- -----------
    Total income..............  1,810,509         -      1,810,509
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         113,600     113,600
    Property operating
      expenses................    778,792       45,000     823,792
    Interest expense..........       -         760,000     760,000
    Depreciation..............       -         272,500     272,500
                               -----------  ----------- -----------
    Total expenses............    778,792    1,191,100   1,969,892
                               -----------  ----------- -----------
    Net income (loss)......... $1,031,537   (1,191,100)   (159,383)
                               ===========  =========== ===========



                                      F-45





                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)


    Acquisition of Prairie Square, Sun Prairie, Wisconsin

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Prairie Square
                               -----------------------------------
                               Year Ended
                               December 31,  Pro Forma
                                  1997      Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  315,796         -        315,796
    Additional rental income..     87,777         -         87,777
                               -----------  ----------- -----------
    Total income..............    403,573         -        403,573
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          31,000      31,000
    Property operating
      expenses................    130,448         -        130,448
    Depreciation..............       -          87,800      87,800
                               -----------  ----------- -----------
    Total expenses............    130,448      118,800     249,248
                               -----------  ----------- -----------
    Net income (loss)......... $  273,125     (118,800)    154,325
                               ===========  =========== ===========




    Acquisition of St. James Crossing, Westmont, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          St. James Crossing
                               -------------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  720,615         -        720,615
    Additional rental income..    183,197         -        183,197
                               -----------  ----------- -----------
    Total income..............    903,812         -        903,812
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          74,770      74,770
    Property operating
      expenses................    257,225         -        257,225
    Depreciation..............       -         187,000     187,000
                               -----------  ----------- -----------
    Total expenses............    257,225      261,770     518,995
                               -----------  ----------- -----------
    Net income (loss)......... $  646,587     (261,770)    384,817
                               ===========  =========== ===========


                                     F-46




                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Acquisition of Chestnut Court, Darien, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Chestnut Court
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,197,317         -      1,197,317
    Lease termination income..    765,504     (765,504)       -
    Additional rental income..    306,682         -        306,682
                               -----------  ----------- -----------
    Total income..............  2,269,503     (765,504)  1,503,999
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         161,440     161,440
    Property operating
      expenses................    593,967         -        593,967
    Depreciation..............       -         403,600     403,600
                               -----------  ----------- -----------
    Total expenses............    593,967      565,040   1,159,007
                               -----------  ----------- -----------
    Net income (loss)......... $1,675,536   (1,330,544)    344,992
                               ===========  =========== ===========




    Probable Acquisition of Bergen Plaza, Oakdale, Minnesota

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Bergen Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $1,681,564         -      1,681,564
    Additional rental income..    980,649         -        980,649
                               -----------  ----------- -----------
    Total income..............  2,662,213         -      2,662,213
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -         172,477     172,477
    Property operating
      expenses................  1,105,206         -      1,105,206
    Depreciation..............       -         431,200     431,200
                               -----------  ----------- -----------
    Total expenses............  1,105,206      603,677   1,708,883
                               -----------  ----------- -----------
    Net income (loss)......... $1,557,007     (603,677)    953,330
                               ===========  =========== ===========



                                      F-47




                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



    Probable Acquisition of Berwyn Plaza, Berwyn, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                          Berwyn Plaza
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  176,345         -        176,345
    Additional rental income..    131,460         -        131,460
                               -----------  ----------- -----------
    Total income..............    307,805         -        307,805
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          18,370      18,730
    Property operating
      expenses................    135,830       12,000     147,830
    Depreciation..............       -          45,925      45,925
                               -----------  ----------- -----------
    Total expenses............    135,830       76,295     212,125
                               -----------  ----------- -----------
    Net income (loss)......... $  171,975      (76,295)     95,680
                               ===========  =========== ===========




    Probable Acquisition of Wauconda, Wauconda, Illinois

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Wauconda
                               -----------------------------------
                                   *As       Pro Forma
                                 Reported   Adjustments    Total
                               -----------  ----------- -----------
    Rental income............. $  230,703         -        230,703
    Additional rental income..     72,913         -         72,913
                               -----------  ----------- -----------
    Total income..............    303,616         -        303,616
                               -----------  ----------- -----------
    Advisor asset
      management fee..........       -          25,250      25,250
    Property operating
      expenses................     72,912         -         72,912
    Depreciation..............       -          63,125      63,125
                               -----------  ----------- -----------
    Total expenses............     72,912       88,375     161,287
                               -----------  ----------- -----------
    Net income (loss)......... $  230,704      (88,375)    142,329
                               ===========  =========== ===========



                                      F-48




                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1997
                                  (unaudited)



(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F) The pro forma weighted average common stock shares for the year ended December 31, 1997 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(G) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).











                                      F-49







                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Woodfield Plaza Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Woodfield Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Woodfield Plaza for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
January 14, 1998


                                      F-50



                        Woodfield Plaza Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997




Gross income:
  Base rental income.............................. $2,235,315
  Operating expense and real estate
    tax recoveries................................    746,038
  Other income....................................      9,033
                                                   -----------
  Total Gross Income..............................  2,990,386
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    507,949
  Operating expenses..............................    197,974
  Management Fees.................................     62,400
  Insurance.......................................     20,614
  Utilities.......................................     12,695
                                                   -----------
  Total direct operating expenses.................    801,632
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $2,188,754
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.
















                                      F-51


                        Woodfield Plaza Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Woodfield Plaza Shopping Center (Woodfield Plaza) is located in Schaumburg, Illinois. It consists of approximately 177,418 square feet of gross leasable area and was 100% leased and occupied at December 31, 1997. Approximately 47% of Woodfield Plaza is leased to one tenant representing approximately 34% of total revenues. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Woodfield Plaza from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Woodfield Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Woodfield Plaza to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Woodfield Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Woodfield Plaza is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $243,743 for the year ended December 31, 1997.



                                      F-52




                        Woodfield Plaza Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

                                Year          Amount
                                ----          ------
                                1998        $ 2,046,996
                                1999          1,985,440
                                2000          1,910,654
                                2001          1,875,192
                                2002          1,901,996
                              Thereafter     15,702,281
                                            -----------
                                            $25,442,559
                                            ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Woodfield Plaza. Costs such as mortgage interest, depreciation, amortization, estimated real estate taxes and professional fees are excluded from the Historical Summary.

    Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Woodfield Plaza is managed pursuant to the terms of a management agreement for a fixed annual fee of $62,400. Subsequent to the sale of Woodfield Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.













                                      F-53


                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of The Shops at Coopers Grove for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of The Shops at Coopers Grove's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Shops at Coopers Grove for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
March 31, 1998


                                      F-54






                          The Shops at Coopers Grove
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997




Gross income:
  Base rental income.............................. $  577,096
  Operating expense and real estate
    tax recoveries................................    401,492
                                                   -----------
  Total Gross Income..............................    978,588
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    340,627
  Operating expenses..............................     47,290
  Utilities.......................................     15,959
  Insurance.......................................     24,155
                                                   -----------
  Total direct operating expenses.................    428,031
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $  550,557
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.















                                      F-55





                          The Shops at Coopers Grove
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    The Shops at Coopers Grove (Coopers Grove) is located in Country Club Hills, Illinois. It consists of approximately 72,500 square feet of gross leasable area and was approximately 96% leased and occupied at December 31, 1997. Approximately 77% of The Shops at Coopers Grove is leased to one tenant representing approximately 78% of total revenues. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of The Shops at Coopers Grove from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of The Shops at Coopers Grove's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of The Shops at Coopers Grove to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    The Shops at Coopers Grove leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which The Shops at Coopers Grove is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $1,664 for the year ended December 31, 1997.



                                      F-56





                          The Shops at Coopers Grove
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


     Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:


                              Year          Amount
                              ----          ------
                              1998        $  604,547
                              1999           608,933
                              2000           601,665
                              2001           571,556
                              2002           516,765
                              Thereafter   3,884,507
                                          ----------
                                          $6,787,973
                                          ==========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of The Shops at Coopers Grove. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Coopers Grove has not received its real estate tax bill for 1997. Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.


                                     F-57







                        Independent Auditors' Report



The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Maple Plaza Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Maple Plaza Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Maple Plaza Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                     KPMG Peat Marwick LLP


Chicago, Illinois
January 9, 1998



                                    F-58





                         Maple Plaza Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997

Gross income:
  Base rental income..............................    $  369,317
  Operating expense and real estate
    tax recoveries................................       129,431
                                                      ----------
  Total Gross Income..............................       498,748
                                                      ----------
Direct operating expenses:
  Operating expenses..............................        64,387
  Real estate taxes...............................        47,796
  Utilities.......................................        17,385
  Insurance.......................................         4,099
                                                      ----------
  Total direct operating expenses.................       133,667
                                                      ----------
Excess of gross income over
  direct operating expenses.......................    $  365,081
                                                      ==========


See accompanying notes to historical summary of gross income and direct operating expenses.




                                     F-59











                         Maple Plaza Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Maple Plaza Shopping Center(Maple Plaza) is located in Downers Grove, Illinois. It consists of approximately 31,298 square feet of gross leasable area and was 100% leased and occupied at December 31, 1997. Approximately 19% of Maple Plaza Shopping Center is leased to one tenant representing approximately 19% of total revenues. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Maple Plaza from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Maple Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Maple Plaza to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Maple Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Maple Plaza is reimbursed for common area,
    real estate, and insurance costs.   Operating expenses and real estate tax
    recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $7,977 for the year ended December 31, 1997.




                                     F-60









                         Maple Plaza Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:


                              Year          Amount
                              ----          ------
                              1998        $  277,452
                              1999           126,697
                              2000            48,285
                              Thereafter      73,750
                                          ----------
                                          $  526,184
                                          ==========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Maple Plaza. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Maple Plaza has not received its real estate tax bill for 1997. Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Maple Plaza is managed pursuant to the terms of a management agreement for an annual fee of 3.5% of gross revenues (as defined). rents. Subsequent to the sale of Maple Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.




                                     F-61










                        Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Park Plaza Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Lake Park Plaza Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Park Plaza Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                      KPMG Peat Marwick LLP


Chicago, Illinois
February 6, 1998


                                    F-62










                       Lake Park Plaza Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997

Gross income:
  Base rental income.............................. $1,216,080
  Operating expense and real estate
    tax recoveries................................    465,497
  Other income....................................      6,666
                                                   ----------
  Total Gross Income..............................  1,688,243
                                                   ----------
Direct operating expenses:
  Operating expenses..............................    128,428
  Real estate taxes...............................    298,580
  Utilities.......................................     10,450
  Insurance.......................................     29,969
                                                   ----------
  Total direct operating expenses.................    467,427
                                                   ----------
Excess of gross income over
  direct operating expenses....................... $1,220,816

                                                   ==========


See accompanying notes to historical summary of gross income and direct operating expenses.


                                     F-63







                       Lake Park Plaza Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Lake Park Plaza Shopping Center (Lake Park Plaza) is located in Michigan City, Indiana. It consists of approximately 229,639 square feet of gross leasable area and was 96% leased and occupied at December 31, 1997. Approximately 50% of Lake Park Plaza is leased to one tenant representing approximately 34% of total revenues. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Lake Park Plaza from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Lake Park Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Park Plaza to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Lake Park Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Park Plaza is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $5,991 for the year ended December 31, 1997.



                                     F-64









                       Lake Park Plaza Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:


                             Year          Amount
                             ----          ------
                             1998        $ 1,236,345
                             1999          1,195,014
                             2000          1,167,037
                             2001          1,059,454
                             2002            992,596
                             Thereafter    6,887,666
                                         -----------
                                         $12,538,112
                                         ===========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Park Plaza. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Lake Park Plaza has not received its final real estate tax bill for 1997. Real estate tax expense is estimated based upon bills from 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.


                                     F-65





                        Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of St. James Crossing Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of St. James Crossing Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of St. James Crossing Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
April 2, 1998



                                     F-66



                      St. James Crossing Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997

Gross income:
  Base rental income.............................. $   720,615
  Operating expense and real estate
    tax recoveries................................     183,197
                                                   -----------
  Total Gross Income..............................     903,812
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................      88,305
  Operating expenses..............................     109,502
  Management fees.................................      32,674
  Insurance.......................................       2,664
  Utilities.......................................      24,080
                                                   -----------
  Total direct operating expenses.................     257,225
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $   646,587
                                                   ===========


See accompanying notes to historical summary of gross income and direct operating expenses.




                                     F-67




                      St. James Crossing Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    St. James Crossing Shopping Center (St. James Crossing) is located in Westmont, Illinois. It consists of approximately 52,000 square feet of gross leasable area and was 94% leased and occupied at December 31, 1997. Approximately 14% of St. James Crossing is leased to one tenant representing approximately 8% of base rental income. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of St. James Crossing from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of St. James Crossing's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of St. James Crossing to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    St. James Crossing leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which St. James Crossing is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $10,761 for the year ended December 31, 1997.



                                     F-68






                      St. James Crossing Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:


                             Year          Amount
                             ----          ------
                             1998        $   776,978
                             1999            691,776
                             2000            465,947
                             2001            277,221
                             2002             72,117
                                         -----------
                                         $ 2,284,038
                                         ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of St. James Crossing. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    St. James Crossing had not received its final real estate tax bill for 1997. Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    St. James Crossing is self-managed pursuant to the terms of a management agreement for an annual fee of 4% of cash basis revenues (as defined). Subsequent to the sale of St. James Crossing (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.



                                     F-69






                        Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Chestnut Court Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Chestnut Court Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Chestnut Court Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                       KPMG Peat Marwick LLP


Chicago, Illinois
April 2, 1998


                                     F-70







                        Chestnut Court Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


Gross income:
  Base rental income.............................. $ 1,197,317
  Lease termination income........................     765,504
  Operating expense and real estate
    tax recoveries................................     306,682
                                                   -----------
  Total Gross Income..............................   2,269,503
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................     299,390
  Operating expenses..............................     169,683
  Management fees.................................      86,608
  Utilities.......................................      30,337
  Insurance.......................................       7,949
                                                   -----------
  Total direct operating expenses.................     593,967
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $ 1,675,536
                                                   ===========


See accompanying notes to historical summary of gross income and direct operating expenses.


                                     F-71





                        Chestnut Court Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Chestnut Court Shopping Center (Chestnut Court) is located in Darien, Illinois. It consists of approximately 168,000 square feet of gross leasable area and was 65% leased and occupied at December 31, 1997. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Chestnut Court from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Chestnut Court's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Chestnut Court to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Chestnut Court leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Chestnut Court is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Chestnut Court received approximately $765,500 of tenant termination income during the year ended December 31, 1997 related to an early lease termination.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $567 for the year ended December 31, 1997.



                                     F-72








                        Chestnut Court Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:


                             Year          Amount
                             ----          ------
                             1998        $ 1,204,736
                             1999            906,089
                             2000            650,462
                             2001            428,346
                             2002            280,379
                             Thereafter      251,659
                                         -----------
                                         $ 3,721,671
                                         ===========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Chestnut Court. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Chestnut Court had not received its final real estate tax bill for 1997. Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Chestnut Court is self-managed pursuant to the terms of a management agreement for an annual fee of 4% of rental revenues plus certain reimbursable expenses (as defined). Subsequent to the sale of Chestnut Court (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.



                                     F-73






                        Independent Auditors' Report



The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Bergen Plaza for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Bergen Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Bergen Plaza for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
March 9, 1998


                                    F-74








                                 Bergen Plaza
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


Gross income:
  Base rental income.............................. $ 1,681,564
  Operating expense and real estate
    tax recoveries................................     937,791
  Other income....................................      42,858
                                                   -----------
  Total Gross Income..............................   2,662,213
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................     751,353
  Operating expenses..............................     156,683
  Management fees.................................     132,603
  Insurance.......................................      24,877
  Utilities.......................................      39,690
                                                   -----------
  Total direct operating expenses.................   1,105,206
                                                   -----------
Excess of gross income over
    direct operating expenses..................... $ 1,557,007
                                                   ===========



See accompanying notes to historical summary of gross income and direct operating expenses.



                                     F-75







                                 Bergen Plaza
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Bergen Plaza is located in Oakdale, Minnesota. It consists of approximately 271,000 square feet of gross leasable area and was 97% leased and occupied at December 31, 1997. Approximately 56% of Bergen Plaza is leased to two tenants representing approximately 40% of base rental income. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Bergen Plaza from an unaffiliated third party (seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Bergen Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Bergen Plaza to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Bergen Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Bergen Plaza is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $2,193 for the year ended December 31, 1997.


                                     F-76







                                 Bergen Plaza
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:


                             Year          Amount
                             ----          ------
                             1998        $ 1,687,127
                             1999          1,552,153
                             2000          1,274,762
                             2001          1,220,201
                             2002          1,097,070
                             Thereafter    4,169,039
                                         -----------
                                         $11,000,352
                                         ===========



4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Bergen Plaza. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Bergen Plaza has not received its final real estate tax bill for 1997. Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Bergen Plaza is managed pursuant to the terms of a management agreement with the Seller for an annual fee of 5% of revenues (as defined) and an administrative fee equal to 5% of operating expense recoveries (as defined). Subsequent to the sale of Bergen Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.


                                     F-77








                        Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Berwyn Plaza Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Berwyn Plaza Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Berwyn Plaza Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
January 15, 1998


                                     F-78









                         Berwyn Plaza Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


Gross income:
  Base rental income.............................. $  176,345
  Operating expense and real estate
    tax recoveries................................    131,460
                                                   ----------
  Total Gross Income..............................    307,805
                                                   ----------
Direct operating expenses:
  Real estate taxes...............................    113,604
  Operating expenses..............................     14,462
  Management fees.................................      1,830
  Insurance.......................................      5,934
                                                   ----------
  Total direct operating expenses.................    135,830
                                                   ----------
Excess of gross income over
    direct operating expenses..................... $  171,975
                                                   ==========


See accompanying notes to historical summary of gross income and direct operating expenses.




                                     F-79







                         Berwyn Plaza Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Berwyn Plaza Shopping Center (Berwyn Plaza) is located in Berwyn,
    Illinois. It consists of approximately 18,000 square feet of gross leasable area and was 100% leased and occupied at December 31, 1997. Approximately 74% of Berwyn Plaza is leased to one tenant representing approximately 65% of the total revenues. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Berwyn Plaza from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Berwyn Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Berwyn Plaza to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Berwyn Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Berwyn Plaza is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $(8,905) for the year ended December 31, 1997.



                                     F-80






                         Berwyn Plaza Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:


                             Year          Amount
                             ----          ------
                             1998        $   182,400
                             1999            148,800
                             2000            123,375
                             2001            115,000
                             2002            115,000
                             Thereafter    2,367,083
                                         -----------
                                         $ 3,051,658
                                         ===========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Berwyn Plaza. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Berwyn Plaza has not received its final real estate tax bill for 1997. Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Berwyn Plaza is managed pursuant to the terms of a management agreement for a fixed annual fee of 1% of gross revenues (as defined). Subsequent to the sale of Berwyn Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.


                                     F-81










                        Independent Auditors' Report



The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Wauconda Shopping Center for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Wauconda Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Wauconda Shopping Center for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                       KPMG Peat Marwick LLP


Chicago, Illinois
March 9, 1998



                                     F-82







                           Wauconda Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


Gross income:
  Base rental income.............................. $  230,703
  Operating expense and real estate
    tax recoveries................................     72,913
                                                   ----------
  Total Gross Income..............................    303,616
                                                   ----------
Direct operating expenses:
  Real estate taxes...............................     41,317
  Operating expenses..............................     15,823
  Management fees.................................     12,000
  Insurance.......................................      3,772
                                                   ----------
  Total direct operating expenses.................     72,912
                                                   ----------
Excess of gross income over
    direct operating expenses..................... $  230,704
                                                   ==========



See accompanying notes to historical summary of gross income and direct operating expenses.



                                     F-83






                           Wauconda Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Wauconda Shopping Center is located in Wauconda, Illinois. It consists of approximately 29,700 square feet of gross leasable area and was 100% leased and occupied at December 31, 1997. Approximately 73% of Wauconda Shopping Center is leased to one tenant representing approximately 66% of base rental income. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Wauconda Shopping Center from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Wauconda Shopping Center's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Wauconda Shopping Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Wauconda Shopping Center leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Wauconda Shopping Center is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $5,356 for the year ended December 31, 1997.



                                     F-84



                           Wauconda Shopping Center
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:


                             Year          Amount
                             ----          ------
                             1998        $   223,307
                             1999            206,510
                             2000            201,508
                             2001            148,500
                             2002            156,600
                             Thereafter      587,250
                                         -----------
                                         $ 1,523,675
                                         ===========

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Wauconda Shopping Center. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Wauconda Shopping Center has not received its final real estate tax bill for 1997. Real estate tax expense is estimated based upon bills from 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Wauconda Shopping Center is managed pursuant to the terms of a management agreement for an annual fee of 5% of base rents. Subsequent to the sale of Wauconda Shopping Center (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.



                                     F-85






                        Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Mill Creek for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. The presentation is not intended to be a complete presentation of Mill Creek's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mill Creek for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
March 2, 1998



                                    F-86








                                  Mill Creek
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


Gross income:
  Base rental income.............................. $1,085,374
  Operating expense and real estate
    tax recoveries................................    723,707
  Other income                                          1,428
                                                   ----------
  Total Gross Income..............................  1,810,509
                                                   ----------
Direct operating expenses:
  Operating expenses..............................     96,793
  Real estate taxes...............................    615,431
  Utilities.......................................     17,553
  Insurance.......................................     13,195
  Management Fees.................................     36,000
                                                   ----------
  Total direct operating expenses.................    778,792
                                                   ----------
Excess of gross income over
    direct operating expenses..................... $1,031,537
                                                   ==========



See accompanying notes to historical summary of gross income and direct operating expenses.

                                     F-87





                                  Mill Creek
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


1.  Business

    Mill Creek is located in Palos Park, Illinois. It consists of 102,428 square feet of gross leasable area and was 98% leased and occupied at December 31, 1997. Approximately 65% of Mill Creek is leased to one tenant representing approximately 56% of total revenues. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Mill Creek from an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Mill Creek's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Mill Creek to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Mill Creek leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Mill Creek is reimbursed for common area,
    real estate, and insurance costs.   Operating expenses and real estate tax
    recoveries reflected in the Historical Summary include amounts for 1997 expenses for which the tenants have not yet been billed.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $21,505 for the year ended December 31, 1997.



                                     F-88




                                  Mill Creek
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1997


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:


                             Year          Amount
                             ----          ------
                             1998        $1,121,833
                             1999         1,065,478
                             2000           853,824
                             2001           712,862
                             2002           710,586
                             Thereafter   3,917,515
                                         ----------
                                         $8,382,098
                                         ==========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Mill Creek. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Mill Creek has not received its real estate tax bill for 1997. Real estate tax expense is estimated based upon bills for 1996. The difference between the estimate and the final tax bill is not expected to have a material impact on the Historical Summary.

    Mill Creek is managed pursuant to the terms of a management agreement for $3,000 per month (for a total of $36,000 per year). Subsequent to the sale of Mill Creek (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.




                                     F-89


                                                                   EXHIBIT A


                           PRIOR PERFORMANCE TABLES

     The prior performance tables contain information concerning public real estate limited partnerships sponsored by Affiliates of the Advisor. This information has been summarized, in part, in narrative form under "Prior Performance of the Company's Affiliates." The purpose of the tables is to provide information on the performance of those partnerships in evaluating the experience of the Affiliates of the Advisor as sponsors of such programs. However, the inclusion of these tables does not imply that the Company will make investments comparable to those reflected in the tables or that investors in the Company will experience return comparable to those experienced in the programs referred to in these tables. Persons who purchase Shares in the Company will not thereby acquire any ownership in any of the partnerships to which these tables relate. The tables consist of:

    Table I    Experience in Raising and Investing Funds

    Table II   Compensation to IREIC and Affiliates

    Table III  Operating Results of Prior Programs

    Table IV   Results of Completed Programs

    Table V    Sales or Disposals of Properties

    Table VI   Acquisition of Properties by Programs*

  * Prospective investors in the Company may obtain copies of Table VI by contacting the Advisor.

    Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P. the partnerships presented in the tables are public real estate limited partnership formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

    (1) Capital appreciation; and
    (2) Cash distributions for limited partners.

    In addition, with respect to private limited partnerships, an objective was the generation of tax loss deductions which generally will be used to offset taxable income from other sources.

    The Company's investment objectives are to: (i) provide regular Distributions to Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income, pursuant to the REIT qualification requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.



                                      A-1






                                    TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

    Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation (IREIC), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior partnerships where the offering closed in the three years prior to December 31, 1997. The Table particularly focuses upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

    Since 1987, Inland Real Estate Investment Corporation has organized and completed the offerings of three public partnerships which have primarily invested in existing residential real property and three public partnerships which have invested in undeveloped land. All public partnership offerings closed prior to the three years ended December 31, 1997.




                                       A-2






                                   TABLE II

                   COMPENSATION TO IREIC AND AFFILIATES (A)

    Table II summarizes the amount and type of compensation paid to IREIC during the three years ended December 31, 1997 in connection with prior partnerships.

    Some partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.










                                      A-3






                                   TABLE II

                   COMPENSATION TO IREIC AND AFFILIATES (A)
                                (000's omitted)

                                                            Public
                                                           Programs
                                                          ----------
                                                          6 Programs
                                                          ----------
Date offering commenced ...............................         --
Dollar amount raised ..................................     $172,241
                                                            ========

Amounts paid or payable to general partner or
  affiliates from proceeds of offerings:
    Selling commissions and underwriting fees (B)......        5,885
    Other offering expenses (C) .......................        2,310
    Acquisition cost and expense (D) ..................       10,088
                                                            ========

Dollar amount of cash available (deficiency)
  from operations before deducting
  (adding) payments to (from) general partner or
  affiliates (E) ......................................     $ 16,025
                                                            ========

Amounts paid to (received from) general partner
  or affiliates related to operations:
    Property management fees (F) ......................     $    845
    Partnership subsidies received ....................            0
    Accounting services ...............................          228
    Data processing service ...........................          158
    Legal services ....................................          239
    Other administrative services .....................          855
    Property upgrades .................................          848
    Property operating expenses .......................            0

Dollar amount of property sales and refinancings
  before payments to general partner and
  affiliates (G):
    Cash ..............................................     $ 15,529
    Equity in notes and undistributed sales
      proceeds ........................................        5,960

Dollar amounts paid or payable to general partner
  or affiliates from sales and refinancings (H):
    Sales commissions .................................     $    267
    Property upgrade ..................................            8
    Mortgage brokerage fee ............................            0
    Participation in cash distributions ...............            0






                                      A-4






                             TABLE II--(Continued)

                     COMPENSATION TO IREIC AND AFFILIATES
                                (000's omitted)

                               NOTES TO TABLE II

  (A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1997 and the figures relating to cash available from operations are for the three years ending December 31, 1997. The dollar amount raised represents the cash proceeds collected by the partnerships. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

  (B) The total amount of selling commissions paid to an affiliate of the general partner include $2,711,791, which was in turn paid to third party soliciting dealers.

  (C) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

  (D) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.


                                                      Public
                                                     Programs
                                                    ----------
                                                    6 Programs
                                                    ----------

         Acquisition fees.......................   $     9,975
         Reimbursement (at cost) for upgrades
           and acquisition due diligence........           113
         Partnership down payments..............        38,745
         Inland down payments...................       (38,745)

         Acquisition cost and expense...........   $    10,088
                                                   ===========

  (E) See Note (F) to Table III.





                                      A-5






                             TABLE II--(Continued)

                     COMPENSATION TO IREIC AND AFFILIATES
                                (000's omitted)

                               NOTES TO TABLE II

  (F) An Affiliate of the Advisor provides property management services for all properties acquired by the partnerships. Management fees have not exceeded 6% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the partnership of undeveloped land, limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.

  (G) See Table V and Notes thereto regarding sales and disposals of properties.

  (H) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment.
      See Table V and Notes thereto.





                                       A-6






                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III presents operating results for limited partnership the offerings of which closed during each of the five years ended prior to December 31, 1997. The operating results consist of:

      --The components of taxable income (loss);
      --Taxable income or loss from operations and property sales;
      --Cash available and source, before and after cash distributions to investors; and
      --Tax and distribution data per $1,000 invested.




                                       A-7






                            TABLE III--(Continued)

                      OPERATING RESULTS OF PRIOR PROGRAMS
      (000's omitted, except for amounts presented per $1,000 invested)

                                                                               Inland Capital
                                                                                 Fund, L.P.
                                              -------------------------------------------------------------------------------------
                                                1997         1996        1995       1994        1993         1992         1991
                                              -------      -------     -------    --------    --------     -------      -----------
Gross revenues ..........................     $   388          411         457         744         564         104            0
Profit on sale of properties.. ..........       1,003            0         229           0           0           0            0

Less:
  Operating expenses ....................         150          145         146          64           4           1            0
  Interest expense ......................           0            0           0           0           0           0            0
  Partnership expenses ..................         174          170         167         175          86           1            0
  Depreciation & amortization ...........           0            2           5           4           3           3            1

Net income (loss)-GAAP basis.............     $ 1,067           94         368         501         471          99           (1)
                                              =======      =======     =======     =======     =======     =======      =======

Taxable income (loss) (A):
  Allocated to investors from
    operations ..........................          62           93         137         495         466         100           (1)
  Allocated to general partner
    from operations .....................           1            1           1           5           5           1            0

Total from operations ...................          63           94         138         500         471         101           (1)

From gain on sale:
  Capital(alloc. to investors) ..........       1,004            0         231           0           0           0            0
  Capital (alloc. to general
    partner) ............................           0            0           0           0           0           0            0
  Ordinary (recapture) ..................           0            0           0           0           0           0            0
                                              -------      -------     -------     -------     -------     -------      -------

                                              $ 1,067           94         369         500         471         101           (1)
                                              =======      =======     =======     =======     =======     =======      =======

Cash available (deficiency)
  from operations (B) ...................        (408)         130         172         633         397          94            0
Cash available from sales (C)............       1,328            0         646           0           0           0            0
Cash (deficiency) from
  refinancings ..........................           0            0           0           0           0           0            0
Total cash available before
  distributions and special
  items .................................         920          130         818         633         397          94            0



                                      A-8






                            TABLE III--(Continued)

                      OPERATING RESULTS OF PRIOR PROGRAMS
      (000's omitted, except for amounts presented per $1,000 invested)


                                                                               Inland Capital
                                                                                 Fund, L.P.
                                              -------------------------------------------------------------------------------------
                                                1997         1996        1995       1994        1993         1992         1991
                                              -------      -------     -------    --------    --------     -------      -----------
Less distributions to investors:
  From operations ....................           0            0            0           0            0           0            0
  From sales and refinancings ........       1,000            0          646           0            0           0            0
  From return of capital .............           0            0            0           0            0           0            0
  From supplemental capital
  contribution (return on
  capital) ...........................           0            0            0           0            0           0            0

Less distributions to general partner:
  From operations ....................           0            0            0           0            0           0            0
  From sales and refinancings ........           0            0            0           0            0           0            0
Cash available after
  distributions before
  special items ......................         (80)         130          172         633          397          94            0
                                           -------      -------      -------     -------      -------     -------      -------

Special items:
  Fixed asset additions (D) ..........           0            0            0           0            0           0            0
  Advances (repayments) from
    (to) general partner or
    affiliates .......................           4          (20)          23           2            1         (85)          85
  Repurchase of units (E) ............         (24)         (20)           0          (2)           0           0            0
  Use of partnership reserves ........           0            0            0           2            0           0            0
  Use of cash available for
    offering purposes ................           0            0            0           0            0           0            0
                                           -------      -------      -------     -------      -------     -------      -------
Cash available after
  distributions and special
  items ..............................     $  (100)          90          195         635          398           9           85
                                           =======      =======      =======     =======      =======     =======      =======

Tax and distribution data per
  $1,000 invested (F):
  Federal income tax results:
  Ordinary income (loss):
    From operations ..................           2            0            4          15           14           3            0
    From recapture ...................           0            0            0           0            0           0            0
    Capital gain .....................          31            0            7           0            0           0            0





                                      A-9






                             TABLE III--(Continued)

           OPERATING RESULTS OF PRIOR PROGRAMS (000's omitted, except for amounts presented per $1,000 invested)


                                                    Inland Capital
                                                      Fund, L.P.
                                   -----------------------------------------------
                                    1997   1996   1995   1994   1993   1992   1991
                                   ------ -----  ------ ------ ------ ------ -----
Cash distributions to investors:
  Source (on GAAP basis):
    Investment income ...........    0      0      0      0      0      0      0
    Return of capital ...........   31      0     20      0      0      0      0
    Supplemental capital
     contributions (return on
     capital) ...................    0      0      0      0      0      0      0
  Source (on cash basis):
    Sales .......................   31      0     20      0      0      0      0
    Refinancings ................    0      0      0      0      0      0      0
    Operations ..................    0      0      0      0      0      0      0
    Return of capital ...........    0      0      0      0      0      0      0
    Supplemental capital
     contributions (return on
     capital) ...................    0      0      0      0      0      0      0

Percent of properties remaining
  unsold (G).....................   97.81%
                                    ======




                                     A-10



                            TABLE III--(Continued)

                      OPERATING RESULTS OF PRIOR PROGRAMS
                               (000's included)

                              NOTES TO TABLE III

  (A) "Taxable income (loss)" represents the aggregate amounts shown on the partnership's tax returns for such years. One of the principal differences between the tax basis of reporting and generally accepted accounting principles (GAAP) is that depreciation is based upon the rates established by the Accelerated Cost Recovery System (ACRS) for property placed in service after January 1, 1981. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate was based upon the economic useful life as required by GAAP. Further under GAAP, to the extent that interest rates on notes received in connection with the sale of a property are deemed to be below market interest rates at the date of sale, such notes would be required to be discounted based upon market interest rates.

  (B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the partnerships from offering proceeds nor do they include proceeds from sales or refinancings These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                                                Inland Capital Fund, L.P.
                                          -----------------------------------------------------------------------
                                           1997        1996      1995      1994       1993       1992       1991
                                          -------     ------    ------    ------     ------     ------     ------
Net cash provided by operating
  activities per the Form 10-K
  annual report or 10-Q
  quarterly report ..................      $404)       110        195       635        398          9         85
Payments to (from) general
  partner and affiliates ............        (4)        20       (23)        (2)        (1)        85        (85)
Principal payments on
  long-term debt ....................         0          0         0          0          0          0         0
Payments for deferred loan
  fees ..............................         0          0         0          0          0          0         0
                                          -----      -----     -----      -----      -----      -----     -----
                                          $(408)       130       172        633        397         94         0
                                          =====      =====     =====      =====      =====      =====     =====


  (C) See Table V and Notes thereto regarding sales and disposals of properties.

  (D) Fixed asset additions represent betterments and improvements to properties which have been paid for from the operations of the respective properties.




                                     A-11






                            TABLE III--(Continued)

                      OPERATING RESULTS OF PRIOR PROGRAMS
                               (000's included)

                              NOTES TO TABLE III


  (E) Each entity established a unit repurchase program which provides limited liquidity to eligible investors who have suffered severe adverse financial conditions or who have died or become legally incapacitated. These funds were utilized by the partnerships to repurchase units, on a limited basis, for pre-determined amounts pursuant to the terms of the prospectus.

  (F) Tax data per $1,000 is based on the income (loss) allocated to investors for federal income tax purposes. Tax and distribution data per $1,000 invested is based on total capital raised.

  (G) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).






                                      A-12






                                   TABLE IV

                         RESULTS OF COMPLETED PROGRAMS


    Table IV is a summary of operating and disposition results of prior public partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1997 have sold their properties and either hold notes with respect to such sales or have liquidated. No public partnership has disposed of all its properties during the five years ended prior to December 31, 1997.




                                     A-13






                                    TABLE V

                       SALES OR DISPOSALS OF PROPERTIES


    Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended prior to December 31, 1997. Since 1995, partnerships sponsored by Affiliates of the Advisor have sold 16 properties in whole or in part. The table provides certain information to evaluate property performance over the holding period such as:

      --Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

      --Cash invested in properties;

      --Cash flow (deficiency) generated by the property;

      --Taxable gain (ordinary and total); and

      --Terms of notes received at sale.



                                     A-14






                               TABLE V (Continued)

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000's omitted)


                                                              Selling Price, net of closing costs
                                                              -----------------------------------
                                                                 Cash        Selling
                                                              Received,    Commissions             Secured
                                                               net of        paid or    Mortgage    Notes       Net
                                           Date     Date of    Closing     payable to   at Time   Received    Selling
                                         Acquired    Sale      Costs(B)      Inland     of Sale   at Sale(C)   Price
                                         --------   -------    --------    ----------   -------   ----------  -------
Land I 3.44 Acres of Parcel #23........  05/08/90    Var 95        139            0           0         0         139
Monthly Income Fund I-
  Schaumburg Terrace, 16 Buildings.....  06/24/88    Var 95        409            0           0     3,790(F)    4,199
Land II 60 Acres of Parcel #23.........  10/30/92    Var 95      4,196            0           0         0       4,196
Land II Parcel #25.....................  01/28/93   10/31/95     3,292            0           0         0       3,292
Capital Fund 7.039 Ac. of Parcel #10...  09/16/94   04/21/95       286            0           0         0         286
Capital Fund 17.742 Ac. of Parcel #2...  11/09/93   08/02/95       361            0           0         0         361
Land I 27.575 Acres of Parcel #4.......  04/18/89   08/25/95       542            0           9         0         542
Land II 5.538 Acres of Parcel #22......  10/30/92   01/05/96       154            0           0         0         154
Land I 4.629 Acres of Parcel #24.......  05/23/90   04/01/96        53            0           0         0          53
Land II .87 Acres of Parcel #8.........  06/14/91   04/03/96        10            0           0         0          10
Land I 3.52 Acres of Parcel #1.........  01/19/89   12/24/96       501            0           0         0         501
Land I 10.53 Acres of Parcel #15.......  01/03/90    Var 96        533            0           0         0         533
Land II 8.25 Acres of Parcel #23.......  10/30/92    Var 96      1,527            0           0         0       1,527
Monthly Income Fund I-
  Yorkville Living Center, Lot #11.....  01/29/88   09/12/97        40            0           0         0          40
Land I 2.081 Acres of Parcel #13.......  11/07/89   09/18/97        26            0           0         0          26
Land I 81.216 Acres of Parcel #1.......  01/19/89    Var 97         31            0      (3,580)(H) 2,170(G)    5,781
Land I 5.468 Acres of Parcel #15.......  01/03/90    Var 97        491            0           0         0         491
Land II 12.6506 Acres of Parcel #7.....  04/22/91    Var 97      1,133            0           0         0       1,027
Land II 2.61 Acres of Parcel #23.......  10/30/92    Var 97        477            0           0         0         477
Capital Fund 8.6806 Ac. of Parcel #2...  11/09/93    Var 97        686            0           0         0         686
Capital Fund 2.305 Ac. of Parcel #4....  03/30/94    Var 97        642            0           0         0         642


                                           Cost of Properties including closing
                                             costs and other cash expenditures
                                           ------------------------------------
                                            Original     Partnership
                                            Mortgage       Capital
                                           Financing     Invested(D)     Total
                                           ---------     -----------  ----------
Land I 3.44 Acres of Parcel #23.........      0               98          98
Monthly Income Fund I-
  Schaumburg Terrace, 16 Buildings......      0            3,683       3,683
Land II 60 Acres of Parcel #23..........      0            2,900       2,900
Land II Parcel #25......................      0            1,730       1,730
Capital Fund 7.039 Ac. of Parcel #10....      0              221         221
Capital Fund 17.742 Ac. of Parcel #2....      0              196         196
Land I 27.575 Acres of Parcel #4........      0              231         231
Land II 5.538 Acres of Parcel #22.......      0               60          60
Land I 4.629 Acres of Parcel #24........      0               23          23
Land II .87 Acres of Parcel #8..........      0               10          10
Land I 3.52 Acres of Parcel #1..........      0              281         281
Land I 10.53 Acres of Parcel #15........      0              265         265
Land II 8.25 Acres of Parcel #23........      0            1,104       1,104
Monthly Income Fund I-
  Yorkville Living Center, Lot #11......      0               25          25
Land I 2.081 Acres of Parcel #13........      0                6           6
Land I 81.216 Acres of Parcel #1........      0            5,668       5,668
Land I 5.468 Acres of Parcel #15........      0              173         173
Land II 12.6506 Acres of Parcel #7......      0              746         746
Land II 2.61 Acres of Parcel #23........      0              352         352
Capital Fund 8.6806 Ac. of Parcel #2....      0              255         255
Capital Fund 2.305 Ac. of Parcel #4.....      0               70          70







                              A-15






                               TABLE V (Continued)

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                 (000's omitted)

                                             Excess
                                           (deficiency)
                                            of property
                                             operating           Amount of
                                               cash              subsidies        Total
                                             receipts           included in      Taxable       Ordinary
                                            over cash            operating        Gain          Income        Capital
                                           expenditures(E)      cash receipts   from Sale      from Sale       Gain
                                           ---------------      -------------   ---------      ---------      -------
Land I 3.44 Acres of Parcel #23..........          0                  0             33             33            0
Monthly Income Fund I-
  Schaumburg Terrace, 16 Buildings.......      1,152                  0          1,398              0        1,398
Land II 60 Acres of Parcel #23...........        (80)                 0          1,100          1,100            0
Land II Parcel #25.......................         60                  0          1,562              0        1,562
Capital Fund 7.039 Ac. of Parcel #10 ....         (9)                 0             67             67            0
Capital Fund 17.742 Ac. of Parcel #2 ....          1                  0            164              0          164
Land I 27.575 Acres of Parcel #4.........         14                  0            311              0          311
Land II 5.538 Acres of Parcel #22........          0                  0             94              0           94
Land I 4.629 Acres of Parcel #24.........          0                  0             30              0           30
Land II .87 Acres of Parcel #8...........          0                  0              0              0            0
Land I 3.52 Acres of Parcel #1...........          0                  0            220              0          220
Land I 10.53 Acres of Parcel #15.........          0                  0            268              0          268
Land II 8.25 Acres of Parcel #23.........          0                  0            423              0          423
Monthly Income Fund I-
  Yorkville Living Center, Lot #11.......        (23)                 0             15              0           15
Land I 2.081 Acres of Parcel #13.........          0                  0             20              0           20
Land I 81.216 Acres of Parcel #1.........          0                  0           (193)             0         (193)
Land I 5.468 Acres of Parcel #15.........          0                  0            309              0          309
Land II 12.6506 Acres of Parcel #7.......          0                  0            387              0          387
Land II 2.61 Acres of Parcel #23.........          0                  0            125              0          125
Capital Fund 8.6806 Ac. of Parcel #2.....          0                  0            431              0          431
Capital Fund 2.305 Ac. of Parcel #4......          0                  0            572              0          572






                                     A-16






                             TABLE V - (Continued)

                       SALES OR DISPOSALS OF PROPERTIES
                                (000's omitted)

                               NOTES TO TABLE V


  (A) The table includes all sales of properties by the partnerships during the three years ended December 31, 1997. All sales have been made to parties unaffiliated with the partnership.

  (B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

  (C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

  (D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

  (E) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

  (F) As of December 31, 1995, the Partnership has sold the remaining sixteen six-unit condominium buildings comprising the Schaumburg Terrace condominium complex to unaffiliated third parties. The principal balances of these loans range from approximately $211,000 to $256,000. These loans require monthly principal and interest payments totaling $67,763 with an interest rate of 8.625% per annum for ten years (based on a thirty year amortization) and payment of all remaining principal at the end of that period.

  (G) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the Partnership received mortgage loans receivable totaling $2,170,089, $575,000 accrues interest at 9% per annum and has a maturity date of July 1, 1998. The remaining $1,595,089 accrues interest at 9% per annum and has a maturity date of December 30, 2000.

  (H) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the buyer assumed the current mortgage note held by the Partnership which had a balance of $3,325,515 at that time.






                                     A-17

                         INLAND REAL ESTATE CORPORATION
                       DISTRIBUTION REINVESTMENT PROGRAM

         Inland Real Estate Corporation, a Maryland corporation (the "Company"), pursuant to its Second Articles of Amendment and Restatement, as amended (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

         i. As agent for the Stockholders who purchased Shares pursuant to the Company's prior public Offerings, the first of which commenced October 14, 1994 and was completed on July 22, 1996 and the second of which commenced on July 24, 1996 and the third of which commenced on July 14, 1997 and was completed on March 31, 1998 (the "Prior Offerings") and the current offering of Shares by the Company pursuant to the prospectus dated April 7, 1998 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer-Manager or Participating Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

         ii. Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Company's Prior Offerings or this Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer-Manager or Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $10.45 per Share until the termination of the Offering. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will


                                     B-1

                 not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

         It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $10.45 per Share price which will be paid under the DRP.

         The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

         If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The reservation of any Shares from this Offering remaining for issuance under the DRP will be canceled. The Shares will continue to have the status of authorized but unissued Shares. These Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

         It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

         iv. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

         v. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

         vi. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such

                                     B-2

                 account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

         vii. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

         viii. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability:
                 (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities act of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

         ix. Governing Law. This DRP shall be governed by the laws of the State of Maryland.


                                     B-3


                                   EXHIBIT I

                         INLAND REAL ESTATE CORPORATION

                             SUBSCRIPTION AGREEMENT

[INLAND LOGO]

                         INLAND REAL ESTATE CORPORATION
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE
    Please read this Subscription Agreement/Signature Page and the Terms and
                           Conditions before signing.
              Subscriber must read the Subscription Instructions.
-------------------------------------------------------------------------------
MAKE CHECK PAYABLE TO LNB ESCROW AGREEMENT FOR IREC

     (1) Investment
         This subscription is in the amount of $__________ for the purchase of Shares of Inland Real Estate Corporation at $11 per
A        Share. Minimum initial investment 300 Shares (100 Shares for IRA, Keogh and qualified plan accounts-Iowa requires 300
         Shares for IRA accounts.  Minnesota requires 200 Shares for IRA and qualified plan accounts).
         This is an: [ ] INITIAL INVESTMENT   [ ] ADDITIONAL INVESTMENT
====================================================================================================================================
    (2)  Distribution Reinvestment program: [ ] YES Subscriber elects to participate in the Distribution Reinvestment Program
B        described in the Prospectus Distributions will be made by check unless box is marked
====================================================================================================================================
    (3)  REGISTERED OWNER                                                                            -          -
                                 ---------------------------------------------               ---------------------------------------
        [ ] Mr  [ ] Mrs [ ] Ms                                                                       (AREA CODE) HOME TELEPHONE
                                 ---------------------------------------------
         CO-OWNER
                                 ---------------------------------------------
        [ ] Mr  [ ] Mrs [ ] Ms
                                 ---------------------------------------------
    (4)  MAILING ADDRESS                                                                              -           -
                                 ---------------------------------------------                -------------------------------------
         CITY, STATE & ZIP CODE                                                                      (AREA CODE) BUSINESS TELEPHONE
                                 ---------------------------------------------
         STATE OF RESIDENCE
                                 ------
     (5) BIRTH DATE
                                 --------------------        -----------------
C                                MONTH    DAY    YEAR        MONTH  DAY   YEAR

     (6) PLEASE INDICATE
         CITIZENSHIP STATUS

         [ ] U.S. CITIZEN
         [ ] RESIDENT ALIEN
         [ ] NON-RESIDENT ALIEN

     (7) [ ] EMPLOYEE OR AFFILIATE

     (8) SOCIAL SECURITY #                                         CORPORATE OR CUSTODIAL
                                 -------------------------------   TAX IDENTIFICATION NUMBER
         CO-OWNER
         SOCIAL SECURITY #       -------------------------------    -------------------------
====================================================================================================================================
    (9)          RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR INVESTOR OR QUALIFIED PLAN
D
      ---------------------------------------------------------------------------------------------
       STREET                              CITY                        STATE            ZIP CODE
====================================================================================================================================
    (10) Check one --IMPORTANT--Refer to Registration Requirements on Back
    A [ ] Individual Ownership          H [ ] IRA                                       L [ ] Pension or Profit Sharing Plan
    B [ ] Joint Tenants with Right                                                      M [ ] Trust/Date Trust Established _______
          of Survivorship               I [ ] QUALIFIED PLAN (KEOGH)                          Name of Trustee or other Administrator
E   C [ ] Community Property            J [ ] Simplified Employee Pension/Trust (S.E.P)       ______________________________________
    D [ ] Tenants in Common             K [ ] Uniform Gifts to Minors Act                     [ ] Taxable    [ ] Grantor A or B
    E [ ] Tenants by the Entirety             State of ________________ a Custodian     N [ ] Estate
    F [ ] Corporate Ownership                 for _________________________________     O [ ] Other (Specify) ______________________
    G [ ] Partnership Ownership                                                               [ ] Taxable    [ ] Non-Taxable
====================================================================================================================================
    (11) The undersigned certifies, under penalties of perjury (1) that the taxpayer identification number shown on the Subscription
Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the
Internal Revenue Service has notified him that he is no longer subject to backup withholding.
The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following:

     (a) acknowledges receipt of the Prospectus of the Company relating to the Shares wherein the terms and conditions of the offering of the Shares are described.
     (b) represents that I (we) either; (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least
$45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on page E-2 herein; In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.
     (c) represents that the investors purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the
Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
     (d) acknowledges that the Shares are not liquid, (not required for Minnesota residents)
     (e) if an Affiliate of the Company represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.

Agreement Dated                    19                                 X
----------------------------------------------------------------      --------------------------------------------------------------
                                                                      Signature -- Registered Owner

(Print Name of Custodian of Trustee)                                  X
                                                                      -------------------------------------------------------------
                                                                      Signature -- Co-Owner

----------------------------------------------------------------      A sale of the Shares may not be completed by the Soliciting
Authorized Signature (Custodian or Trustee)                           Dealers until at least five business days after receipt
                                                                      of the Prospectus.
------------------------------------------------------------------------------------------------------------------------------------

     (12) (Optional) Directly Deposit Cash Distributions to:          --------------------------------------------------------------
                                                                                           Account Number -- MUST BE FILLED IN

     Name of Bank,                                                    X
     Brokerage Firm                                                   --------------------------------------------------------------
     or Individual         -------------------------------------      Signature -- Registered Owner
G--
     Mailing Address       -------------------------------------
--
     City, State &                                                    X
     Zip Code              -------------------------------------      --------------------------------------------------------------
                                                                      Signature -- Co-Owner

     (13) Broker/Dealer data -- completed by selling Registered Representative (Please use Rep's address -- not home office)

     Name of                                                                    -               -
     Salesperson                                                        -------------------------------------------
     []Mr. []Mrs. []Ms.    -------------------------------------                Salesperson's Telephone
--
     Mailing
     Address                                                                    Have you changed Broker/Dealers?
--                                                                                  [] Yes    [] No
     City, State &
     Zip Code              -------------------------------------
--
     Broker/Dealer
     Name                  -------------------------------------      X
--                                                                    --------------------------------------------------------------
     Home Office                                                      Signature -- Registered Representative
     Mailing Address       -------------------------------------
--
     City, State &
     Zip Code              -------------------------------------

-------------------------------------------------------------------------------
                        [INLAND REAL ESTATE CORPORATION]

[INLAND LOGO]

PLEASE MAIL THE YELLOW COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IREC" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. Please use ball point pen or type the information.
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           Inland Real Estate Corporation, Instructions to Purchasers
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INSTRUCTIONS

Any Person desiring to subscribe for Shares should carefully read and review the Prospectus and, if he/she desires to subscribe for Shares, complete the Subscription Agreement/Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.
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INVESTMENT

    A

Item 1 - Enter the number of Shares to be purchased and the dollars and cents amount of the purchase. Minimum purchase 300 Shares ($3,300). Qualified Plans 100 Shares ($1,100). (Iowa requires 300 Shares ($3,300) for IRA accounts; Minnesota requires 200 Shares ($2,200) for IRA and qualified accounts).
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    B

Item 2 - Check if you desire to participate in Distribution Reinvestment
Program.
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REGISTRATION INFORMATION
    C

Item 3 - Enter the exact name in which the Shares are to be held. For co-owners enter the names of all owners. For investments by qualified plans, include the exact name of the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO the name of the investor on the second line. If this is an additional purchase by a qualified plan, please use the same exact plan name as previously used.

Item 4 - Enter mailing address, state of residence and telephone number of owner. For qualified investments please enter mailing address of custodian or trustee.

Item 5 - Enter birth (date(s) or date of incorporation.

Item 6 - Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.

Item 7 - Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

Item 8 - Enter the Social Security number or Taxpayer I.D. number. The owner is certifying that this number is correct. For qualified investments please enter both the investor's social security number (for identification purposes) and the custodian or trustee's Taxpayer I.D. number (for tax purposes).
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    D

Item 9 - The residence address if different. For qualified investments, please enter the residence address of the investor.
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    E

Item 10 - Check the appropriate box to indicate the type of entity which is subscribing, if additional purchase, this should be exactly the same as previous investment.
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SIGNATURE
    F

Item 11 - The Subscription Agreement/Signature Page must be executed by the owner(s), and if applicable, the trustee or custodian.
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ALTERNATE ADDRESS FOR DISTRIBUTIONS (Optional)
    G

Item 12 - If owners desire direct deposit of his/her/their cash distributions to an account or address other than as set forth in the subscription Agreement/Signature page, please complete. Please make sure account has been opened and account number is provided, as well as informing recipient that distribution will be forthcoming and is an asset transfer.
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BROKER DEALER REGISTERED REPRESENTATIVE
     H

ITEM 13 - Enter the name of the Broker/Dealer and the name of the Registered Representative, along with the street address, city, state, zip code and telephone number of the Registered Representative. By executing the
Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign and date.
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SUBMISSION OF SUBSCRIPTION

The properly completed and executed Yellow and White copies of the Subscription Agreement/Signature Page together with a CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IREC" should be returned to the owner's Registered Representative or the offices of Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523.


NOTE: If a Person other than the Person in whose name the Shares will be held is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS

All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.




                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

     Certain states have imposed special financial suitability standards for investors who purchase Shares.

     If the investor is a resident of Maine, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $200,000; or
(ii) a minimum annual gross income of $50,000 and a net worth (exclusive of home, home furnishings and automobiles) of $50,000.

     If the investor is a resident of Massachusetts, the investor must have either: (i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.

     The Company intends to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. The Company shall have the right to accept or reject this Subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one Person. As used in this Agreement, "Inland" refers to the Inland Companies and its Affiliates. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

     If the investor is a resident of California, the investor must have either
(i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.

     If the investor is a resident of Tennessee, the investor must have either:
(i) a net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of $60,000.









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OFFICE USE ONLY  Investor Check Date _________  Owner Account Number __________
                 Investor Check # ____________  Co-Owner Account Number _______
                 Check Amount   $ ____________

Broker/Dealer Number __________________________

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No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus and supplemental literature authorized by the Company and referred to in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the date hereof. However, if any material change in the affairs of the Company shall occur during the time when a copy of this Prospectus is required to be delivered, the Company will amend or supplement this Prospectus to reflect such change.



                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ORGANIZATIONAL CHART  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
ESTIMATED USE OF PROCEEDS OF OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
WHO MAY INVEST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
COMPENSATION TABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
FIDUCIARY RESPONSIBILITY OF DIRECTORS AND THE ADVISOR; INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . .  49
PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
INVESTMENT OBJECTIVES AND POLICIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
REAL PROPERTY INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
PRINCIPAL STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
MANAGEMENT'S DISCUSSION AND ANALYSIS
    OF THE FINANCIAL CONDITION AND RESULTS OF
    OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 150
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 151
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 155
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 165
HOW TO SUBSCRIBE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 170
SALES LITERATURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 171
DISTRIBUTION REINVESTMENT AND SHARE
    REPURCHASE PROGRAMS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 172
REPORTS TO STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 174
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 176
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 176
ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 176
GLOSSARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 177
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-i
PRIOR PERFORMANCE TABLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
DISTRIBUTION REINVESTMENT PROGRAM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
SUBSCRIPTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1


Until April 6, 2000 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver prospectuses when acting as Soliciting Dealers with respect to their unsold allotments or subscriptions.
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                                     INLAND
                                  REAL ESTATE
                                  CORPORATION




                               28,058,370 Shares




                               -----------------

                                   PROSPECTUS
                                 April  7, 1998

                               -----------------





                               Inland Securities
                                  Corporation





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                                        PART II

                         INFORMATION NOT REQUIRED IN PROSPECTUS


Item 30.  Quantitative and Qualitative Disclosures About Market Risks.

The Company does not engage in hedging or like activities and therefore does not have any material exposure to risk due to financial instruments, derivative financial instruments or derivative commodity instruments.

Item 31.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee .........       $92,166.00
NASD Filing Fee .............................................        30,500.00
Printing and Mailing Expenses ...............................       650,000.00 *
Blue Sky Fees and Expenses ..................................        78,669.52
Legal Fees and Expenses .....................................       250,000.00 *
Accounting Fees and Expenses ................................        50,000.00 *
Advertising and Sales Literature ............................       700,000.00 *
Due Diligence ...............................................       425,000.00 *
Miscellaneous ...............................................       770,000.00 *

Total .......................................................    $3,046,335.52
*estimated

Item 32.  Sales to Special Parties.

Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions.

Item 33.  Recent Sales of Unregistered Securities.

Options to purchase up to 13,500 Shares have been granted as of the date of this Prospectus to the Independent Directors pursuant to the Independent Director Stock Option Plan. On October 24, 1996, 1,000 shares of common stock were sold to Roland Burris, a Director of the Company, for an aggregate of $9,050, pursuant to the exercise of options by Mr. Burris. Since the transaction did not involve any public offering or general solicitation and Mr. Burris had access to the Company's registration statement and the requisite knowledge and experience in financial and business matters to evaluate the transaction, the Company relied on the exemption from registration provided in Section 4(2) of the Securities Act in order to issue the shares to Mr. Burris.





Item 34.  Indemnification of Directors and Officers.

The Company's Second Articles of Amendment and Restatement and Bylaws, as amended, authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, to indemnify and pay or reimburse reasonable expenses to: any Director, officer, employee, or agent of the Company or the Advisor and its Affiliate (each an "Indemnified Party"), provided, that: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company;
(iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders. The Company shall not indemnify an Indemnified Party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

The Company may advance amounts to the Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Company shall have the power to purchase and maintain insurance on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles.


                                      II-ii


Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Item 35.  Treatment of Proceeds from Stock Being Registered.

Inapplicable.

Item 36.  Financial Statements and Exhibits.

     (a)(1) Financial Statements included in the Prospectus

     Balance Sheets at December 31, 1997 and 1996

     Statements of Operations for the years ended December 31, 1997, 1996, and 1995

     Statements of Stockholders' Equity for the years ended December 31,1997, 1996, and 1995

                                      II-iii


     Statements of Cash Flows for the years ended December 31, 1997, 1996 and
     1995

     Notes to Financial Statements for the years ended December 31, 1997, 1996, and 1995

     Pro Forma Balance Sheet for the year ended December 31, 1997 (unaudited)

     Notes to Pro Forma Balance Sheet for the year ended December 31, 1997 (unaudited)

     Pro Forma Statement of Operations for the year ended December 31, 1997 (unaudited)

     Notes to Pro Forma Statement of Operations for the year ended December 31, 1997 (unaudited)

     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Woodfield Plaza

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Woodfield Plaza

     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of the Shops at Coopers Grove

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of the Shops at Coopers Grove

     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Maple Plaza

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Maple Plaza

     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Lake Park Plaza


                                      II-iv


     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Lake Park Plaza

     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of St. James Crossing Shopping Center

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of St. James Crossing Shopping Center

     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Chestnut Court Shopping Center

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Chestnut Court Shopping Center

     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Bergen Plaza

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Bergen Plaza

     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Berwyn Plaza

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Berwyn Plaza


                                      II-v


     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Wauconda Shopping Center

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Wauconda Shopping Center

     Independent Auditors' Report

     Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Mill Creek

     Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of Mill Creek

     (a)(2) Financial Statements included in this Supplement No. 8

     (See "Index to Financial Statements" to Supplement No. 8)


     (b)    Exhibits

          (i)  The following documents are filed as part of this Registration
               Statement:

          Exhibit
            No.     Description

          23.3      Consent of KPMG Peat Marwick LLP dated July 7, 1998.

          27        Financial Data Schedule.

          (ii) The following exhibits are incorporated herein by reference:


          1.1 Form of Dealer Manager Agreement by and between Inland Real Estate Corporation and Inland Securities Corporation.5

          1.2 Form of Soliciting Dealers Agreement between Inland Securities Corporation and Soliciting Dealers.5

          1.3       Form of Warrant Purchase Agreement.5

          3.1 Inland Monthly Income Fund III, Inc. Second Articles of Amendment and Restatement.1

          3.2       Amended and Restated Bylaws of Inland Real Estate
                    Corporation.2

          3.3       Inland Monthly Income Fund III, Inc. Articles of Amendment.2

                                      II-vi


          3.4 Inland Real Estate Corporation Articles of Amendment of Second Articles of Amendment and Restatement.4

          3.5 Inland Real Estate Corporation Articles of Amendment of Second Articles of Amendment and Restatement.5

          3.6 Amendment to the Amended and Restated Bylaws of Inland Real Estate Corporation.5

          4         Specimen Stock Certificate.4

          5 Opinion of Shapiro and Olander dated January 29, 1998 as to the legality of the securities being registered.4

          8 Opinion of Shefsky & Froelich Ltd. as to tax matters dated April 2, 1998.5

          10.1 Escrow Agreement between Inland Real Estate Corporation and LaSalle National Bank, N.A.4

          10.2 Advisory Agreement between Inland Real Estate Corporation and Inland Real Estate Advisory Services dated
                    October 14, 1994.1

          10.2(a) Amendment No. 1 to the Advisory Agreement dated October 13, 1995.3

          10.2(b) Amendment No. 2 to the Advisory Agreement dated October 13, 1996.3


          10.2(c) Amendment No. 3 to the Advisory Agreement effective as of October 13, 1997.4

          10.2(d)   Amendment No. 4 to the Advisory Agreement dated
                    March 27, 1998.5

          10.2(e)   Amendment No. 5 to the Advisory Agreement dated
                    March 31, 1998.5

          10.3 Form of Management Agreement Between Inland Real Estate Corporation and Inland Commercial Property Management, Inc.2

          10.4      Amended and Restated Independent Director Stock Option
                    Plan.1

                                      II-vii


          23.1      Consent of KPMG Peat Marwick LLP dated April 3, 1998.5

          23.2      Consent of Shefsky & Froelich Ltd. dated January 29, 1998.4

          24        Power of Attorney (included on signature page).4
_____________
1. Included in the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by Registrant on June 20, 1996.
2. Included in Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on July 18, 1996.
3. Included in Post Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (file number 333-6459) as filed by the Registrant on November 1, 1996.
4. Included in the Registrant's Registration Statement of Form S-11 (file number 333-45233) as filed by the Registrant on January 29, 1998.
5. Included in Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form S-11 (file 333-45233) as filed by the Registrant on April 6, 1998.


Item 37.  Undertakings.

     A.     The Registrant undertakes:

            (a) to file any prospectuses required by Section 10(a)(3) of the Act as post- effective amendments to this Registration Statement;

            (b) that for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post- effective amendments are filed; and

            (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (a) include any prospectus required by Section 10(a)(3) of the Act; (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


                                      II-viii


and (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     C. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     D. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

     E. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

     F. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.


     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3.14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 % or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

     G. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate


                                      II-ix


jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.












                                      II-x





                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 7th day of July, 1998.


                             Inland Real Estate Corporation


                             By:       /s/    Robert D. Parks
                             Title:    President, Chief Executive Officer, Chief
                                       Operating Officer and Chairman of the
                                       Board of Directors


                                  POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



 /s/          *             President, Chief Executive Officer,     July 7, 1998
Robert D. Parks             Chief Operating Officer and Chairman
                            of the Board of Directors

 /s/          *             Director                                July 7, 1998
G. Joseph Cosenza

 /s/          *             Secretary, Treasurer and                July 7, 1998
Kelly Tucek                 Chief Financial Officer
                            (Principal Accounting Officer)

 /s/          *             Director                                July 7, 1998
Joel G. Herter

 /s/          *             Director                                July 7, 1998
Heidi N. Lawton

 /s/          *             Director                                July 7, 1998
Roland W. Burris

Robert D. Parks, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post Effective Amendment No. 1 to the Registration Statement on behalf of the above-indicated Officers and Directors of Inland Real Estate Corporation (constituting all the Directors) pursuant to powers of attorney executed by such persons and heretofore filed with the Securities and Exchange Commission.


*By: /s/ Robert D. Parks
         Robert D. Parks
         As attorney-in-fact

350690-3














                                      EXHIBIT 23.3

                            Consent of KPMG Peat Marwick LLP








The Board of Directors
Inland Real Estate Corporation:

We consent to the use of our reports relating to the historical summary of gross income and direct operating expenses of High Point Centre for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Woodland Heights Shopping Center for the year ended December 31, 1997, the historical summary of gross income and direct operating expenses of Eastgate Shopping Center for the year ended December 31, 1997, and the historical summary of gross income and direct operating expenses of Winnetka Commons for the year ended December 31, 1997 included herein and to the reference to our firm under the heading "Experts" in this Registration Statement (No. 333-45233) on Form S-11.


                                                       /s/KPMG Peat Marwick LLP


Chicago, Illinois
July 7, 1998